EXHIBIT 13

LEGION M TESTING THE WATERS COMMUNICATIONS

TABLE OF CONTENTS

1.	Legion M List of Articles and Links from 8-14-16 to 12-1-16

2.	Legion M News Articles from 12-1-16 to 12-14-16

3.	Video Transcripts for:
a.	Word Balloon Podcast (representative of every podcast we’ve done)
b.	Legion M Toast
c.	Business Update - Fantastic Fest
d.	Palm Springs Comic Con Panel (representative of every panel we’ve done)

4.	Legion M's website screenshots:
a.	Legion M Website Screenshots Doc 1
b.	Legion M Website Screenshots Doc 2
c.	Legion M Website Screenshots Doc 3
d.	Legion M Website Screenshots Doc 4
e.	Legion M Website Screenshots Doc 5

5.	Legion M’s Facebook screenshots:
a.	Facebook Feed from 8/14/16-8/21/16
b.	Facebook Feed from 8/22/16-8/31/16
c.	Facebook Feed from 9/1/16-9/5/16
d.	Facebook Feed from 9/6/16-9/30/16
e.	Facebook Feed from 10/1/16-11/8/16
f.	Facebook Feed from 11/9/16-12/1/16
g.	Facebook Feed from 12/2/16 to 12/14/16

6.	Other Social Media screenshots:
a.	Twitter Screenshots
b.	Twitter Screenshots - Addendum 1
c.	Reddit and Instagram Screenshots

7.	Legion M’s Forum Screenshots:
a.	Legion M Forum Screenshots Doc 1
b.	Legion M Forum Screenshots Doc 2
c.	Legion M Forum Screenshots Doc 3
d.	Legion M Forum Screenshots Doc 4
e.	Legion M Forum Screenshots Doc 5
f.	Legion M Forum Screenshots Doc 6
g.	Legion M Forum Screenshots Doc 7

8/15/16 Animation Magazine

http://www.animationmagazine.net/features/fan-owned-legion-m-closes-record-wefunder-round/

“Fan Owned” Legion M Closes Record Wefunder Round

Mercedes Milligan Aug 15th, 2016 No Comments yet

Legion M, the world’s first fan-owned entertainment company, has raised $1 million through its Title III crowdfunding round on Wefunder, reaching this milestone in less than three months from a record-breaking 3,000-plus investors. These numbers make it the most popular Reg CF company in the short history of Title III of the JOBS Act — at closing, Legion M was also the number one company for total investment interest and demand, with demand quite beyond the $1m funding cap allowed by the SEC.

“Legion M shareholders worldwide are celebrating this significant milestone we achieved together. We are truly inspired by their energy, passion and unbridled support. This Legion of dedicated fans have rallied behind us and our movement to make our mark entertainment industry,” said Paul Scanlan, CEO and co-founder of Legion M. “We are grateful to the JOBS Act for the innovative reforms that make this possible. Today we made history, and this is only the beginning.”

Legion M is co-founded by Paul Scanlan and Jeff Annison (co-founders of MobiTV) with the aim of producing movies, TV, VR and other content in collaboration with top Hollywood creators. Current creative partners include Stoopid Buddy Stoodios (Robot Chicken), 42 Entertainment, Meltdown Comics and Alamo Drafthouse.

Further rounds of financing are planned for the near future. Interested fans/investors can visit

TheLegionM.com to learn more.

8/21/16 Destination Comics (Podcast)

http://www.destinationcomics.com/girl-gone-geek/64-legion-m/ 00:32:40 time mark

8/22/2016 Wizard World (Comic Con Panel posted to YouTube)

https://www.youtube.com/watch?v=PYuuyiGrSxs

00:09:50 time mark

8/24/16 Chicago Now (Video Interview)

http://www.chicagonow.com/count-gregulas-crypt/2016/08/cousin-jessi-interviews-jeff-annison-o f-legion-m/

00:06:35 time mark

8/24/16 Geek Initiative (Video Interview)

http://geekinitiative.com/interview-with-legion-m-jeff-annison-fan-culture/

00:24:43 time mark

8/27/16 Joliet Cable Channel 6 (Video Interview)

https://www.youtube.com/watch?v=9-gGBho9duw&feature=youtu.be

00:03:01 time mark

8/27/16 Comic Con Palm Springs (Panel)

https://www.facebook.com/groups/iamlegionm/search/?query=PALM%20SPRINGS 00:19:17 time mark

8/31/16 Young Hollywood

http://www.younghollywood.com/scene/fan-owned-production-company-legion-m-changing-the-f ace-of-the-creator-consumer-relationship.html

FAN-OWNED PRODUCTION COMPANY LEGION M CHANGING THE CREATOR/CONSUMER RELATIONSHIP

Written by Katie Marzullo

“The power of fans…”

This is a refrain becoming more and more relevant in the entertainment world, and indeed it is a common credo amongst the founders of Legion M, who probably understand this concept more than anybody else in the game right now.

With the rise and saturation of social media, fans have a platform to voice their concerns and feedback more than ever these days, and while some content creators are hesitant to pay it much mind, there are some who see an opportunity to not only embrace it but to invite the fans into the creative process. Enter Legion M, an entirely fan-funded production company that is changing the creator-consumer relationship.

So what does “fan-funded” mean exactly? Like, their projects are fan-funded, the way some people raise money for their independent films and such? Yes, that’s part of it. But what makes Legion M unique is that their entire company is fan-funded. You see, when you contribute money to Legion M, you receive more than just a DVD or a cool T-shirt – you actually receive shares in the company! Meaning, once the company blows up (and it will), that simple contribution could come back to you two-, three-, or four-fold! Talk about getting your money’s worth!

In fact, Legion M has the distinction of being the most successful equity crowdfunding campaign to date, reaching their $1 million milestone earlier this month. And it’s not just pure luck – co-founders Paul Scanlan and Jeff Annison got in on the ground floor as soon as the laws were changed that allowed them to do so.

I had the pleasure of meeting both Paul and Jeff, as well as co-executives Terri Lubaroff and David Baxter, at Comic-Con in July, and I have found them all to not only be tireless in their passion for and belief in this endeavor, but they’re also just incredibly nice people (and really, isn’t that what you want out of your content creators?). Being open and fan-involved is not just lip service – these folks walk the walk and talk the talk, attending conventions all over the country and happily chatting with anyone interested in the company. That family-like atmosphere they’ve established among each other is one they hope to extend to their legions of investors (over 3,000 as of this writing).

We here at YH certainly understand the importance of fan engagement and inclusiveness, and it’s incredibly exciting to see film and television producers embracing these new concepts as well. While they’re mindful of striking that important balance between creative control and fan feedback, they are committed to allowing their fans a say in the type of content they would like to see. And there are already several projects in development, including a film or TV series adaptation of a fantasy book series, an animated TV series, a non-fiction series that integrates a virtual reality experience, a single-camera TV comedy, and much more!

So, the big question – how can YOU get involved? Well, their Wefunder campaign is closed, but Terri and David inform me that there will be another round “before the end of the year.” In the meantime, you can go to Legion M’s website to become a member for FREE, which entitles you to exclusive updates and an invite to join the conversation on Facebook!

Guys, no joke, they WANT to hear from you, so get aboard now and be a part of the Legion!

(Photo via Legion M)

- Katie Marzullo, YH Staff Editor

katie@younghollywood.com

9/6/16 NerdSync Podcast

https://soundcloud.com/nerdsyncpodcast/legion-m (Podcast)

00:31:50 time mark

9/8/16 The Radio Dan Show

https://radiodan.wordpress.com/2016/09/08/the-radio-dan-show-sept-8th-2016/

00:53:30 time mark

9/19/16 Word Balloon Podcast

http://directory.libsyn.com/episode/index/id/4669352#sOVWhfJPpuCg90p3.14 01:26:26 time mark

9/25/16 Crowdfund Insider

http://www.crowdfundinsider.com/2016/09/90553-inside-look-legion-m-investment-crowdfunding-success/

An Inside Look at Legion M Investment Crowdfunding Success

September 25, 2016 @ 1:08 pm By JD Alois

Legion M is one of the early success stories of Reg CF investment crowdfunding. Legion M raised $1 million on Wefunder with the backing of over 3,000 individual investors – the most ever for a single Reg CF offer to date. Out of the 32 companies that have successfully raised funding via Reg CF, only 3 have hit $1 million, the maximum amount allowable by law. So Legion M did something right in the fast evolving investment crowdfunding sector.

Legion M is pitched as the first “fan funded” Hollywood studio. Legion M expects to work with filmmakers and producers to create content for film, TV, and more. Their ambition is to “disrupt the entertainment industry” as it currently operates. The message was strong enough to garner broad investor support. Much of the Reg CF raise will be used to finance an anticipated Reg A+ offer later this year (according to their SEC filings) It will be interesting to see if they will be able to drive comparable interest once they start testing the waters (TTW) in preparation for the Reg A+ securities offer.

10/4/16 Nuclear Salad

http://www.nuclearsalad.com/fantastic-fest-2016/legionm/

Legion M introduced its exciting new company at Fantastic Fest

It’s already days after Fantastic Fest gave attendees an action-packed going-away party. Yet I’m still thinking about the great films, great times, and the interesting people I met throughout the festival. Two such people, Emmy-winning Paul Scanlan and Jeff Annison of Legion M, discussed their exciting new company.

“What we do is produce film, television, virtual reality, and other entertainment stuff. We are making use of some brand new laws that allow regular, ordinary fans to invest money in a company like this. We go out, make a movie [etc.], and when our movies, TV shows, or products are successful, you actually make money.”

Because the members/investors tend to be genre fans, they chose to scout potential projects at Fantastic Fest. Paul declared that there were movies that they were considering that “could be breakthroughs.” He remained silent regarding which ones.

Although remaining silent about that, he spoke up about what makes Legion M special. “The difference is that when we get involved in a project, we bring a legion of fans with us. Even [during] the production phase of the project, there may be things that the legion could do that’s helpful to the filmmakers and the creators. More importantly when the project comes to market, we could really kind of light things up and get everybody excited about it.”

He spoke at length about the community’s involvement. It quickly became clear how much input investors have. “Jeff and I and our team, we have our opinions. But it’s rare that we’re just going to do something without talking to the Legion and understanding what do they like.”

Being new on the scene, Legion M seeks a variety of projects at multiple phases. Scripts, partially produced, and nearly completed projects may be considered. It wants cleverly written stories or ideas with a potential to make money. Film lovers and filmmakers make up much of the Legion M community. This kind of creative backing could potentially enhance any project that the Legion chooses to back.

Having an instant base of support may be a dream realized for many filmmakers. You may wonder what’s in it for the investors and members?

Jeff explains, “Part of the value for you as a shareholder is the fact that you get to go behind the scenes and get this kind of inside peek of Hollywood.” He explains about wanting to engage the Legion in online conference calls with the cast and crew. “We want to make money for you, but also give you a chance to participate in this thing that’s traditionally been closed off to everybody but the wealthy elite.”

One need not invest to be a member. Being a free member allows an opportunity to join the creative community. In fact, Legion M has already earned the maximum in investments for this first round. Although currently not accepting new investors, it encourages anyone interested to still become a member. Members get almost the same access as investors, but with slightly less perks and no monetary returns should a project earn profits. Being a member also allows one priority opportunities to invest in the next round once it opens up.

10/16/16 Digital Jams Sessions Podcast

http://digitaljamsessions.com/falling-into-transmedia-vr

00:03:55 time mark

10/27/16 Pop Culture Uncovered

https://popcultureuncovered.com/2016/10/27/what-is-legion-m-and-why-does-it-matter/

What is Legion M and why does it matter?

Posted on October 27, 2016 by Sarge in PCU Zeitgeist // 1 Comment

How many people does it take to start a movie studio? 1,292 plus according to Wefunder, the crowdfunding platform that was chosen to help fund Legion M, the brainchild of Paul Scanlan and Jeff Annison. These gentlemen had the idea to throw open the gates of Hollywood to people that are true fans not just those in the industry; even though there are several investors that actively work in some facet of “the industry.”

If you had the opportunity to invest in a movie studio, would you? The movie industry is big bucks and has seen several “little guys” fold under the weight of bad decisions over the 100+ years of filmmaking, so what makes Legion M different? Since it’s just beginning, we will have to wait and see.

Here’s what makes Legion M different:

In Legion M’s opening round of funding, investors were able to purchase shares for just $7.00 per share. The next round of funding will be coming at a fairly inconvenient time for those of us in the bracket of less disposable income (holiday shopping season), but it seems that Scanlan and Annison are keeping their commitment to keep it truly fan-driven. That brings me to my next thought. How is Legion M possible with all the investing regulations put in place by the SEC? Quite simply, it all comes down to the Jumpstart Our Business Start-ups Act. ‘What’s that?’ You ask yourself, just as I did. The JOBS Act allows everyday people to invest in companies that they believe in as opposed to before the JOBS Act where a perk system was all that was available. (Crowdfunder, Indiegogo & Kickstarter.) To invest before the act you had to be an accredited investor. (If you’re financially savvy you understand the implications here. But if you aren’t (like me) it means you have to be independently wealthy and able to handle any kind of loss if the start-up tanks.) Why is the JOBS Act important? It allowed for the concept behind Legion M’s premise, “opening the gates of Hollywood.” That’s every movie fan’s fantasy, right? Owning something that they love. Wefunder helped facilitate the first round of funding. It was user friendly and everything is signed digitally, if you chose. If you had a question, they were quick in their response. (How many customer support centers do you know that get back to you the very next day?) But that is not what impressed me. What did impress me was the cost of each share and the fact that the minimum investment was within reach for the average Joe.

To further The Legion, all of the members or investors have the option to get free swag from the website. Stickers, decals (because there is a difference), temporary tattoos and business cards are shipped quickly when an order is placed; they adorn cars and computers spreading the message. Fans are the best free advertisement any franchise, or business, can have. T-shirts are available for purchase from the Legion M store or partner businesses. (Those businesses also happen to be owned by Legion M investors.) All the profits from the Legion M store go back into Legion M. If you go to a convention or event in the near future and see someone wearing a Legion M t-shirt, you’ll know that person is involved in a groundbreaking endeavor and that they are committed to it because they have put money back into the Legion. You can tell most founding investors by the t-shirt they wear. (Not me, I opted for a different one!) By the way, Legion M launched at the Silicon Valley Comic Con and the Legion even has their own mascot, Marilyn, a 1959 Caddy.

So far the projects have been kept under wraps. There’s one that’s been public since it’s inception. It’s pretty epic and will work to preserve the knowledge of industry greats. It’s the ICONS project, a VR based “library” if you will. The first subject in line is Stan Lee, who is a supporter of Legion M. The Legion M story was featured in the LA Times, with a brief mention of the ICONS project.

Another project was just released this week, and it’s going to appear at Stan Lee’s Los Angeles Comic Con(formerly Comikaze), Legion M Presents “Pitch Elevator.” The pitches will be viewed by members of the Legion and the ones with the most votes will be selected to move on. (There’s still time to become a member. It’s free! Just go to the closed group link and request membership.) Once narrowed down, 10 finalists will be selected (There are prizes!) and out of those 10, a winner will be crowned. (More prizes!) Oh, this will also be developed into a TV series as Legion M’s first non-VR project. I can’t wait to see what we get.

One of the things I like about being a part of Legion M is the sense of community. We all encourage each other; share in the triumphs or defeats. Like I said there are several of us engaged in some facet of the industry, we share insight in to the “how things work” with those that are not a part of the entertainment industry. We have input in Legion M and this is the second difference between Legion M and other studios, the first being the obvious “fan-owned.” We have made an investment in our future and our family’s future, as well as the future of the entertainment industry. Won’t you join us?

10/27/16 Rama’s Screen (Video Interview)

http://www.ramascreen.com/video-interview-jeff-annison-explains-legion-m-and-how-you-can-pit ch-your-film-tv-and-vr-ideas/

00:05:05 time mark

11/1/16 The Nerd Element (Video Interview)

https://www.youtube.com/watch?v=HQ6AaBiWGMQ

00:00:51 time mark

11/22/16 Business Rockstars (TV Interview) Interview

with Pat O’Brien

https://www.facebook.com/groups/iamlegionm/

00:18:55 time mark

Found on the Facebook ‘members only’ page

https://www.facebook.com/groups/iamlegionm/

Facebook MO August 15 2016 Article

https://www.crowdfundinsider.com/2016/08/89117-legion-m-closes-record-setting-1m-wefunder-crowdfunding-round/

Facebook MO October 30 2016 Video

https://www.facebook.com/jonny.somethin/videos/10100719257843513/

Facebook MO October 17 2016 Podcast (Timeline 2:43)

http://digitaljamsessions.com/falling-into-transmedia-vr

Facebook MO October 11 2016 Article

http://goodcrowd.info/democracy-wins-wall-street-many/

Facebook MO September 15 2016 Podcast

https://www.youtube.com/watch?v=EXNIrXTyxSM&feature=youtu.be

Found on the Facebook page

https://www.facebook.com/thelegionm

Facebook August 15 2016 Article

http://finance.yahoo.com/news/legion-m-closes-oversubscribed-record-151958139.html

Facebook August 16 2016 Article

http://nerdgasms.net/legion-m-own-a-piece-of-hollywood/

Facebook August 24 2016 Video (offline)

Legion M Live Worldwide Virtual Toast and QA Session

https://www.youtube.com/channel/UCZ1zfePbQwJiAry6aRL92lg/live

Facebook August 31 2016 Article

http://www.younghollywood.com/scene/fan-owned-production-company-legion-m-changing-the-face-of-the-creator-consumer-relationship.html

Facebook September 6 2016 Podcast (Time start 3:00) TYPE A

https://soundcloud.com/nerdsyncpodcast/legion-m

Facebook September 18 2016 Article

http://www.bleedingcool.com/2016/09/18/the-number-one-request-that-we-get-is-firefly-jeff-annison-on-reviving-the-classics-with-legion-m-studios/

Facebook September 14 2016 (Podcat Time Start 00:51:00) TYPE A

http://directory.libsyn.com/episode/index/id/4669352

Facebook September 30 2016 Article

http://www.financialpoise.com/crowdfundinginvestor/news/hollywood-produces-early-equity-crowdfunding-hit/

Facebook October 12 2016 Article

http://mobile.dudasite.com/site/nuclearsalad?url=http%3A%2F%2Fwww.nuclearsalad.com%2Ffantastic-fest-2016%2Flegionm%2F&dm_redirected=true#2671

Facebook October 29 2016 Video (Timeline 40:17) TYPE B

https://www.facebook.com/thelegionm/videos/322285068146035/

News Articles Posted From 12/1/16-12/14/16

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How Fans Are Becoming The Next Hollywood Power Players

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PHOTO COURTESY OF LEGION M

Paul Scanlan
Cofounder, CEO - Legion M

In today's world, almost all of us are fans. That word used to apply only to the hardcore group of movie lovers who poured over details and argued about the authenticity of things like costumes. But thanks to social media, anyone who loved (or hated) a movie or TV show can shout it from the rooftops and know they'll be heard.

Fans are increasingly the engine that makes Hollywood go. Marvel wouldn't have

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H **How Fans Are Becoming The Next Hollywood Power Players**

Fans are increasingly the engine that makes Hollywood go. Marvel wouldn't have grossed nearly $22 billion at the global box office without passionate fans showing up each time a new movie hits the screens.

This newly empowered fan base is changing how the studios market their movies. Instead of the relentless carpet-bombing of billboards and TV spots, clever studios are learning how to engage directly with the people.

Some companies have mastered this art. Take, for example, how independent entertainment company A24 has used social media to strategically reach out to fans in niche markets to build enthusiasm for indie movies like *Swiss Army Man*, *Green Room* and *The Bling Ring*.

The company's feed has a unique voice that keeps fans engaged with tongue-in-cheek posts that are not only about A24 projects but also commentary about other entertainment in order to put the company into different conversations. They've tweeted appreciation for actor Sterling K. Brown's portrayal of Chris Darden in FX's *The People v. OJ Simpson* and retweeted things like an Onion story titled, "Hollywood Refusing To Give Public Any New Movies Until It Can Appreciate Ones It Already Has." A24's constant social presence helps them engender a loyal group of fans to engage with every time the company promotes a new movie.

This post is hosted on the Huffington Post's Contributor platform. Contributors control their own work and post freely to our site. If you need to flag this entry as abusive, send us an email.

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H How Fans Are Becoming The Next Hollywood Power Players

Fans are increasingly the engine that makes Hollywood go. Marvel wouldn't have grossed nearly $22 billion at the global box office without passionate fans showing up each time a new movie hits the screens.

This newly empowered fan base is changing how the studios market their movies. Instead of the relentless carpet-bombing of billboards and TV spots, clever studios are learning how to engage directly with the people.

Some companies have mastered this art. Take, for example, how independent entertainment company A24 has used social media to strategically reach out to fans in niche markets to build enthusiasm for indie movies like Swiss Army Man, Green Room and The Bling Ring.

The company's feed has a unique voice that keeps fans engaged with tongue-in-cheek posts that are not only about A24 projects but also commentary about other entertainment in order to put the company into different conversations. They've tweeted appreciation for actor Sterling K. Brown's portrayal of Chris Darden in FX's The People v. OJ Simpson and retweeted things like an Onion story titled, "Hollywood Refusing To Give Public Any New Movies Until It Can Appreciate Ones It Already Has." A24's constant social presence helps them engender a loyal group of fans to engage with every time the company promotes a new movie.

This post is hosted on the Huffington Post's Contributor platform. Contributors control their own work and post freely to our site. If you need to flag this entry as abusive, send us an email.

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How Fans Are Becoming The Next Hollywood Power Players

Then there are crowdfunding campaigns on sites like Kickstarter.com and Indiegogo.com. These sites raise fan excitement as much as they do cold hard cash. The *Veronica Mars* movie campaign brought in the $5.7MM the producers needed to make the film, and it coalesced a group of enthusiastic fans to be a part of it. The downside of these Kickstarter campaigns is the donors are literally donating not investing and typically getting the DVD or access to the content, which dilutes the commercial value of the project once it is ready for the market. It's a step in the right direction, but a small one.

The big leap came this year, thanks to the recently passed JOBS Act, fans can compound their emotional investments with financial investments in the stories they love as well. At our new company, Legion M, we're using these new laws to unite fans/investors into a community and get them involved in the process. These investors not only help support our projects but also share financially in our success. More importantly, they are co-owners and members of a first-of-its-kind community with a voice in the entertainment industry.

This fan-led movement will open the gates to an industry criticized for being cliquish and exclusive while reducing the risks related to bringing content to market. We've already seen the power of our extremely engaged community, particularly in our private Facebook group and discussion forums that we participate in daily. We are uniting a Legion of fans together to have a voice, get involved and participate in the magic of bringing great content to the market. And when our projects reach the market, we will have a Legion of people emotionally and financially invested in helping make those projects successful. This is powerful stuff.

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How Fans Are Becoming The Next Hollywood Power Players

Insiders have already taken note of Legion M with companies like Alamo Drafthouse (Drafthouse Films), Seth Green's Stoopid Buddy Stoodios (Robot Chicken), Meltdown Entertainment and 42 Entertainment joining our Creative Alliance. Even Stan Lee, the Marvel Comics Legend has signed on, giving the following high praise: "The idea of setting up a company that can do movies and will be financed and owned by the fans — I think that is a wonderful idea."

We believe that by partnering with the fans to create a vibrant, engaged community bonded by our slate of projects, we will be pioneering the next great era in Hollywood — an era where the power shifts from the few to the many.

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How Fans Are Becoming The Next Hollywood Power Players

PHOTO COURTESY OF PETE YAGMIN

Enthusiastic fans are rallying around the Legion M movement and proudly showing their support, including one member who got a tattoo of the Legion M logo.

Comments

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How Fans Are Becoming The Next Hollywood Power Players

12 Comments — Sort by Top

Add a comment...

Terri Feldman Lubaroff · Head of Content Acquisition at Legion M
I love the idea of fan-owned entertainment companies. It's the fans that keep content alive often many, many years after a project first premiers. If I could say I'm "part owner" of my favorite movie or franchise... That would be amazing! Fans matter -- engagement matters -- and it's great that both Hollywood and the financial community are starting to recognize this.
Like · Reply · Dec 13, 2016 8:39am

Jarrell Wayne Correll Jr. · Community Outreach Coordinator at Toms River Church of Christ
Allowing us to invest in this company is exciting! It gives us the opportunity to be involved in something that only large investors could. I look forward to the upcoming projects and our ability to voice our opinions on them & help promote those projects & the company.
Unlike · Reply · 2 · Dec 13, 2016 7:49pm

Wendy Elliott · Owner/Photographer at The Elliott's Closet
My entire family invested and we are happy we did. The guys are nice and make to answer your questions. We even got to volunteer at Stan lees comic con at the legend m booth. 🤩🤩
Like · Reply · 15 hrs

Adam Collins
This is such a great idea! It is really exciting to see the movie enthusiasts have more of a say in the type of content that is produced. I believe that, as Netflix is demonstrating, you give the people what they want and they will reward you in loyalty.
Like · Reply · 14 hrs

Bella Blackburn · Artist at Bella Blackburn Studios
When my husband and I first heard about Legion M, we knew we had to invest. Really excited to be on this adventure.

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How Fans Are Becoming The Next Hollywood Power Players

on this adventure.

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Cheryll Ganzel
Legion M - an amazing opportunity for both movie fans and movie producers!
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Jim Morris · Part Ownership at Legion M
At 50 this my first investment because I believe in it. It's an excellent way for fans to get their ideas published.
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David Kingsland
As an investor, I feel I am a part of something....big.
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Anthony Evip
This is the new Hollywood...and we are Legion M
Onwards and Upwards 🙂
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Alyssa Herr · The Evergreen State College
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How Fans Are Becoming The Next Hollywood Power Players

Jim Morris · Part Ownership at Legion M
At 50 this my first investment because I believe in it. It's an excellent way for fans to get their ideas published.
Unlike · Reply · 2 · Dec 13, 2016 6:47pm

David Kingsland
As an investor, I feel I am a part of something....big.
Unlike · Reply · 2 · Dec 13, 2016 6:40pm

Anthony Evip
This is the new Hollywood...and we are Legion M
Onwards and Upwards 🙂
Unlike · Reply · 2 · Dec 13, 2016 4:28pm

Alyssa Herr · The Evergreen State College
Love this!
Unlike · Reply · 2 · Dec 13, 2016 12:30pm

Rula Masannat Twal · Realtor at Mazzei Realty
Invested and so proud and excited to be part of it.
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PODCASTS IN DECEMBER:

https://nowherecalifornia.com/2016/12/04/taking-the-pitch-elevator-to-the-top/

Word Balloon Comic Books Podcast - Lucifer Show Runner Joe Henderson previews season 2 Legion M Co-Founder
Paul Scanlan

Word Balloon Comic Books Podcast - Lucifer Show Runner Joe
Henderson previews season 2 Legion M Co-Founder Paul Scanlan

Terri@thelegionm.com

https://scribie.com/files/a9b5fd8bfa054b9990ce1886f30c90450c007fdb

0:00:01 John Siuntres: Time again for another Word Balloon Podcast. How's everybody? This is John Siuntres, back from Cincy ComiCon. Man, I have got a ton of content, and I know I always say that, but I really do. So, it's gonna be a very, very busy mid-September through probably early October, because I've got at least a dozen Word Balloons ready to go, and other commitments coming up in the days ahead. So, this is what happens, right after San Diego, everybody starts getting their big projects going, and very thankfully, they call me and say, "Hey, I wanna do a new talk," and I'm more than happy to comply, plus, panels from Cincy ComiCon. So, it's a good problem to have, and I'm happy to share it with you.

11/24/16	Page 1 of 28

Word Balloon Comic Books Podcast - Lucifer Show Runner Joe Henderson previews season 2 Legion M Co-Founder
Paul Scanlan

0:00:44 JS: We start off today with two great interviews. First up, Joe Henderson, the show runner of Fox TV's Lucifer. Lucifer comes back next Monday. I'll give you the times on the interview, but it's great to welcome Lucifer back. Luci fans were rewarded with a second series, and, man, it is a great show. New additions to the show, as Lucifer's new problem is his mother has escaped from hell. Who knew God had a wife? One of the things among many that we talk about with Joe Henderson. Lots of Lucifer talk in part one of Word Balloon.

0:01:19 JS: Then we're gonna talk to Paul Scanlan. Paul is part of Legion M. I don't know if you've heard about Legion M, but they are a new company that has media projects on the way in television and film and elsewhere. First project, very, very interesting, it involves Stan Lee, so you're gonna wanna tune in and hear about Paul's story, and what Legion M is. It is a media company that gets its initial funds from fans, who then become investors in the company. But much more than that as well, they are the tastemakers of the company, looking over submissions and voting on projects. It sounds like a very interesting way to start a geek company, and you could be a part of it. And Paul is on to explain it in part two, along with that very interesting Stan Lee project he's got coming up here on Word Balloon.

0:02:08 JS: It's all brought to you today by the League of Word Balloon Listeners. Thank you for your crowdfunding support, via Patreon. If you're interested in subscribing to Word Balloon, boy, this is a good time, because I got lots of content, and Patreon subscribers will get access to a lot of this stuff first in the days ahead. So, information on becoming a Patreon subscriber, go to wordballoon.com, and you can look at the information there. You can also go to patreon.com/wordballoon. If you could spare a dollar a month for the Word Balloon content, that's great. It's not necessary, Word Balloon is free, but if you wanna help the cause out, and help me network, and reap the dividends of the money that is spent on travel to conventions and updating equipment, it all comes out into the show, and I thank you very much for your time and support, as I always say at panels and occasionally as well on the podcast.

0:03:02 JS: So thank you, League of Word Balloon Listeners. More information, go to wordballoon.com, or patreon.com/wordballoon. Word Balloon is also brought to you by Instocktrades at instocktrades.com. Great deals are happening this week at Instocktrades. The Fix is in trade paperback, Volume one is available. That's Steve Lieber on the art, Nick Spencer on the story, and it is a tremendous story about a heist group, if you enjoyed Superior Foes of Spider-Man, it's that kind of fun in The Fix. Volume one is 50% off. It's just $4.99. You can get Harley Quinn hard cover, Volume five, The Joker's Last Laugh, 50% off, that's $12.49. Ed Brisson, Adam Gorham and Michael Garland bring you Violent, trade paperback Volume one, Blood Like Tar, 50% off, just $4.99. There's Wonder Woman, Resurrection, Volume nine, 50% off, $12.49. One of the great surprises leading up to Rebirth was Titans Hunt. As the Teen Titans slowly remember who they are, the original titans, even Gnarrk is in there, for God's sake, the caveman. This is 50% off, $9.99. Just a few of the books that are available at instocktrades.com this week. Tremendous deals on tremendous books are waiting for you at instocktrades.com.

0:04:24 JS: Without further ado, I am really happy to have Joe Henderson back on the show. God, Lucifer! Boy, it just seemed like it was a tall order. We saw what happened with Constantine on network television on NBC. Lucifer starts mid-season last year on Fox, 13 episodes, and charms the pants off the watching community, because all of a sudden, Lucifer holds enough of X-Files' numbers, and Gotham's numbers, to merit a season two. Season two starts next Monday, and a great chance to catch up with a guy who has a lot of experience in USA Today shows, like Graceland and White Collar, and I think he brings that same sensibility to Lucifer. We talk about that, and a lot of different aspects about the cast characters, and also the writing process of Lucifer. Here's Joe Henderson on Word Balloon.

0:05:20 JS: Really excited to welcome Joe Henderson back to Word Balloon, because I was just pleased that A, Lucifer was such a great TV show in its first season, and literally hit the ground running in ways that a lot of shows take a shakedown, but further, gets renewed, and we're days away from the premiere of season two. So, welcome back, Joe.

0:05:40 Joe Henderson: Thank you, man. I'm very excited to be back, and to be back with a season two. It's a darn good feeling.

0:05:46 JS: You know, the humor is still there, it's a funny, fun procedural, and it has great fantasy elements. And the great thing is, it's much like Power, season two, Tricia Helfer to the rescue. Not that it needed rescuing, but it just cracked me up. I'm like, "There is Tricia Helfer as Satan's mom, or as Lucifer's mom." [laughter]

11/24/16	Page 2 of 28

Word Balloon Comic Books Podcast - Lucifer Show Runner Joe Henderson previews season 2 Legion M Co-Founder
Paul Scanlan

0:06:03 JH: Every season two should have Tricia Helfer. I think that should be the new rule that they institute on all shows.

0:06:09 JS: And I'll risk the sexist comment and say in sexy clothing too, but you can't help it, she is like sexy in a burlap sack.

0:06:15 JH: If you hire Tricia Helfer you might as well... In the same way that Tom Ellis, if you hire Tom Ellis you should make sure he looks good.

[laughter]

0:06:22 JH: It's just a simple... Don't worry, we are very even handed in showing our male and female characters super sexy style.

0:06:29 JS: And you were kind enough to give me access to the premiere, which again, starts this coming Monday. So, that will be great. 9:00 PM Eastern and Pacific, 8:00 PM Central. And I don't know about Mountain Time.

0:06:47 JH: I don't know about the Mountain Time either, I should know these things. But yeah, so you watched the premiere?

0:06:52 JS: I did, and no, great start and everyone will be happy, 'cause like I said, no lie, you guys hit the ground running. The cast clicks, and I think the addition of Tricia only opens obviously new opportunities, as she interacts with Maze and Lucifer, the rest of the cast.

0:07:12 JH: It's awesome. It was really tricky, 'cause when we first came up with this idea of bringing in Lucifer's mom... For this to work, you need an actress who can play formidable, play funny and play sexy, because you really need a female version of Tom Ellis, and it turns out those are pretty difficult to find, because Tom Ellis was pretty difficult to find. And so, once we got Tricia Helfer, we knew that we could write towards her strengths even more so, and it's funny, 'cause I think, people underestimate Tricia a little bit, because they see just a very beautiful woman and they forget, how much she did on Battlestar Galactica, how funny she can be. She can deliver a joke, she's hilarious on our show, but also a kind of terrifying at times.

0:08:00 JS: Had you ever worked with her any of the other shows in the past?

0:08:02 JH: I had not. I did however... [chuckle] An episode of Suits she was in, my name cameo did it. I was actually the villain of the peace, because someone named the character after me. So, it was a very funny clip of someone saying my name to her, which I consider almost a collaboration, but no, this is my first time, and she's awesome. She's just complete pro, loves doing the job, and just brings it.

0:08:30 JS: What's the episode order amount for season two?

0:08:34 JH: We are 13 with a question mark, we could be another five, we could be a full 22. We're waiting to hear... We're in a tricky spot, where we started up early. We started shooting in June, so we're shooting episode seven right now. So we actually need to hear fairly soon how many more episodes we are. So hopefully, in the next couple weeks, fingers crossed, we'll have a definitive answer, but we're assuming more than just the 13.

0:09:06 JS: Okay, and is Gotham's first episode the same night as Lucifer?

0:09:11 JH: Gotham's first episode is same night as us, and then, we take a week off, which is not ideal...

0:09:16 JS: Why? Oh man.

0:09:17 JH: But it's the first Presidential Debate.

0:09:20 JS: Oh, there you go. "I'm sorry about that, I've got to talk, you know." I'm sure he spoke directly to Lucifer, and not your Lucifer.

11/24/16	Page 3 of 28

Word Balloon Comic Books Podcast - Lucifer Show Runner Joe Henderson previews season 2 Legion M Co-Founder
Paul Scanlan

0:09:28 JH: I assume it's our fault that he's there.

[laughter]

0:09:31 JH: If you wanna be up against anything, that is not the show you wanna be up against.

0:09:36 JS: That's true. That's okay. People will be focused, but alright, that's fine. Again, I'm really glad that you're on at the same time, or at least the same night as Gotham. Great lead in for season one, X-Files and everything too, or was Gotham still...

0:09:52 JH: So we start off with X-Files and then we ended up with Gotham. So it was great, we got that great launch, and then with Gotham, which is a very similar tone in world, but different enough that you feel like you're eating sort of two different meals back to back. If we were with Gotham for as long as we last, we would be very happy.

0:10:11 JS: Well, it's like Gotham is kind of such a heavy... And it's got its humor. It's a bigger cast and Lucifer comes, and you know Joe, you maintain that same pace of all those good USA shows that you've worked on before...

0:10:27 JH: I like to hear that.

0:10:29 JS: Well, that's the truth, and honestly, I wanted to talk about that. Because obviously, that's something that happens, I'm assuming in the writers room, in terms of... I almost wanna sit with a stop watch, 'cause it almost seems like you guys are really just time management savvy in terms of not letting a scene go too long, and you keep the audience engaged with not only snappy dialogue, but really just story pacing as well it seems.

0:10:56 JH: It's funny, 'cause, very much season two, we wanna make more about the ensemble and not just Lucifer, and the big challenge of that is, you still wanna tell your big story, you still wanna follow your case, but you also want to let things branch out a bit. So one of the things you end up doing is not rushing through scenes by any means, but there's just a rhythm that you find and there's a rhythm we found that I agree with you sort of reflects that USA speed that I loved. It keeps you moving, keeps things going, and it's almost like a necessary part of the amount of story we want to tell. But having said that, it also earns us those moments, where we do decide to slow down, and just... Like I just saw in the dailies a scene of just Tom Ellis and Kevin Alejandro just sitting down and talking for three minutes, and what I love is that, we're a show that can do both. We can have this back and forth wisecracking dialogue, then we can have a conversation about the nature of life, and all those other things, and then you can have a guy with angel wings flying around.

0:12:03 JS: Yeah.

[laughter]

0:12:04 JH: Pretty fun.

0:12:06 JS: And I always get DB Woodside's character name wrong. So say it for me...

0:12:09 JH: Oh, Amenadiel?

0:12:11 JS: Amenadiel, okay.

0:12:11 JH: Think Amenadude, that's how we finally got it.

[laughter]

0:12:16 JH: That's actually why one of the characters calls him Amenadude later, because that's how we taught ourselves to correctly pronounce his name, Amenadude.

[laughter]

11/24/16	Page 4 of 28

Word Balloon Comic Books Podcast - Lucifer Show Runner Joe Henderson previews season 2 Legion M Co-Founder
Paul Scanlan

0:12:27 JS: But picking up on last season, obviously, Lucifer's wings were stolen, then destroyed. We kinda see where DB's angel status is since his near death at the end of season one.

0:12:43 JH: Yes, yes.

0:12:45 JS: I don't wanna spoil, but by the same token, yeah, I wanna let people know we're picking some of the things... And also, you tell me in terms of the various people, so let's start with Amenadude's...

[laughter]

0:12:55 JH: Nice. See, you got it.

0:12:56 JS: Yeah.

[laughter]

0:13:00 JS: Of his coming story. How much can you tell us about what's in store for Amenadiel?

0:13:04 JH: Yeah, one of the big things... Season one, Amenadiel was sort of our villain of the peace, until about halfway through it where he became sort of the guy behind the guy, and really what we were pivoting towards the entire time was, we knew Tom and DB had this great chemistry, and we wanted to tell the story of their sibling rivalry, but then turn it on its head a bit and let their sibling rivalry live, but within the two of them actually trying to get along. So, that's a lot of what season two is, Amenadiel realizing that maybe Lucifer had a point, but still having the attention and that frustration in a sense of, "Okay, but I'm still the kid that does everything you ask for, Dad. So why didn't you send me the message to go get Mom? Why don't you always forgive me for things?" And so, it's a little bit of Marsha, Marsha, Marsha going on.

[laughter]

0:14:00 JH: In a way that's really fun to play, because DB Woodside is the least looking Jan Brady I've ever seen.

[laughter]

0:14:07 JH: And so, you get this great dynamic between them and that's... So we're very much picking up on that, as you've seen in the first episode, we very much have something big happen to Amenadiel that will really jumpstart his arc for the entire season.

0:14:21 JS: What are you calling Tricia's character beyond Mom?

0:14:24 JH: You know, it's funny, on the script, it's just Mom.

[laughter]

0:14:27 JS: Okay.

0:14:28 JH: But her name is Charlotte Richards, so.

0:14:31 JS: Oh okay, and that was the woman that she possesses?

0:14:34 JH: Yes. So, we can talk about this, 'cause what's different about her compared to everyone else is, she's, as you saw in the episode, she's just a soul looking for an empty sack. So, her body sort of... Her soul sort of pops around trying to find a human form to take a recently deceased body, and so, she ends up in the body of a woman already named Charlotte Richards. So, it's fun, because we've played demons on earth, angels on earth, we've never played just a soul jumping into someone's body of a life already lived.

0:15:09 JS: Yeah, yeah. And some of that backstory of Charlotte's obviously comes out of that first episode.

11/24/16	Page 5 of 28

Word Balloon Comic Books Podcast - Lucifer Show Runner Joe Henderson previews season 2 Legion M Co-Founder
Paul Scanlan

0:15:15 JH: Yeah.

0:15:16 JS: Will we see more of that of Charlotte's backstory?

0:15:19 JH: Oh, did you get the second episode too, where they get into that? Were you...

0:15:22 JS: I suppose I did, yeah, maybe I... Alright. So yeah, I guess I did 'cause...

0:15:26 JH: So that's... Sorry, go on.

0:15:29 JS: No, I... And maybe, I accidentally watched the second episode instead of the first, in terms of what plot and everything, because she shows... Does Tricia show up earlier than...

0:15:42 JH: She shows up at the end of the first episode.

0:15:46 JS: Okay. Oh, then I did, I jumped ahead.

0:15:48 JH: Look at that. You're a sneak.

[laughter]

0:15:52 JS: Well, that's right. At first I'm like, "Wait a minute... "

0:15:55 JH: "Did I miss something?"

0:15:56 JS: Yeah, exactly. Wait a minute, exactly, but I'm like, "Alright, I'm still gonna roll with it." No, it's great. Well, now I'm very much ahead. So, no, I'm excited and can't wait to see Amenadiel and mom kind of connect.

0:16:09 JH: Yeah. And that will be in the third episode as we'll see the two of them get together, so.

0:16:15 JS: Cool. Excellent.

0:16:15 JH: Yeah, so this is great though. You're gonna see Tricia just completely kicking ass, and that's what I think is... It's funny, 'cause I thought you had only gotten the first episode, I was kinda bombed about that, 'cause the first episode I love, 'cause we're setting up all the pieces, but the second episode is where you really get to see Tricia just do what I... It's funny, we wrote this episode and we're like, "If we don't get someone who can do this, we're screwed!" And she just elevated everything. It's awesome.

0:16:44 JS: Yeah, she's like sexy anti-man. If I could put an old reference to it.

[laughter]

0:16:48 JH: I like it.

0:16:49 JS: But she really is. She's like this whirlwind that comes in, as she should, as that kinda character should and disrupt everything. I love Tom's reactions to Tricia, because it is just like, "Yeah, mom, can you get your body out of my face?" Kind of like... And it is, it's like embarrassing and there's a very low kind of edible undertone, because it's like, "Alright, I know it's my mom, but it's not mom and this is really very icky, and can you... Alright, back off," and it's hilarious, it really does, it plays really, really funny. And like you said, when she needs to be a bad ass... And again, she's... I don't know how tall she is, but I know she is... She's got an Amazon build and everything.

0:17:28 JH: Yeah. No, she's a little shorter than Tom, which is perfect. So, they're almost at eye level, they're almost... They're very much equals. When you put them in the room together, you feel that sense that this is someone... She has a similar energy to Tom, I guess, that's what really helps it.

0:17:46 JS: Oh, definitely. Oh yeah, and that's why. That's that anti-man kind of, when the humor has to be cracking. And Tom can cut everyone down, here's someone he can't cut down, even though he's slightly taller than her, which is fantastic.

11/24/16	Page 6 of 28

Word Balloon Comic Books Podcast - Lucifer Show Runner Joe Henderson previews season 2 Legion M Co-Founder
Paul Scanlan

0:17:57 JH: Well, the funny thing is, whenever Lucifer is uncomfortable around someone, whenever he's sort of out of sorts, that's when he's most human. And so, bringing a character that makes him so incredibly uncomfortable, and so unsettled is just the gift that keeps on giving.

0:18:15 JS: Yeah, and then the first season obviously, you had that with Chloe and Dan's kid.

0:18:18 JH: Exactly, Trixie.

0:18:20 JS: Yeah, Trixie of course. Yes. And she, man, we talked about her last time. She is so good, she really is, man.

0:18:26 JH: She's amazing. Yeah, we wanna do an episode where it's just Trixie and Lucifer like driving around solving crimes, but we haven't gotten there yet.

[laughter]

0:18:33 JH: But she's so good. She's funny, and charming, and yeah. I mean really the lucky thing for us is, this season we've been trying to lean on our entire cast. Because, we've got these incredibly talented people, like Lauren German can give you so much just emotional oomph, Rachael Harris like... I mean, everyone knows she's funny, but the dramatic range she has is something that we're really trying to show a little bit more of. Leslie-Ann, I think has really settled into the Maze character and is just delivering such great stuff, and she has been crazy working out, and learning the fight choreography that just stands out, where if you watch any of the fight scenes coming up with her in them, it's her.

0:19:16 JS: Fantastic.

0:19:17 JH: And then Kevin Alejandro is just gonna break your heart in a couple of episodes.

0:19:21 JS: Okay, very good. Excellent. No, really man, I loved Lauren and Kevin's whole trying to repair their relationship dynamic, the corrupt cop storyline of season one was really good, that's the thing. And also, Rachael and DB, the way that he just kind of literally slid into the office next door posing as an analyst and stuff. And again, seeing the second episode, a lot of that comes out in episode one, in terms of the betrayal that she feels to Amenadiel and everything.

0:19:55 JH: Yeah, we really wanted to make sure that we weren't skipping over the elements of the supporting characters, because as we go on, the supporting characters become more and more crucial to the show. I think like any season two, season one is all about your hero and then season two, you really get to dig into the world. It becomes... Lucifer is still incredibly important, but now, as we get to know these characters, we fall in love with them, we want to learn more about them as well.

0:20:22 JS: Sure. Dude, it's so funny, 'cause it's like the story about the Devil. And the Devil should be charming and seductive, because that's how he corrupts souls. But it's like, this is such a fun story, I wonder... And I don't wanna dwell on the bad stuff, but well, I guess second season has... Well, this is actually questions based on the first season, and more of what I watched. But I don't know, I was wondering, are you still getting backlash from religious quarters? Has it slowed down? 'Cause South Park after a while, it's kinda like a snowball fight. And when the guy's like getting pelted and it's like the 15th snowball, they're like, "All right, we just give up" and they kinda roll over, and the kids get like three more shots before they walk away, you know meaning you guys. So, how are things going on the religious front?

0:21:04 JH: I think they've pretty much moved on to shinier objects to hate. But it's funny, like I was traveling for... We did this thing in Atlanta for the show, and while I was traveling, I ran into a ticket taker and she's like, "What do you work on?" This like 60-year-old woman, very nice looking, and she's like... I told her I work on Lucifer, and she's like, "I'm so behind, I haven't missed the finale yet have I?" And I was like, "Oh, that's amazing. That's so cool." And then, literally, 10 minutes later, I was talking to some woman buying a sandwich and I was like, "Now I'm in the mood to just see what people think." I'm like, "I work on the story about Lucifer," she's like, "Yeah, I'm not watching that." [chuckle] And it was just like, "I refuse on very concept." And I was like, "Well you know, we're actually a show very much about redemption and faith and all these other things," and she's like, "It's called Lucifer, no. I'm out."

11/24/16	Page 7 of 28

Word Balloon Comic Books Podcast - Lucifer Show Runner Joe Henderson previews season 2 Legion M Co-Founder
Paul Scanlan

0:21:58 JS: Sure. Well, that's the thing, because now, Morningstar's mission is being sanctioned by God to stop Mom. I mean that's kind of what happened in the first season, so that's kind of interesting and also further complicates what you guys were dealing with last year in terms of, which path Lucifer is choosing? As you say in the credits, before the story really picks up, he's on vacation, and maybe that tone has... Are you gonna keep rolling that at the beginning of the show?

0:22:31 JH: We're not. We did that for the first, I think seven episodes of season one, just because we wanted people to get a sense of "This is the show," and I think what that opening crawl did so well is it said, "This is a show about the Devil, but he's on vacation, so it's okay to have a little fun." I think now people know that's what the show is, and so, we don't have it anymore. But that's what I loved about that shorthand it was like, "It's gonna be occasionally dark, it's gonna be occasionally weird, but it'll also be funny." But most importantly, I think the thing that we've leaned into so much is, it's also gonna be really human. Like all of our scenes are about this dude struggling with responsibility, with his emotions, with his sense of who am I and where am I going? And as long as we continue digging into that, I think we have a show that is able to say something. And if you're not saying something, then why waste your time?

0:23:28 JS: Sure. And speaking of not having to waste your time, the benefit of having just 13 episodes. Think of... I mean honestly, it's so weird that for decades, we were really like any show that was... I mean, God, you go back to the old days, 30 episodes a season, 25 episodes a season. And now, pretty much standard network shows are 20-25 episodes a season. But again, you came from that USA background of 13 episodes a season. Season one for Lucifer was 13 episodes, and certainly you want as many as the network wants you to have, but by the same token, it really was able to keep things focused on not only the procedural of the week, but really to keep the big mythology in place and nothing seemed like a filler episode.

0:24:15 JH: That is really nice to hear and that was a big push on our part. Like you said, with 13 episodes you can tell an entire story. Once you start getting to the bigger ones, it becomes a lot harder. I mean, Alias, I think, is one of the few shows that those first two seasons, every episode counted, everyone worked. I don't know how they did that, but they did it. That's very much what we tried to do here, and what we're still doing. It was very nice to tell it to Tom, and he was reading the first... I think he was on episode six, he's like, "Every single one of our episodes has a case of the week, but I don't feel like every episode has a case of the week." And I was like, "Great, that means we're succeeding," 'cause that's the goal, the case is just the spine. The case is what lets us take the Devil through a different section of humanity, of Los Angeles, of our own desires and fears, but really we're just telling the story of these characters.

0:25:07 JS: Yeah. No, absolutely man.

0:25:09 JH: And that's the... Again, to be able to do that with 13 episodes, especially with season one when you're finding that voice. I don't know how anyone does a season one of 22 episodes, 'cause when we got to the end of season one, we were all ready to just lay down and nap for a month.

[laughter]

0:25:27 JS: I understand. So, yeah, how quickly did you come up with the path for season two?

0:25:32 JH: Well, it's funny, 'cause we had originally had a safer ending to season one, and we'd been talking about this whole mom thing, but we thought for sure they would just blow that up, there was no way they'd let us do something that crazy, and then at the end, they were like, "Hey, we want to do a cliffhanger," and I desperately wanted to do a cliffhanger. I love cliffhanger. I love a cliffhanger that at the end of the season wraps everything up, but tells you where you're going. And there had been some sort of push back, like, "Ah, I don't know if we should do a cliffhanger. We're not sure if this is a cliffhanger show," and then they came back and they're like, "Alright, if you guys have a cliffhanger, we'd really like to hear it because we feel like this could be the kind of show that could do that really well." And so, we actually pitched two versions. One was a different story, which we'll get to at some point, which was more of a turn and a twist, and then we had this one, which is our big crazy idea, which we didn't necessarily have an answer for. We didn't know exactly who Mom was, we just knew the template, we knew what that energy would feel like, we knew how disruptive that would be.

11/24/16	Page 8 of 28

Word Balloon Comic Books Podcast - Lucifer Show Runner Joe Henderson previews season 2 Legion M Co-Founder
Paul Scanlan

0:26:33 JH: But I would be lying if I told you we had more than 10% of it figured out, which to me is the fun of TV, like Vince Gilligan always talks about how when he painted himself into a corner too much on Breaking Bad season two, it handcuffed him, and it's actually his least favorite season, because they did all those flash forwards and everything, and they realized that by the time they got to, maybe this isn't the path we wanna take. It's too bad, because you're on that path, you're stuck on that path.

0:27:01 JH: Whereas, in a future season if you decide, "Hey you know what, this bad guy, I think he should die in this episode, even though he's supposed to be our big bad." You can kill him off and then bring in Gustovo Fring in their case. And in our case, it was like, "Alright. We know we've got story potential in this. We know we can do something with it, and then, we spent the beginning of season two talking about what Mom could be that could bring the most dynamic out of all them, like Maze was Mom's torturer in hell. If Lucifer doesn't take after Dad, does he take after Mom? If Amenadiel is Dad's favorite, how does he stand with Mom? You just like, sort of, slush list all the potential, and then you start picking out, "Okay, if these are all the best versions for the characters that are part of our cast, who is this character we're bringing in."

0:27:55 JS: I get you.

0:27:57 JH: And that was fun. It was tough, but it was fun. And then the biggest thing is there really is no historical significance for God's wife.

0:28:07 JS: I know, when it was announced in the last episode, it's like, "Well, yeah, what the hell does that mean?"

0:28:12 JH: Yeah. And it really came out of, like... Yeah, good, 'cause it came out of this brainstorming in the room, where the way we approach the show and the way that, I think, makes it relatable is, we don't talk about God and angels, as much as we talk about family. It's dad, it's sons, it's sisters and brothers, and we will meet sisters at some point.

0:28:32 JS: Oh wow, okay. Interesting.

0:28:34 JH: Oh yeah. Well, as we talked about it, we're like, well, if you're talking about the traditional nuclear family, where's the mom? And it was like, well, there isn't a mom, of course, dad is divine, but then it's like, well, unless he isn't. This is our opportunity to, sort of, pave a different path, and we really sort of dug that idea of being able to tell a hidden piece of history, something that you and I never knew that allowed us to step away from the comics and the source material, as well as the Bible and start walking our own path a little bit.

0:29:12 JS: Does that give... Because she's referred to as the mother of all creation, does that give you guys the opportunity too to maybe tap into less conventional, modern religion, and think more also about past mythologies, where you do have Zeus and Juno, and you know, Hera, and I'm trying to think of Odin's wife, Freya.

0:29:34 JH: Exactly. That was definitely a big part of the conversation when it came to the energy she should bring. Like, what are the templates of past God and Goddess pairings and how do you play with that. That was a huge part and honestly the biggest part of the conversation is, we've established that Lucifer's mom is in Hell. How do we not make the feminine energy of God and Goddess evil, because it shouldn't be, male is good, female is bad, and that's a really easy trap to fall into, when you're setting up from there, so the better question is, "Why did mom and dad have a fight?"

[laughter]

0:30:12 JH: And what was it about? And why did he kick her out of the house?

0:30:15 JS: Right.

[laughter]

0:30:16 JS: Pretty much.

0:30:17 JH: So that's actually the first episode that you haven't seen. Lucifer sort of sits down with Dr. Linda, and he tells a fairy tale, which is, "Once upon a time, a boy met a girl. They fell in love, and they had sex. Except, they weren't just a boy and girl, they were celestial beings, and so, that moment of sex created the universe, that was the big bang." And then you get a good sex joke in there for that.

11/24/16	Page 9 of 28

Word Balloon Comic Books Podcast - Lucifer Show Runner Joe Henderson previews season 2 Legion M Co-Founder
Paul Scanlan

[laughter]

0:30:46 JS: Literally.

0:30:46 JH: Right? Exactly.

0:30:47 JS: Very good. [laughter]

0:30:48 JH: So we're telling our own creation myth within that. And so, they had the angels, and the angels were their children, but then God started tinkering in the garage on a little project that he called humanity, and Mom didn't like that, and the kids didn't like that, because suddenly Dad was being neglectful. And so, that's sort of our origin myth told... Our story of these big, colossal celestial beings, told in a way that hopefully, we can understand, because we get a guy having a bunch of kids and then playing his Xbox a little too much. What is that if you're God? And by the way, who's to say that, he was playing the Xbox too much or doing something else that he thought was very important?

0:31:35 JS: Right.

0:31:35 JH: So, many of us writers who don't see our families very much, very much identified with this story.

[laughter]

0:31:42 JH: "I'm trying to make a TV show."

[laughter]

0:31:47 JS: And shame on me, 'cause we really haven't talked much about what Chloe's gonna be doing. And Lauren really is such a great actress.

0:31:52 JH: She's awesome.

0:31:52 JS: And their chemistry is... Yeah, it's great. So what, without spoiling, can you tell us about what Chloe has to deal with?

0:32:00 JH: So in the very first episode, what happens is, where we pay off the finale, which is, she saw Lucifer get shot right in the stomach, and that's such a big thing, and we've played this, will-she-learn or won't-she-learn, and so we decided to really run at it. And so, the premiere is about the repercussions of that, because Lucifer was shot and he bled. She took a blood sample, so she's got this blood sample, and she's asking herself, "Should I run this? Should I test it? What will come of it? What will I find out? Do I want to know this answer? Will this answer freak me out?" And so, that is her entire drive, and I think we found a new way to sort of play with that toy of, "Who is this guy? Is he the Devil, or is he a crazy person working with me?"

0:32:47 JH: And then moving forward, it's really that relationship between the two of them, the way they're learning from each other. What I love about it is, she's such an old soul, and he's literally an old soul, but with the youngest Peter Pan-esque personality ever, so, the two of them just learning from each other while they go on their cases and experience what they're experiencing, that's the fun of it, and she grounds him in such a nice way, and forces him into an uncomfortable emotional state that is just fun to write.

0:33:25 JS: And she, much like a Dana Scully, and I'm re-watching a bunch of the first season episodes to prepare for our talk, she's always looking for the truth, and there's that great scene, I think it was in episode six, where Trixie ate her birthday cake, and her face is just covered in chocolate. And she's like, "Trixie, did you eat it?" And she's, "No." And it's so great, 'cause literally, it's like, classic kid. The evidence is right there, and Dan is able to come in and just unfortunately best her at getting to the truth, and he's like, "What's the big deal?" And she's like, "No, the big deal is, she lied." And that's the thing. And she is constantly in pursuit of the truth, whether she's dealing with her police cases or Lucifer or her kid, that's what she's looking for.

11/24/16	Page 10 of 28

Word Balloon Comic Books Podcast - Lucifer Show Runner Joe Henderson previews season 2 Legion M Co-Founder
Paul Scanlan

0:34:14 JH: Yeah. And our challenge on the show is, is the balance of a character who is a detective always looking for the truth walking with a guy who blatantly to her face claims to be the Devil.

[laughter]

0:34:25 JH: And that was the fun of the first half of season one, and the last thing we wanted to do is just repeat that.

0:34:31 JS: Sure. Exactly. Yeah.

0:34:32 JH: And so, I'm very curious to see what you think when you watch that episode, 'cause I think we found a cool middle ground in it all.

0:34:40 JS: Okay. And yeah, like you said, obviously that Dan and her have some... Dan's gonna find a new way to disappoint her and probably catch...

[laughter]

0:34:49 JH: Poor Dan. We refer to season one as The Torture of Dan Espinoza, because in the back half all it is is like, really Dan, did this terrible thing, torturing Dan, Dan escapes to save Lucifer and Lucifer's already saved himself, and then it looks like he's... It's like constant torturing that character, which... The fun of it is, when you care about a character, when you torture them, you care about them a little bit more. It's sort of what Bendis always said about Daredevil. If Daredevil had a happy day, you wouldn't care. You need to put your characters through the motions over and over again, and as much as we like to torture our main ones, I think Dan is for some reason the one who takes it the best, and I think part of that's Kevin Alejandro just sells a vulnerability to that character.

0:35:36 JS: And also, like you said, he comes off likeable.

0:35:38 JH: Yeah.

0:35:38 JS: That's the thing. He could so easily be in fact as Lucifer calls him, "Detective Douche" and everything. It's like, no, you like him, you do like him. And that's the thing. And God, I think of James Keach in Wildcats, the Goldie Hawn movie, where he's the asshole dad and stuff. And yeah, Dan could've been like that, but no, Dan's alright. Dan's a decent guy. Of course, he doesn't like Lucifer, 'cause he's trying to get back with his wife, and here's this great looking charismatic guy that's always hanging around his wife, and far to into her personal life. And even more in that episode six with the chocolate cake, it's like, "Hey, keep the kid away from Lucifer. I don't want him... Back off."

0:36:21 JH: It's funny you say that, because the biggest part of the show, and I think in most shows in general is making sure that everyone's a hero of their own story, and...

0:36:29 JS: Absolutely.

0:36:30 JH: One of the big things that we brought with Mom is making sure that she's not our villain of the season. And I think in two, you see that we very much don't go that direction while still keeping a sense of... She's our antagonist. She is the one who's gonna come and throw Lucifer's entire world upside down, but she has her own wants, her own needs, and they're relatable. They're very human, despite our crazy world. And that's... That was a big thing when we approached Dan. How do we not make him the just the asshole ex-husband that I've seen a thousand times on a thousand shows. How do we make him a good guy in his own right, that if we were watching his show, we'd be going, "Who the fuck is this Lucifer guy?"

0:37:09 JS: Sure, absolutely. No, there you go. But all that said about Mom, she obviously still has an agenda.

0:37:15 JH: Yes.

0:37:17 JS: And that's very clear, as the second episode closes and stuff. So, no, good stuff man. It looks great. And again, man, I'm so pleased, 'cause I almost wondered, it seems a lot of times, you'll have a cast member for a season, and then you move on. That happens all the time in FX, happens a lot in cable and stuff, well, pay cable. And I was worried that Rachael wasn't gonna be around for second season. She is... And we talked about this last year as well, she's another one of your secret weapons.

11/24/16	Page 11 of 28

Word Balloon Comic Books Podcast - Lucifer Show Runner Joe Henderson previews season 2 Legion M Co-Founder
Paul Scanlan

0:37:43 JH: A 100%.

0:37:43 JS: She's so great.

0:37:44 JH: And we've got an episode coming up with her that changes the relationship between her and Lucifer irrevocably. So, I'll be super teasy like that, but...

0:37:55 JS: Okay.

0:37:56 JH: We really found a way to sort of push their relationship further. And really... I love that I work on a show that has therapy scenes. How much fun is it to be able to write demon battles, and then a guy sitting across from a woman talking about what something means to him. The reason we're all willing to watch that is because you have Tom Ellis and Rachael Harris. Because they bring so much to those scenes, and because it's fun to watch two actors of that caliber talk to each other, and dig into the emotions there.

0:38:31 JS: Yeah. Literally, Gandolfini and Lorraine Bracco of The Sopranos is the last really good running analysis kind of thing.

0:38:40 JH: I feel like they killed it. I feel like... After that everyone was like, "You can't do this anymore, because you can't beat that."

0:38:46 JS: Interesting.

0:38:47 JH: And so... And I know that, 'cause like... Well actually, what I should say is, couple of people have tried to do it after that. They tried to follow in the footsteps, and all they did was get compared with Sopranos, because you can't beat that. And then eventually, it almost became like salted earth.

0:39:00 JS: Sure. Sure.

0:39:01 JH: Where it's like you can't have anyone sit down with a therapist, because all anyone's gonna think is that. And I think, we found just the right length of time to come back to that, just long enough, where no one had really done it in a little bit. And, obviously with a very different hook as well that makes it a feel of its own. But it was funny, because I feel like for five years you couldn't go there.

0:39:24 JS: No, I hear what you're saying. Absolutely. And also again, different actors, different energy, different styles. So, while the dynamic is similar, it is different, because of the performers and the characters, and I completely understand, but with that in mind, because it is... Man, you are in the eye of the storm in terms of the ever changing television world, whether it's video streaming, cable network, syndication. And that's the thing, because literally, conceivably, you are competing now with Sopranos' reruns.

0:40:00 JH: Yeah?

0:40:01 JS: I was even in Marc Maron's podcast today. And he said, "Oh, you know... " And it's so funny, 'cause good timing that we're talking about the Gandolfini-Bracco dynamic, and he's like, "Oh, man, I got HBO GO, and I'm watching The Sopranos, 'cause I miss it." So you're not... I mean there's always been reruns, but the amount of reruns and the amount of video options now really... I mean, God, I feel it in radio.

0:40:23 JH: Oh, no.

0:40:24 JS: We're just in competition with so many other options. And you know... Because again, you have that USA background with White Collar and Graceland and shows like that. How has it been now that you're going into this second season? I mean obviously everything worked, and certainly they greenlit the second season for you at Fox, but yeah, in terms of working with the network and also again, the environment of the competition today, tell me about that.

11/24/16	Page 12 of 28

Word Balloon Comic Books Podcast - Lucifer Show Runner Joe Henderson previews season 2 Legion M Co-Founder
Paul Scanlan

0:40:50 JH: Yeah. I mean it's really fascinating. Because, the only thing you can do... 'Cause you're right, we are now competing with every other show that's ever been aired.

0:40:58 JS: Yeah.

0:41:00 JH: It's not what's on Mondays at 9/8 Central. It's what is on anyone's Hulu, Netflix, all those things, and the honest answer, which is sort of the shitty answer is, you just try to make a really good show that people can watch. And hopefully, that people will be watching in 10 years competing with whatever show has come up. But it's tough. It's funny, because you can make a really good show, and just get lost in the shuffle and not get picked up. And that was our big fear last January is, we were proud of our show, we really liked it, but would people find it, and also is the appetite there. Because sometimes, a show comes along and it's not the right time for it. And I think, what's nice about this is, there's not a lot of shows that are doing sort of a little bit of everything. I think we're funnier than anyone expected, and we're actually to your point, we're sort of like a dark weird USA show.

0:41:57 JS: Agreed.

0:42:00 JH: And those aren't on anymore.

0:42:01 JS: The dark weird ones for USA?

0:42:02 JH: Well, there's USA shows. USA shows are different now. Suits is the only one still going, otherwise it's Mr. Robot and things like that, which are great.

0:42:11 JS: True, true.

0:42:11 JH: But that brand is gone, and so, what we sort of did is, bring it back but add an edge and a darkness to it, and a supernatural element, but really, we're telling a kinda story that I personally loved watching. I loved working on White Collar, 'cause I loved watching that kind of show. Similar to this, I love watching something that makes me laugh and makes me think. That's what "Buffy" did. That's what was so fun about that show is, you got a little bit of everything from every episode.

0:42:39 JS: No, and I agree, and I think you do have that good Whedon, Buffy, angel kind of dynamic as far as the action, and also the humor and the supernatural. And again, that's why I said with the way you guys are writing. It's got that USA fun pace and snappy dialogue... Great guest cast, man.

0:43:01 JH: Oh yeah.

0:43:01 JS: Hey, and I'm so sorry that he's back and that he's having personal problems, 'cause, again, I re-watched the Tom Sizemore episode when he's the biker dude. And that's the thing, man. The guy's got two God damn scenes and he totally kills, he's fantastic. And it's... Oh my, honestly, I really do. I am like, "God, I hope he gets his life together, because he's so good."

0:43:21 JH: If he can do that much with that little, that just tells you how good of an actor he is. And it is a shame that he's having troubles, because he was nothing but professional for us. And it's funny, 'cause at the beginning of the season, when you make a list of the characters you wanna bring back, and he was one of them and do nothing having to do with what was going on with him, we just couldn't find a way to bring that character back, but that's how much fun it is just to watch him act.

0:43:48 JS: Yes. I bet.

0:43:49 JH: We got Jim Rash to come on, we got Al Madrigal.

0:43:53 JS: Yes, yes.

0:43:54 JH: I can't think of his name, the guy who played... Kevin Rankin was fantastic for us, who played Malcolm.

0:44:00 JS: I think we talked about it.

11/24/16	Page 13 of 28

Word Balloon Comic Books Podcast - Lucifer Show Runner Joe Henderson previews season 2 Legion M Co-Founder
Paul Scanlan

0:44:00 JH: Yeah.

0:44:01 JS: Yeah, we talked about him last year, I think.

0:44:02 JH: Oh God, he was good. And then Tricia coming on was just an absolute gift. And I'm trying to think of... Oh, and then we got Michael Imperioli.

0:44:12 JS: Oh, I totally forgot about Michael Imperioli.

0:44:14 JH: Speaking of Sopranos.

0:44:14 JS: That's fantastic. Yes, exactly. Jesus. That's very true.

0:44:17 JH: And it's great, because as you start to build up this world of the angels and these brothers and sisters, he has such a different energy from DB and Tom, and it really just gives you a sense of, "God, what's the next one gonna be like?"

[laughter]

0:44:31 JS: That's really true, man. Hey, I know Tim Matheson from "Animal House," well, I know you know, but...

0:44:39 JH: Oh yeah?

[laughter]

0:44:41 JS: Van Wilder's dad for some younger listeners and stuff.

0:44:43 JH: Nice.

0:44:44 JS: You know what I mean? Just the consummate lead and character actor, he directed for you, will he come on and act?

0:44:51 JH: You know, it's a good question. I would love to... Man, I would love to do that. Yeah, it's funny. It's that weird game of, if we find the right role... Right now, I'm trying to get all of the actors from White Collar to come back in various degrees.

0:45:07 JS: Well, terrific.

0:45:08 JH: But it becomes that weird game. It's funny, 'cause Willie Garson and I always tweet back at each other, where he's like, "Well, I guess I'm still not on your show." And the answer is, I need the right role for him.

0:45:20 JS: Sure.

0:45:21 JH: But man, I would love to get Tim on. He's just awesome. He acted on the White Collar episode that he directed for us season two and he was just fantastic.

0:45:30 JS: Excellent. And shame on me, too. Chloe's mom played by Rebecca De Mornay, and I love her character's backstory as a former horror queen, vampire convention-going celeb, and certainly coming out of convention season. I'm just back from Cincinnati.

0:45:46 JH: Oh man.

0:45:48 JS: So yeah, that was cracking me up re-watching that, and I'm like, "Oh yeah, she was great."

0:45:51 JH: Well, she will be back. We were big fans of her.

11/24/16	Page 14 of 28

Word Balloon Comic Books Podcast - Lucifer Show Runner Joe Henderson previews season 2 Legion M Co-Founder
Paul Scanlan

0:45:54 JS: I kinda figured.

[laughter]

0:45:55 JS: I kinda figured.

0:45:56 JH: Right?

0:45:56 JS: She really... No, yeah, she made a great impact. Absolutely, and that's the cool thing. It is so great. And again, stemming from your experiences with the USA shows. It's just this great opportunity to really cherry-pick some excellent actors, who are still great actors, but they reach that age. God, William Petersen is an acquaintance. Before he got CSI, and he did Fear with Mark Wahlberg and Reese Witherspoon, and I'm like, "Dude, what the fuck? Why are you the dad? You're the one that's supposed to get the girl." And he was laughing, and he's like, "Hey, man, you reach a certain age... " It's certainly worse for women.

0:46:32 JH: Yes.

0:46:33 JS: But yeah, you reach a certain age, and it's like, "No, you're not the ingenue anymore and you're not the young leading man anymore," so you gotta slip into these character roles and the great thing is there are writers like your staff and the other staffs that you've been involved with that can come in and give these people great showcase roles. And suddenly, you're reminded, it's like, "Oh no, actually, these guys are really good." Casper Van Dien when he was on Monk. I think it was... Was it Casper? I think I'm saying his name right.

0:47:02 JH: Yeah.

0:47:02 JS: Yeah, yeah, yeah. No, that's the thing that's like, "Oh no, that's... "

0:47:05 JH: He's actually good, yeah.

0:47:07 JS: It's like, it's good to see him again and everything. And that's the thing and it happened so many times on shows like yours.

0:47:13 JH: Well, it's funny, 'cause we... I think since we have that element of comedy, actors like coming on. We just got Robert Picardo...

0:47:21 JS: Fantastic.

0:47:21 JH: To come on for an episode and, obviously, he's awesome. Charisma Carpenter came on. You get these actors who just wanna do a couple scenes where they get to be funny, or be weird, or play against type. And Jim Rash, we got him just because he read the script and thought it was funny.

[chuckle]

0:47:39 JH: Like, "That's really cool." And that's... What we try to keep doing is, we're not just a show where a body drops and people very seriously figure it out. We're a show that explores humanity and tells dick jokes.

[laughter]

0:47:52 JH: That's the serious bar that we have achieved, so, and occasionally, angels fight angels.

0:47:58 JS: I understand. And also, Tom occasionally sings.

0:48:01 JH: And Tom...

0:48:02 JS: And that is... Is that really Tom singing?

0:48:03 JH: That is really Tom singing. Oh, that's right, you haven't seen, in the premiere he sings again.

11/24/16	Page 15 of 28

Word Balloon Comic Books Podcast - Lucifer Show Runner Joe Henderson previews season 2 Legion M Co-Founder
Paul Scanlan

0:48:05 JS: Oh, great. 'Cause yeah, again, I watched the second half of the season again. And yeah, Trouble Man, I'm like, "God damn man, he's good," and I'm like, I gotta ask you, I'm like, down to can he play the piano?

0:48:17 JH: He can play a little bit. He does not play as much as it appears to be through the magic of television.

[laughter]

0:48:21 JH: But, no, he can play a little bit. And it's funny, 'cause I went to the recording session, this one, for the song in 201 and you just listen to it and you're like, you could play this without futzing at all, and by the way, we barely futzed it. And it would work, 'cause he's annoyingly good.

0:48:40 JS: Oh, that's excellent. Well you know as he gets older, should he choose to pursue the convention route, he could be like James Darren, and...

0:48:46 JH: Who's James Darren?

0:48:48 JS: James Darren was Vic Fontaine on Deep Space Nine.

0:48:51 JH: Oh wow.

0:48:52 JS: And he also was in the...

0:48:54 JH: Does he sing now?

0:48:55 JS: Yeah, well his character... He was from the Time Tunnel in the '60s and he was Gidget's boyfriend, in the '60s...

[laughter]

0:49:00 JS: And was TJ Hooker's partner with Shatner.

0:49:04 JH: Oh wow.

0:49:05 JS: And then he does Deep Space Nine, and yeah, I guess he always could sing. And in fact he did, 'cause I think he even maybe sang the Gidget theme song with Sally Field, I'm not sure... The Sally Field Show. But Vic Fontaine was this hologram character that was supposed to be a rat pack era singer.

0:49:23 JH: That's right.

0:49:25 JS: And he just does the great American songbook.

0:49:27 JH: I forgot about it, oh yeah.

0:49:29 JS: And now on conventions. Yeah, and now at conventions, it's like, "Yeah, Jim's gonna talk about doing Time Tunnel in Deep Space Nine and come back tonight, because he'll sing a bunch of songs from the great American songbook.

[laughter]

0:49:37 JS: And he can do it. And the same with Tom obviously, like I said with Trouble Man, I don't even want to know what the song is for Monday, and I'm sure that'll give the listeners something else to look forward to Monday when the season premieres.

0:49:48 JH: I think people will be very happy.

0:49:50 JS: Dude, congratulations. Continued success. Monday, the season two begins for Lucifer. Again, 9:00 PM Eastern and Pacific, 8:00 PM Central, on FOX. And way to go Joe Henderson, keep it up.

11/24/16	Page 16 of 28

Word Balloon Comic Books Podcast - Lucifer Show Runner Joe Henderson previews season 2 Legion M Co-Founder
Paul Scanlan

0:50:04 JH: Thank you man. Thank you for all the support. So everyone, check it out. Watch it.

0:50:08 JS: That's Joe Henderson, great conversation. And I'm telling you, I like Lucifer a lot. I would not be talking about it as much, I would, "Oh, that's great, good luck," but the good news is, he doesn't need my help, Lucifer is a hit. And I'm very happy that Joe is a Bendis Board friend that made good, and is kicking ass in television, and still wants to talk about it here on Word Balloon. So, really looking forward to season two getting started, and you guys can catch up on what I've already seen of Lucifer. It's fantastic.

0:50:35 JS: Now we switch up to media talk of a different kind, and that's this new media company called Legion M. We'll tell you about the website and the particulars, but this a geek company that has raised an initial nice chunk of change to get into the geek industry. They want to produce television shows, movies, subjects like that, and you will hear about the process of becoming part of Legion M from one of its main partners, and that's Paul Scanlan. So we're happy to welcome him now to Word Balloon.

0:51:09 JS: Happy to welcome Paul Scanlan, the co-founder and CEO of Legion M, a very interesting company that is trying to make itself known in the geek community. It's a pleasure Paul, welcome to Word Balloon.

0:51:23 Paul Scanlan: Thank you, yeah, it's my pleasure as well, especially with a fellow Chicagoan, love it.

0:51:27 JS: Yeah, we were just talking off the air, we were swapping Chicago stories. Very cool man. So, tell me about Legion M, we've seen crowdfunding for specific projects and this is crowdfunding of a different story, tell us about Legion M.

0:51:42 PS: Yeah, we like to think of it as being kind of next level. Kickstarter, IndieGoGo, all these things have been great platforms for creators and entrepreneurs to get their ideas out there and get people rallied around them, and get the support from their fans, or people that just like their idea, are interested and wanna support it. But starting this year, the SEC has finally updated the securities laws, so that you can do what's now called equity crowdfunding. So for the first time in history, you can go out and allow fans and the general public to participate and support you, but also to participate in any upside that might come from it. So instead of getting a t-shirt, or a coffee mug, or something like that, and the bragging right that you helped support something, in our case, you can get that bragging right, but you also get to participate, you own shares. Legion M is the world's first fan owned entertainment company, so we are, from day one, we are fan owned. We just completed our record setting seed finance round, which was massively over-subscribed. We have now over 3,000 co-owners that are supporting us, and they own equity just like we do, and our partners do. And together, we're gonna create some kickass content.

0:53:15 JS: So you're looking, as it says on your fact page, to work with top tier Hollywood talent to create movies, TV shows, other entertainment experiences. Are there projects already in the works?

0:53:29 PS: Yeah. So we've already got several top proven talents from Hollywood that are kind of joined in and are a part of what we call our creative advisory board. So, we've got Seth Green and the team behind Robot Chicken, the Stoopid Buddy Stoodios, they're one of our partners. They were actually one of our first partners and we absolutely love those guys. We wanna surround ourselves with smart, innovators in Hollywood. We've got Alamo Drafthouse. I don't know if you're familiar with Alamo, but...

0:54:06 JS: I am, but tell the listeners, please.

0:54:07 PS: Yeah. They are the most forward thinking group in the theatrical, in distribution for movie goers. They put fans at the center of that experience, their theaters. They now have 31 theater chains across the US and are the fastest growing theater chain, and have done some really nice tie-ups with the other distribution channels. We like them because they're really thoughtful in their approach to curating content, and finding, and discovering new talents. In fact, we were somewhat connected to them, but it was Guillermo del Toro, one of our idols, who directed us, and gave us the very wise advice to go tie up and work with Alamo, and the rest is history. And then, we've got 42 Entertainment and Meltdown, Meltdown Entertainment out of Los Angeles, probably the epicentre of nerd and geek culture on the West Coast.

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Word Balloon Comic Books Podcast - Lucifer Show Runner Joe Henderson previews season 2 Legion M Co-Founder
Paul Scanlan

0:55:22 JS: Meltdown Comics and the comedy podcast that happen there, and their all comedy stage as well.

0:55:28 PS: Yeah. They are great. We just love being associated with them and there's... It's just swirling with cool interesting people and projects.

0:55:41 JS: And I see on the website too, you're also taking submissions as well.

0:55:45 PS: Yeah. So, we're setting up our platform for ingesting submissions right now. So, what we're asking people is, if you have something that you wanna submit for our consideration and evaluation, if you can give us a little bit more time, what we wanna do... Because our goal is to have as many co-owners as possible. And over time, in subsequent rounds of finance, our long-term goal is to have one million fans, and one million fans as shareholders, that becomes a really powerful and compelling proposition, because now, we not only will be well financed, because the average investors... The minimum is $100, but the average right now is ending up around $400. So, imagine, having $400 million to invest in projects that have a million people actively, emotionally, and financially invested in those projects, that can be a pretty influential company in Hollywood. And so, we wanna partner with top talent, but we also wanna discover the next Guillermo del Toro, and find those people out there. And so, we do wanna have a submissions process, where we can help discover. We also want the co-owners to help us evaluate those projects. It can be time consuming and a hard thing to scale, but if you've got a lot of people and they're interested in helping to evaluate these things, that can help the cream rise to the top, and then we can dig in further.

0:57:33 JS: Do you have those specific projects that you're looking at immediately, that once you reach a certain level of funding, you wanna pull the trigger on?

0:57:42 PS: Yeah. Well, we've announced our first project. And again, the company is really designed as a shareholder, you own part of the company, and the company will have an ongoing slate of projects, and we'll also continue to raise more capital. So right now, we raised a million dollars in this first round. Actually, more than a million. We were capped at a million because of the JOBS Act, the way that JOBS Act is set up. So, with the Title III, which is the component of the JOBS Act that we used to raise our seed capital, we are limited to a million. We had well over a million dollars, and so now, we're trying to sort all that out. We're ready to engage in projects, and we've announced our first project is actually something we call Icons. It's a virtual reality project, and it's a virtual reality interview series, and we're starting with our first subject is Stan Lee. So Stan Lee's gotten involved. He loves the whole idea of Legion M, and has given us a lot his support, bringing endorsement in and LA Times profile that came out a few weeks ago. And Stan is a legend, and an amazing creator of our... If not the most amazing creator, one of the most amazing creators of our generation, is also in his 90s, and he's a very interesting fun guy. And we wanna create a virtual reality experience that is as close to you feeling like you're in the room with Stan Lee.

0:59:31 PS: So, most virtual reality projects put you in the position of the camera, while you explore a space. And that's done with a dome of cameras that are pointing outward, then it's seamed together with the computer. In our case, we're gonna take a dome of cameras pointing inward, and we're gonna shoot an interview with Stan Lee, and then we'll place him in an environment like his office or somewhere interesting, with things to explore, but the idea is, when you put the virtual reality headset on, that you have what is as close to feeling like you're in the room with Stan Lee during this intimate conversation. So with all of our subjects, we allow them to choose who's going to interview them. Stan has someone that he wants to interview him, but we haven't announced it, it's another very cool person.

1:00:27 JS: Okay.

1:00:27 JH: But the whole idea is, that we're gonna create a library of these experiences. So, for generations to come and for people all around the world to have that experience of what it's like to be in the room listening to Stan Lee, talk about his creative process and his life and those things. And so, we call it Icons: Face to Face, and over time, our goal is to have a library that we can share with schools and museums and libraries around the world, but it'll also be available through the storefronts for individual viewing.

1:01:11 JS: Well, to facilitate that and forgive me, because I'm aware of the virtual reality stuff, I certainly saw a lot of it happening at Comic Con this past July and stuff like that. I don't know from a consumer standpoint what the cost is to have the virtual reality eyes and ears to experience this. Would it come along with the package or would you be selling... I don't even know, is the info fed by disc? Is it digital? On a thumb drive?

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Word Balloon Comic Books Podcast - Lucifer Show Runner Joe Henderson previews season 2 Legion M Co-Founder
Paul Scanlan

1:01:41 PS: Oh, yeah yeah. No, we would be... Yeah, it's a good question. We're not trying to compete with storefronts and the experiences that are out there. So this is purely just consumable content. It's a library of content that would go into the Oculus store and the Viad store, and we would make sure that it's compatible with all the leading hardware and storefront experience.

1:02:13 JS: I got you. Okay.

1:02:14 PS: Yeah. There may be some partners and we've had some discussions with some people for the library and museum implementations that... Something that Samsung or someone would step up and they would set that up, they'd have more than just the Icons library. They'd probably also have other VR experiences.

1:02:36 JS: Sure.

1:02:37 PS: Yeah.

1:02:38 JS: Okay. I'm with you. Yeah, yeah. No, no, and I don't mean to cut you off. I'm sorry.

1:02:41 PS: No. No. Not at all. We're excited about it, because we feel like, VR is at the very early stages of its evolution, and we see it as a future of story telling. And we feel like there's gonna be a lot of content that gets developed that has short life span, etcetera. We feel like these can have lasting value, because who wouldn't... I mean imagine, if you could get in the room with William Shakespeare or Martin Luther King.

1:03:16 JS: Sure. Jack Kirby or Will Eisner for comic creators...

1:03:20 PS: Yeah or Prince or David Bowie. It's too late for all these people.

1:03:26 JS: Yeah.

1:03:27 PS: And then, we have a list now of other icons that we'll be including.

1:03:35 JS: Are you already in production with Stan? Have you already started shooting or is that still a little way away?

1:03:41 PS: It's scheduled, yeah. We're partnering with the VR company that's got the rig and doing all that as well.

1:03:48 JS: Is it scheduled this year, forgive me, but he is 92.

1:03:52 PS: Absolutely [chuckle]

1:03:54 JS: And don't get me wrong, because I have seen him within the last year or so and he's a pretty incredible 92.

1:04:00 PS: Oh, he's unbelievable. We feel so blessed, because he's really taken a liking to our company. He likes what we're doing. We like to think of Legion M is more than just a company, it's a movement. And for someone like Stan Lee who really understands the fans and understands fandom, he got it right away. We were introduced to him and he's been so amazing for us. Not only his participation with Icons, but also we had a small little get together with some of our creative allies, a couple of weeks ago in LA, and we invited Stan, but we don't really expecting him to show up.

1:04:48 JS: Sure.

1:04:49 PS: Here he comes, he walks in the door to come have a beer with us and celebrate our successful first round. And he acts like he's 40 years old or 30 years old.

1:05:05 JS: Oh yeah.

1:05:05 PS: He's just so cool.

1:05:08 JS: Well, yeah, he's still bursting with ideas, which is still pretty impressive.

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Word Balloon Comic Books Podcast - Lucifer Show Runner Joe Henderson previews season 2 Legion M Co-Founder
Paul Scanlan

1:05:11 PS: Yeah he is.

1:05:13 JS: So, would the experience of doing this icon thing, is it an hour? Is it a half hour? Again, 'cause I haven't really experienced...

1:05:20 PS: Yeah. No, it's a great question. Ultimately, I think we'd want to put out something that could be an hour. Right now, most of the VR experiences are, people tap out after about 20 minutes, so it won't be an hour to start with. We're gonna shoot an archive as much as we can.

1:05:44 JS: Okay.

1:05:44 PS: We may piece it out over time, and we're gonna have footage of Stan in excruciating detail that we can continue to bring to the market later, but right now, I think, most people are looking at VR like a sit-in experience, something like this. If it's not a game, it's more like an interview, probably not much longer than 20 minutes.

1:06:15 JS: Okay. And again, unless this is something you can't disclose, but what is the budget for that kind of VR experience to shoot it and make it?

1:06:25 PS: You know, we haven't really discussed or shared the details on the budget, but suffice it to say that it's within our domain right now, and we haven't raised a lot of money. And that's one of the reasons why we think it's an interesting project. We also have other projects in our slate, where we'll be getting involved, but we might not be picking up the entire budget.

1:06:49 JS: Sure. Okay. I could see, and pairing up with Seth Green, and that would bring you into his type of animation, and some of the projects that he does is stop-motion and things like that. Are you pretty much focused on this VR realm or are you branching out?

1:07:14 PS: Yeah, we wanna be diversified. So VR is just one, it wouldn't be the only thing we would do, because we believe in VR, but we don't wanna put all our eggs in one basket. So, we're gonna get into some movies, some independent movies, probably some horror, and sci-fi projects. And that's why Alamo is an interesting project. I mean, they are an interesting partner. They've got the distribution, and they've got Drafthouse Films, and they're out at the Toronto Film Festival, and looking at things there. They also have great relationships with a lot of the up and coming creators. And then, we're also looking at television. So we wanna have a diversified slate. We want there to be variety for the people that get involved, as an investor.

1:08:11 PS: And by the way, I should share that there's not a requirement to make an investment to join the Legion. To be a member of the Legion, you can still come along for the ride, and see and experience most of what's involved in the Legion without making an investment. The difference is, if you make an investment, and we create value in that stock, then you get that upside advantage. And there might be a few things that we have to limit the availability just to shareholders. But as a member of the Legion, part of getting involved is to really not just be a passive investor. We want people that are actively interested, giving us feedback. We wanna take them behind the scenes. We wanna get the creators or the cast to do an online hangout with our shareholders. We wanna have special perks when we go to events or premieres that we can do things like that with and for our members.

1:09:25 JS: So yeah I mean, obviously, you're establishing a community here. You've got your 3,000 investors. And yeah, you're reaching out to get more members. And as you say, you're gonna have Google Hangouts and stuff. Do you envision having a sort of online channel that will have content just kind of expressing, "Hey, this is what we're currently working on," is that the plan?

1:09:49 PS: Yeah. I mean, we already have a private Facebook group already set up. And we have almost 3,000 people in there already. [chuckle] So it's not perfectly scaling with our needs. I think we've kind of outgrown it pretty quickly, but it's still a very active and cool, energized space, where people are sharing ideas. And we're putting up holes, and we're informing and updating people on what we're doing, and where we're going and what are the latest projects. We're in the process of launching a more detailed forum site, where we can organize the threads. Part of the problem with Facebook is that it's just one long [chuckle] discussion board, and you can't organize in there horror or reading, and things like that.

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Word Balloon Comic Books Podcast - Lucifer Show Runner Joe Henderson previews season 2 Legion M Co-Founder
Paul Scanlan

1:10:45 JS: Sure.

1:10:47 PS: But yeah, one of the things that we're talking to the members about right now, and in the process of fine tuning, is doing a book club or a reading club. Something that we can jointly all do to help discover some content that we think might be worth pursuing, and have the collective feedback and discussion on it. Maybe get the author or creator to join that discussion. For the right project, we might be able to option that project, and then try to sell it. And one of the things that we anticipate is we grow. I mean again, in just a couple of months, we have over 3,000 investors, but we already have 10,000 people that are supporting us in some way, and not just the investors. So, we have the beginnings, a budding of a Legion that can matter. And as we grow it, we anticipate that we'll be able to rally that group together to move the needle on things. It could be moving the needle on a graphic novel or a comic book or a book that we wanna push into the upper trajectory, get it pushed into becoming a best seller, then maybe develop it from there.

1:12:33 JS: What kind of literary channels do you have? I can see using Alamo for a film distribution. Television, obviously you can create something and pitch it to various platforms and stuff. How do you rep, though, from a publishing standpoint?

1:12:49 PS: Yeah. We wouldn't necessarily be publishing books, but what we would do is, we're already in discussions right now with some books that we like that we're looking at optioning to develop, working with the author, to be the production partner to develop that book into a TV series. You see what I mean?

1:13:13 JS: Of course. Yes, yeah. When you said though... I just wasn't certain. Obviously, taking a graphic novel and possibly making it into a television series or a film, yeah, that is one thing, but I just thought perhaps there was also a publishing based on what you were saying.

1:13:27 PS: Well, I think there could be a tie up and we're interested in having those discussions, 'cause Meltdown's a good partner and they're basically a comic book store and book store.

1:13:37 JS: True.

1:13:41 PS: Our optimistic or hopeful goal is that if we're successful in getting enough people to participate and to be activated in this group, that we might have an influence, like a smaller version of what Oprah's influence has had on authors. Oprah puts something in her book club, it's like, overnight becomes a best seller. Right?

1:14:09 JS: Sure, yeah.

1:14:13 PS: So we wanna have the Legion help us curate what goes into this? And we would have it as a reading club, because... And there may be multiple threads, but we wanna do comic books, we wanna do graphic novels. We wanna do books, but we also wanna do scripts. As we get scripts submitted to us, there may be some months where we say, "Hey, why don't we make this month a script month, and let's pick the top scripts that we've had submitted and let's get those out to everybody and have a discussion on it.

1:14:44 JS: So you could even, within your community, as it grows, as you say you've got 10,000 reps right now, spread around a script, get an approval rating amongst those 10,000, then take that to a potential television platform, and say...

1:15:02 PS: Yeah. Take it to the studio...

1:15:05 JH: Right, proof of concept.

1:15:05 PS: Or just develop it ourselves and sell it to Netflix. There's a lot of... I mean what we're doing is really organic, because we're tapped into what people are interested in from day one, in a very genuine way, right? Because people care, because they're emotionally invested, but also there's a financial investment. They wanna give that valuable feedback. In the world of remakes and reboots and all these things that Hollywood has done, we feel like that's a real transformative thing to be able to do. That if we can come to the table and create, discover, and develop new material that before we got involved, maybe didn't already have a fan base. So it's not Star Wars, it's not Star Trek, but it's something new. But it's not missing a fan base. It's new with a fan base. And that's the missing ingredient.

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Word Balloon Comic Books Podcast - Lucifer Show Runner Joe Henderson previews season 2 Legion M Co-Founder
Paul Scanlan

1:16:17 PS: I always like to say, in Hollywood, there are really three things that matter most. Talent, you gotta have talent and create great content. You need talent to do that. You need money to finance projects, 'cause it's expensive to create high-value content. And you need fans. You need an audience. And if you have all three of those things, that's a really solid recipe for success.

1:16:46 PS: Most studios... And this is why the studios are doing Ghostbusters and like... They know those things have a fan base, they've got the money and they've got the talent, so they know they can produce these things. We wanna be able to add more creativity to Hollywood. We wanna have a benefit to the audience, so that we can get out of this rut.

1:17:10 JS: I know you're making this Icon show with Stan. Do you then have the production resources that if I've got a movie idea and it gets vetted, Legion M will be able to, at the very least, produce some sort of proof of concept? Maybe a 20-minute kind of demonstration of the idea or something like that? Is that something that you guys are able to do?

1:17:31 PS: Yeah, absolutely. The way Hollywood works these days, even the studios don't necessarily keep all those resources in-house. So we would have access to the talent, and the facilities and the equipment and everything to do that and what you need is the money to do it, to be able to hire everybody. And so, by having fans as investors, we're funded, we've got fans, we've got access to talent. We also look at the overall ecosystem, like what Hollywood is doing today and there are some companies like Alamo, and there are some others we're targeted that we really like what they're doing, and we think that they've got a good tasteful eye for what creates compelling content and they've had some breakout success. We can add value to their projects. I mean, except for Star Wars and a few other massive franchises, there's not a project where having fans invested wouldn't add value to it.

1:18:43 JS: I understand that, sure. Sure.

1:18:44 PS: Yeah. Since we've launched, we've had guys like Stan Lee, and Guillermo del Toro, and Morgan Freeman, and people who are heavyweights, at the top of the industry are reaching out to us. They're not reaching out because they need our money. Money for these guys comes pretty freely, but having money with fans attached, that gets pretty powerful.

1:19:10 JS: So compare, and I guess... Well, I'm gonna ask you, compare what Legion M does to say, a company like Circle of Confusion and I'm sure the name might have come up for my listeners, but I'll give a little more background, because full disclosure, I've got friends that work with that company. Brian Bendis works with Circle of Confusion and they help develop the Powers television series for Playstation and Sony and then Robert Kirkman with the Walking Dead is a Circle of Confusion client. And I know John Hickman has some things in development with them. So that's one example that I know of that they are a company that will represent a creator, help them package their pitch, and then, present it to the studios and stuff. What does Legion M do differently and again, but there's the fan base. And I guess, just as a skeptical question without any judgment, it's like, if your fan base is your investors and your partners, that's a skewed fan base, and forgive the comparison, because this obviously... Because I'm gonna say it like...

1:20:19 PS: No, it's alright. Don't say Amway [chuckle]

1:20:23 JS: Well I'm not gonna say... I was gonna say Dianetics stays on the bestseller list, because the Scientology people back it and go out and buy it. So again, and forgive me, it's an easy comparison and honestly what I'm asking you is... You know where I'm coming from right?

1:20:38 PS: It's massively successful when people start relating Legion M to a religion or cult...

[laughter]

1:20:47 JS: And I don't mean that as a negative. Do you get where I'm coming from though?

1:20:48 PS: No, no, no. Absolutely. And it's interesting that you bring up Circle of Confusion, we have a lot of respect to those guys, we're aware of them, there are companies out there like them and A24 and there are good companies out there that are packaging and developing content. We don't necessarily see ourselves as competitive to them. The Stoopid Buddy Stoodios guys, they're packaging and developing their own pilots and selling content in, but they're not... We're not competitive to them either. We can add value anywhere. There's literally no one that we compete with right now, because there's nobody else has done this before. Nobody else has actually gone out, part of it is that you couldn't do it, it just wasn't possible, because the SEC wouldn't allow it.

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Word Balloon Comic Books Podcast - Lucifer Show Runner Joe Henderson previews season 2 Legion M Co-Founder
Paul Scanlan

1:21:38 JS: Wouldn't allow crowdfunding in this way?

1:21:40 PS: Yeah, they wouldn't allow you to sell shares. You can do the Kickstarter and IndieGoGo, which like I said earlier, we think that's fantastic, but it's not enough, and I think it's great for certain things, but if you wanna develop a movie for example, an independent movie, the problem with Kickstarter and IndieGoGo is nine times out of 10, you're pre-selling the DVD, as one of your ways to raise capital.

1:22:07 JS: Right. Sure.

1:22:08 PS: You put in $100 bucks, you get the DVD, you get a sweatshirt, you get a coffee mug, right? People feel like that's great. The challenge is, for the filmmaker, they've gone straight to DVD, if they wanna go to Alamo or go to get theatrical distribution, they've already monetized the content with the fans, with the huge number of the fans. People that are investing in Legion M, they own shares in Legion M. They don't... I own shares on Apple, I don't get free iPhones. And so for us, it's a huge differentiator, because we're not only diluting the monetization opportunity of that project, we're actually adding great value to it, because if you have a legion of investors that have been involved during the production of this movie, and have gone behind the scenes and listen to the director talk about why he made choices, or maybe even gave some feedback on certain components of it, or wardrobe, or whatever. One of our goals is to encourage any director or creator that we work with, to access the Legion and ask some questions. I put a poll out today, a few hours ago, I've already got like hundreds of people have responded to it.

1:23:34 JS: Cool.

1:23:34 PS: And they're responding in a genuine way, because they care and they're informed and interesting people. So, as we bring these things to market, I think, our ability to monetize it hasn't been diluted, in fact, it's been increased. And so, when we take that to Netflix or a distributor or anyone else, everyone that we would talk to in the ecosystem would see the value of having, "Oh, you have 10,000 people that are already engaged and chomping at the bit to see this thing?" That's helpful.

1:24:15 JS: Sure. No, I hear you, man. No, I get it. And also... Yeah, that's the thing is... I think, 10,000 dedicated people is a significant number, and it's certainly a significant starting number, you obviously wanna grow.

1:24:30 PS: Yeah, I think... It'll take us a few years, I think, to get to a million, but we'll have influence, and be able to do cool things well before that.

1:24:45 JS: When do you envision...

1:24:47 PS: One thing to just point out, case in point was Stan Lee, right? I'm sure a lot of people have approached him about doing a virtual reality interview, maybe, maybe not. But he gets a lot of invitations for interviews, but the difference is when we approach him, we're not approaching him as Sony, or Oculus, or some corporation, we're approaching him as a Legion of his fans that wanna have access to this interview, and that was really compelling. And I think went into his decision of, "Oh, this is really cool. Yeah." I mean, it wasn't even really a sales process. It was, "Yeah, that's great. I'm in."

1:25:36 JS: That's terrific. When do you think the Icon production with Stan might be finished?

1:25:43 PS: So we're scheduled now. So, I think we'd expect to have it up by the end of the year. Our goal would be to have it out in time for the holidays.

1:25:52 JS: Oh, fantastic. Wow! That quickly.

1:25:54 PS: Yeah, yeah. I mean it's a pretty straightforward thing, it does take some investment. There's technology involved, there's time involved. It's also very costly just to store the data, it's an incredible amount of data when you have 40 plus 4K cameras, all shooting simultaneously, that's a lot of memory.

1:26:18 JS: Wow! Well, that's interesting. Okay. Well, so... That's ambitious, and I think that's great, 'cause yeah, that would be the next question. And when would the next level of the ability to invest come up?

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Word Balloon Comic Books Podcast - Lucifer Show Runner Joe Henderson previews season 2 Legion M Co-Founder
Paul Scanlan

1:26:30 PS: Yeah. So we'll be opening that also before the end of the year. The way the JOBS Act is broken out is there are a couple of components. There's the Title III, that's what we did to raise our seed capital. So with that specific fundraising mechanism, you're limited to $1 million. And then, they have something called a "Reg A." Reg A is a little more scrutiny, so we have to do a little more documentation, and have a few more kind of legal partners involved, and a little bit more diligence by the auditors, etcetera. But with Reg A, we can raise up to $50 million. So we'll open a Reg A+ round sometime between now and the end of the year. It takes several weeks... Actually, it takes a couple of months to put these things together and get them approved by the SEC, so we're in that process right now.

1:27:35 JS: Very interesting. Okay. Well, yeah, I guess...

1:27:39 PS: Sorry. Just to... On the...

1:27:41 JS: Yeah, no, please. You got the information, man. I'm just asking the questions. [laughter] Go ahead.

1:27:45 PS: It's 50 million per year, so we'll get out, we'll do the Reg A between now and the end of the year, and then next year, we can open up another one, and do another 50 million, if it's going that well.

1:27:58 JS: Sure, that's fantastic. So, I'm just trying to think, so how would people be able to see your product, if they didn't have access to the full virtual reality version of it? And you know...

1:28:14 PS: By the time...

1:28:15 JS: I'm just trying to think...

1:28:15 PS: Yeah, I mean we'll probably have access to Cardboard or something like that, we'd probably put it in to those storefronts as well.

1:28:22 JS: Okay, okay. 'Cause yeah, I'm wondering... Obviously, I think whenever your first project appears, then people will really be able to judge even more so, the level of involvement, as I'm sure you feel the same way, probably.

1:28:37 PS: Yeah. And like I said, Icons is just the first project. We'll be announcing others as well.

1:28:43 JS: Next year, would you be taking this Stan Lee project on the road, and maybe going to conventions with it or anything?

1:28:52 PS: Yeah. It's a good idea actually. It's something that we talked about doing at some of the cons, where Stan's involved, and maybe having something set up there. But we also wanna engage the audience to help us. We already have a thread going in our Facebook group about who should be the next icon that we do.. So we've got a few people on our list already that we're in discussions with, and that are favorable. And then, our goal over time is to have many of these...

1:29:34 JS: Sure. Excuse me. Many episodes, okay. 'Cause I guess, I'm just interested in terms of how you're gonna get it to the people. 'Cause again, I think you're gonna have demonstrate in some fashion what you're doing to really ignite some interest, and then not only just in the VR thing. So beyond the Icon thing, are you going to go to conventions? Because you're obviously... Your intent is to entice people of the geek culture, so you go where the people are, I guess. If you've got something new for ice fishing, you're gonna go up to the shanties of Minnesota and...

1:30:13 PS: Exactly [chuckle]

1:30:14 JS: Squat down with them, and go, "Hey, check out this." And so, yeah, what kind of plan do you have, in terms of promoting it?

1:30:20 PS: Yeah, absolutely. I mean, we've been at a lot of, not all, 'cause there's so many cons now.

1:30:27 JS: Sure.

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Word Balloon Comic Books Podcast - Lucifer Show Runner Joe Henderson previews season 2 Legion M Co-Founder
Paul Scanlan

1:30:28 PS: But we were most recently at Palm Springs. We were down there with Stan, and his team, and...

1:30:34 JS: Oh, cool.

1:30:35 PS: We have a Legion M Cadillac, our '59 Cadillac, that we call Marilyn.

1:30:42 JS: What kind of Cadillac was it?

1:30:43 PS: It's a '59 Cadillac, the one with...

1:30:46 JS: Fantastic. Sure.

1:30:47 PS: Wings, and it's a beautiful car. That's our company car, so we had that down there. We had a panel, a very good panel, and we live streamed the panel. We had a lot of good feedback on it.

1:30:57 JS: Oh, is that posted anywhere? Do you have it up on YouTube, or anything...

1:31:00 PS: Yeah, yeah! Yeah, I think that's up on Facebook. Should be on our, just, regular Legion M Facebook page. But if you want, I'll find a link, and send it over to you.

1:31:13 JS: Okay. 'Cause, yeah... But again, is that a closed Facebook group? Or is that an open Facebook group?

1:31:17 PS: Oh, well, we have both.

1:31:19 JS: Okay.

1:31:19 PS: We have our Legion M page, and then, we have the private group. But you're welcome to join the private group. Like I said, you don't need to be an investor to participate. You don't even need to be...

1:31:29 JS: Informed.

1:31:30 PS: Yeah. Yeah, exactly. Just come in and have fun. You can be a fly on the wall, or you can get involved in the discussion. Jeff Annison, my co-founder, he was at Wizard World, in Chicago, about a month ago I guess that was now. We were down in San Diego, and a few of us, we haven't decided who, will be at New York Comic Con. And we know Stan's doing a huge thing there. So it's... There's a lot going on. We can't keep up with all the cons, but we try to get out there. And now that we have this membership, we have a lot of people that are willing to go to a con, and bring some of our materials, and wear buttons, and talk to people about it, which has been great.

1:32:18 JS: That's cool. Yeah, I'm sorry I missed you guys in San Diego.

1:32:22 PS: Yeah, San Diego's so big, so we didn't have a huge presence there. But we sponsored a cosplay party. We had a setup outside the Con, in one of the restaurants there, and we co-hosted "The Rave of Thrones," with Hodor. I don't know if you heard about...

[laughter]

1:32:45 JS: Yeah, I did. [laughter] That's cool.

1:32:48 PS: That was our party. So yeah, we had a good time there. Kristian Nairn, who plays Hodor, is a friend of ours.

1:32:55 JS: Oh, that's awesome.

1:32:56 PS: And also, also a shareholder.

1:32:58 JS: Very cool. Well, there you go. [chuckle] That's great. That's excellent, man. And, yeah, I did not make Wizard Chicago this year. I had to cancel, and not show up. So I'm sorry I missed you there.

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Word Balloon Comic Books Podcast - Lucifer Show Runner Joe Henderson previews season 2 Legion M Co-Founder
Paul Scanlan

1:33:08 PS: Well yeah, if we'd known, we could have connected you with Jeff. But next time.

1:33:14 JS: Is Jeff your Chicago point person?

1:33:17 PS: Oh, no, no. Jeff's out here in California with me, and...

1:33:21 JS: Oh, okay, he came out...

1:33:22 PS: I wanted to go to... Any con in Chicago is usually something I would jump at the chance to do. But we had another commitment. I had a family commitment that weekend, that I could not...

1:33:33 JS: Me, too. And there you go.

[laughter]

1:33:35 PS: Yeah, there you go, see? You and me both.

[laughter]

1:33:38 JS: No, I understand.

1:33:39 PS: Yeah.

1:33:39 JS: Well, okay. Well then I'll try and seek you guys out, too, in New York. I'll be there in New York.

1:33:44 PS: Oh, perfect, yeah. We should hook up there. And I get back to Chicago fairly often, so one of these days, I'll ping you.

1:33:49 PS: Oh, please. Yeah, please. Yeah, if you can make time, and stuff. No, I'd love to hear more, and honestly, I'd love to welcome you back when this first icon with Stan Lee is ready to promote.

1:34:03 PS: Yeah, of course.

1:34:04 JS: And get a Legion M update. No, I wish... Honestly, this sounds really interesting, and I think fans would be interested. They see the success of a lot of franchises out there, and likely think, "Oh, God, if I knew the right person at the right time to connect with, and God, wouldn't it have been great to invest in a Star Wars, or a Star Trek, or some of these other franchises that are enjoying such success, decades later?"

1:34:30 PS: Yup.

1:34:30 JS: And no, it's a very interesting time in media. And I think also, in citizen media. And I count my podcast as being part of that.

1:34:39 PS: Absolutely, yes.

1:34:40 JS: So, so, yeah. I mean, no, hey, man, I get it. [laughter] And I get the appeal, and I get the potential. So, it'll be fun to watch what you guys do grow. And it sounds like you got a great first project, so, good luck.

1:34:56 PS: Yeah, yeah, we're grateful for the support that we've had coming out of the gate so strong, and with the active community that we have, so, yeah.

1:35:07 JS: So check out their... I was gonna say, check out your Facebook page. Oh, no, please, if there's more, I don't wanna cut you off.

1:35:12 PS: No, no, no. No, no, go for it.

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Word Balloon Comic Books Podcast - Lucifer Show Runner Joe Henderson previews season 2 Legion M Co-Founder
Paul Scanlan

1:35:15 JS: Well, I was just gonna say, if you wanna learn more about Legion M, you can go to thelegionm.com, and there's an overview, and the fact page, that'll give you more information of questions you likely have. And, just as Paul has said, if you wanna be a free member, that is open to you. And you can stay informed. And then, of course, there's just the Facebook page, and is that just if you search for "Legion M" under Facebook, they'll find you?

1:35:41 PS: Yeah, I think it's Legion M Official, is our Facebook page. So they should be able to find it.

1:35:46 JS: Cool. Excellent. Well, I will see you in a few weeks, in New York. And I look forward to hearing more about the movement, and also, Icon. I think it's a great first project, and especially, in the virtual reality realm, where I think it's a frontier out there. So, I don't blame you. I think that's an excellent first choice for a place to put your first project and everything. So, interesting stuff Paul Scanlan. I appreciate the conversation, and wish you luck, and look forward to another conversation.

1:36:14 PS: Likewise, well thank you John. We appreciate your support. I'm happy to come on again.

1:36:19 JS: Paul Scanlan, and go online and check out more information about Legion M. Their website is thelegionm.com. Well, that will do it for today's Word Balloon. Thanks a lot for listening. Brought to you by Instocktrades, at instocktrades.com, check out books at great prices like Punisher War Journal by Carl Potts and Jim Lee. There's a classic run. 50% off, it's just $19.99. You can get Daredevil: Back in Black trade paperback, Volume 2, Supersonic. That's Charles Soule's run and it's at a great price, 42% off, $9.27. Suicide Squad, Most Wanted: The Katana, trade paperback, Mike Barr and Diogenes Neves. Cary Nord cover by the way. Great stuff from Mike Barr, the original arts outsider writer. 45% off for this book, $9.34. You can get The Massive: Ninth Wave, the library edition hard cover collecting issues one through six. That's Brian Wood and Garry Brown, 42% off, $14.49. You can get Harrow County, trade paperback Volume 3: Snake Doctor from Cullen Bunn and Tyler Crook, and that is 42% off, $8.69.

1:37:37 JS: I've mentioned it before, The Omega Man, the full run is waiting for you. Trade paperback from Barnaby Bagenda and Tom King, and I always screw up Barnaby's name, 45% off, $13.74. All waiting for you from instocktrades.com. Check it out, the deals are waiting at great prices, great books, instocktrades.com. All right, thanks for listening today. There are more episodes coming up very shortly, because, like I said, I've just got tons of great guests that are on the way. People from Cincy ComiCon like Brian Azzarello, Eduardo Risso, Dave Johnson, Dennis Hopeless, Jason Latour, Jim Rugg, Ryan Browne... Just terrific. So, Sarah Dyer is with us and it's excellent and I'm very happy to bring you a lot of this conversation, great panels from Cincy ComiCon in addition to amazing Skype and phone interviews that I've been doing of late. How about Jock? Jock is coming to Word Balloon, along with Will Dennis. It was a tremendous conversation. I literally just recorded it today. And I've got more coming from others. I just don't wanna spoil anything until they're already in the bag.

1:38:50 JS: Rick Remender's in the bag, and that means that's already done, that doesn't mean he's boozing. Brian Bendis is in the bag, that means it's already done, it' doesn't mean he's boozing. So, there's some big names for you on the way in the next couple of days. So, it's gonna be a fun September, a very fun early October here at wordballoon.com. Keep listening, tell your friends, thanks a lot of for your attention as always. And looking forward to talking to you again. Word Balloon is a copyright feature of Shaky Productions, Copyright 2016.

[music]

11/24/16	Page 27 of 28

Word Balloon Comic Books Podcast - Lucifer Show Runner Joe Henderson previews season 2 Legion M Co-Founder
Paul Scanlan

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11/24/16	Page 28 of 28

0824 Legion M Toast FR

0824 Legion M Toast FR

Terri@thelegionm.com

https://scribie.com/files/6f8f283f5522402b90d96cf6f26bdb9d27008e32

0:00:00 Speaker 1: Alright, folks. We are actually gonna get started here. We got the YouTube Live going. My name is Mike Michalakis, I'm with Shindig, the platform we're using to do this event. I thank everyone for attending this Legion M event. It's designed to be interactive, so you will see that not only, you'll be able to see our speakers up on stage when they come up in a second, but you can also interact with other attendees via video, which I see some of you are already doing. So we're good to go. I'm going to bring the guys up on stage, and we'll get going again. Thanks very much.

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0824 Legion M Toast FR

[background conversation]

0:00:47 Speaker 2: Hey, everybody. We are on. Can you hear? Can you give us some sort of... Just wave your hands if you can hear us and we're actually getting through to anybody. And just real quick, I wanna show that we got some folks here too, some legions. Give me a roar.

[background conversation]

0:01:12 S2: Okay. Mike says we are live. We sound great. Fantastic. Alright. Well, thank you guys, everybody for tuning in. Right now, Paul said we had about 300 people online, we got about 125 people on the YouTube, and we've got about 20 or 30 people here. And yeah, this is exciting. Welcome to the ground floor.

0:01:32 Speaker 3: This is it, as you can see. And thank you for your patience, we needed a few extra minutes here to kinda get our bandwidth all set up so that we could actually connect, and make this all happen.

0:01:45 S2: Excellent. So, why don't you start off?

0:01:49 S3: Yeah. Well, first of all, we wanna thank everybody for participating. We also wanna just tell you how much we appreciate you believing in us, and coming on for the ride. We hope to make it the ride of a lifetime. We're gonna start of with a toast, and Jeff and I each have a toast, and then we have an agenda that we'll take you through. We wanna give you guys some important updates on what we're doing with the company, what projects we're working on. We have a Merch update, 'cause we know everyone is eager to get cool shirts and things like that, name tags. Brandon, I've got my name tag on.

0:02:26 Speaker 4: Yes.

0:02:27 S3: You can see it right here. And then, we're also gonna talk about the forums and the update there. Jeff is gonna show us some new T-shirt designs, and we're gonna do a little bit of detail on the project, and then we'll open it up for questions. And anyone participating on Shindig, if you have your webcam on, you can actually ask your question and come up online, if you're willing to show your face and be a part of it.

0:02:58 S3: Well, first, everybody has a glass in their hand, we have ours. We wanna make a toast, and this is really kind of an exciting time. We wanna congratulate everybody on the success that we've had. We're not only one of the first Title III companies to raise capital, we're way out in fact, with over 3,000 shareholders. I think number two company might have 800. So we're really, we're setting records, people are starting to notice, and it's really an exciting time. And so I wanted to give a toast, and I wanted to quote the words of Walt Disney, someone that I think we all admire, and really kind of changed the entertainment industry forever, and continues to change it. And he said, "When you believe in a thing, believe in it all the way, implicitly and unquestionably." And those words ring really true for Jeff and I, because we believe in Legion M implicitly and unquestionably.

0:04:22 S3: We believe in it because we think it can be a good fun and rewarding, but we also believe that it's a good business, and that we can make it a good business. But most of all, what we're grateful for, is that all of you and everyone online and watching this, that you believe in it alongside of us. Because individually we're all fans, but together, bound together, we're Legion M, and as Legion M, we're unstoppable. So, I wanna raise my glass to believing in something powerful, and making it happen.

0:05:00 S?: Cheers.

0:05:05 S?: To being unstoppable.

0:05:06 S3: Unstoppable, let's do it.

0:05:08 S?: Alright. Well, I think that's very well said. The only thing that I wanna add to that, is I wanna give a really special thanks to the people that are here and the people that are online, and the people that are watching this tomorrow, that invested in this first round. If we're successful, there's gonna be a lot more people on this boat pretty soon. And every single investor, every single member is gonna be important. The strength of the Legion comes from our size, but the people that were brave enough or stupid enough. [laughter]

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0824 Legion M Toast FR

0:05:46 S?: Crazy enough.

0:05:47 S3: Crazy enough to get on first. You gotta realize, it was only about... It was just over three months ago that there was nothing to this, other than Paul and I jumping up and down waving our arms, and enough of you guys came in. So, every investor and every member is gonna be important, but the early guys here are always gonna have a special place in our heart, and in the lore of the legion, because without you, literally, none of this would happen. So everything that comes from now on, is the result of you guys and what you're doing now. So, cheers to you...

0:06:22 S2: Cheers to you, to the early's. To the early's. So Mike, are you able to show the agenda, are you able to bring that up while we continue to talk?

0:06:42 S1: Guys, I'm gonna bring up the schedule.

0:06:46 S?: Oh yeah, can you bring it up on there if you have it?

0:06:50 S?: Just to let you guys know, you have about 150 people in your room here, so you're just seeing the folks that are in your table, but you have a big crowd here.

0:07:10 S3: Alright, so there it is, Legion M on toast. We gave our toast. I also wanna make one last toast to our creative allies and board of advisors, and the people in the industry that, the innovative thinkers in the industry, guys like Seth Green and the team behind Robot Chicken, Alamo Drafthouse, Meltdown, 42 Entertainment. And we also, we haven't really announced this yet, but we have a handful of really heavy hitters from Hollywood that have gotten involved in backing us, so we'll be making a press release about that, but we wanna make a toast to them as well. And also to Stan Lee for his support, because he's been absolutely amazing.

[laughter]

0:07:55 S?: Cheers.

0:07:56 S?: Cheers. To them.

0:07:58 S?: And while we're on the subject of Stan. Stan, we actually invited him to come and join us. He dropped in our party, not our party, but we had a little get together last week with the creative allies, and he just happened to come by.

0:08:13 S?: Well, he was invited.

0:08:13 S?: Yeah, he was invited. We thought there was no way that he'd ever come, until he was standing there with a beer in his hand, it just kinda blew our mind. Anyway, but he did give us permission to share a little clip. So Mike, I don't know if you can bring that up. But this was from when we met with him at San Diego, Comic-Con. It'll just take him a second here.

0:08:34 S?: You'll love this.

[video playback]

0:08:44 S?: So there you go. When you say I am Legion M, you've got some really good company.

[laughter]

0:08:49 S?: And we're gonna put a compilation of... Oh, is it just showing there now?

0:08:54 S?: It's probably a little bit of a tape delay, so.

0:08:58 S?: Yeah, we're gonna put a compilation. We have now a bunch of celebrities that have all said "I am Legion M," and we're gonna put all those things together and share them. So Mike, if we could go back to the... Oh first and foremost, we need to have the SEC legends. So, these are the legends from the SEC, anytime we're talking about finance and the company, because we're regulated by the SEC, or we will be. We need to share these legends. So if you could share just both of them Mike.

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0824 Legion M Toast FR

0:09:30 S1: Really, all they say is first and foremost, we're not raising money at this time, so we can't accept any investment, and if you send it to us, we can't take it. We do take tips, [laughter] so as you're leaving, if you had a good time. And then the other thing is, is it's the usual language about forward looking statements. A lot of the stuff that we're talking about is conjecture, this is our vision for the future, this is our plan, these are our ideas. Not everything always goes to plan. When you're a start up company, a lot of times you have to pivot, and you have to change your plans very frequently.

0:10:04 S1: And so we wanna go out of our way and be very up front with people about what this is and the risks that are involved and all that sort of stuff, and so if anybody ever has any questions, the other thing is we wanna be very transparent and share with you guys. This is your company, so if you've got questions. All the emails that you see when you email Paul and Jeff. Other than today, I just have to pause for a second. When you talk about a start up like Madness. When I sent out the email two days ago saying that we were gonna have a toast, I'm like, "Oh yeah, I'll just put a little button in there, and when people click that, it will send an email and we'll get it, and at the end of it we'll just send everybody the link." I've done that before, but...

0:10:48 S?: It's usually not a problem.

0:10:49 S1: Every time we've done it before, we've had like a video conference with 15 people or 50 people. Our inboxes got totally annihilated, we had about 700 RSVPs from people, and I didn't know how many of them are actually gonna show up, or just people thanking us or asking a question. And so we can chart that one up to a very clear failure and something that we'll do a lot better next time. But what I was just gonna say, was that all the emails and the Facebook comments, that's literally Paul and myself, as well as David and Terri. We're gonna bring up David and Terri for a brief time, so you guys can meet them as well. But we're here for you.

0:11:28 S?: We haven't found robots to take our place, to make those posts and do those things yet. That's one thing that, as Jeff mentioned, we wanna be transparent, we also wanna be accessible, to the best that we can. And one thing you'll learn as you get to know us, we're really straightforward people, we're gonna tell you the truth all the time. And it's important that we all understand that as a start-up, we're gonna have good days, we're gonna have bad days. And we don't wanna feel like we have to hide the bad days from you, because it's part of the thrill, it's a roller coaster ride, you go up, you go down. And we're gonna do our best to continue to be accessible. Our long term goal is to have a million shareholders. I think it's gonna be hard for us to get anything else done if we're responding to questions all the time, but we're gonna try to manage it, and we are gonna bring people on board to help us with it. But in the meantime, if you have any questions or you're curious about anything, just ping us. The Paul and Jeff email goes to both of us, and we coordinate on that.

0:12:37 S?: Yep. Alright. You wanna role the slide mate? Perfect.

0:12:41 S?: Yep. Alright. From an agenda standpoint, we wanna do... Well, we've already given the welcoming and the toast. We wanna talk a little bit about the closing, and the Wefunder update, and what the status is on that. There's been a lot of questions we've been trying to answer. Actually, Wefunder has been excellent at also responding. So if you do have any question about your investment, whether... A lot of people, and this is quite flattering, and we appreciate it, a lot of people increase their investment right at the tail-end. And I know some of those increases were pending for a while, and that was partly 'cause Wefunder wasn't sure what to do, because we were oversubscribed.

0:13:24 S?: So we gave then the direction that, yeah, we're accepting all of the increases, so we're accepting all of that. But that puts us over the million, which is exciting and great and historic. But so now what we plan to do is... The way the Title III works, is it allows what the SEC calls and defines, non accredited investors to participate. Accredited investors have always had the opportunity to participate in start-up investing. And so what we've done, is that we can open up a parallel round and pull the accredited investors into that round, with the exact same terms.

0:14:07 S?: Everyone's gonna have the exact same terms, it's just that we can try to make sure that Title III, where we have a million dollars, is made up almost exclusively of non accredited. That allows us to raise that capital, plus a little extra from the non accredited Investors. Anyway, so it's kind of complicated, but that's what we're working... Wefunder has been very supportive and helpful. We'll be...

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0824 Legion M Toast FR

0:14:34 S?: The other thing that I think is worth sharing is, we pretty much overwhelm them. And they are by far, if you've read any of the stats, they're by far the number one platform for doing what we're doing, and we're glad that we have their support. We've really tested the boundaries of what they were scaled to support. Even on our first day, we had some glitches, because we had tested that on the scalability, which is promising and great. So we are... Greg and Mike and Nick and the team, they've been excellent, and they're really supportive, and they're working through in them. If you have a question, hit them up at support@Wefunder.com, and they'll get back to you. But it's gonna take a few more days, if not weeks, for them to make sure that all the increases come in and get funded. We have a motto of, "No fan left behind." So we don't want some glitch, or some error to keep someone from participating.

0:15:37 S?: And once we close a round, this is SEC closing, you can't change anything. And so it's not like if they bought a product or something, we could just ship them one and it's no big deal if they get it a little bit late. It doesn't work like that. So we have to get everything dialed-in and buttoned-down before we close. And so it may be a few more weeks, so you'll continue to see that your account is in Escrow. All that means is that we haven't started to take the money yet. And we won't take any of the money until we've ironed out all of the details.

0:16:12 S?: And what we're trying to avoid, is that we have to go back to everyone, and we had outlined a plan to do this early on. We wanna avoid having to shave people back, or decrease their investment. So when it's all said and done, we probably will still need to do a little of that, but the idea is to make it as minimal as possible. So, if you had tried to invest $1,000, may be you invest $950 or something like that, instead of $1,000 going to $600 or something like that. So that's the Wefunder update. Anything else that you can think of?

0:16:48 S?: Not regarding Wefunder, but we can touch base on the next round.

0:16:50 S?: Oh, yeah. Why don't we talk about next round?

0:16:52 S?: Yeah. So while we're finishing this up, and literally this is kinda where we're dividing and conquering. Right now, Paul is the one that's managing closing the Wefunder round, in taking care of all those issues, and creating this Reg D round. Myself and Terri are taking the lead on doing all the SEC disclosures for our next round. So, as we've discussed many times, our goal is to have a million shareholders in the region, and in order to do that we're gonna have to be fund raising for quite some time. And so the Title III was a great way to start, was a great way to get it out there, was a great way to get feedback. Again, as an entrepreneur, you never know, we could put it out here and literally nobody invests.

0:17:32 S?: So the next step, is what's called a Reg A plus. And without getting into too much detail, there's about a three month process of preparing the filing, submitting them to the SEC. Having the SEC review them and get back, and going through that cycle a few times. And there's a lot of... There's paper work that we've gotta do, all these disclosures. We've gotta set up a lot of the infrastructure. We need to have a broker of record which is a new thing, we've gotta build out some of the technology. So right now, our expectation is to have that round live in November.

0:18:06 S?: And once that round starts, then we've got up to $50 million that we could do in a calendar year. And if we surpass the $50 million, then we can start a new one, as long as it's not more than 50 in a calendar year, and raise the next batch. And so what our plan is is that we're gonna start the next round. The valuation, we expect, will be higher. That's a forward-looking statement. [laughter] So not guaranteed.

0:18:32 S?: Ding ding ding. Go back to the list.

0:18:33 S?: Yeah, we need a sign that we can hold up every time there's... Anyway, so we expect that the valuation will be a little bit higher. So instead of $7 a share, it'll be $8 or $9 or $10, or whatever. And we'll allocate the next batch, which maybe be another million dollars worth of investment. And then once we sell that, the whole round will pause, and we'll get a resubmit with the SEC, and the valuation will raise up a little bit more, and then we'll sell another million like that.

0:19:04 S?: So our real goal with this is, to have a nice, smooth, gradual rise in valuation in the price of the shares, while at the same time trying to maximize the number of investors that we can get in, and secondarily, the market. I think that as we grow... We already see this, the bigger we get, the better projects come to us, and the more clout that we've got in the entertainment industry. And so we've got a little bit of money right now that we're looking to spend to develop some of the projects, and we'll talk about some of the projects that we're looking at now. But over time, what'll happen is as the money comes in, a portion of that is gonna go towards just running the company. There's the burn rate, there's the cost of marketing that we have to do to get the next batch of investors in.

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0:19:52 S?: And all the PR, and salaries and all that sort of stuff. So, that'll be one chunk. And then the other chunk, which should be well over 50%, is what we're expecting, is going directly towards projects. So that'll go towards either growing our war chest, so that we can go after a big feature film, where we could put $5 million to work, or $10 million or something like that, as well as some of the smaller initiatives that we're talking. So that's kinda the overall plan as far as the fundraising, and then also kind of the use of funds. Are there any questions in the room, real quick, about the fundraising?

[background conversation]

0:20:30 S?: What about what you raised through Wefunder, are you still gonna stay on the platform?

0:20:35 S?: That's a good question. The question, just so you guys hear it, is she asked if we're gonna be on Wefunder. And we don't know yet. There's multiple routes that we can take. We've been very satisfied with Wefunder, those guys have been... And they're bending over backwards. Like when Paul said that we're overwhelming them... There's literally a guy, Greg, that is the one that's processing all of these payments. So, we were the first one to go through their system, and we were the biggest one. So we're clearing a path for everybody behind us.

0:21:04 S?: I concur. So, there's a limit to how much you can invest, per person you said?

0:21:10 S?: Yes.

0:21:11 S?: Are you allowed to continue to invest each block that opens up, or once you invest that’s it?

0:21:16 S?: Yes. So, her question was there's a limit to how much you can invest, and will you be allowed to invest more? And the answer to that is yes. I'm 99% sure. Because we're using a different path with the SEC, or this new one. So the first one was called a Reg CF, this new one is gonna be called a Reg A+. And that just refers to the section of the SEC code. But there's two different limits for the two routes. And the route for the Reg A+, the limits are much higher. And the reason for that, is because the level of disclosure and scrutiny that we have to go through for the Reg A+ is much higher.

0:21:57 S?: So with the Title III stuff, it's designed to be quick and easy. It might cost $5,000 or $10,000 for a small company to go that route, but they really, because they haven't been through a lot of scrutiny, they clamp down on how much non accredited investors can invest. In this case, it's gonna cost us probably closer to $100,000 to get through the legal process and all that sort of stuff with the SEC. But because we've got all that additional scrutiny, they feel more comfortable giving you guys higher limits. And I don't remember what the limits are offhand, but when the time comes we'll...

0:22:31 S?: Yeah, we can follow up with them...

0:22:33 S?: And those are also annual limits as well. So they reset each year for each person.

[background conversation]

0:22:53 S?: Well, the next thing on the agenda is something that I haven't mentioned yet, 'cause it's a surprise. Go ahead Mike, you can go to the next slide. It's the first ever Legion Conspicuous Valor Awards. And this is something that Jeff and I, and Terri and David have come together to try to acknowledge, and reward, and recognize really, people in the Legion that are going above and beyond. And there are so many people, it's hard to make a choice. But the reason we're calling it the Conspicuous Valor Awards, is because this is literally what the Roman Legions had. They had a Conspicuous Valor Award, that's what they called it, that's how they spelled it. Well, probably in Latin. [laughter] So, we wanna recognize people in the Legion that have really kinda stepped up. And the idea is that we'll reward them with...

0:24:01 S?: Limited edition T-shirts. So we've got some new T-shirts that are coming out, and we're gonna talk about that in a bit. And we're always gonna have T-shirts, and lots of different T-shirts for sale. But we also feel like there should be some T-shirts that can only be earned. And so we've got a special designed T-shirt that'll... We don't have photos or images of it now, but that will be the reward...

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0:24:25 S?: You won't be able to buy it. You have to...

0:24:27 S?: It's either that or gold armbands, which is what they did in the Legion days, and we were flat out of gold armbands. So... [laughter] Unfortunately for you.

0:24:35 S?: So, I keep wanting to hit this. Mike, if you could go to the next slide, we can introduce the first ever recipient of the Legion M Conspicuous Valor Award, and that's Terri "Cake Boss" Pinion.

[applause]

0:24:54 S?: Terri, if you're out there?

[applause]

0:24:58 S?: Yes.

0:25:00 S?: Terri, as you may or may not know, is the first Legion M member to organize a meetup. In fact, they have a meetup going exactly...

0:25:12 S?: Right now in New York City.

0:25:12 S?: In New York City.

0:25:13 S?: They've got a separate one.

0:25:14 S?: They may or may not be watching, I'm not sure. They're in a bar, so it may be hard for them to hear. But Terri is amazing, she's already kinda, demonstrated that she's creative and hard-working. And I wanted to just mention a couple. She amazes me, 'cause she's got so many different things she does. She's a pilot. So we're thinking maybe long-term, she could be our private plane pilot when we have our private jet. We're gonna need that...

0:25:46 S?: A fighter jet!

0:25:47 S2: Legion M private jet.

0:25:48 S?: Not an executive jet.

0:25:49 S?: And she also baked this cake, which is, yeah, really impressive. So not only is she one of our top Legion M organizers, she's also quite versatile in her other skills. But, so, [laughter] thank you Terri for everything that you do. We will be getting you one of these exclusive shirts momentarily as soon as it's ready.

0:26:23 S?: I don't think that's how her name is spelled.

0:26:26 S?: Oh, it's not?

0:26:26 S?: Yeah, well, and if so, we apologize. [laughter]

0:26:29 S?: We spelled the name wrong, sorry. The last name, or the first one?

0:26:32 S?: The last name.

0:26:33 S?: Oh, okay.

0:26:34 S?: Anyway.

0:26:36 S?: Sorry. And then the next slide. The next recipient is the Mr. Wonderful. Do you wanna do this one?

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0:26:44 S?: Yeah, sure. So Aaron Wheeler has been... How many people just here, are in the forum, in the Facebook group? Okay. So these names are probably familiar. By the way, if you're not in the Facebook group, get in the Facebook group, it's phenomenal. It's a little crowded and overwhelming right now, and we're gonna fix that very soon. But it's just, it's absolutely fantastic. Anyway, Aaron was one of the first people in there when we went down to San Diego, he was one of the first people... He came down just to meet us. And he brought... I can't even remember...

0:27:14 S?: Tea cakes.

0:27:15 S?: Tea cakes. That's, by the way, if you wanna earn one of these shirts, bring food.

0:27:20 S?: Bring tea cakes.

[laughter]

0:27:23 S?: But what really, I think, tops it all off is that in a couple of days, Aaron is driving Marilyn the Caddy, to Palm Springs, which sounds exciting, that's pretty cool, until you realize the Caddy has no AC...

0:27:36 S?: Oh wait, Jeff, now you're gonna talk about it. He hasn't done it.

[laughter]

0:27:38 S?: And it's 102 degrees in Palm Springs.

[laughter]

0:27:44 S?: Guys, I warned him, I warned him.

0:27:46 S?: Anyway...

0:27:47 S?: And I'm sure Aaron's out there watching right now, hopefully.

0:27:49 S?: Yes. And so for that talked a little...

[laughter]

0:27:54 S?: Aaron also, together with Anthony, organized the SoCal meetup. So they've had at least one meeting, and I know he's got another one scheduled for this weekend in Palm Springs, I think, so... Thank you Aaron and Terri! You guys were amazing.

[applause]

0:28:14 S?: So that's it for this time around. We wanna set the bar pretty hard, because like I said, these gonna be pretty good shirts. But again, we wanna thank you guys. We also wanna thank frankly, everybody. There's a lot of people that, from contributing in the forums, or moderating in the forums or helping out...

0:28:31 S?: Making merchandise...

0:28:32 S?: Yeah, for sharing. For telling your friends. Like that's actually gonna be a huge focus for us come November when this new grounds starts, because the marketing costs of getting the word out there is one of our biggest items in our budget. And now that we've got this group of 3,300 people, let's make some noise. Let's figure out some fun ways that we can go out there, and rather than like paying Facebook to put ads in people's feeds, we wanna find some really cool organic ways to get the word out.

0:29:04 S?: Alright, so, I think next up is the Merch update.

0:29:08 S?: Yes.

0:29:09 S?: Hold on, go back Mike. We're gonna wait on that. Did we put the slides in there?

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0:29:13 S?: No, no, there's no images in the report. Okay, so a quick Merch update. I'm not gonna spend a ton of time on this. I've got a big post that I'm gonna put in our new blog in the Facebook forum soon. But we really have three high-level goals for Legion M merchandise. First and foremost, we wanna make cool shit, that's really important to us. The second is it's a great way for us to start earning revenue. The investment money that we got is great, but that's investment money.

0:29:44 S?: Every dollar that we bring in investment, is something that we need to now generate $10 worth of return. So revenue, and the ability to start selling stuff and proving that we can create good products, and that there's appetite for it, I think is really value. And then the third one of course is promoting the Legion. Again, if we got 3300 of us walking around in our Legion M shirts, it just helps build awareness. So, those are our kind of our three overall goals, and I'm just talking at the moment right now about Legion M Merch. We also have some ideas about Merch, general Merch. But a lot of people had been asking this, it'll come up in the forums a couple of times. There's vendors in there selling T-shirts, and there were people that had created their own.

0:30:29 S?: And all of the... Well, I should say most of the vendors in there that are selling, and all the big ones, like the guy that's doing the state shirts and branding with these... Those guys are sharing revenue back with the Legion. And early on, when people started showing stuff...

0:30:43 S?: Which we appreciate, by the way.

0:30:44 S?: Yeah, which was fantastic. And early on, when people started making T-shirts and all that sort of stuff, we had this discussion like, "Well, what should we do? Should we shut them down?" 'Cause at that point, we hadn't ironed out all that sort of stuff. Obviously, we can make more money if we sell the merchandise ourselves, as opposed to someone else doing it. But really, the fact is the other two things trumped it. People wanted the shirts, and we didn't have shirts, and so we don't wanna stop that. And we want the shirts to be promotional, so people...

0:31:13 S?: There's also creative ideas out there that we might not have thought of.

0:31:17 S?: Thought of as well. That I think kinda informs our overall merchandising strategy. We're gonna have an official Legion M store that should be launching relatively soon. We've got... I'll be sharing some of the designs for these first edition T-shirts that we've got. And we're gonna start off with four shirts, and over time, we're gonna do a whole lot more. One of the other great things that we've come to realize about T-shirts in particular, is that in a way, a T-shirt is great practice for us when it comes to creating movies and TV.

0:31:49 S?: All these sort of theories that we've got and these ideas for ways that we can solicit ideas from the Legion, and solicit different designs, and put stuff out there for people to vote on what they like, and gamify it, so that's interesting for everybody. We can test and prototype a lot of that stuff on a T-shirt that has a two-week turnaround time, so that as we start in looking towards movies, and films, and TV shows, a two-year or three-year turnaround time, we can build a lot of that infrastructure. So that's really where it is. Like I said, we've got some new stuff coming, but in the meantime, if you see something that you like from one of those other people, go ahead.

0:32:27 S1: And as we develop our store, we also wanna empower other creators to continue to do what these guys are doing. We'd rather somebody go out and make a cool product and put it out there, even if we're getting a little bit less of the money, than to block everybody off...

0:32:44 S?: Then have them not existing.

0:32:46 S?: And kinda own it all ourselves.

0:32:48 S?: Would you create something that platforms will allow sellers to create merchandise on their own?

0:32:55 S?: Yeah. So the question is, is there gonna be a way on the platform for people to create their affiliates and to sell it? And so ultimately, yes, that's the goal. We'd love to have this perfect shop where, for example, people could submit T-shirt designs. And they will become part of it, and then when you sell them, you can make money from them. Or if you wanna set up your own affiliate and to bring in your own traffic, or something like that. So ultimately, yes. I think we just have to look at it as kind of baby steps as we progress. Step one is just to get the store up. And then once we do that, we're gonna have a merchandising policy, so that if... And including licensing agreements, 'cause that's really important too. Is that we have to take the necessary steps to protect the Legion M brand legally, so that our trademark is valid and we can enforce it against people.

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0:33:45 S?: Use the whole platform...

0:33:46 S?: What was that?

0:33:47 S?: If you can include what is put on the platform.

0:33:49 S?: Exactly.

0:33:50 S?: Exactly, exactly. Yeah. Exactly.

0:33:54 S?: Alright.

0:33:55 S?: So that's the merchant thing.

0:33:56 S?: Any more questions on merchandise at all? And we'll get in to a full QA part of the meeting where anyone can ask any question about anything. So I think the next update, Jeff, is forums.

0:34:11 S?: Yeah. I really touched on that. Like I said, we love the Facebook forum, and it's been absolutely fantastic. When we first did that, we were like "Oh, is anybody gonna come? Maybe it's gonna be lame." [laughter] And we went from zero to 2,000 in record time. That forum is only probably two months old now. And so, I think it's been... I've told the story before, but back when we were in the fundraising mode, part of my job was what we call "Troll hunting," [laughter] which is we were spending money on Facebook ads to get the word out. And there's plenty of people that see a Facebook ad and are like "Heehaw." And now, you're paying to have some guys saying, "Oh, you're all going to jail, this is illegal." And it's like, "Well, no, it's not."

0:35:00 S?: They haven't read the news.

0:35:01 S?: Yeah. So anyway, my job... And this was literally, I would spend hours a day going in. And you can delete the comments, but I always chose to take them on, and I wanted to say, "Well, no, this isn't a scam, and here's why, and here's the links to it," and all that sort of stuff. And it was emotionally exhausting. But then you come in to the forum, and you see somebody posting a picture of the sticker on their car, or their parent holding the card, or just saying, "Hey, this is so exciting." And it was literally, that was my well, that was what kept me going.

0:35:37 S?: It's all of our well, we love that well, it's so... Yeah.

0:35:41 S?: So anyway, the only challenge that we've got now is there's just too many people for a single room. I can tell you, for me, my biggest challenge is, I wanna follow a lot of these threads but there's so much activity, that if I miss it for today... I haven't checked it at all today... I can't.

0:35:56 S?: Then you get so far behind.

0:35:58 S?: Yeah, you get so far behind, and there's people that may be asked me a question, and I didn't respond to. Or there's something that I wanted to see. So what we're doing is we're working with Casey Bay, and she's developing a full on forum for us. And so we're using IPS solutions. Again, a great example, I put a little thing out on the Facebook group asking if anybody was interested in helping us moderate and administer the forum, and I thought maybe we'll get five or 10 people which would be great 'cause we could use five or 10 people. We have over a 100 so far. [chuckle]

0:36:33 S?: Which is awesome.

0:36:34 S?: Yeah, which is phenomenal. And again, this has kind of stuff for us, we're like, "Oh wow, what are some other opportunities?" There's so many people out there that have things to contribute, whether it's an idea or a skill. And we've got a lot of different ideas of things that we'd like to roll out. From having a graphic design group. When Paul made that toast today, how did you make the toast?

0:36:58 S?: Oh, I found someone in Romania that made the toast. It was just on Fiverr, you pay five bucks, and someone does some Photoshop work for you.

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0:37:09 S?: But we'd love the ability to throw that stuff out there, for the T-shirt designs. We even have an idea that we may roll out soon about a crowdsource, like weekly TV show, where we can give a weekly update, a five minute update, just like, "Hey, this is what's going on this week, for anybody that's interested." And then we'd love to have Legion members. If you've got a video, you can submit it, and we'll a whole queue of videos that we can fill it.

0:37:31 S?: Maybe we can find... We can crowdsource to someone who's a producer, that can take all of these files that'll just be in a Dropbox someplace, and stitch them together and create a show. And maybe there's somebody out there that wants to do opening titles for it. And so I think that that's again, it's a really interesting fun way for us to kind of leverage this amazing resource that we've got, and demonstrate the power of the Legion.

0:37:55 S?: And that brings up another... There's another component of the forums that I think will be sort of interlinked to it, which is the submissions. A lot of people have been asking, how do I submit our projects? And we want, we're under siege right now, so we couldn't... I think we've already had, how many? 800?

0:38:13 S?: Over a 1000, I'm sure.

0:38:14 S?: Over a 1000 submissions.

0:38:17 S?: And not submissions, people signing up to get in an alert when we open the submissions process.

0:38:21 S?: And so, we're at a point now, where what we wanna do, is we wanna have this very, very well organized, so that when people submit a project, it can come in. And then for those submissions, we also have a lot of people that can help us look through these submissions, and evaluate them. And that's part of what being... You don't have to do it, but it'll be available to you if you wanna help us discover the next Guillermo del Toro is out there. And we can find it. The question is, can Jeff and I, David and Terri, can we review a 1000 submission? Probably not. But together, we can get through those things. So we're gonna have a process where you can submit your project, and get feedback from your co-owners and beyond. And then being able to let some of the better projects, the ones that people are really celebrating kind of rise to the top. And then we can maybe do something about it. Alright.

0:39:33 S?: Maybe we should just get into projects.

0:39:34 S?: Yeah, let's do projects. And we, David do you wanna start?

0:39:43 S?: Hey Michael, can you bring up David Baxter to the stage? Just by way of introduction, there's two people that we wanna bring up tonight, and this might be difficult for the people in the room. Kate, can you guys see there? Okay. Love to hear about the audio and if not maybe we could go back and watch it later. But let's see if we can get David up. Anyway, David is...

0:40:05 S?: Here he comes. Whoa.

0:40:05 S?: One of our development executives.

0:40:08 S?: You've probably seen him on Facebook. [laughter] And here he is.

0:40:12 S?: He's usually dressed in something really intimidating.

0:40:15 S?: Yep. [chuckle] David. You're on the stage.

0:40:20 S?: Hi. How's everybody doing?

0:40:24 S?: Good. We can hear you just fine David. You wanna have them talk about Icons? Or...

0:40:31 S?: I think Terri's gonna do Icons, and David was gonna... Oh no, David's doing Icons, yeah. Go ahead David.

0:40:35 S?: Alright. David, take it away, it's all yours.

0:40:38 S?: Hey guys. Do you wanna put that graphic that you had for Icons up on the wall?

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0:40:47 S?: Mike, can you put that up?

0:40:54 S?: Anyway, in the meantime while he's putting it up, hi everybody. I am Legion M's development executive. Terri Lubaroff is our Head of Acquisition, and together we evaluate all the projects that come in, and we try to come up with some interesting things. And this is in fact our very first project. It is called "Icons Face-to-Face," and it's a virtual reality interview show. Think of it kind of like the perfect way to be able to look somebody in the eye that you really, really admire.

0:41:37 S?: Imagine if you could have sat down with William Shakespeare, or David Bowie for that matter. And we're at this really wonderful point in technology, where it is possible to create an experience that is really just like sitting down in front of somebody, being able to view them from any particular angle. And what we felt would be really, really cool, was to interview Stan Lee and let people be able to be right next to him. And as you can tell from some of our posts, Stan is very much on board with this. It's a little bit different than what you are used to in virtual reality, which is usually done with a camera pointed outward to capture the environment that you walk around in, and you can view 360 degrees.

0:42:34 S?: Think of this more like a snow globe, where you've got 40 4K cameras pointed at the subject, in this case it would be Stan for the first one. And the idea is for you to be able to look at him, get as close as you like from any possible angle, and use this as a legacy piece, a way for Stan to talk about the things that he thinks are important for the generations to come. And we're speaking with Guillermo Del Toro, and in fact, there is someone on the former staff of President Obama who's very interested in this.

0:43:21 S?: And we're going to be trying to capture the very, very best interviews that we can, and we're hoping of course to get input from you all about that. It's super exciting for us, and we can't wait to get started with it. And when we do, we're gonna try to find as many ways as we can to get the Legion involved. If there is a way for Legionnaires to actually be there when this is happening, we will try to make that happen. And that is our very first project. Guys, do you wanna take it back, or can I hand this off to Terri to talk about some of the other projects that we've got in the hopper?

0:44:15 S?: Yep, thank you David, that was great. And just background, this is just a one small project. The nice thing about virtual reality, is it's brand new technology. It's kind of a technology that's early stage, we don't need to sell our content to some big network to get it out into the ecosystem. And we really feel like Icons is, if you're familiar with virtual reality, this is really unique, because we're taking almost the opposite approach of what everyone else is doing. Most of those experiences, you go into an environment and you take the perspective of the camera. In this case we're gonna be shooting the subjects with a dome of cameras, and putting you in the room with that person.

0:45:02 S?: And we think it's unique, and it's also because we care not just about the creative element of it, but can we make money with this project? We don't wanna just invest in cool stuff if we can't monetize it. And we believe this is monetizable, because these are Icons that will always be Icons. If we had William Shakespeare or Martin Luther King, or any of these people, there would still be demand for that content. And Stan Lee is one of those people. He's one of the top creators of our lifespan, and people are gonna be talking about him, and thinking about him, and wanting to experience what it's like to be near him forever.

0:45:50 S?: And our long-term goal with Icons is to create a library. A library of Icons that can exist in museums, in libraries around the world, it can be something that could go into schools for kids to experience what it's like to sit down and listen to Stan Lee talk about his creative process, listen to President Obama talk about his experience in the White House. All those things we think... We're just really excited about it. But just to be clear, it's just one project, we're gonna have a lot of these things. And on that note, maybe we can go back over to Terri Lubaroff. Mike if you could bring Terri. Here she comes. Do you wanna intro Terri?

0:46:41 S?: Why don't you do it.

0:46:44 S?: So Terri is our Head of Acquisition. Terri was formerly COO of Meltdown Comics, and has been a Development Executive for many years now, and is also a recovering lawyer. [laughter] And so it's quite helpful to have Terri on the team because she not knows everybody in the entertainment industry and has the experience of working at Meltdown and understanding the comics space, but that she also can understand the legalities of things and could keep us out of trouble, and get us a good deal. So Terri, go ahead.

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0:47:22 S?: Thanks Paul for that nice introduction and thank you to all the Legion members who've been so vocal and amazing over the past. I think this experience has just really opened my eyes to the power of fans. And as we start developing these projects, the power of fans is something that we are going to be relying on. So over the next several months we'll be asking you your opinions, what you like, what you wanna see, what direction you'd like to see the company in? And we will take those opinions, and take them into consideration as we're looking for projects.

0:47:58 S?: So, that's really exciting, and I know it's a really busy time in the fall. We have football and a lot of other stuff going on, but if you see a survey come out on Facebook, please just take a minute to answer the questions because every time you let your voice be heard as part of a legion, you are truly influencing the future of Hollywood. So, I hope you take advantage of that. In terms of just that we're working on right now, it's kind of catch 22, because I'm dying to tell everybody about all of our projects, but if the deals haven't closed, I'm not allowed to talk about them, and there's my lawyer coming through. But I can't say that we are working on a slate of projects. This slate involves projects that are feature films, television series, animated feature films, and virtual reality as you know from Icons, and unscripted shows for television, as well as comedy and drama.

0:49:02 S?: So, some of the projects we're working on, just in very broad strokes, without giving anything away that would endanger one of our deals, we are looking at doing, and I know this sounds crazy, but I really believe in the project, an animated family film. Animated family films are by far some of the most successful films that Hollywood is doing right now. And we have an idea that was brought to us by some very impressive people, that we think is different and really, really fun and would appeal to a lot of different demographics, older, younger male, female, and that's called a four-quadrant film. And four-quadrant films are films that are the most successful films in Hollywood today.

0:49:52 S?: So knowing this is not only a good story-driven, character-driven project and also a four-quadrant film, I think it's something that we feel very confident in taking on. So for our other projects, I just said story-driven and character-driven, everything we read, we're reading with an eye towards it being very, very story-driven and character-driven. So, if you're submitting something or you've read something that you're like, "Oh my God, this would make a great movie." Definitely let us to know because we want to hear your opinions, and we wanna have our legion of bands and investors telling us what they're excited about. Because we can't be everywhere at once, and you guys are all of our scouts, and that's amazing.

0:50:40 S?: We're doing both original stories, and stories based on underlying IT. So in addition to this animated family film, we're also looking at a series of fantasy novels to adapt into either a feature film, a series of feature films, or a TV series. We're also looking at a horror movie, a science fiction movie, and some unscripted shows which we're very excited about, and really fall within Legion' ability to tap into fandom. So, I think that's probably a really good overview of what we're doing.

0:51:19 S?: But I also like to talk about, just very quickly, we have something... I don't know Jeff and Paul, if this is okay to talk about. We have something called "The Legion does good." And some of the projects that are coming in are important projects, and those are projects that we would also like to see. So, even if it doesn't fall within horror or sci-fi or fantasy or these other things I just mentioned, we still wanna see it because it might be something that's an important story to tell, or an important social issue to bring up and to explore. So, we're open to that. And I just wanna tell everybody that. So, I think that's it in terms of development for now. If anybody has any questions, I'm happy to answer them, and thank you so much for joining us tonight.

[pause]

0:52:22 S?: Awesome, thank you Terri. A couple other things just to add to that. As we're out there sort of discovering and looking...

[background conversation]

0:52:45 S?: But what I wanted to say is, as we're out there kind of discovering and looking for new content, there are a couple of ideas that we think could be really fun and engaging for the Legion, and we'll be revealing more details on this. But we have an idea of kind of creating almost like a literary club within the Legion. It could be a comic book club, or a book club, or a graphic novel club, or it could be a combination of those things where we get everybody, anyone that wants to participate can participate. And we can go out and we can find content that we think is interesting, discuss it together as a group.

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0:53:27 S?: But also importantly, as we grow and we have this kind of influence, if we do select something that David and Terri or one of us is discovered will think, "Oh, this could be a great Legion project, let's look at it, let's potentially option it." And then we make a part of the book club and evaluate it. We have a period of time to evaluate it, but we've also added value to that content, by creating it as part of our book club. And because we've got a legion of people in the book club that went out and bought the book, or we make it something that we provision and fulfill on our side.

0:54:04 S?: It could be a really nice way for us to not only discover and talk about content, and also just a fun social way for all of us to get to know each other, and find some creative content to bubble at the top, but also a way where we can add value very early in a project's lifespan, before it's been made into a project.

0:54:31 S?: The one common thread you'll see with all the projects we're looking at now, is that they don't require a lot of money. Because as a company, we're at the earliest part of our life span, and we're not at the point yet where we go out and finance a feature film. But so really for us it's about really leveraging the power that we've got in this amazing engaged community. And what's nice is that you can with... We've got 3,000 investors and close to 10,000 people total that are in the Legion. That already gives us some power. So when we talk about going to a comic book club or doing something like that, we're big enough that we can get special deals. And we could get the author or the artist to maybe commission a special print that's only gonna come for us.

0:55:16 S?: Or join our discussion.

0:55:17 S?: Well, yeah, and then at the end of the month, have them come in. And so after we've read the book and we've all talked about it, and you can ask them a question like, "Is this what you were thinking? Or "Are you trying to draw a parallel there?" Anyway.

0:55:30 S?: Yep. That's cool. We're excited about that.

0:55:32 S?: Yeah. (Inaudible). Because without that, it’s different, I mean, and people feel comfortable, they are comfortable.

0:55:43 S?: Thank you. We really appreciate that.

[applause]

0:55:46 S?: Thank you very much. Hopefully that makes up for our inability to man our technical tasks. [laughter]

0:55:54 S?: So first of all, for everyone online we're so sorry. I don't know what happened, we lost our connection and we've been trying to get it back, and it looks like we're back. In the mean time, we did, we filled out a couple of questions here that might be worth repeating. One of the questions was related to the creative allies, like Stoopid Buddy Studios and Seth Green and those guys, and what their role will be in the company.

0:56:24 S?: Our long term goal is to find a project to work with them, but in the meantime, the projects they work on tend to be at a multimillion dollar level. So, we're in the process of discovering with them, what are some things that we could develop into a pitch, and then bring it out a network, and sell it in an early way to a network. But the other thing that they've been really helpful in, is that they're a proven entity in this space and they understand how it works. So, a lot of our allies are helpful as advisors. Even if we're working on an animated project somewhere else or with another team, we can take it to them, and they're our friends and our allies to say, "Hey, you know, this is a project we're working on, we want your feedback. These are our terms." Those types of things. The other question that came up and I forget...

0:57:24 S?: He's got a lot questions. Why don't we take some from there?

0:57:27 S?: Yeah. Let's get the questions.

0:57:28 S?: Yeah, Mike, why don't you go ahead. And this is one of the really cool things about Shindig, is that if you're on with your webcam, you can raise your hand. So bring some on stage Mike and let's see if we can... How much we can embarrass ourselves. Hello.

0:57:47 S?: Somebody? Oh, it's Debbie. Alright. Hey Debbie.

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0:57:50 S?: Hey, I recognize you, how's it going?

0:57:54 S?: Hello everybody. I have this question. So, my question is, how do you guys get so freaking awesome? But actually I just want to say hi to you, thank you.

0:58:09 S?: Thank you Debbie.

0:58:10 S?: Thank you Debbie.

0:58:10 S?: And say hi to everybody that's live over there, and I love you all.

0:58:17 S?: Alright, we love you too.

0:58:17 S?: Alright, thank you. Huge Legion M hugs.

0:58:20 S?: Bye guys.

0:58:23 S?: Alright, who's next?

0:58:25 S?: Well, while we're waiting for a question to come up. So, one of the things that we had talked about while we were disconnected is the power of the Legion and the influence we can have, and how do we level into projects so that we can be a part of some of the cooler... One of the ways that we do that is, there are really three things that matter in Hollywood. And for everyone in the room they've already heard me say this, but it's really money, talent and fans. And it's rare to have all three of those in one entity. And what we have is we have money. We don't have tons of money, but we have meaningful money, it's green money, so it matters. But we also have fans and we have an ability to light up the internet around projects, and that's super valuable.

0:59:16 S?: And if we can match ourselves to talent, as we get out there and build our creditability and build our stature in the industry, we already have people coming to us. And these aren't people looking necessarily for money, they're willing to carve out a part of their project. They might already have the project fully financed somewhere else, but very few people can come to the table and fully finance something with a legion of fans. So our whole theory is that, there's literally, we're additive to Hollywood. We're not displacing anymore.

0:59:53 S?: We feel like there's any project that's out there that's in development right now, is a worthwhile project for the Legion to look at. And for the people that are developing those projects, the fact that the Legion not only has money but has fans, that's really, really unique, and I think as we grow, it becomes even more powerful.

1:00:17 S1: One other thing that I'll add to that, while these views are up, is that if you need examples that we're working with Stan Lee. Stan Lee is at a point... He doesn't need money. He's got his paper projects, everybody wants to talk to him. We're not paying him any money, but the fact that he's willing to do this project with us is, at least in part... Because we can go to him and we're not like some multi-national conglomerate saying, "Hey, let's do this, so we can maximize revenue." We're saying, "We're a group of your fans and we wanna do a project with you." So if you look at the people who can do anything that they want to, The Steven Spielberg to the JJ Abrams, that sort of thing. The fact that we're coming with the collection of fans to do this thing that's never been done before, I think is really, really powerful.

1:01:06 S?: Well, and that we can get behind their projects. Star Wars doesn't need us, that we're already fans, and they've already got fans. But the next franchise that's unknown right now, or maybe it's just a book, a popular book that wants to be the next Star Wars, they're looking for fans, they gotta generate some kind of buzz and excitement, and even JJ Abrams is looking for that type of influence. Alright, so that's enough. Let's hit the question, what you got there?

1:01:34 S?: Oh it's JJ Abrams!

[laughter]

1:01:39 S?: Hey, guys, hey, it's me Shao. Just to let you know, big fans, appreciate you guys and what you're doing. But my question is the smaller Cons. There's a lot of different types of Cons going around all throughout the nation, and especially the smaller ones. Is there something that we can do to maybe, guest panels and stuff like that on the smaller ones, on those smaller scales to get you going? 'Cause like I'd mentioned, I'll be representing my family, my whole family will be representing the Bakersfield Con here in California, so that's my question.

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1:02:16 S?: That's a great question Shaou, and thank you for that. There are so many Cons at this point, that it's impossible for us to be at every one. And we wouldn't be able to do anything else if we did that. We are going to Palm Springs this weekend, and I'll be there with Terri and we are starting to divide, Jeff and David were in Chicago last weekend. But we agree, we'd like to be at as many of them as possible, and we feel like that's a good way to get our brand out there and to grow the legion. One of the ideas that came up, and it may have even been Shaou, someone had mentioned in the private Facebook group, which we really like, is the idea of letting Legion members represent us. And that's something that we wanna do in a disciplined way, in an organized way, because it could also backfire, if it's just kind of random and a bunch of people out talking about it.

1:03:11 S?: Well, if you've ever worked a Con, you know it's hard, the logistics, and you wanna make sure that we do, and we're setting you up for success by getting you good materials, and all that sort of stuff.

1:03:21 S?: Yeah, but that's something on our laundry list of stuff to do. Oh, we got another question.

1:03:29 S?: Can you hear me?

1:03:34 S?: Yes, we can hear you.

1:03:36 S?: Okay, I wanted to check that out first. My question's a fun one. If you had your very own giant robot, what would you name it?

[laughter]

1:03:55 S?: Alright. If I had my... How big is it?

[laughter]

1:04:00 S?: I would name mine Mars.

1:04:06 S?: Paul.

[laughter]

1:04:09 S?: Yeah, I would name my Jap. That's a good answer.

1:04:13 S?: Definitely the most creative interview question we've had. [laughter] I guess the bigger question is, what would you use it for? If you've got all that power?

1:04:22 S?: Depends on what it's capable of.

1:04:26 S?: Yeah, I know. Okay. Oh here's a written question. Icons in Silicon Valley. This is from Patrick Riley. Oh...

1:04:31 S?: We lost it.

1:04:32 S?: Mike can you flash that back up? Oh this is from Christopher, I'm sorry.

[background conversation]

1:04:39 S?: Okay, we're back to Patrick. Okay, I have a question about how we can make Icons work with the idea of getting the Silicon Valley credits. That's a great idea. So I don't know if you guys saw this on the Facebook group, but David Baxter had the idea in our panel of Wizard World last week, of what if we get the legion M building on the Silicon Valley opening credits? Anybody watch Silicon Valley? Oh my God. Okay, so first of all, your assignment is, as a member of the Legion, as an investor, literally. Go watch Silicon Valley, okay? Because that show is the true. It's a characterization, so it's a little exaggerated, but...

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1:05:15 S?: We've lived that show multiple times over.

1:05:18 S?: It's simultaneously hilarious and painful to watch, because of the fact that we've seen the stuff happen. Anyway, so, we're trying to figure out how to do a campaign. I know Aaron's got some stuff. I haven't had a chance to look at it, just 'cause we've been so busy these past couple of days. But find a fun Legion-esque way to get in front of the Silicon Valley people. And just let them know, we love their show. And we are an embodiment of that show, and we're an entertainment company, so it makes sense. So we're just trying to figure out non-annoying ways to let those guys know, and especially now that we've got 3000 people. We haven't cracked that egg yet, but seriously, serious bonus points for whoever can connect us.

1:06:03 S?: Give us an idea.

1:06:04 S?: Maybe you should take that black horse.

1:06:05 S?: Yeah, there you go! [chuckle]

1:06:08 S?: And ride him past the offices with a legionnaire on back.

1:06:11 S?: With a cape, and a Legion M banner?

1:06:14 S?: And a Legion M banner.

1:06:14 S?: Now see, there you go!

1:06:16 S?: There's an idea.

1:06:17 S?: Or we could gallop the horse through San Francisco Central Park, all the way to the ocean.

1:06:23 S?: That's perfect.

1:06:24 S?: Let's just say this, if it works, we'll give you a T-shirt.

[laughter]

1:06:28 S?: Well, with that in mind, I’m going to take the damn office with him.

1:06:30 S?: [laughter] Excellent, excellent.

1:06:32 S?: Alright, thank you.

1:06:33 S?: Thanks so much for coming, John Stephens.

1:06:34 S?: Alright, we've got another one here.

1:06:36 S?: Alright. I'll catch up with you later. Okay, you wanna read this one?

1:06:39 S?: Sure. This is David: "Do you guys have a set goal date for when you wanna get your first projects up and running?" Uh, it's a good question, David, thank you. So, well, Icons is probably gonna be our first project. And we'd like to have it out before the end of the year. The first episode, which would be the Stan Lee episode, and maybe even one more. But, again, these things take time. We have to schedule the VR studio, and we also... The hardest part is actually, we've got, Stan is on board, and he wants to do it, and we have to get it scheduled. But we also want, for every interviewed subject, we want them to choose who interviews them. 'Cause we want them to be comfortable and relaxed, so that Icons can really represent what it's to be in the room for an intimate conversation.

1:07:33 S?: And we know Stan actually has mentioned that he'd like Kevin Smith to do the interview, which would be another amazing person to get involved in. And so, I think that's happening in the background. We'll probably need their help trying to push that forward, but yeah, I would say, by the end of the year. And we'll definitely... Entertainment projects can take time. The one nice thing about the VR project is, it's not a... There's not a production timeline like a feature-length movie, which is a year.

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0824 Legion M Toast FR

1:08:05 S?: You need at least a year to make the movie. So you buy the script, and you hire the talent, and everything. I think, in this case, we could probably crank that out maybe before the end of the year, and maybe even get a second episode. Each episode would be a new icon. But we'll definitely be making other announcements about the project before the end of the year. So I hope that answers your question, David.

1:08:27 S?: Alright. Trading, how long does it take to start trading on the market? That's actually a great question, and it's a little bit of a tricky response. The short answer is, you'll probably be able to start trading shares probably about a year from now, is when I would expect that legally, you will have that opportunity. Now that doesn't necessarily mean that there will be a market at that point. Because we are the second, I think, Title, or maybe the third Title III company to close. In fact, actually, none of the others have closed yet. So we could still be the very first one to actually close and get these shares out to people. And by law, none of those shares can be traded for at least a year. And so everybody's expecting that there's gonna be some secondary markets that appear for these types of shares, but they don't exist yet, and nobody knows for certain. And so...

1:09:23 S?: 'Cause if you had that market now, there'd be nothing to sell.

1:09:26 S?: [chuckle] Yeah, yeah, you'd be completely out. So the short answer is, we don't really know for sure. Legally, it could be a year from now. Logistically, realistically, it could be years from now, and...

1:09:43 S?: And hopefully you're not looking to sell your shares already.

1:09:46 S?: [chuckle] Yes. Greg, our securities lawyer is in the room? Is that a reasonable answer?

1:09:53 S?: Now I'm confused as you are, yes.

1:09:55 S?: Okay, okay, okay. Our securities lawyer concurs. And by the way, that was probably a forward-looking statement. So let's hold up the design on that.

1:10:04 S?: Alright, are there any other... I know that it's late, and so, why don't we do one or two more questions, and then let... By the way, we wanna do more of this. If you guys like it, let us know. We could do these more frequently. Maybe do shorter duration frequently. We've talked about trying to do a weekly podcast. We've talked about trying to do this weekly little crowdsource show. What we wanna do is take you guys along for the ride as much as possible. We talk about this at start-up, it's up... One day you're on top of the world, the next day, you're like, "Oh, my God, we're all gonna die," [chuckle] and so...

1:10:40 S?: Hopefully, we're not gonna die.

1:10:41 S?: We wanna share that as much as possible, but at the same time, still run the company. [chuckle]

1:10:46 S?: Yeah, keep it fun.

1:10:48 S?: Yeah, well, it depends on how long it is. Like, if it was a five-minute update each week...

1:10:54 S?: Well, once we get good at... This is our first time with Shindig. If we had it set up where Jeff and I could just be somewhere, and we'd just get online and...

1:11:02 S?: I bought a selfie stick, and we just figured how to use it...

1:11:06 S?: We've been working that around.

1:11:07 S?: So we're leveling up. [chuckle] Alright.

1:11:10 S?: Alright.

1:11:11 S?: Daniel?

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0824 Legion M Toast FR

1:11:12 S?: Daniel, hit us.

1:11:13 Speaker 5: Hello. I've a question that's filtered out of a lot of questions I have, but I'll save that for an email. A question is, will Legion M make some sort of creed to share with the others? Like something like saying, "We will focus more on the character, story-driven," or something like, "We will not try and manipulate the filmmaker during production," all that kind of stuff, try to show what we stand for as a company.

1:11:41 S?: It's a really great question, Daniel, and it's something that I think... I would say that right now, our team, we already have one. We have basic tenets that we operate on. But I think it's important that we expand that, and that we allow all of the Legion that participate with it. I do think it would... To document it and to really have it as our mission statement. We've talked about having three criteria for investing.

1:12:16 S?: For projects that we invest in.

1:12:16 S?: For projects. Yeah. Right.

1:12:19 S?: Yeah. I think if you were to boil it down to kind of one really interesting element, which is we are a fan-owned company. And literally we say this all time, it's never been done before and it really is profound, because if you think about it, all companies that are our there today, every single company that exists, falls into really one of two categories. One is it's a privately owned company, which means that it's owned by a couple of wealthy individuals or one, or a small group. The second is a public company, so a company that's on the New York Stock Exchange or something like that.

1:12:55 S?: Every single one of those companies has had to go through a process, and had to go through the gate keepers, and had to go through a system which was set up. And so if you look at the movie studios, the big studios, they're owned by Wallstreet investors. They have a fiduciary responsibility to do right by their investors. And since every single one of their investor's invested solely for financial purposes, it's all about the bottom line. It's driven by quarterly reports. This movie is slated to open this weekend, they need that money to fall in that quarter, so suddenly that date is not moveable, even if the creator has a problem. So, they're these big machines and they're driven solely by the bottomline, not because they're evil, but that's because the way that the system's been set up.

1:13:46 S?: With the Jobs Act, it creates this amazing new opportunity to have people that are invested in the project. And if we had the opportunity to do a project, and do something... I think that if we put it out to the Legion, what would you rather do? Should we do good on this, or should we make a half a percent higher with the money? In Wall Street that's a set decision, you've got to go for the money. Whereas in our case, we're a fan-owned company.

1:14:15 S?: I think we'll sort of end it here so people don't, aren't just hanging on here, and I'm sure they will send up a follow up note. Again feel free to hang out, and hang out in the room, and if Paul pops in and you're still there, feel free to talk to him. Thanks very much.

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0824 Legion M Toast FR

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11/25/16	Page 20 of 20

Legion M Biz Update - Fantastic Fest 2016

Legion M Biz Update - Fantastic Fest 2016

Terri@thelegionm.com

https://scribie.com/files/43ba3c7b4c7147d2b1c79e165fff0f1d2c1e980f

00:01 Paul: Hey, everybody.

00:02 Jeff: Hey, Legion M.

00:03 Paul: It's Paul and Jeff.

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Legion M Biz Update - Fantastic Fest 2016

00:04 Jeff: Coming at you from the back of an Uber on our way back from the debates.

00:10 Paul: The debates at Fantastic Fest, so yeah. We are here in Austin. We've had a great time. We're still going. Jeff's gonna be here 'til Sunday. We've seen a lot of our Legion M members show up here which has been really fun to visit with everyone. Also had a lot of really good relationship building with Alamo and meeting a lot of filmmakers. We met tons of people, saw lots of good movies, furthering our relationship with Alamo. We're actually looking at some stuff together right now which could be really, really cool.

00:42 Jeff: Could be some really fun stuff to come out of this. Nothing we can announce yet, but it's been a good trip, we'll just say that.

00:48 Paul: Yeah, so we're excited about Fantastic Fest, it's been great. The Dark Corner guys have been great and that's the VR project... Or the VR installation that we've been sponsoring and the feedback has been really positive from that. And then we're heading straight into Beyond Fest a week from now. Yeah, about a week from now. That starts up in LA, so if you're in the LA area come down and see us at Beyond Fest.

01:15 Jeff: See Marilyn. Come see the VR. Just like with Fantastic Fest, a Legion M member, you don't need a badge to get into the show, you get front of the line privileges.

01:25 Paul: Yep, go right to the front of the line.

01:26 Jeff: Right to the front of the line, say you're with Legion M, show your tattoo.

01:29 Paul: You're a Legion M so you're a VIP.

01:31 Jeff: That's right, that's right. Opening the gates of Hollywood.

01:34 Paul: Yep. So Jeff and I wanted to do an update. We've been so busy, so we're gonna do the update from the back of this taxi, so here we go. Alright, you're up, you're gonna do...

01:42 Jeff: Yeah, elevator pitch. So we've got a really cool project and we're about 95% on this and we just wanted to outlay the vision. I'm gonna probably do another post or we'll do another post with some more detail 'cause we wanna bring you into it. But the overall idea is we're gonna do an elevator pitch competition at Kamikaze.

02:05 Paul: Yeah. It's gonna be kick-ass.

02:06 Jeff: It's gonna be really cool. We're actually building an elevator that is gonna go into... We're getting a booth at Kamikaze...

02:13 Paul: It's like a prop elevator, like a set.

02:14 Jeff: No, no, no. It's a real elevator.

02:15 Paul: Yeah, and you'll go to the moon?

02:17 Jeff: Yeah, yeah, yeah.

02:19 Paul: The great glass elevator, you can go anywhere in the universe.

02:22 Jeff: Eddie's in the space time continuum. But no. So we're building an elevator and everybody is gonna be invited and you get 30 seconds or 45 seconds, we're gonna work out all these details, to go in and give us your pitch for the next great movie. And we'll probably also open it up online so people can submit online. And so step one is we're gonna gather all of these amazing pitches. Step two is we're gonna build an interface in a game that allows all of us in the Legion to rate and evaluate...

02:53 Paul: All of you in the Legion.

02:53 Jeff: All of you, exactly.

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Legion M Biz Update - Fantastic Fest 2016

02:55 Paul: And everyone else, yep.

02:57 Jeff: To rate and evaluate the pitches and help us pick the winners...

03:00 Paul: To elevate to the next level.

03:03 Jeff: That's right. And then the grand prize is TBD. We're working on getting a team of Hollywood luminaries so that the winners of this pitch competition will have the opportunity to pitch to agents and directors and filmmakers and all that sort of stuff.

03:19 Paul: Yup. Maybe we make a TV show out of the whole thing.

03:22 Jeff: And we're filming the whole thing.

03:24 Paul: Yeah, it's gonna be cool.

03:25 Jeff: It's gonna be really cool. We're really excited. This is kind of like our... If T-shirt Mogul was rev one of our whole gaming philosophy, this is rev two.

03:34 Paul: Alright, we gotta pick it up 'cause we're almost to our destination.

03:37 Jeff: WeFunder update.

03:38 Paul: Yeah, so WeFunder update. Now this is some of the boring stuff. WeFunder is cranking through.

03:44 Jeff: It's not boring.

03:45 Paul: It's not boring, it's actually money. So everyone's been asking, "Hey, what's going on with the closing and the finance?" And because we were so far oversubscribed and it was so successful, it's taken WeFunder a little longer than expected, but they are closing in and actually I wanted to let everyone know they wired us our first $500,000 of the million dollars already today. So it's in our bank account.

04:11 Jeff: And I believe that that means for half of you guys, the investment is actually closed.

04:17 Paul: I think so. I think so. Yeah, yeah.

04:19 Jeff: If you get a notice from WeFunder and if you didn't, don't worry about it, right.

04:25 Paul: Yeah, just give us... What I would say is give us one more week. They realize that the delay is on their side and they're trying to do as much as possible to get it finished. And so this next week, I think we'll close everything out. But it's good news that they felt like they were close enough to closing it that they wired us half the money. So that's good.

04:46 Jeff: That's good. So the next update was on our Reg A, so that's gonna be our next financing round. We're looking at probably December when that opens. Just on Thursday we submitted a 50-page document that included all of our financial information and all of our business plan information and a bunch of legal stuff and the stuff that makes you literally wanna pull your hair out.

05:12 Paul: Just for the record...

05:13 Jeff: Guess who had to do that? It wasn't even me, it was Terri Lubaroff.

05:16 Paul: Terri gets credit for that. Jeff stuck me with that for the title three, so he took it on for the Reg A and then stuck Terri with it.

05:25 Jeff: Exactly.

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Legion M Biz Update - Fantastic Fest 2016

05:25 Paul: Anyway, so thank you, Terri, for getting that done. It does look great and we've gotten great feedback already from Crowdcheck that is, uh.

05:32 Jeff: So there's a lot of stuff. There's so much legal stuff, but we'll get through it all. And so look for that later, probably December sort of time frame is what we're aiming for.

05:41 Paul: Yep. And then one last update. So we put out the casting call, in case you didn't see it on Facebook, we are looking for a ringleader for our community. So a social and community manager, someone to help us kind of organize and hijinks and keep the lively discussion in the Facebook group going, and help us manage the forums and all those great things. So we're looking for someone that can we can extend the team with.

06:10 Jeff: Yes.

06:11 Paul: And we really want the perfect person, so be patient with us. We're probably gonna... We're not gonna make a quick decision on it, we're gonna... We've had some great applicants already...

06:21 Jeff: We've seen some amazing candidates already...

06:22 Paul: We've had some pretty good interviews, yeah.

06:23 Jeff: It's really exciting, so this is a really critical piece of the company I feel like.

06:26 Paul: It's such a... Yeah, for us, and I think you guys hopefully feel the same way, that our community, what we're building, that's the core, that's a really core piece of the company. I mean, it'll be the projects and the content that we get behind, but the community, that's it. We are Legion M, so we need the perfect person for it.

06:49 Jeff: That's right.

06:51 Paul: Anyway, we are now arriving at our destination.

06:54 Jeff: At our hotel, it is...

06:55 Paul: We felt like it had been a little overdue on getting everybody an update, and...

07:00 Jeff: You figure 2:00 in the morning in Austin is...

07:01 Paul: Yeah, 2:00 in the morning on a Friday night...

07:02 Jeff: On a Saturday morning is the good time time of day to do a business update as to what's going on with the Legion.

07:08 Paul: Yep, and as always, you know how to reach us if you have any questions or need clarification or want to give us high praise or whatever else.

07:18 Jeff: Or criticism...

07:18 Paul: Or criticism.

07:19 Jeff: Especially if you wanna criticize Paul.

07:20 Paul: Criticism goes to Jeff, high praise can come this way. Anyway...

07:24 Jeff: Alright.

07:24 Paul: Alright, we're signing off.

07:25 Jeff: Thank you, Legion out.

07:26 Paul: Goodnight.

12/05/16	Page 4 of 5

Legion M Biz Update - Fantastic Fest 2016

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12/05/16	Page 5 of 5

Comic Con Palm Springs Legion M Panel with Paul Scanlan and Terri Lubaroff

Hosted by Jenna Bush

August 27, 3016

Transcript

https://www.facebook.com/TerriLubaroff/videos/g.254157474950406/10154519595109711/?type=2&theater

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00:01 Terri: The Legion.

00:03 Paul: Legion unite!

00:06 Jenna: It’s like it was meant to be.

00:07 Paul: Uniting the Legion. That’s what we’re doing here.

00:09 Jenna: why don’t we start by introducing yourselves.

00:10 Paul: Sure.

00:11 Jenna: Telling everybody what you do.

00:12 Paul: all right. So I’m call Paul Scanlan, I’m CEO and cofounder of Legion M, and I’m just excited to be here. Yeah.

00:20 Terri: and my name is Terri Lubaroff and I’m the head of acquisition for Legion M.

00:24 Jenna: OK, so how many of you guys know about Legion M? All right, some new people. And who’s invested? Ah, nice. OK, so we have enough people here who don’t actually know about Legion M.

00:40 Paul: So um, will basically [inaudible], legion M is the worlds first entertainment company that from day one is owned by the fans. So our idea is to partner with the fans to create a new studio and then partner with top Hollywood producers and also discover new creators where we can create amazing content To get behind. We call it Legion M, M with a bar over it, because our long term goal is to have 1 million fans and with 1 million fans as shareholders, let’s say the average investment – we’re not asking anyone to put their life savings into Legion M – The average investment right now is about $400. If we get to our goal of having 1 million fans will have $400 million to invest in projects that have 1 million fans and that’s our long-term goal, but we can be successful even before then. We already introduced our company three months ago and we're setting historic records in fundraising. We have over 30 -er 3000 already participating. 10,000 people supporting each other. We’ve raised over $1 million already, and we literally just started to scratch the surface.

02:05 Jenna: That’s [inaudible]. So tell me, so you guys were telling me about this the other night and one of the things that sort of blew my mind is your first across the bow, I made over $1 million.

02:15 Paul: Yes.

02:16 Jenna: So how does that work and what are the laws have changed that allowed you to do this?

02:20 Paul: Do you want me to follow up?

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02:22 Terri: Yeah, no, no, you should be one.

02:23 Paul: So we are um... Has anyone here heard of the JOBS Act? Do you know what the JOBS Act is?

02:29 Audience Member: I heard of it.

02:30 Paul: OK, all right, so. This is part of our cause. We want everyone in the United States to understand the importance of the JOBS Act. The JOBS Act is some important reforms to our securities laws that Congress passed actually in 2012. It was an act that went through Congress, and the whole idea was to – it’s jumpstart our business. That’s the acronym. And the whole idea is that up until now for the past eight years, investing in start ups has been the exclusive domain of the wealthy elite. If you look at a lot of the largest companies in the US today, 20 years ago they were start ups, and the only people that could invest in those start ups were millionaires. So the SEC has the definition of an investor that is called and an accredited investor. An accredited investor can invest in a start up and participate in those massive growth opportunities, and then once the company goes public then all those non-accredited investors can participate. But the problem is the way our financial system works now, when companies go public, they don’t keep growing. And a lot of our growth in our economy doesn’t come after a company – a company like Facebook goes public at $30 billion. That, that – you know – time frame from 0 to $30 billion – that’s exclusive domain of venture capitalists and accredited investors. And accredited investor by the SEC definition is you have to have $1 million in net worth not including your home or make over $200,000 a year for the last three years. So, it’s a bullshit law that's finally being reformed with this act passed through Congress with almost unanimous support from both sides of the aisle and now it’s a law. So this year in 2016 is the first time in our securities law history where you can go and participate. Any investor – so you know we’re not exclusively targeting non-accredited investors. We just want anyone, anyone who is a fan should be able to participate. And why we think the JOBS Act is so important for our economy is we think that whole new industries can be created this way and because having a legion of shareholders invested in you matters more as a startup than it does as a $30 million company. I mean, adding a thousand investors worth $30 million, it doesn’t change your dynamic at all. But when you're a start up, it’s massive. It’s massively interesting, and in the entertainment space it’s even more interesting. And so, we believe in the JOBS Act because it’s important for the future of the US economy, but we also believe in the JOBS Act because we think Legion M is an opportunity to unite fans to have a positive influence on our entertainment and get people involved from day one and let them on a piece of it and also have a voice in what kind of content gets created. How many people around here complain about what they're being force fed from Hollywood? So many people. And this is an opportunity to really change that dynamic. So, anyway, that's a long-winded answer, but you know, it's really the JOBS Act. Legion M is one of the first JOBS Act companies, and we are actually the number one Title III. Title III is a segment of the JOBS Act that were used to raise - we’re capped a million dollars - so we blew out that million dollar raise and we're sorting all that out right now and then we’ll open up another round, and will keep continuing to reside finance. The whole goal is to continue to accumulate fans as shareholders and to build up our investment power to build an influential entertainment company that can do great things.

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06:30 Jenna: And so how will the specific projects work? Like say you’ve got an idea, or you have a person of talent, some sort of director who’s got an idea or a fan gives you an idea. So what do you think the steps will be like?

06:42 Paul: Terri?

06:43 Terri: Well, as a company a lot of people say, “Oh, are you going to read my script, are you gonna take my idea?” And it's a question that we get more often than anything. And I’d love to say to everybody, “Oh if you have a script, absolutely we’ll read it”, but the reality is we have over 800 people on a list that want us to read their scripts and we're not even open yet. So, when you're asking how it works, I assume that's what you mean-

07:13 Jenna: Yes.

07:14 Terri: Can the public submit?

07:15 Jenna: Right.

07:16 Terri: Ok, so yes, eventually the public will be able to submit their scripts. And we're developing a system right now that will make that scalable and something that can we actually sink our teeth into and not get overwhelmed with because we really want to give everybody who wants to submit something a fair shot and a fair read and a lot of development executives are so overwhelmed with scripts, they read 10 pages and they're like, oh this is yucky, you know, next. We really want our members and members of the public to have a shot as we open the gates to Hollywood. That said, I think the good things will bubble to the top. Like we hope to use our legion to help us evaluate these scripts, we want everyone to be involved and to learn how to identify a great story and identify a budding director or a piece of talent and expose it to us and be like, “hey, have you read this book or have you seen this short film,” and then that way, the more people who see it and start talking about it, those things bubble to the top and eventually we’ll be able to identify those things and bring them in. I think what we're most excited about as a company is that a lot of studios now are identifying material that is based on underlying IP, which is great, because it's very risky to produce entertainment properties. It’s a $100 million bet every time you put something into production and if it’s a losing bet, you could tank your whole studio. Or at least the stock for the studio. The great thing about the legion is, we already have a built-in fan base. So if we want to take a risk on something, that’s an important story, that's a great story, that maybe is not based on a piece of a underlying IP, that's original, we're going to have the ability to do that and be a little more flexible, and, to me, as a creative person, that’s the most exciting thing out of anything.

09:11 Jenna: you mean something that’s not a remake? That would be nice.

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09:17 Paul: exactly. Well I mean and that’s the whole idea, is having fans as shareholders. I mean, we are not owned by Wall Street where it’s purely the bottom line. And you know, we are bottom line run. I mean we’re running a business, and people are investing in us, and we Wanna monetize content and make great, successful content, but as Terri mentioned, a big part of having a legion of shareholders means that we can get behind new IP that will, by the time it comes into you know, it debuts or, you know, we go in to our release weekend, it has a fanbase. It has a legion of people behind it that have been involved from day one and you know have been there when we first got the script and when we first attached the director.

10:04 Terri: Live-streamed from the set.

10:06 Paul: Yeah. These are the things that we want to do – you don't want passive Wall Street investors, right? I mean, we want fans as investors, and we want them to be active. We want them to be interested and passionate. We want them to be vocal and one of the things Terri hit on is we went creators, we want everybody from the industry and beyond and fans. But to a large degree, it’s hard to discover those creators are out there. It’s hard, you know. And for every person that wants to submit a project for review, inside the Legion, we already have three or four people who want to look at the project and give feedback on it. And so, this is the mashup that we feel like we can create something powerful where we can allow these 800 people to submit their projects, because everyone has multiple projects, and then allow the 10,000’s of people that are part of the Legion to help us review them and when they bubble up to the top and we see which ones are being spoken about, I mean, we have a very active private Facebook group. This is one of the things that has been really, really cool about creating this Legion. And to be honest, just to take a sidestep, we’re blown away and so grateful by the response that we’ve had. The fans that are investing, the reaction and enthusiasm and the level of engagement, it’s exactly what hoped for. And we need to harness that in a really good and positive way. And so, we’ve completely outgrown the private Facebook group. I mean we have thousands of people in there, and it’s been great, and we’ll keep it going and it's an awesome discussion group, and there’s been some great ideas that have come up, and we get feedback. You can already see the seeds of what we can do. And now we are in the process of launching our own forum, where we will be able to have specific threads where we can track horror projects, and we can track sci-fi projects and we can track these things and we can track discussions on cons, and how to manage those, and how to get volunteers at Cons and all those things. One of the things that were super excited about that I think could be really powerful and I’m going to give credit to Terri, I’m pretty sure it was her idea, is we want to create like a comic book club out of the Legion. I mean being a part of the Legion isn’t just –they’ll be plenty of people that put their money in and just wait to see what happens – but ideally you’ll put your money in and then get involved. Imagine a comic book club that you can participate in or a graphic novel or it could be a book club — or a literary club in general where we can talk about different projects and then find projects that really resonate with people. And one of the things that’s really cool about it, is long-term, when we have tens of thousands of people that are going to go buy a book or a comic, that’s already influential, so we can potentially option that content and then add value to it just by putting it into the bookclub, a little bit the way Oprah’s book club became so popular. But then when it really you know resonates with everybody’s read it, then make it into a movie, and we’ve kind of created our own success along the way.

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13:27 Jenna: And so what types of projects do you want to work on? I know you’ve mentioned comics, movies, TV. What are you focusing on to start with?

13:35 Terri: Well, our first project is actually not movie or TV, it’s a virtual reality project. 13:43 Paul: The future of storytelling.

13:45 Terri: yes the future of storytelling, we thought this was a great first project for us because our founders come from the tech world, and it’s also something that is cutting edge, it’s something that people are really trying to crack. It’s called icons: face to face and our first icon we announced just a few weeks ago is going to be Stan Lee. We are so excited

14:06 Paul: you’ve probably seen his quote in here, and he’s very supportive of Legion M which we’re grateful for. It's amazing.

14:10 Terri: My favorite quote of him, he goes “why would you ever think I’m an icon?” Which, really? Yeah, he said that!

14:19 Paul: My favorite quote from Stan Lee is he said – I was talking to him – and explaining to him the idea — and he said, “ you know what? I think that is such a good idea, my only regret is that I didn’t think of it.”

14:23 Terri: So it's a virtual reality project were using cutting-edge technology. I don’t know how much I should go into it. But, if you guys are with familiar with virtual reality, and you have the headset on, you’re really sitting in the point of the view of the camera. So the cameras in the center of the room and it’s stationary and in the headset you can look all around. But the technology we are using is the inverse of that. So the cameras are actually in a geodesic dome and Stan Lee’s gonna be—

15:02 Paul: Pointing inward.

15:03 Terri: Pointing inward. And Stan Lee’s gonna be sitting in the center of the dome. And it’s, for the viewer, you’re going to be able to walk around the dome. I call it a dome, but we’re actually going to build out a set that will be like his office or you know I don’t know a helipad or something. Somewhere cool. And you can walk around that, and explore it, and sit down next to him and talk to him and look him in the eye, and look to see if he’s bald or not. You can do that in this type of environment. So it’s really a cool project. We hope to do other icons in the future. We’ve already approached some.

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15:82 Paul: Yeah, and that's a good example of a project because it's affordable for us to do, Stan doesn't want a lot of money to do it. He's willing actually to just do it because for him and for us it's about preserving his legacy. And so for generations to come, we’ll allow fans to get in the room and feel the experience, what it was like to be in the room with Stan Lee when he has an intimate conversation. The other thing we’re doing with these interviews, is that we’re allowing the subject to choose who interviews them. We want it to be an intimate conversation, so in Stan Lee’s case we don’t know exactly who it will be, but we know he’s reached out to some of his close personal friends. And after Stan Lee, we want to, our long-term goal is to build a library, a library of icons that can exist in museums —

16:72 Terri: Libraries.

16:73 Paul: And on campuses and in schools around the world. So anywhere on the planet and for generations to come you can experience what it’s like to be in the room with Stan Lee. Imagine if you could do that with William Shakespeare or Martin Luther King or Prince or David Bowie. Or any of these people. You know, it’s too late, but there are a lot of icons left. George Lucas.

16:96 Terri: Yeah.

16:97 Paul: Well, we – Guillermo Del Toro.

16:99 Terri: We have an amazing-

17:00 Paul: We’ve got a whole long list of people that we’re talking to, so..

17:02 Jenna: Yeah, I’m curious who you guys are gonna want.

17:03 Terri: Yeah.

17:04 Paul: Well, that’s one of the things we have going on the private Facebook group right now is who do we want to talk to? Now that we've announced the project and convinced them to get involved. One other just side note that’s interesting about Legion M is that when we go ask an Icon like this to do this for us, we’re not some big corporate conglomerate. We’re not Disney, we’re not CNN, we’re not New York Times of any of these… We’re a group of fans, you know, and we’re a group of fans that chose them. And that we want – that means something to a lot of these Icons. That’s like powerful. I mean it was for Stan Lee. It was a big part of it. It was like, “Hey, Stan.” I think if we were just a VR company that approached him to do this, he’d be like, “Oh I get approached all the time for VR,” but we’re not. We’re a legion of fans that want him to be our first subject on this awesome new project and he’s like, “I’m in,” like right away, he’s like “Fuck, yea, I’m in. Let’s do it.” And so, you know, we think – sorry about the language -

18:55 Terri: They’re not even paying attention.

18:56 Paul: Yeah, exactly.

18:57 Terri: The kids in the room.

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18:58 Jenna: Well, I’m actually curious um, like what dream interview subjects. Outside of Stan, because obviously, he’s a dream interview subject.

18:63 Paul: Well, one of the – you know – another one that we’re targeting and that we’ve had some discussions with and I think it’s quite possible is Guillermo del Toro. Yeah,

18:73 Jenna: Oh. Oh.

18:74 Paul: Yeah, exactly, that’s how I feel. So and I’m just going to say this, cause uh, since it happened I haven’t been able to stop talking about it. When we announced the company, you know we were really excited, we’ve had some really great people get involved. We got Seth Green and the team of people behind ROBOT CHICKEN, Stoopid Buddy Studios, Alamo Drafthouse, Meltdown Entertainment, which is where we discovered Terri, and 42 Entertainment. And we’ve gotten a lot of actually like significantly senior and proven talent in Hollywood to get behind us. But a couple of the cool things that have happened, one of was which was when Guillermo del Toro reached out and invited us to his Bleak House on a Sunday afternoon for what-

19:61 Jenna: Oh. The man cave?

19:62 Paul: Yeah. Man house.

19:63 Terri: I don’t know if I’d call it a man-cave. It is…

19:64 Paul: It’s more like the man mansion.

19:65 Terri: It’s like walking into the Haunted Mansion in real life. It is amazing...

19:66 Paul: Yeah, it was awesome. What did we spend, like two hours there?

19:72 Terri: Yeah.

19:73 Paul: Two hours on a Sunday afternoon, like just hanging out with Guillermo del Toro. I mean, how cool is that? Like, and I’ll tell you another funny story. I was walking my son to the bus like the day after, Monday. And he says to me, he says, “Dad, do people ever start companies so they can meet their hero?” And I was like, “Well, maybe.” That wasn’t my goal, but it happened. It happened. So we were there. So Guillermo gave great advice and he’s very supportive and he’s awesome.

20:08 Jenna: Ah, that’s so cool. Yeah, and speaking of your investors like Seth Green and Alamo Drafthouse, I mean, are you thinking about doing projects with them with their studios? Is that something that you would be interested in?

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20:56 Paul: Yeah, absolutely. We have a group of creative allies and we’re continuing to expand that. Creative allies are a source of projects, and we’d like to do projects with them, but not just that, they’re also advisors. Right? So if we’re working on an animated TV series, we’ve got those guys available that we can go to and ask questions. If we’re working on a horror movie, we can go to Alamo Drafthouse. I mean, Alamo adds a lot of value because they are very well versed in the space, they’ve got a proven track record, but they also offer distribution. Right, so having that – that was actually Guillermos’ advice, which we followed up on. He said, you guys should talk to Alamo Drafthouse, we went and talked to them. Tim League once he talked to us was like, “This is awesome, we’re in.” So, yeah.

21:50 Terri: It’s amazing because they’re a fan-centric, too. It’s all about the fans. You’re not allowed to talk in the movie. You’re not allowed to have your cell phone. And I dig that, it’s cool.

21:61 Paul: Yeah, they do a lot of fan-oriented events.

21:63 Jenna: They totally do, they’re really big with fans. So, if you’re talking about fan involvement, what are some of the cool benefits that you can get? Cause just the idea to even pitch something is huge.

21:73 Terri: So, my favorite example… we were looking at a horror film and this is not a film we’re gonna end up doing, but there was a scene in the film that was set during Halloween and there was a costume party, and I said to the director, you know, we’re really interested in engaging our fans, and we sat down and we talked about that and we came up with a way to do that. And we were going to open up the costume design to the Legion and to the public. And if you were a cosplayer or a costume designer, or you just thought was a cool idea to be a [inaudible], you get to come be in the movie. So that’s a perfect example of how, like on a really high level, we would want to do some fan engagement. But everything from doing Google Hangouts with the director to doing live streams from the set, maybe we have a survey where the costume designer is like, do you like this color of green on the dress or this color of green on the dress? And we put it out to the Legion, which we actually have done.

22:72 Paul: Yes, we’ve done some great polls.

22:73 Terri: Successfully. Yeah, before we launched, we did a trailer. And the voice over for the trailer – we had a male voice and a female voice. And Paul and I really liked the female voice, and Jeff and David-

22:86 Paul: -No, I liked the male voice.

22:87 Terri: Oh yeah, you and I really liked the male voice. Jeff and David liked the female voice.

22:91 Paul: The female voice sounded like someone I worked with. I couldn’t get past it.

22:93 Terri: Right. Flashbacks. So like 9 o’clock on a Friday night, we put it out to the Legion. We had maybe 300 members of the time or 500 members and by 9 AM the next morning, 200 people had responded and we had our answer. And unfortunately for us, it was the female announcer.

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23:54 Paul: And it was really important critical data too. Cause we also, we learned that the men like the woman’s voice and the women like the man’s voice. I mean, it was statistically clear. I mean, the woman’s voice won out in the end, but we had so much valuable information from that. And we weren’t asking anyone to do hard work or anything. The people that responded – it was all optional. You know, there was no obligation to reply. But people wanted to. To see an early cut of the trailer, to give a response, that’s kind of fun and cool, and imagine you know, doing that for a blockbuster movie that’s coming out.

23:94 Jenna: Yeah, you get to vote on what Guillermo does with some weird insect creature?

23:95 Terri/Paul: Yeah/Yeah, exactly.

23:99 Jenna: That’s pretty cool, and what are some of the other ideas, because I know, just talking about this around the convention, I’ve heard people say things like “would we be able to go and meet the stars” and things like that. Is that all stuff that you’re thinking about?

24:53 Paul: Yeah, we have some of our co-owners here already. They’ve been really helpful. One of the things we look to in the Legion is that it’s more than just a company, it’s a movement, and it’s also a community. So Aaron and Anthony are heading up the SoCal Legion M meetup, and Terri;

24:78 Terri: Luis is is gonna do Palm Springs right? Awesome.

24:79 Paul: Yep, Luis is doing Palm Springs. These are happening kind of organically. We didn’t reach out to people, they just volunteered and wanted to do it and we thought it was awesome, so we support it. We like to build the opportunity to do amazing things that you can bring people into and have them participate. We have to figure out how to do that in a scalable way because we have a million fans and we can’t bring a million people to come to the set.

25:10 Jenna: That might be a bit difficult, but tell me more about your backgrounds.

25:51 Paul: Sure yeah, my background — well Jeff Annison and I started Legion M. We are the two co-founders. Jeff’s not here. He was in Chicago last weekend. So, we need to start dividing and conquering. Jeff and I have a long history of working together. This will be our 3rd company. We started a company called MobiTV about 16 years ago now, and grew that company to about 400 employees, offices around the world, $100 million in revenue, and we won an Emmy from the television academy and we had great success. One of the things just to back up on, is when we started that company, it was myself, Jeff and one other friend of ours who is a co-founder, Philiip Alvelda, we started it literally in my backyard. And we had friends and family that wanted to invest in us, and this is when we first encountered this bullshit rule about the accredited investor. Because we went on to create great success and shareholder value with that company. We had friends and family that wanted to invest in us and we wanted them to invest in us of course in the early days you need money right, so we had to turn them down because of this rule. It always left a sour taste in our mouth that it felt unfair. Anyways, we created that company it’s called MobiTV. It was literally the pioneer of digital television. We were the first to deliver live TV outside the living room . The first to go get the content rights. The whole industry told us we were crazy. That it would never work. First of all no one would ever watch TV or movies on their phones. Just stop dreaming.

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26:91 Terri: And here we are live streaming. (laughs) On your platform.

29:92 Paul: (laughs) Yes, oh and that we wouldn’t be able to get the content. We wouldn’t be able to make it happen. Literally, 3 years after launching that company, we were going up on stage to accept a prime time Emmy award for pioneering a whole new space in digital television. So you know we broke through and we created great success. And now all those people that were massive naysayers are big fans and have come around. Yeah, Terri you want to tell us your background.

27:63 Terri: So my background is that I’m an entertainment attorney who never practiced entertainment law. I was on the creative side of entertainment. I’ve been in development. I’ve been on the agency side with both movies and television but mostly on the literary side. So I represented screenwriters, directors and I did a lot of reading, and writing and producing. I guess my specialty was running actors’ production companies. The last company I ran we had a deal at Paramount. We sold a lot of pilots and did feature film development. Then I got a little burnt out because of the downturn because the selling became very difficult. I opened up my own entertainment law firm. From there I went and ran Meltdown Comics for a couple of years as the COO of Meltdown. So awesome.

28:54 Paul: That’s how we met Terri. It’s a blessing.

28:57 Terri: Most people don’t know they have their own entertainment arm and their own incubator. And then these guys I met through Meltdown, and stole me away. In the middle of the night.

28:69 Paul: Yep, stole away... and Meltdown is a part of our creative alliance as well. They’ve been great. Really great group. We love Terri. She’s… I’m gonna say it with kids in the room, she’s a bad ass. A driving force. No, it’s been great. One thing Jeff and I, we really feel strongly about building, culture and community in our startup. It’s what we did with MobiTV. It’s really important for us to have chemistry. To have good chemistry with the team. And we have that. We have the seeds of greatness. David Baxter is also on our team, and he is not here this weekend, but is normally the celebrity of these comic cons. He is a huge cosplayer. So yeah we’ve got a great team.

29:25 Jenna: That’s so cool. So how specifically does it work? Say somebody wants to get involved in this, what do they do?

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29:74 Paul: Well right now we are on pause for investor mode, but a couple week ago they could have come on and made the investment. By the way one thing to point out is you do not need to invest to participate in Legion M. A lot of people either can’t afford it or they don’t understand it well enough and that’s totally fine. We still want you to participate and later you can make a decision to participate and after you’ve been involved, etc. Right now you can go to our website which is thelegionm.com and there’s a place where you can sign up. Once you’re signed up, you’ll get a lot of e-mails from us to join the private Facebook group. You will be on the mailing list to get information. We gonna launch these forums. We had a lot of requests for a storefront because people want shirts and swag.

30:60 Jenna: Love the shirt!

30:62 Paul: Yup, here we go. We’ll have even cooler shirts than this pretty soon. And some of the legion members are already designing products. This was designed by Brennan, one of our co-owners and he posted in there and I bought one. So if you are interested, go get involved. In a few months we’ll be opening up another round of investment. This is something that we’ll have to do by SEC rules, we needed to close that first round because we hit the cap. And the cap was a million dollars. In fact we hit it, we blew way through it and we needed to stop it. Right now there is no way to invest. You can still just sign up. In the November time frame we’ll open up what’s called Reg A or Reg A+ and in that round we can raise a lot more money. We can raise up to $50 million a year, but there is more formal standards and procedures. This is all regulated by the SEC or at least monitored by the SEC so it’s not a free for all where anyone can go raise money. We still need to go through a process. They do bad actor checks, we need to have audited financials, we need to have, you know —

31.75 Terri: We signed away your firstborn. It’s the whole thing.

31.76 Paul: Yeah, exactly, yes so there is a level of scrutiny, which we think is good. Like I said earlier, we fundamentally believe in this, and we believe in Legion M, but we also believe in the JOBS act. We really feel like there are multiple new company ideas that can be born this way that can create great companies. One of which, which we are not doing because I am not a banker, but I wish some bankers — some good hearted, ethical bankers would get together and start a bank that’s owned by the rest of us. How it’s going to run itself, and be ethical bank in an industry that people have lost trust in. I think there is potential to do that in banking and insurance, etc. But for us, we are all about entertainment. We feel it’s one of the most exciting industries to have this impact on because it’s also fun and interesting to be an investor. Like I said the investment — the average is $400. $100 is the minimum and unfortunately we really can’t go lower than $100, so we allow people to participate for free. But If you put $100 in, then that’s fine come along for the ride. If you like it, and it’s going well you can put more money in later. So, it’s the type of thing that’s gonna keep growing and keep going through these finances in stages.

33:00 Terri: Well as an investment we feel a huge responsibility to our shareholders. To make sure we are growing value in the company so when everytime we look at a project the, the first question is not (video skips). A company that wants to make money for our shareholders build value and we will do that by doing these stories. But it is part of, kind of our dna to make sure that we are taking care of our investors and they feel comfortable with what we are doing.

12

33:40 Paul: And with that said we do have, one sort of minor exception. We have something call “Legion Does Good,” which is something that, with having a legion of shareholders, we can have an influence and impact, especially as we get bigger. And today we’re relatively early, we’re 3 months into this and we’ve got 10,000 people and we’re gonna keep growing it. You know, we want to do great projects, we want to get involved in great projects and monetize the content. We also want to build a community and make it fun and interesting. (video skips) So we have a couple of ideas. One is “Legion Does Good” where we can collectively put our force towards something that benefits society. It could be for some kind of a fundraiser or charitable thing. Or it could be just all of us doing something nice for someone. The other thing that we also want to do is “Legion Does Mayhem.” And that might be where we pull a prank or we do some fun things. And...

34:85 Terri: A National Prank Day!

34:87 Paul: Yeah we’re still scheming on what we can do there.

34:50 Jenna: I like it, and we’re going to open up for questions but before we do just tell people what the logo means?

34:93 Paul: Oh yes, so Legion M. This is M with a bar over it which is the roman numeral for one million. So this is kind of a statement of our long term goals to have one million fans and shareholders. And that’s an aspirational goal, I mean we don’t expect to get there in the next two years you know it’s probably going to take us 3 - 5 years to get there. When we do, imagine a company that has a million shareholders and $400 million dollars in invested projects with a million people supporting them. I mean that’s not just a player, that’s the player and the other thing I wanted to point out is a lot of people say wow, this is so disruptive, and you’re gonna crush Hollywood and all these things, and to be honest with you that’s, you know like at MobiTV we were disruptive. We came and did something the industry didn’t think could work or would work and there were a lot of people that didn’t want it to happen. The cable companies didn’t want it to happen. They wanted to keep all that content behind the walled curtain. With Legion M, we want to add value. We feel like, we’re not here to displace anyone. We’re talking to Legendary, we’re talking to Sky Dance. We’re talking to Lions Gate. We feel like we can add value to what they do and allow them to take more risks because if we can attach a fan base to something that, you know before we get involved no one’s ever heard of, but it’s a great project, that gives them more license to do more creative things. Let’s be honest, the people that run these companies, they’re good people too, they want to create art and they way to do these things but you know it’s a business at the end of the day. So anyways, so I think our long term goal is to, you know, there is literally, I mean, if you break it down in really simple forms the three things that matter the most in entertainment are talent, money and fans. Right, having money and fans, and matching that with the right talent, that’s really powerful. And you know I think the way we look at it there is literally at the right point in time, there is not a project in Hollywood that couldn’t benefit from us getting involved in. I think over time as we build our stature and our credibility, people will be coming to us. We’re already seeing it. The further we get, and the LA Times article, and blowing out the Title III, and having, Morgan Freeman, you know people have been calling us with ideas and things. I mean, it’s been great.

13

37:67 Jenna: Morgan Freeman.

37:70 Paul: Morgan Freeman’s team has called us about a project as well. 37:74 Jenna: Nice, that’s great.

37:79 Paul: I mean not all these projects are totally right for us but, but it’s,

37.83 Jenna: That’s a good soft selling.

37:84 Paul: It’s great.

37:85 Terri: It’s nice to be on the call sheet.

37.86 Jenna/Paul: Oh yeah!/Exactly, exactly.

37:88 Jenna: So let’s open it up, do you guys have any questions?

37:92 Audience: I actually do have one question, would you be a part of fandom into other parts (inaudible)...

37:97 Paul: Yeah, so we love virtual reality because it’s the future of storytelling. Movies, tv shows, and we’re also not opposed to doing kind of webisodes or online video and gaming as well. We really see it as a transmedia.

38:55 Audience: Yeah, well you know gaming has the exact same problems that you may run into.

38:58 Paul: Exactly. No, we totally agree.

38:59 Audience: Companies just don’t want to invest in new IPs because they can’t guarantee money, right.

38:66 Paul: Yeah well they can’t put enough money in. I mean the gaming industry fortunately still has enough kind of independent development and things percolate through. But it’s another area, it’s a genre, category that first of all Jeff and I understand greatly because it’s kind of where Mobitv paid. We’re an app. The number 1 selling app in the app store for many years. And we did, with Mobitv we did March Madness, we did the Olympics, we did World Cup, we did UFC, we did the NBA, we did MLB, I mean we did so many things that you probably interacted with and worked with. All the streaming video related projects. But yeah gaming is actually on our list.

14

39:50 Terri: And one of our partners is 42 Entertainment.

39:54 Paul: Yes 42 Entertainment

39:56 Terri: Does things like augmented reality gaming and yeah, so yes it’s definitely something on our radar.

39:62 Paul: Yeah we have one really cool kind of percolating idea that starts with a alternate reality game that might have a physical presence, kind of like a book of manga type of thing, or something that arrives on your doorstep, but then it culminates in a feature movie. Right and it leads up, it’s, if you’ve ever heard of 42 Entertainment this is what they do. They did the “Why So Serious?” campaign that introduced the Dark Knight, they did “Flynn Lives” for Tron, they did “I Love Bees” for Halo. I mean these guys are genius when it comes to building community offline to merge into the digital project or the IP.

40:49 Jenna: And so that is something that you will be really thinking about in terms of all of your projects maybe expanding them. Like comics into movies or movies into comics.

40:57 Paul/Terri: Absolutely/Exactly/

40:58 Paul: Yeah, you know today if you are going to be monetizing content you create something that’s successful, you want to have the transmedia experience. It’s what the fans want and best way to monetize the IP.

40:72 Jenna: I love that. Oh, I do want you to tell them about the toast that you did.

40:74 Paul: Oh yeah, yeah, so we did something interesting this past week. Because we had this worldwide success with the Title III. We literally, we broke records with this fund raising and we wanted to celebrate that. We wanted to celebrate (video skips) a world wide virtual toast, where we literally had 500 plus people. We used a technology called Shindig which is actually really cool because we were on camera and then everyone else, you didn’t have to be, you could watch it on youtube live if you wanted, or you could just participate with your camera covered, but could raise a toast. We can’t fit everybody on the screen but they were floating around, and so you can see all these people, and then so we all raised, had a toast, which was really fun. It was just cool. We have the Legion is worldwide, we’re on like almost every continent except for the arctics. It’s really cool and it was a such a neat experience and that we could allow people to ask questions and then they would come on stage, we could see them, and answer their question, and then we had a few. What we were doing was kind of hard. There were a few technical glitches towards the end but overall the feedback was amazing. You guys, what did you think?

41:97 Audience Member: Well you know, it’s fantastic because it allows people to connect. A lot of the fans, you remember when we met at Comic Con, I said, oh you know, I think I will start small because I wanted to meet who the owners are and who the co-founders are. Because with that you will know what their visions are.

15

42:59 Paul: Right, yeah. What’s in sight.

42:60 Audience Member: Right, I said, OK, once I get home, I’m adding more money!

42:64 Paul: (Laughs) Yep.

42:65 Audience Member: I did tell you that. Because initially, I think I put $200, I’m like, well not, I think, let me pull out the $100. Because I wasn’t sure. But after meeting you, Jeff, and Terri and David, I knew what you guys were doing and I was like, OK I’m down.

42:82 Paul: It’s a good team. You know a lot of people, when you first hear about it, it can sound like, oh ok that can be a scam. You never know. If you don’t know us or you don’t know our background, or what we’ve done before. You know, if we were scamming, we are the worst scammers in the world because we haven’t taken any money in and put a lot of our own money in. But as people get to know us, they’ll understand, we are in this for the right reasons. We truly and fundamentally believe in this. We believe in, you know we can create, we believe it will be fun, but we also believe that we can create a really successful business out of it that will be worthwhile.

43:64 Jenna: So you guys have any other questions?

43:65 Audience Member: Yes.

(Laughs)

43:66 Paul: Alright!

43:67 Audience Member: I actually do. Because you know I been trying to promote Legion M to some of my other friends. And, they wanted a little bit more information about it in the sense that, I heard about it in our facebook feed, but some are asking I know over time we can sell our shares and that’s regulated right, by I’m not sure if (video skips). My question is whatever profit that is going back to the company but over time would it be like Disney where we can get dividends off the different projects?

44:04 Paul: Right, dividends, right, yes, so it’s a hard question to answer because the SEC doesn’t like us to answer questions like that about forward statements and all the legends and everything like that.

44:56 Terri: Disclaimer!

16

44:57 Paul: What I would say is, you know, in the near term we would have to have massive success to be paying out dividends. Right now what we tell people is, look, your ROI as an investor in Legion M is more likely to come from the growth in the value of the stock. We are building, we are in a growth stage. Companies that are paying dividends are usually past their growth phase, and they might still might be growing but they are in cash flow generation mode. That’s going to take us several years to get to it. But when and if we do, then of course, year, there could be opportunities in, but one thing, we don’t want to be like typical Wall Street. So if we had money to give out and in a dividend, we might give people the option instead of taking a dividend, getting an exclusive, you know, action figure or some signed, you know, memorabilia, something kind of more interesting.

45:58 Terri: An experience.

45:59 Paul: Yeah exactly.

45:60 Jenna: Another one?

45:61 Audience Member: I’ve always invested in Kickstarter movies and things like that, I always get a DVD for a movie that I supported. But the concept that you did was amazing because you felt you were gonna be part of it for the long run. So it’s very different, the feeling of being part of you, or Legion M. And that’s why I invested because I wanted to be part of something bigger than what probably doesn’t end until I want to. And pull out or just stop you know.

45:89 Paul: Right, yeah you can get out at any time.

45:90 Audience Member: But it’s an amazing idea and product and that’s why I love being apart of it. Do you think you can probably get actors or also more talent besides writers and creative people to be part of the owners so they can also be more outspoken about Legion M and support the project and just be part of the movies or things that we do?

46:53 Paul: Yeah, absolutely. I mean we already have, I don’t know if it’s fully disclosable, but we already have some celebrities that are co-investors alongside of us. As we move along we expect there will probably be more. Um, and we have—

46:68 Terri: We have a lot of industry people. Directors and writers and—

46:69 Paul: A lot of industry people. I mean we’ve had a lot of people reaching out to us and wanting to get involved. And they’re investing. They are putting their money in. They’re already… We don’t have their permission to do press releases or anything about it, but at some point, I think we probably should and I’m sure they’ll be—

46:90 Terri: Or at least we’ll ask. (Laughs)

17

46:92 Paul: Yeah. But one thing I wanted to point out that I think is really interesting because we love Kickstarter and Indiegogo, and what those platforms have done for entertainment projects, but one of the downsides is that typically if you are going to make a contribution to one of those, you get the DVD, right, but that’s problematic for the creator because it sort of kills the commercialization of that property. ‘Cause if you’ve already sold the DVD to all the people that are aware of it then it makes it harder to get distribution. If you have a breakout success and you want to go to into theaters, you know, the theater’s distribution will go, well you have gone straight to DVD. And so this is where we think the real magic is with the Jobs Act. As a shareholder your ROI isn’t the product. You are going to pay to go see the product when it comes out in theaters and whatever and help us make that successful. And if we do, your return comes in the form of shareholder value. So we feel like this new model, is, there is a lot of Hollywood that when they hear the term “crowdfunding” they go “oh god, crowdfunding”. And the problem is crowdfunding is, it’s become, it’s great for up and coming creators but the proven talent doesn’t want to do crowdfunding for a couple reasons. One, it’s essentially going to DVD. Two, you’re asking for a donation. A lot of these people are really wealthy and for them to be asking for a donation to support their project doesn’t ring true to them. In our case we’re not asking for a donation, no this is an opportunity to invest. You know, this is an opportunity to invest in this proven talent’s next project. That’s like really really powerful. You’re not asking for a donation. You are giving your fans an opportunity of a lifetime. That many fans would think, oh wow, I can’t believe they are doing this, that’s really cool.

48:97 Jenna: Wow, that’s awesome. So I know we have to wrap up, so is there any other final things you want to say [inaudible]?

49:02 Paul: Well, yeah, oh yeah, so we have a meetup that Aaron and Anthony also right, are organizing tonight at 6 o’clock right after this panel at a restaurant called Date. So I think it’s just around the corner here.

49:60 Terri: Rock Palm Springs, right?

49:61 Audience: It’s Date.

49:62 Terri: It’s a Date. It’s a Date. 6 o’clock, please come.

49:67 Paul: 6 o’clock so if you want to come and mingle with some other (video skips).

49:71 Jenna: Awesome, Well thank you so much for coming. Let’s give them a round of applause.

49.75 Paul: Thank You Jenna! For doing this.

49:78 Jenna: Thanks for having me! Hey Legions got to stick together.

49:80 Paul: Yes, us Legions got to unite. That’s right!

49:83 Audience: I am Legion!

49:85 Paul: I am Legion! Thank You.

18

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HOLLYWOOD
ALAMO DRAFTHOUSE & LEGION M PARTNER ON GENRE ENTERTAINMENT DEVELOPMENT STREAM
May 29, 2016
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LEGION M FOUNDERS JEFF ANNISON, PAUL SCANLAN BREAKING THE STUDIO MOLD
Apr 25, 2016
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THE FUTURE OF ENTERTAINMENT AT SVCC
Mar 23, 2016
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HOW LEGION M PLANS TO TAKE DOWN THE HOLLYWOOD STUDIOS
Apr 20, 2016
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Mar 23, 2016
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LEGION M LETS FANS OWN A PIECE OF THE HOLLYWOOD ACTION
Mar 21, 2016
CROWDFUND INSIDER
LEGION M, ONE OF WORLD'S FIRST FAN-OWNED ENTERTAINMENT COMPANIES, LAUNCHES TODAY
Mar 9, 2016
Co.CREATE
MAKING THE MOST OF THE SEC'S NEW ALLOWANCES FOR CROWDFUNDING EQUITY, LEGION M PLANS TO BRING FANS ONBOARD FOR THE CREATIVE PROCESS.
Mar 9, 2016
ANIMATION MAGAZINE
The Business, Technology & Art of Animation and VFX
FIRST FAN-OWNED STUDIO LEGION M LAUNCHES
Mar 9, 2016

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RADIO DAN
THE RADIO DAN SHOW: SEPT. 8TH, 2016
Sep 8, 2016
NS PODCAST
HOW LEGION M IS CHANGING THE ENTERTAINMENT INDUSTRY
Sep 6, 2016
CHICAGO NOW
COUSIN JESSI INTERVIEWS JEFF ANNISON OF LEGION M
Aug 24, 2016
Hypable
LEGION M PRESIDENT JEFF ANNISON INTRODUCES THE FIRST FAN-OWNED ENTERTAINMENT COMPANY
Aug 24, 2016
CROWDFUND INSIDER
CCA PROVIDES REG CF PERSPECTIVE FOR FIRST 3 MONTHS
Aug 23, 2016
*Bankless Times
LEGION M TITLE III RAISE TOPS $1M
Aug 16, 2016
DESTINATION
LEGION M
Aug 21, 2016
INTERVIEW WITH LEGION M – JEFF ANNISON & TERRI LUBAROFF
Aug 2, 2016
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$5 MILLION RAISED SINCE CHANGE IN EQUITY CROWDFUNDING RULES
Aug 11, 2016
ANIMATION
"FAN OWNED" LEGION M CLOSES RECORD WEFUNDER ROUND
Aug 15, 2016
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LEGION M: OWN A PIECE OF HOLLYWOOD
Aug 16, 2016
CROWDFUND INSIDER
LEGION M HITS $1 MILLION REG CF CROWDFUNDING GOAL ON WEFUNDER
Aug 8, 2016

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Aug 16, 2016
THE CW6
FAN-OWNED ENTERTAINMENT
Jul 20, 2016
COMICONVERSE
LEGION M: THE NEXT BIG THING IN FAN FUNDED CONTENT
Jul 27, 2016
*Bankless Times
LEGION M PARTNERS WITH INDEPENDENT THEATRE AND DISTRIBUTION CHAIN
May 28, 2016
FILMMAKER
ALAMO DRAFTHOUSE PARTNERS WITH FAN-OWNED STUDIO LEGION M
May 27, 2016
LEGION M IS THE FIRST FAN-OWNED PRODUCTION COMPANY AND STUDIO
Jul 28, 2016
L.A. BIZ
ALAMO DRAFTHOUSE PARTNERS WITH FAN-OWNED STUDIO FOR GENRE FLICKS
May 26, 2016
FINANCE MAGNATES
THE JOBS ACT: RISK VS. REWARD
May 8, 2016
YAHOO! FINANCE
LEGION M JOINS FORCES WITH ALAMO DRAFTHOUSE PAVING NEW PATHS FOR CREATIVE FILMMAKERS
May 26, 2016
Entrepreneur
NEXT GENERATION CROWDFUNDING STARTS MAY 16. EXPECT OPPORTUNITY AND GROWING PAINS
May 12, 2016
BLOG TALK RADIO
TOMORROW WILL BE TELEVISED WYNONNA EARP/LEGION M/NBC-FOX EPISODE (STARTS 31:10)
May 17, 2016

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May 26, 2016
May 17, 2016
CROWDFUND INSIDER
TESTING THE WATERS: LEGION M FAN OWNED STUDIO NOW OVER $1 MILLION IN INDICATIONS OF INTEREST
Apr 19, 2016
CROWDFUND INSIDER
HELLO HOLLYWOOD: LEGION M PREPS REG A+ OFFER FOR FAN FUNDED FILMS
Apr 26, 2016
DB
FANS GET A SAY IN FILM PRODUCTION WITH ALUM'S STARTUP LEGION M
Apr 8, 2016
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JOBS ACT USHERS IN NEW FRONTIER OF INVESTING AND EQUALITY
Apr 29, 2016
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EMMY-WINNING TECHNOLOGISTS AND CREATORS TEAM UP TO LAUNCH LEGION M, THE WORLD'S FIRST FAN-OWNED ENTERTAINMENT COMPANY
Mar 10, 2016
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INTRODUCING THE WORLD'S FIRST FAN-OWNED ENTERTAINMENT COMPANY
Mar 9, 2016
FANBOY PLANET
ANNOUNCING LEGION M – THE FAN-OWNED ENTERTAINMENT COMPANY
Mar 9, 2016
News Archy
STARTUP LEGION M LAUNCHES CROWDFUNDED STUDIO THAT LETS FANS BUY PIECE OF COMPANY
Mar 9, 2016

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TERMS AND CONDITIONS HOME SUBMISSIONS CONTACT PRIVACY POLICY

SEC DISCLOSURE: NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

LEGION M

LEGION M WEBSITE SCREENSHOTS DOC 2:

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OPPORTUNITY
PROJECTS
TEAM
FAQ
OPEN THE GATES TO HOLLYWOOD
"This is an awesome idea...I've always felt the world needs more orgs like this so I hope it's successful." -Jose

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WELCOME TO HOLLYWOOD!
Legion M is a new type of company built from the ground up to be owned by fans. For the first time in history, you can become the co-owner of a new Hollywood studio along with Seth Green, Stoopid Buddy Studios, Alamo Drafthouse, Meltdown Comics, 42 Entertainment, and a slew of Hollywood heavyweights.
Ground Zero: Legion M Origin Story

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GO BEHIND THE SCENES
As a Legion M shareholder, you get to go behind the scenes. Whether it's watching live streams from the set or joining our shareholder meetings at Comic-Con, we're opening the gates of Hollywood and bringing you along for the ride!
LET YOUR VOICE BE HEARD
Ever wanted to channel your inner Ari Gold? Legion M is a company OF THE FANS, FOR THE FANS. As a co-owner, you get a voice in helping determine which projects get made and which end up on the cutting room floor.
FIND THE NEXT BIG THING
Ever discovered a book that would make a great movie? A Youtuber that deserves their own show? Studios pay big bucks to keep their finger on the pulse -- we've got a Legion of fans scouting our next project.
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Why Tim League and Robot Chicken Team Think a Fan-Owned Studio Will Work
Legion M is using the new equity crowdfunding laws to build a slate of the mid-range budget genre films Hollywood doesn't make anymore.
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SQUAWK BOX
DISRUPTING TINSEL TOWN
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VITH U.S. BASED COLUMBIA PIPELINE GROUP
WSJ: THE HONEST CO
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"I invest in big ideas, and Legion M is as big as they come. Successful media companies are often measured in billions of dollars, and I believe this has potential to be one of the greats. I've invested in Paul and Jeff before and I'm betting on them again."

— Terry Moore
Chairman VC RoundTable
Investor, Legion M

INVEST IN THE FUTURE OF ENTERTAINMENT

This isn't a Kickstarter project, and you're not buying a DVD. When you invest in Legion M, you're buying stock in the company. If we're successful, you can make money...

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HOW DOES LEGION M MAKE MONEY?

Legion M partners with creators -- from independent filmmakers to big Hollywood studios -- to produce movies, TV shows, VR experiences and more. We provide development support, financial backing, marketing muscle and, most importantly, fan engagement and monetization.

We're using proven business models for content production and adding a twist that gives us a competitive advantage. That's because getting fans involved in projects makes those projects more likely to succeed when they are released.

Whether you're a producer pitching a show to a TV network, a studio trying to drive audience to the theater, or an up-and-coming Youtuber trying to break out of the basement, having a ***legion of fans*** behind you can mean the difference between success and failure. The power of Legion M is the Legion. The bigger the we get, the more valuable we become.

WHAT SORT OF RETURN CAN I EXPECT?

As with any investment, it's impossible to say what will happen in the future. But we can tell you what we hope to achieve. Entertainment is a massive $800 billion/year (and growing) global industry, and Legion M has the potential to to transform it.

Right now you can get in on the ground floor of Legion M. The media companies we aspire to become (e.g. Legendary Entertainment, Vice Media, Maker Studios) are generally valued in billions. If we are successful, there is a LOT of upside.

Your investment has the exact same financial terms as the founders. We're all in this together -- we only make money if you make money. We're swinging for the fences, and aiming for a return of 10x - 100x or higher for our investors. And while no one can guarantee success, we're doing everything in our power to make this the best investment you've ever made.

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JOIN US!

When you invest in a startup, you are investing in a vision. You are LITERALLY creating jobs, altering the course of the future, and making your mark on history. Every great company -- from Walt Disney to Facebook -- started with entrepreneurs and investors who were crazy enough to try something no one else had done before.

We believe fan-owned entertainment is an idea that's time has come. We're investing our time, money, blood, sweat, and tears to build something truly revolutionary. If you share our vision, please **join the legion** and help us change the world!

verified by crowdcheck
Legion M Entertainment, Inc.
Expires August 26, 2016

Read our independent due diligence report.

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FANS OF THE WORLD
UNITE!

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TERMS AND CONDITIONS
HOME
SUBMISSIONS
CONTACT
PRIVACY POLICY
SEC DISCLOSURE: NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.
NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.
AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.
LEGION M

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PROD.
CAMERAMAN
SLATE

ALLIES AND PROJECTS

PROJECTS

Legion M is partnering with an alliance of top tier Hollywood creatives to develop a slate of movies, tv shows, digital content, and more. Our first project announcements will come later this year, and members of the Legion will be the first to know. In the meantime, here's a sneak peak at some of the projects we're currently evaluating.

1. Fantasy book adaptation as a feature film or TV series
2. Stop-motion animated TV series
3. Horror feature film in the vein of *I Know What You Did Last Summer*

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4. Docu-series in the vein of *Long Way Round* and *Parts Unknown*
5. Non-fiction virtual reality series
6. Single-camera TV comedy in the vein of *Sharknado*
7. Sci-Fi book adaptation for a one-hour TV drama
8. Comic book adaptation as a feature film
9. Alternate reality game
10. Digital film festival for user generated short films

PARTNERS

You can tell a lot by the company one keeps. Legion M is proud to have signed partnerships with some of the coolest and most creative companies on the planet.

STOOPID BUDDY STOODIOS

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creative companies on the planet.

STOOPID BUDDY STOODIOS

Stoopid Buddy Stoodios is an artist-friendly collective that houses some of the finest talent in all of animation. Founded by partners Seth Green, John Harvatine IV, Matthew Senreich and Eric Towner, the company has a knack for creating unique visuals and telling character driven stories with an uncanny sensibility. Stoopid Buddy Stoodios is home to the longest running stop-motion show on television, "Robot Chicken" and Sony Crackle's "SuperMansion," as well as Sony Pictures Animation's hybrid animated features "Superbago" and "Rabbids," Denny's "The Grand Slams," Mattel's "WWE Slam City," L/Studio's "Friendship All-Stars," MAD's stop-motion "Spy vs. Spy," and Netflix's upcoming "Buddy Thunderstruck" among many others.

The company's two-building campus and state-of-the-art facility located in Burbank, CA, makes it the largest studio specializing in stop-motion animation in California. The company's work covers the animation gamut, ranging from charming hand-crafted animation all the way to high-end feature quality animation.

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STOOPID BUDDY STOODIOS HOUSE REEL

[as]

DORA THE X-PLORER | ROBOT CHICKEN | ADULT SWIM

SUPER MANSION

SUPERMANSION OFFICIAL TEASER TRAILER

ALAMO DRAFTHOUSE & DRAFTHOUSE FILMS

Tim and Karrie League founded Alamo Drafthouse Cinema in 1997 as a single-screen mom and pop repertory theater in Austin. 19 years later, the now 24-location chain has been named "the best theater in America" by Entertainment Weekly and "the best theater in the world" by Wired.com. The Alamo Drafthouse Cinema has built a reputation as a movie lover's oasis not only by combining food and drink service with the movie-

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going experience, but also introducing unique programming and high profile, star-studded special events. Alamo Drafthouse Founder & CEO, Tim League, created Fantastic Fest, a world renowned film festival dubbed "The Geek Telluride" by Variety. Fantastic Fest showcases eight days of genre cinema from independents, international filmmakers and major Hollywood studios. The Alamo Drafthouse's collectible art gallery, Mondo, offers breathtaking, original products featuring designs from world-famous artists based on licenses for popular TV and Movie properties including Star Wars, Star Trek & Universal Monsters. The Alamo Drafthouse Cinema is expanding its brand in new and exciting ways, including Drafthouse Films which has garnered two Academy Award nominations in its short four-year existence and Birth.Movies.Death., an entertainment news blog curated by veteran journalist Devin Faraci.

ALAMO COMPANY VIDEO

DON'T TALK - ANGRY VOICEMAIL (CENSORED)

DON'T TALK PSA: HARDCORE HENRY

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MELTDOWN

MELTDOWN COMICS

Never Not Melting: Meltdown Comics Located in the heart of Hollywood on Sunset Blvd, Meltdown opened in 1993 and has since become one the most respected comic book stores in the world. Taking a sophisticated approach to merchandise and operations, the 10,000 sq ft giant has garnered a reputation for hosting successful gallery openings, award winning comedy including the Comedy Central's The Meltdown with Jonah and Kumail, live shows and podcasting events in their collaborative space with Nerdist, the NerdMelt Showroom.

LA Weekly included Meltdown in their "Top 50 things why LA kicks ass," Playboy Magazine named Meltdown a "top 10 store you must visit before you die." For more information, please visit www.MeltComics.com

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THE MELTDOWN WITH JONAH AND KUMAIL - THE ORIGIN STORY

WELCOME TO THE NERDIST CHANNEL

GUILLERMO DELTORO: WORLD PREMIERE OF THE STRAIN - MELTDOWN COMICS

42 ENTERTAINMENT & ANIMAL REPAIR SHOP

42 Entertainment is a global leader of immersive, participatory, and cross-platform entertainment that reach audiences in the tens of millions. Based in Burbank, California, 42 E is recognized for most for its genre-creating Alternative Reality Games (ARGs) including *ilovebees* (Halo, Xbox), *Paper Trail* (inFAMOUS, PS4) and *Project Abraham* (Resistance, PS3), *Why So Serious?* 'The Dark Knight,'

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Trail (inFAMOUS, PS4) and *Project Abraham* (Resistance, PS3), *Why So Serious?* 'The Dark Knight,' *Mouth-Taped-Shut* 'The Girl with the Dragon Tattoo' and *Flynn Lives* 'TRON: Legacy,' the Nine Inch Nails' "Year Zero" concept album and Zedd's "True Colors" experience. 42E brings a serious knowledge of how to immerse fans and make them part of the worlds they love.

For more information, please visit www.42Entertainment.com.

Animal Repair Shop is a new mixed reality studio bridging the gap between content and technology, stories and platforms. With a slate of original projects spanning film, television, location-based entertainment, AR, gaming and mobile, Animal Repair Shop is focused on bringing new forms of audience engagement to life in fun and unexpected ways.

For more information, please visit www.AnimalRepairShop.com.

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WHY SO SERIOUS? - AN OVERVIEW OF 42 ENTERTAINMENT'S VIRAL CAMPAIGN

CONNECTED IMMERSION: SUSAN BONDS (FUTURE OF STORYTELLING 2014)

SPACE PARANOIDS
ONLINE

TRON - FLYNN LIVES

PRINCIPLES

Everything we do is guided by the three Legion M principles:

HAVE FUN

Life is too short to spend on things that suck. We won't move forward with a project unless we know it will get our Legion excited, and allow us to provide cool exclusives to our shareholders.

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MAKE MONEY

While making money isn't our only priority, running a responsible business is critical for the long term success of the Legion. By focusing on projects with strong financial ROI we make ourselves stronger, create value for our fan-owners, and give us the opportunity to do more of the things we love.

DO GOOD

With great power comes great responsibility. From our founders to our Allies, Legion M is committed to being a force for good in this world.

Want to be first on the list to learn about new Legion M projects? Join Legion M today!

JOIN LEGION M!

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TERMS AND CONDITIONS HOME SUBMISSIONS CONTACT PRIVACY POLICY

SEC DISCLOSURE: NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

LEGION M

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OH WHAT A TEAM IT IS!

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Paul "Spidey Sense" Scanlan

Cofounder, CEO

SUPER POWERS: Spidey sense, durability, impeccable timing
ARCH RIVALS: Suits, status quo, establishment
HEROIC FEATS: Emmy Winner, Cofounder/President MobiTV, Cofounder/Board Member New York Rock Exchange, Passionate Digital Media Entrepreneur, 500+ jobs created, $140M+ venture capital raised, 2011 Forbes "Names You Need to Know"
WEAKNESSES: Coen brothers, raw cookie dough, robot chicken

Jeff "Turbo Time" Annison

Cofounder, President

SUPER POWERS: Limit smashing, trailbraking, Felix Felicis
ARCH RIVALS: Pop-up ads, rules without reason, telemarketers
HEROIC FEATS: Emmy Winner, Founder/CEO New York Rock Exchange, Cofounder and VP Product Development MobiTV, toy designer, theme park engineer, amateur auto racer
WEAKNESSES: Board games, fast cars, cold pizza and knock-knock jokes

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Digital Media Entrepreneur, 500+ jobs created, $140M+ venture capital raised, 2011 Forbes "Names You Need to Know"
WEAKNESSES: Coen brothers, raw cookie dough, robot chicken

designer, theme park engineer, amateur auto racer
WEAKNESSES: Board games, fast cars, cold pizza and knock-knock jokes

David "The Hound" Baxter

Content Development

Natalie "the Calm" Farsi

Business Development

Terri "Tater" Lubaroff

Content Acquisition

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David "The Hound" Baxter

Content Development

SUPER POWERS: Supernatural sense of smell to sniff out great projects, giant sized heart, genre shape shifter
ARCH RIVALS: The Man, myopic vision, Debbie downers
HEROIC FEATS: 20+ years film/TV development, marketing master, award-winning WGA writer with projects at 20th Century Fox, Paramount, & Bandito Brothers and graphic novelist for Image Comics, Larger than Life cosplay celebrity, champion fencer (swords, not watches)
WEAKNESSES: Kung Pao chicken, Game of Thrones, vintage Italian race cars

Natalie "the Calm" Farsi

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SUPER POWERS: Clairvoyant, mind reader, supernatural meditative thought
ARCH RIVALS: Simple people, narrow mindedness, the village idiot
HEROIC FEATS: 10+ years TV monetization, exec roles in BD at Awesomeness TV, YouTube, Morgan Spurlock, Fox, Warner Brothers, master handwriting analyst, pianist
WEAKNESSES: Loud bars, foreign films, jazz musicians

Terri "Tater" Lubaroff

Content Acquisition

SUPER POWERS: Uber collaborator, bright idea generator, detail destructor
ARCH RIVALS: Users, posers, high heels, tall cabinets
HEROIC FEATS: 20+ years film/tv development and talent & lit management, entertainment lawyer, COO Meltdown Entertainment, Sr. VP Humble Journey Films w/deal at Paramount, film/TV/podcast/content writer/producer, master negotiator, movie lover
WEAKNESSES: Life-changing stories, travel and chocolate peanut butter ice cream

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CREATIVE ALLIANCE PARTNERS

STOOPID BUDDY STOODIOS

MELTDOWN

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ANIMAL REPAIR SHOP

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LEGION M
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FAQ
What is Legion M?
Legion M is the world's first FAN-OWNED entertainment company. We work with top tier Hollywood talent to create movies, TV shows, and other entertainment experiences. And for the first time in history, YOU can own a piece of it.
Wait, I can make money from this?

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That's the whole point! When you invest in Legion M, you are buying stock in the company. Our job is to make the value of that stock go up!
Are there other benefits to investing?
Absolutely! As a Legion M shareholder you'll get a chance to go behind the scenes with us as we work with top Hollywood creators to release exciting new projects. You'll get invites to shareholder-only online hangouts with the cast and crew, live-streamed tours of the set, first look at clips, and all sorts of stuff like that.
Aren't you afraid of having too many cooks in the kitchen?
Hold on there, Sparky! Just because we're letting you behind the scenes doesn't mean you get to call the shots. Great art isn't made by committee--it's made by empowering great artists (and then getting out of their way!). As a shareholder, you'll get to vote on some things, but it won't be major plot points. After all, we don't want to give away any spoilers!
Are there any other companies like this?

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No. There are plenty of publicly owned entertainment companies (Walt Disney and Sony are a couple examples), but like most large companies they are mostly owned by financial funds and corporate investors. When you own a share of these companies you may (or may not) get a financial return, but they don't take you behind the scenes.

Legion M is the first company designed from the ground up to be owned by fans.

Why hasn't anyone done this before?

Recent changes to securities law (the JOBS Act) have opened the door for the general public to invest in early stage ventures like Legion M. Before now, only "accredited investors" (i.e. corporations and millionaires) were allowed to invest in things like movies and TV shows. Now, Legion M is opening the gates of Hollywood for the rest of us!

Do I get to pick the projects my investment goes toward?

No, and there is a good reason for that. Hollywood is a hit driven business, which means that it's very risky to back any single project. Legion M is working with our creative allies to build a diversified slate of projects. Some may fail, but others will likely succeed, and the money we make from the hits will allow us to fund a new batch. In that way, we're

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really no different from how Hollywood studios operate, because we'll spread the risk around to ensure Legion M can keep doing this for a long time.

Who are these creative allies?

We're working with a slew of top-tier Hollywood creators to develop new projects. We also work with these allies to help us find and evaluate new talent. We announced some of our allies at launch, but this is just the beginning. Keep an eye on our Projects page to see the latest and greatest!

How does Legion M make money?

We're taking a proven business model (content production) and adding a twist that we believe gives us a huge competitive advantage. Hollywood is fiercely competitive, but everybody knows there is money to be made if you are successful. Especially if you are working with people that have a track record of success.

Our competitive advantage is our community. By allowing fans to own equity and come along for the ride with these projects, we're building a legion of people that are financially and emotionally invested in the project's success. That's a huge advantage

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when it comes to things like marketing, monetization, distribution, etc. and gives our content a leg up. Imagine the power of a million fans working to make a project successful!

I'm sold! How do I invest?

Our seed round officially SOLD OUT on Aug 14, 2016. We're expecting to launch a new one later this year. In the meantime, you can join for free at www.thelegionm.com/join-legion-m. This will get you access to the community, updates on our progress, and put you on the list for future investment rounds.

Do I have to invest to participate?

Nope! You can join for FREE and become part of the movement simply by signing up! Non-investing members don't get **all** the benefits of being an investor (and you won't make any money if the company becomes worth a bajillion dollars!), but you can be a part of the Legion M movement with access to many legion events, polls, and activities.

Got any questions we didn't answer? Drop us a line at support@thelegionm.com. We read every mail, and are happy to answer your

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questions!

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NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF

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Anyone can have a great idea.
Few have the connections to make them real.
We're here to change that.
Legion M Pitch Elevator

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HOW TO ENTER:
1. Prepare a pitch of up to 2 minutes for your movie, TV, or VR idea and submit one of two ways:
1. Record a video of your pitch and submit it online.
2. Join us at Stan Lee's Los Angeles Comic Con Oct 28-30 to pitch inside the Legion M Pitch Elevator set, and potentially be part of our TV pilot!
2. Once all the pitches are collected, staff, members and shareholders of Legion M will judge and select finalists.
3. 10 finalists will receive a $250 cash prize and a chance to pitch their idea to a panel of Hollywood agents and executives. One grand prize winner will receive $1,500 in cash and a development deal with Legion M that guarantees $15,000 if their project gets made!
GRAND PRIZE
Grand prize winner will receive $1500 cash and a development deal worth $15,000 if your project is made!
FINALISTS
Ten finalists will receive $250 each, plus the chance to pitch your idea to agents, development execs, and other Hollywood insiders.

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SUBMISSIONS ARE NOW CLOSED!
JUDGING BEGINS DEC 19TH
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SAMPLE PITCH: STAR WARS

THE BIG IDEA

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FAQ

Who can enter?

Pretty much anyone. This contest is open to people all ages, all around the world except where explicitly prohibited by law. See the **Official Rules** for details.

Is this like Project Greenlight?

Sort of, but not really. In Project Greenlight you are competing to direct a movie. Pitch Elevator is simply a pitch competition--you are under no obligation to write or direct.

Why are you doing this?

We believe everyone has the potential for greatness. We're opening the gates of Hollywood to create opportunities that are normally reserved for insiders.

What is Legion M?

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We're a brand-new FAN-OWNED entertainment company. To learn more, check out www.thelegionm.com.

What kind of pitches will you accept?

We're looking for original movies, TV series, and VR experiences. Please read the **Official Rules** for more information.

Can I enter more than once?

Yes! You may submit as many pitches as you like.

Can I include background music, graphics, etc in my pitch?

Yes. We encourage people to get creative with their pitches, but also remind you that ultimately this competition is about finding the best idea, not the best pitch performance. Also, please do NOT use copyrighted material (i.e. unlicensed background music), or we'll be forced to disqualify your pitch.

Can I submit a trailer or sizzle reel as a pitch?

Sure! As long as you don't violate the **Official Rules**, go nuts and get creative!

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How can I become a judge?

All members of Legion M are eligible to judge. If you are not already a member of the Legion, you **join for free at www.thelegionm.com.**

Do I have to turn over the rights to my idea?

No. If you win, you will receive a 2 year development deal with Legion M during which you agree not to pursue your idea with another partner. Aside from that, you are free to pursue your idea however you wish. The rights to any screenplay/treatment that you've written (or someday plan to write) are still yours.

Is my idea protected?

No. We're sharing these pitches publicly, which means anybody can see/hear them. Ideas are not protected by copyright law (as opposed to scripts, treatments, etc), which means that if somebody hears your pitch and develops your idea--or another idea that's similar to it--you have no legal recourse. If you have a super secret idea you don't want anybody else to hear, you should keep it to yourself.

That said, submitting your pitch in this competition does not affect any of your rights for things like scripts and treatments that you have developed or may develop in the future. You are free to develop your idea however you please.

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Do I need to have a script, treatment, etc?

No. This competition is for pitches only. If you win, we might be interested in optioning a treatment or script from you, but that would be a completely separate deal.

What is the judging criteria?

There are more details in the **Official Rules**, but judging will be based on a combination of

- The merit of the idea
- The performance/delivery of the pitch
- The commercial viability of the idea

If I am a finalist, do I need to come to Hollywood for the final round?

No. You will be invited to the final pitch session to present your ideas to a panel of Hollywood development execs and agents, but you are not required to attend in person. If you can't make it, we'll make arrangements for you to join via skype and present make your pitch remotely.

What is a Development Deal?

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The winning pitch will sign a development deal with Legion M, which means we'll add the project to our slate, show it to our partners, and see if we can develop it into a movie, TV or VR experience. There's no guarantee of success, but if we can make it happen we've baked in a 15K prize for the person who pitched the idea. And that's just for the pitch (not bad for 2 minutes of work!) -- If the winner also writes the screenplay, treatment, etc. that would be a completely separate deal.

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PLEASE KEEP ALL INFORMATION CONFIDENTIAL!
Welcome to Legion Confidential - the place where we post all our confidential updates and top secret plans. We've got a lot of cool stuff coming down the pipe, so stay tuned! And if you ever have any questions, please send an e-mail to paulandjeff@thelegionm.com.

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The best way to keep up to date with Legion M is to join our members only Facebook group.

ANNOUNCEMENTS:

1. Please welcome Damian, our new ringleader/community manager!
2. Join the Elevator Pitch Workgroup, and go behind the scenes with Legion M's newest project.
3. Legion M official company store is now live! Get your official Legion M gear at www.thelegionm.com/store!
4. Legion M hosted a worldwide toast to celebrate our record setting Title III campaign. If you missed it, you can watch the video here.
5. Front page of the LA Times Business Section with STAN LEE! Doesn't get any better than this...
6. FREE Legion M Gear is now available for all founding members and investors!
7. Please join Paul, Jeff, Terri, David, and the rest of the Legion M community in our private members-only Facebook group!

BLOG UPDATES

PRO-RATA REDUCTIONS

The final pro-rata reductions have been calculated.

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Oct 10, 2016

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MULE

LEGION UPDATE: 9/30/16

Fantastic Fest and Beyond, Elevator Pitch, and WE'RE HIRING!!!

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Oct 3, 2016

T-SHIRT MOGUL 0.1 RESULTS

The results are in! See who won the "Chief Tastemaker" title for T-Shirt Mogul Rev 0.1.

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Sep 18, 2016

WEFUNDER/SEED ROUND STATUS AND OVERSUBSCRIPTION RULES

The latest update on Wefunder and the closing of our Title III round.

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Sep 9, 2016

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T-SHIRT MOGUL (OR LEGION SOCIAL GAMING EXPERIMENT #0001)

Take the low road to high fashion with Legion M's T-shirt Mogul game!

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Sep 8, 2016

EPISODE 6 - 500

In less than 1 month, Legion M has become the fastest growing Title III in history, with over 500 fan investors!

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Jun 16, 2016

EPISODE 5 - MAKING HISTORY

On May 16, Legion M became one of the first companies in history to launch a Title III crowdfunding campaign.

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Jun 9, 2016

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VOICEOVER CHALLENGE RESULTS

An unblinking look at gender bias, Austin Powers, and the mystery of the human condition.

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Jun 6, 2016

VIDEO SHOWDOWN

Help us grow the Legion by weighing in on the Legion M videos.

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Jun 3, 2016

VOICEOVER CHALLENGE

When the execs are split on which voiceover to use, how do you break the tie? Put up the Legion symbol and let the people decide!

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Jun 3, 2016

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EPISODE 4 - PREPARING FOR BATTLE

Legion M -- with a little help from Guillermo del Toro -- gears up for a major offensive.

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May 8, 2016

EPISODE 3 - CLEARING THE FIRST BAR!

Two major milestones within a month of launch? Bring it on!

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Apr 15, 2016

THE FUTURE OF MIXED REALITY GAMING

Behind the scenes with Susan Bonds and Alex Lieu of 42 Entertainment.

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Apr 14, 2016

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BUSINESS TIME! WITH PAUL AND JEFF - EPISODE 1

IT'S BUSINESS TIME

The first in our series of live hangouts with the Legion M team.

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Mar 30, 2016

EPISODE 2 - LAUNCH!

Legion M invades the San Jose Convention center and officially launches at Silicon Valley Comic Con.

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Mar 28, 2016

LEGION M LAUNCH AT SILICON VALLEY COMIC CON

Relive the best bits of the Legion M invasion of Silicon Valley Comic Con.

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Mar 27, 2016

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DISRUPTING TINSEL TOWN

EPISODE 1 - HELLO WORLD!

It was a whirlwind first week for Legion M, culminating with an appearance on NBC Squawk Box!

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Mar 13, 2016

TERMS AND CONDITIONS HOME SUBMISSIONS CONTACT PRIVACY POLICY

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TERMS AND CONDITIONS HOME SUBMISSIONS CONTACT PRIVACY POLICY

SEC DISCLOSURE: NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

LEGION M

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OFFICIAL LEGION M SPECIAL EVENTS
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Get you tickets to our special events and parties. We will always be adding new experiences exclusively for members and investors but also have events for the general public. See you soon at the next event!
ROGUE ONE
A STAR WARS STORY

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Legion M at Rogue One movie premiere inside TCL Chinese Theatre

7PM Showtime at TCL Chinese Theatre
6925 Hollywood Blvd, Hollywood, CA 90028

Premiere Experience - $50 tickets include a seat, a donation to the Starlight Children's Foundation, and admittance to our meetup/holiday party after the movie (details to come).

Party Only - $20 tickets include a donation to the Starlight Children's Foundation and admittance to our meetup/holiday party after the movie (details to come).

Even if you can't attend we encourage everyone to make a donation no matter how small at www.starlight.org. Since 1982, Starlight has brought entertainment, education and technology to more than 60 million sick kids around the world. Join Legion M with all our future endeavors by becoming a member for free by clicking here.

PURCHASE UP TO *TWO* TICKETS. FIRST COME FIRST SERVED UNTIL WE SELL OUT. LIMITED SPACE AVAILABLE!

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YOUR COMPANY, YOUR STORE

Legion M buys the highest quality merchandise and negotiates volume discounts, allowing our shareholders and members to get premium products at below market prices. Every item is backed by Legion M with a 100% satisfaction guarantee. Best of all, every penny in profits from the Legion M store goes directly back to the Legion. Shop with confidence, get great deals, and support your company!

THE SHIRTS BELOW ARE AVAILABLE IN LIMITED STYLES AND SIZES - GET YOURS TODAY!

SALE

SALE

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FOUNDING INVESTOR - LIMITED EDITION BLACK
$22.00 $28.00
FOUNDING INVESTOR - LIMITED EDITION WHITE
$22.00 $28.00
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THE SUPERHERO SHIRT
$20.00 $25.00
CLASSIC SHIRT
$17.00 $22.00
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LEGION
YOUR NAME
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STRANGER THINGS TRIBUTE
$20.00 $25.00
CUSTOM MAGNETIC NAME BADGE
from $18.00
OFFICIAL MERCHANDISE PARTNERS
We love creating Official Legion M gear, but there's only so much we can do ourselves. We aim to empower our community to make

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We love creating Official Legion M gear, but there's only so much we can do ourselves. We aim to empower our community to make products of their own, and encourage the Legion to create gear we could never imagine.

The following shareholder-run stores have been authorized by Legion M, and share profits back with the company. This allows our members and shareholders to get great gear, help grow the Legion, and support our creative community.

EJ PHOTOGRAPHY - Custom designed shirts and more.

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T-SHIRT MOGUL

Got your finger on the pulse of fashion trends? Ready to put your skills to the test and build a t-shirt Empire? Try your hand at Legion M's *T-Shirt Mogul* and take the low road to high fashion.

MERCH SQUAD

Got a great idea for Legion M gear? Want an early look at our development and a voice in product development? Join the Legion M Merch Squad today.

PARTNER INQUIRIES

Got a great idea for Legion M Gear you'd like to sell? Read our Merchandising Manifesto, and then submit a partner inquiry, and we'll be happy to talk to you about bringing your merchandise into the Legion M store, or setting you up as an authorized partner.

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SEC DISCLOSURE: NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.
NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.
AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.
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"FORTUNE FAVORS THE BOLD"
- Latin Proverb

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Legion M is a new type of company built from the ground up to be OWNED by fans. Join Seth Green, Stoopid Buddy Stoodios, Meltdown Comics, 42 Entertainment, Alamo Drafthouse and thousands of other fans around the world as we build one of the most powerful and influential studios on the planet!

FREE MEMBER

Sign up for FREE to join the movement and get access to exclusive Legion M updates, polls, information, forums, and events. You won't get **all** the same benefits as an investor (and you won't make any money if the company becomes worth a bajillion dollars!), but you can be a part of the fan-revolution and reserve a spot in case you decide to invest in the future.

FOUNDING INVESTOR

Our seed round is officially SOLD OUT. Thank you to over 3,000 founding investors who made Legion M the most popular Title III campaign in the history of the JOBS Act! If you missed out, don't despair--sign up as a free member to join the Legion M community and get dibs on the next investment round coming later this year!

JOIN FOR FREE!

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SEC DISCLOSURE: NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

KEEP IN TOUCH!

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NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.
AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.
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"CREATION IS AN ACT OF SHEER WILL"
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Legion M is not currently accepting submissions, but we intend to in the future. If you have a script, pilot, or treatment you'd like to submit, please complete the form below and we'll put you on the list to receive a notification if/when we begin accepting submissions.
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TERMS AND CONDITIONS HOME SUBMISSIONS CONTACT PRIVACY POLICY

SEC DISCLOSURE: NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

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The Legion M, legionm.us, and thelegionm.com Terms and Conditions of Use

Effective Date: April 20, 2016

ACCEPTANCE OF TERMS

The Legion M, Inc. (referred to as "Legion M," "us" or "we") is the owner and operator of the TheLegionM.com ("website") and maintains the website and various related services (together referred to as the "Service") as updated by The Legion M from time to time. The following are the terms and conditions of use ("Terms and Conditions of Use") that govern use of the Service offered on the website. By using the Service, you expressly agree to be bound by these Terms and Conditions of Use and the Legion M Privacy Policy and to follow these Terms and Conditions of Use and all applicable laws and regulations governing use of the Service. IF YOU DO NOT AGREE TO THESE TERMS, DO NOT USE THIS WEBSITE.

We reserve the right to change the Terms and Conditions of Use at any time. Such changes, modifications, additions, or deletions shall be effective immediately upon notice thereof, which may be given by means including, but not limited to, posting the revised Terms and Conditions of Use on this page. You acknowledge and agree that it is your responsibility to review the Terms and Conditions of Use periodically, and to be aware of any modifications. Your continued use of the Service after such modifications will constitute your acknowledgment of the modified Terms and Conditions of Use and agreement to abide and be bound by the modified Terms and Conditions of Use.

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1. ELIGIBILITY. By using the Service, you represent and warrant that: (a) all reservation information you submit is truthful and accurate; (b) you will maintain the accuracy of such information; (c) you are 18 years of age or older; and (d) your use of the Service does not violate any applicable law or regulation; and (e) you will at all times abide by these Terms and Conditions of Use.
2. SEC DISCLOSURE. By submitting a reservation on our Website, you are giving us an indication of interest in a future crowdfunding raise only. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.
3. REGISTRATION. To use any aspect of the Service, you may be required to register and provide certain information, including a member or user name, a password and a valid e-mail address (the "Account Information"). You agree to provide accurate Account Information and to update your Account Information as necessary to keep it accurate. By using the Service, you authorize us, directly or through third parties, to make any inquiries we consider necessary or appropriate to verify your identity and username or validate your Legion M account information. You will not use false identities or impersonate any other person or use a username or password that you are not authorized to use. We will use your Account Information in accordance with our Privacy Policy. By providing us with your e-mail address, you consent to our using the e-mail address to send you Service-related notices, including among other things notices required by law, in lieu of postal mail. You may not opt out of Service-related e-mails. We

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may also use your e-mail address to send you other messages, including information about the Service and special offers. You may opt out of such e-mail by sending an e-mail to unsubscribe@thelegionm.com. Opting out may prevent you from receiving messages regarding the Service or special offers.

4. USE OF WEBSITE. You may view and download the materials at this Website only for your personal, non-commercial use. You may not reproduce, modify, rent, lease, loan, sell, distribute, mirror, frame, republish, download, transmit, or create derivative works of the materials on this Website, or otherwise use them for any public or commercial purpose. You agree that you will not use the Website to: (i) transmit spam, bulk, or unsolicited communications; (ii) pretend to be Legion M or spoof Legion M's identity or misrepresent any affiliation with Legion M; (iii) forge headers or otherwise manipulate identifiers (including URLs) in order to disguise the origin of any content transmitted to or via the Website; or (iv) disrupt the normal flow or otherwise act in a manner that negatively affects other users' ability to use the Website. Legion M reserves the right to report any wrongdoing to the applicable government agencies. You agree you will not use any robot, spider, other automatic device, or manual process to monitor or copy the Website web pages or its content without the prior, written permission of Legion M.
5. USER AND THIRD PARTY CONTENT. Links on this Website to third-party websites are provided solely as a convenience. We are not responsible or liable in any manner for any User Content or Third Party Content displayed in connection with the Service. In addition, Legion M has not reviewed all of these third-party sites and is not responsible for any of these sites or their content. Legion M does not endorse, or make any representations about the information, content, software or other products or materials found on third party sites. If you decide to access any of the third-party websites linked to this Website, you do so entirely at your own risk. Although we provide rules for user conduct, we do not control and are not responsible for what users post, transmit or distribute through the Service and are not responsible for any offensive, inappropriate, obscene, unlawful or otherwise

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objectionable content you may encounter through the Service or in connection with any User Content or Third Party Content. We are not responsible for the conduct, whether online or offline, of any User.

6. THIRD PARTY INTERACTIONS. During use of the Service, you may enter into correspondence with, purchase goods and/or services from, or participate in promotions of advertisers, sponsors or creative allies showing their goods and/or services through the Service. Any such activities, and any terms, conditions, warranties or representations associated with such activities, are solely between you and the applicable third-party. We will have no liability, obligation or responsibility for any such correspondence, purchase or promotion between you and any such third party.
7. POSTINGS. If the Website provides areas where users can post communications, Legion M may but is not obligated to monitor or review the content on the Website where users post information. Legion M shall have the right to remove any communications from others on the Website in its sole discretion, including materials that Legion M deems to be abusive, defamatory, obscene or otherwise unacceptable. Legion M shall have no liability related to the content in any communications by others, whether arising under the laws of copyright, libel, privacy, obscenity or otherwise.
8. ELECTRONIC COMMUNICATIONS. When you use Legion M, or send e-mails, text messages, and other communications from your desktop or mobile device to us, you are communicating with us electronically. You consent to receive communications from us electronically. We will communicate with you in a variety of ways, such as by e-mail, text or by posting notices and messages on this Website or through our social media accounts. You agree that all agreements, notices, disclosures, and other communications that we provide to you electronically satisfy any legal requirement that such communications be in writing.
9. TRADEMARKS, COPYRIGHT AND OTHER INTELLECTUAL PROPERTY PROVISIONS.
   1. The content on the Service, including without limitation, the text, software, scripts, graphics, photos, sounds, music, videos,

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interactive features and the like ("Materials") and the trademarks, service marks, brands, logos, designs, trade dress, slogans and other designations contained therein ("Marks"), are owned by or licensed to us, subject to copyright and other intellectual property rights under United States and foreign laws and international conventions. Materials on the Service are provided to you "AS IS" for your information and personal use only and may not be used, copied, reproduced, distributed, transmitted, broadcast, displayed, sold, licensed, or otherwise exploited for any other purposes whatsoever without the prior written consent of the respective owners. We reserve all rights not expressly granted in and to the Service and the Materials. You agree to not engage in the use, copying, or distribution of any of the Materials other than expressly permitted by us, including any use, copying, or distribution of third parties' materials obtained through the Website for any commercial purposes. If you download or print a copy of the Materials for personal use, you must retain all copyright and other proprietary notices contained therein. You agree not to circumvent, disable or otherwise interfere with security related features of the Service or features that prevent or restrict use or copying of any Materials or enforce limitations on use of the Service or the Materials therein. Unless explicitly stated herein, nothing in the Terms and Conditions of Use herein shall be construed as conferring to you any license to any Legion M or third party intellectual property rights, whether by estoppel, implication, or otherwise.
   2. If you are a copyright owner or the legal agent of a copyright owner and you believe that any content on the Service infringes upon your copyrights, you may submit a notification pursuant to the Digital Millennium Copyright Act ("DMCA") by e-mailing: support@thelegionm.com.
10. SUBMISSIONS.
   1. General. Any material, information or idea you transmit to Legion M or post on its Website or any of its social media

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accounts will be treated as non-confidential and non-proprietary. Legion M will have no obligations with respect to such submissions and Legion M will be free to copy, disclose, distribute, incorporate and otherwise use any such submission for any and all commercial or non-commercial purposes.

2. Submissions for Legion M's Consideration for Development. Currently, Legion M is not taking creative submissions of material ("Material") from the public or its shareholders for consideration as Legion M projects; however, our users often find ways to submit material despite our refusal to read such submissions and our immediate deletion of such data. By using this Service or by contacting us through our social media channels, you explicitly agree to the following SUBMISSION RELEASE TERMS for each and every submission:
   1. You acknowledge that we did not solicit the Material and you understand we will delete unread any unsolicited Material. You understand that we may have a formal submission process in the future, and you will be bound by the terms and conditions of that process if and when it is initiated.
   2. You are submitting material owned and controlled by you so that we can decide whether we want to enter into negotiations respecting our possible use of the Material.
   3. You will not receive any compensation for submitting the Material to us. You recognize that the Material may be similar to material which we have developed or which has or may come to us from other sources.
   4. Although you acknowledge we adhere to our policy of unsolicited submissions outlined in paragraph 7(b)(i), As an inducement for us to examine the Material, you represent, warrant and agree as follows:
      1. The Material is submitted voluntarily and not in confidence or in trust, and no confidential or fiduciary relationship is intended or created between you and us by reason of such submission or otherwise. Nothing in

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this agreement, nor the submission of the Material, will be deemed to place us in any different position from any other member of the public with respect to the Material. Thus, any part of the Material which can be freely used by any member of the public, or acquired by us from a third party, may be used or acquired by us without liability to you or to any other party claiming to derive rights from or through you.
      2. Our use of material similar to the Material will not obligate us to negotiate with you nor entitle you to any compensation or any other entitlement if we have an independent legal right to use such other material (e.g., because such features or elements were not new or novel, or were not originated by you, or were or may hereafter be independently created by us or submitted to us by an independent creator); provided the determination with respect to such independent legal right shall be made pursuant to the provisions of Paragraph 7(b)(iv)(5).
      3. You represent and warrant that: (a) you own the Material; (b) it is original with you and has not previously been exploited in any manner; (c) the use and the exploitation thereof by you or any party authorized by you will not violate or infringe any third party rights of any kind; and (d) you have the right to submit and to offer the Material to us without obligation or liability to any third party.
      4. You agree that no obligation of any kind is assumed by or may be implied against us by reason of our receipt, or potential or actual review, of the Material.
      5. If there is any dispute arising out of this Submission Release Agreement, or relating to our alleged or actual use of the Material including the substance, validity, operation, or breach hereof (including whether we have an independent legal right per Paragraph 7(b)(iv)(2), the matter shall be determined solely by submitting such to

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arbitration in accordance with Paragraph 13 of this Terms and Conditions of Use, in addition to these terms: submitting any dispute arising out of this Submission Release Agreement before a mutually approved arbiter experienced in the entertainment field; or, if we cannot mutually agree, then such arbiter will be selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Any award favorable to you shall be limited to the fixing of compensation for our use of the Material, which shall bear a reasonable relation to compensation normally paid for similar material as of the time of the initial submission to us of the Material, taking into account the relative stature of the owner and/or author of similar materials. In the case of an award favorable to us with respect to rights that we have not yet exercised or assumed, we will have the opportunity of specifying, prior to the fixing of such compensation, what rights we wish to acquire in the Material; we will have the right, e.g., to determine whether or not the award will grant to us exclusive rights, in what media or forms of exploitation, in what territories, what duration, inclusion of sequel/remake rights, etc. Any award favorable to you for rights that we have not yet exercised or assumed must include the issuance of a grant from you to us in accordance with our specifications (including our customary terms and conditions for agreements of this type) and, in addition to the factors mentioned above, the scope of such grant will be taken into account in determining the compensation to be paid to you. Such award will provide for each party, respectively, to bear its own costs of arbitration and attorneys' fees. The pendency of the arbitration, the proceedings, any evidence or other material, and the award shall be maintained and remain confidential, except that an award may be confirmed by a court of competent jurisdiction if it has not been fully satisfied within ninety (90) days of its issuance.

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6. We shall have no responsibility for any loss of the Material for any reason, nor any obligation to return the Material to you, but we do agree that we will not distribute the Material to any third parties, nor allow the Material to come into the hands of any third parties, without your prior consent.
7. Except as otherwise provided herein, pertaining to this Submission Release Agreement, you hereby release us of and from any and all claims, costs, demands and liabilities of every kind whatsoever, known or unknown, that may arise in relation to the Material or by reason of any claim now or hereafter made by or through you or on your behalf (even though you realize that such might be based on facts or circumstances not now known or suspected by you to exist, which if known or suspected, would have materially affected your decision to enter into this Submission Release Agreement, or to submit the Material to us) that we have used or appropriated the Material, except for fraud or willful injury on our part. With respect to all such released claims, you waive all rights of injunctive and other equitable relief (including rescission) against us, in connection with this agreement, the exploitation of the Material or any other material, whether or not in whole or part similar thereto.
8. You shall not have the right to use (nor to authorize the use of) our name or the name of anyone involved with Legion M in any manner or means whatsoever to identify or refer to yourself or the Material.
9. Should any provision of this Submission Release Agreement be void or unenforceable or restricted, such provision shall be deemed omitted or so restricted, and the balance hereof will remain in full force and effect.
10. This Submission Release Agreement is entire and will be binding on the parties' respective successors, assigns, licensees and all affiliated and related parties. No statement or representation has been made except those expressly stated in this agreement. This agreement may be modified only by subsequent agreement signed by

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both parties. "We" and "Our" refers to Legion M and all affiliated and related parties and officers, directors, shareholders, employees, agents, representatives, licensees, assigns and all parties to whom you submit material or have been or may be involved in developing, financing or exploiting materials and properties generally. This agreement will be interpreted in accordance with the laws of the State of California applicable to agreements entered into and fully performed therein.

11. SHAREHOLDER RIGHTS. If and when Legion M offers shares to the public, Shareholder rights will be governed by a separate Shareholder Agreement at the time of purchase of any shares and any such Agreement is incorporated into these Terms and Conditions of Use by reference.
12. SHAREHOLDER ACCESS. Legion M may offer its Shareholders exclusive access to events, information and opportunities. Such access may be accessible via Legion M's "Confidential" access portal on our Website, in person, or via any other method. Shareholder access is non-transferable, and shareholders may be required to provide proof of identification for such access, including but not limited to log-in credentials or photo ID. Shareholder access codes or log-in credentials cannot be shared or disseminated, and such activity is a restricted use of our Website and a violation of our Terms and Conditions.
13. PROHIBITED ACTIVITIES. You may not access or use the Service for any other purpose other than that for which we make it available. The Service is for the personal use of users only and may not be used in connection with any commercial endeavors except those that are specifically endorsed or approved by us. Certain activities, even if legal, may violate the common rules of etiquette governing online behavior, as determined by us in our sole discretion. Prohibited activity includes, but is not limited to: (a) criminal or tortious activity, including child pornography, fraud, trafficking in obscene material, drug dealing, gambling, harassment, stalking, spamming, copyright infringement, patent infringement, or theft of trade secrets; (b) advertising to, or

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solicitation of, any user to buy or sell any products or services; (c) transmitting chain letters or junk e-mail to other users; (d) using any information obtained from the Service in order to contact, advertise to, solicit, or sell to any user or person without their prior explicit consent; (e) make any unauthorized use of the Service, including collecting usernames and/or e-mail addresses of users by electronic or other means for the purpose of sending unsolicited e-mail; (f) engaging in any automated use of the system, such as using scripts to add friends or send comments or messages; (g) interfering with, disrupting, or creating an undue burden on the Service or the networks or services connected to the website; (h) engage in unauthorized framing of or linking to the Service; (i) attempting to impersonate another user, person or entity; (j) using the username of another user; (k) using a false e-mail address; (l) selling or otherwise transferring your profile; (m) using any information obtained from the Service in order to harass, abuse, or harm another person; and (n) using the Service in a manner inconsistent with any and all applicable laws and regulations.

14. LIMITED LICENSE. You are granted a limited, non-exclusive, revocable and non-transferable license to utilize and access the website and the Service pursuant to the requirements and restrictions of the Terms and Conditions of Use. We may change, suspend or discontinue any aspect of the Service at any time. We may also, without notice or liability, impose limits on certain features and services or restrict your access to all or portions of the Service. You will have no rights to the proprietary software and related documentation, if any, provided to you in order to access the Service. Except as provided in the Terms and Conditions of Use, you will have no right to directly or indirectly, own, use, loan, sell, rent, lease, license, sublicense, assign, copy, translate, modify, adapt, improve, or create any new or derivative works from, or display, distribute, perform, or in any way exploit the Service, or any of its contents (including all content on the Website and any software) in whole or in part.
15. RIGHT TO MANAGE THE SERVICE AND TERMINATE USERS.

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1. Service Management: We reserve the right but do not have the obligation to: (i) monitor the Service for violations of this Agreement; (ii) take appropriate legal action against anyone who, in our sole discretion, violates this Agreement, including without limitation, reporting you to law enforcement authorities; (iii) in Service Provider's sole discretion and without limitation, refuse, restrict access to or availability of, or disable (to the extent technologically feasible) any user's account or any portion thereof that may violate this Agreement or any of our other policies; or (iv) otherwise manage the Service in a manner designed to protect our and other's rights and property and to facilitate the proper functioning of the Service.
2. Our Right to Terminate Users: WITHOUT LIMITING ANY OTHER PROVISION OF THIS AGREEMENT, WE RESERVE THE RIGHT TO, IN OUR SOLE DISCRETION AND WITHOUT NOTICE OR LIABILITY DENY ACCESS TO AND USE OF THE SERVICE TO, ANY PERSON FOR ANY REASON OR FOR NO REASON AT ALL, INCLUDING WITHOUT LIMITATION FOR BREACH OF ANY REPRESENTATION, WARRANTY OR COVENANT CONTAINED IN THIS AGREEMENT, OR OF ANY APPLICABLE LAW OR REGULATION.

16. CAUTIONS REGARDING FORWARD-LOOKING STATEMENTS. Forward-looking statements involve risks and uncertainties, and Legion M undertakes no obligation to update any forward-looking information. Users are referred to Legion M's periodic reports filed with the SEC, when applicable, and specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. The information contained on this Website is a statement of Legion M's intentions, beliefs or expectations and is based upon, among other things, the existing business environment, industry conditions, market conditions and prices, the economy in general and Legion M's assumptions. Our Website, internet pages, investor relations releases, outlooks, presentations, audio and video files of events (live or recorded) and other documents on our Website and our social media sites contain among other things forward-looking statements that

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reflect management's current views with respect to future events. The words "anticipate", "assume", "believe", "estimate", "expect", "intend", "may", "plan", "project" and "should" and similar expressions identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause cash flows to decrease or actual results to differ materially, including but not limited to: consumer interest in Legion M's products, general economic conditions, consumer and retail trends, costs and availability of materials, talent and services, competition, market conditions, force majeure events such as writers' strikes, terrorist attacks and acts of God, currency exchange rates, interest rates, negative reviews, and bad press, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Legion M's control. Legion M may change its intentions, beliefs or expectations at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise, and it undertakes no obligation to revise or update publicly any forward-looking statements for any reason. The cautionary statements contained or referred to on this Website should be considered in connection with any subsequent written or oral forward-looking statements that Legion M or persons acting on its behalf may issue.

17. DISPUTE RESOLUTION. All disputes arising out of or relating to the Terms and Conditions of Use, including without limitation, Shareholder rights and copyright infringement (subject to the Submission Release Agreement outlined in paragraph 7, above), will be exclusively resolved under confidential binding arbitration held in San Francisco, California, before and in accordance with the rules of the American Arbitration Association. Notwithstanding the foregoing, we will have the right to seek injunctive relief to enforce the Terms and Conditions of Use or to stop or prevent an infringement of proprietary or other third party rights. In the event of litigation or to compel arbitration or to enforce an arbitration award under this Section, or to obtain an injunction under this Section, the parties hereby irrevocably consent and submit to the personal jurisdiction and venue of the state and federal

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courts located in San Francisco, California. The Terms and Conditions of Use will be interpreted exclusively by California law.

18. DISCLAIMERS
    1. Service Availability. The Service may be temporarily unavailable from time to time for maintenance or other reasons. We will have no responsibility for any interruption, delay in operation or transmission, theft or destruction of, unauthorized access to, or alteration of any communications or any other content made available through the Service. Under no circumstances will we be responsible for any personal injury or death resulting from the use of the Service, any User Content or Third Party Content, or any products or services provided to Shareholders or to you.
    2. No Warranties Except as Required by Law. EXCEPT AS OTHERWISE REQUIRED BY LAW, THE SERVICE, INCLUDING ALL CONTENT THEREIN, IS PROVIDED "AS IS" AND WE AND OUR SUPPLIERS DISCLAIM ANY AND ALL REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE SERVICE, WHETHER EXPRESS OR IMPLIED OR STATUTORY, INCLUDING IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. WE CANNOT GUARANTEE AND DO NOT PROMISE ANY SPECIFIC RESULTS FROM USE OF THE SERVICE. WITHOUT LIMITING THE FOREGOING, WE DO NOT REPRESENT OR WARRANT THAT THE SOFTWARE, CONTENT OR MATERIALS MADE AVAILABLE THROUGH THE SERVICE ARE ACCURATE, COMPLETE, RELIABLE, CURRENT OR ERROR-FREE; THAT THE SERVICE WILL BE AVAILABLE AT ANY PARTICULAR TIME OR LOCATION, UNINTERRUPTED OR SECURE; THAT ANY DEFECTS OR ERRORS WILL BE CORRECTED; OR THAT THE SERVICE, OR ITS SERVERS, ARE FREE OF VIRUSES OR OTHER HARMFUL COMPONENTS. THIS DISCLAIMER IS MADE TO THE FULLEST EXTENT PERMITTED BY LAW.
    3. Limitation on Liability. IN NO EVENT WHATSOEVER WILL LEGION M OR ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, AFFILIATES, SHAREHOLDERS, REPRESENTATIVES OR SUPPLIERS, OR THEIR RESPECTIVE DIRECTORS,

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OFFICERS, EMPLOYEES, AGENTS, AFFILIATES, SHAREHOLDERS, REPRESENTATIVES OR SUPPLIERS, BE LIABLE TO YOU OR ANY THIRD PERSON FOR ANY INDIRECT, CONSEQUENTIAL, EXEMPLARY, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES, INCLUDING BUT NOT LIMITED TO FOR ANY LOST PROFITS OR REVENUE, GOODWILL, DOWNTIME, LOST DATA, PERSONAL INJURY OR PROPERTY DAMAGE, OF ANY NATURE WHATSOEVER (ARISING UNDER TORT, CONTRACT OR OTHER LAW), ARISING FROM YOUR USE OF THE SERVICE OR ANY CONTENT OR OTHER MATERIALS ON, ACCESSED OR OBTAINED THROUGH, OR DOWNLOADED FROM THE SERVICE, EVEN IF WE ARE AWARE OR HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, REGARDLESS OF ANY PARTY'S NEGLIGENCE. YOU UNDERSTAND AND AGREE THAT THE DOWNLOAD AND UPLOAD OF ANY MATERIAL THROUGH THIS SITE IS DONE AT YOUR DISCRETION AND RISK AND THAT YOU ARE SOLELY RESPONSIBLE FOR ANY LOSS OR DAMAGE TO YOUR COMPUTER SYSTEM OR LOSS OF DATA THAT MAY RESULT FROM THE DOWNLOAD OR UPLOAD OF ANY MATERIAL. LEGION M ASSUMES NO LIABILITY IN CONNECTION WITH THE PROVISION OF THE SITE TO THE FULLEST EXTENT PERMITTED BY LAW. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, OUR LIABILITY TO YOU OR ANY PARTY CLAIMING THROUGH YOU FOR ANY CAUSE WHATSOEVER, AND REGARDLESS OF THE FORM OF THE ACTION, IS LIMITED TO THE AMOUNT PAID, IF ANY, BY YOU TO US FOR THE SERVICE IN THE 12 MONTHS PRIOR TO THE INITIAL ACTION GIVING RISE TO LIABILITY. THIS IS AN AGGREGATE LIMIT. THE EXISTENCE OF MORE THAN ONE CLAIM HEREUNDER WILL NOT INCREASE THIS LIMIT.
    4. Severability. In the event that one or more portions of this Terms and Conditions of Use shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such validity, illegality or unenforceability shall not affect any other provision contained in this Terms and Conditions of Use. Any delay or failure to require performance of any provision hereof shall in

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no manner affect any right at a later time to enforce such provision. Legion M may revise this Terms and Conditions of Use at any time by updating this posting.

5. Choice of Law; Jurisdiction. Legion M administers this Website from its offices in Emeryville, California, USA. Legion M makes no representation that materials or services at this Website are appropriate or available for use outside the United States. If you choose to access this Website from outside the United States, you are responsible for compliance with all applicable local laws. This Terms and Conditions of Use shall be governed by and construed in accordance with the laws of the state of California exclusive of its choice of law or conflicts of law rules. The exclusive venue for all litigation regarding or arising out of the Website shall be in Alameda County, California and you agree to submit to the jurisdiction of the courts Alameda County, California for such litigation.

19. ENTIRE AGREEMENT The Terms and Conditions of Use and any additional terms specifically incorporated by reference, including without limitation Legion M's Privacy Policy and Submission Release Policy and Agreement constitutes the entire agreement between you and us regarding the use of the Service. If you ever have any questions about our information sharing practices, you may contact us by sending an e-mail to: support@thelegionm.com.

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TERMS AND CONDITIONS HOME SUBMISSIONS CONTACT PRIVACY POLICY

SEC DISCLOSURE: NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

LEGION M

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GIVE US A SHOUT!

Name *

First Name Last Name

Email Address *

Subject

Message *

With offices in Emeryville and Burbank, Legion M is a true NorCal/SoCal mashup. Reach out to the numbers below, or use the web form to send us a note. We'd love to hear from you!

PR Inquiries:
Lewis Goldberg/Abbie Sheridan
KCSA (New York)
thelegion@kcsa.com
(212) 682-6300

All Other Inquiries:
Legion M
San Francisco, CA & Burbank, CA
info@thelegionm.com
(415) 371-9632

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info@thelegionm.com
(415) 371-9632

SEND

TERMS AND CONDITIONS HOME SUBMISSIONS CONTACT PRIVACY POLICY

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TERMS AND CONDITIONS HOME SUBMISSIONS CONTACT PRIVACY POLICY

SEC DISCLOSURE: NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

LEGION M

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PRIVACY POLICY

LEGION M ENTERTAINMENT, INC. PRIVACY POLICY

Effective as of April 20, 2016

Legion M Entertainment, Inc. (the "Service" "us" "we") knows that you care how information about you is used and shared, and we appreciate your trust that we will do so carefully and sensibly. This notice describes our privacy policy ("Privacy Policy") and lays out our policies and procedures surrounding the collection and handling of information that identifies an individual user or that could be

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used to contact or locate him or her ("Personally Identifiable Information" or "PII"). Please read the information below to learn the following regarding your use of this Service.

You acknowledge that this Privacy Policy is part of our Terms and Conditions of Use, and by accessing or using our Service, you agree to be bound by all of its terms and conditions. If you do not agree to these terms, please do not access or use this Service. By visiting thelegionm.com or legionm.us (our "Websites"), you are accepting the practices described in this Privacy Policy.

We reserve the right to change this Privacy Policy at any time. Such changes, modifications, additions, or deletions shall be effective immediately upon notice thereof, which may be given by means including, but not limited to, posting the revised Privacy Policy on this page. You acknowledge and agree that it is your responsibility to maintain a valid e-mail address as a registered user, review this Privacy Policy periodically, and to be aware of any modifications. Your continued use of the Service after such modifications will constitute your acknowledgment of the modified Privacy Policy and agreement to abide and be bound by the modified Privacy Policy.

We collect certain information through our Websites and the products and services provided at our Websites. Our Privacy Policy applies only to our Websites and to the products and services therein and does not apply to any third party site or service linked to our Websites or recommended or referred by our Websites, through our products or services, or by our staff. Our Privacy Policy also does not apply to any other website, product or service operated by our company, or to any of our offline activities. Other Websites have their own Privacy Policies and you should review and understand them.

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1) DEFINITIONS

"Personal Information" means individually identifiable information about you that is collected by us and is personally identifiable, such as your name, address, e-mail address, phone number, social security number or any other identifier that permits the physical or online contacting of a specific individual.

"Non-Personal Information" means information that does not personally identify you and cannot be used to contact you or identify you (for example, your IP Address, your browser type).

"Information" means both Personal Information and Non-Personal Information.

2) WHAT PERSONAL INFORMATION DOES THELEGIONM.COM GATHER?

The information we gather from our users helps us personalize our service for you and continually improve your experience and access to our offerings, products and services. Here are the types of information we gather:

1. **Information You Give Us:** We receive and store any information you enter on our Web site or give us in any other way, including via social media. You can choose not to provide certain information, but then you might not be able to take advantage of many of our features. We use the information that you provide for such purposes as responding to your requests, customizing future opportunities for you, improving our services and offerings, and communicating with you, for example

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2. **Automatic Information:** We receive and store certain types of information whenever you interact with us. For example, like many Web sites, we use "cookies," and we obtain certain types of information when your Web browser accesses our Websites or advertisements and other content served by or on behalf of us on other Web sites. Examples of the information we collect and analyze include the Internet protocol (IP) address used to connect your computer to the Internet; login; e-mail address; password; computer and connection information such as browser type, version, and time zone setting, browser plug-in types and versions, operating system, and platform; purchase history, which we sometimes aggregate with similar information from other customers to create features like local shareholder meet-ups; the full Uniform Resource Locator (URL) clickstream to, through, and from our Websites, including date and time; cookie number; what you viewed or searched for. We may also use browser data such as cookies, Flash cookies (also known as Flash Local Shared Objects), or similar data on certain parts of our Websites for fraud prevention and other purposes. During some visits we may use software tools such as JavaScript to measure and collect session information, including page response times, download errors, length of visits to certain pages, page interaction information (such as scrolling, clicks, and mouse-overs), and methods used to browse away from the page. We may also collect technical information to help us identify your device for fraud prevention and diagnostic purposes.
3. **Mobile:** When you download or use apps created by us or our subsidiaries, we may receive information about your location and your mobile device, including a unique identifier for your device. We may use this information to provide you with location-based services, such as advertising, search results, fan opportunities, event notifications and other personalized content. You can choose to deactivate location-based services via your mobile device. If you have trouble locating this option on your device, please contact your carrier or device manufacturer for assistance.
4. **E-mail Communications:** To help us make e-mails to you more useful and interesting, we often receive a confirmation when you

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open e-mail from us if your computer supports such capabilities. We also compare our customer list to lists received from other companies, in an effort to avoid sending unnecessary messages to our customers. If you do not want to receive e-mail or other mail from us, please unsubscribe at unsubscribe@thelegionm.com.
5. **Information from Other Sources:** We might receive information about you from other sources and add it to our account information. Examples of information we receive from other sources include account information, purchase or redemption information, and page-view information from third party service providers and merchants; search term and search result information; search results and links, including paid listings (such as Sponsored Links);

3) WHAT NON-PERSONAL INFORMATION DOES THELEGIONM.COM GATHER?

We collect and store Non-Personal Information, such as visitor traffic, page hits, site referral information, browser information, downloads, and general website usage information through typical Internet data collection tools, such as web beacons, cookies, and embedded Web links. These tools collect information that your browser sends to our Websites, such as your browser type and language, access times, and the address of the website from which you arrived at this Websites, and we can track clickstream behavior (i.e. the pages you view, the links you click, and other actions you take in using the Websites). These tools we use do not obtain personal information about you and cannot obtain information from your hard drive or pass on a computer virus. We use this Non-Personal Information to better understand the use of the Websites, to improve and revise the Websites and to track interest.

Most modern browsers allow users to decide whether to accept cookies, but rejection of cookies may cause some parts of the

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Websites not to function properly or to be inaccessible. The Help feature on most browsers will tell you how to prevent your browser from accepting new cookies, how to have the browser notify you when you receive a new cookie, or how to disable cookies altogether. Additionally, you can disable or delete similar data used by browser add-ons, such as Flash cookies, by changing the add-on's settings or visiting the Web site of its manufacturer.

We collect Personal and Non-Personal Information from commercially available sources that may be used along with the information we collect when you visit our Websites. For example, we may compare geographic information acquired from commercial sources with IP addresses collected by data collection tools to derive your general geographic area.

4) USE OF INFORMATION

We may use Personal Information like your e-mail address to provide you with marketing, offering opportunities, fan engagement opportunities or other communications. We may also share your Personal Information with our trusted business partners to enable or optimize our offerings, products, and services. We may share Personal Information and Non-Personal Information with third parties that assist us with our Websites. For example, we may engage third parties to make improvements on our Websites, to offer new products, to provide e-mail, customer service and other marketing support, and to allow us to customize your experience on the Websites. Note that we engage another company to validate and process credit card payments, and that to our current knowledge, these third parties all have their own Privacy Policies. By using those services, you are agreeing to both their Privacy Policies and ours.

Part of the strength of our company is the ability for users, members, customers, shareholders, fans or reservation holders to promote,

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market and disseminate information and material relevant to company operations, products, events or services. We use all information available to us, including PII and Non-PII, in order to effectuate our marketing, promotional or entertainment goals, or other goals the company sets forth from time to time. To unsubscribe from our mailing list(s), please follow the directions set forth within the promotional or other materials you receive from us or email us at Unsubscribe@thelegionm.com.

5) DOES THELEGION.COM SHARE THE INFORMATION IT RECEIVES?

Information about our customers is an important part of our business. We share customer information only as described below:

1. **Affiliated Businesses We Do Not Control:** We work closely with affiliated businesses. In some cases, these businesses sell offerings directly to you. In other cases, we provide services or sell product lines jointly with these businesses. In all cases, we do not share your information except as necessary to provide our products, services, and offerings. We do NOT sell, rent or lease your information to 3rd parties for their promotional purposes. They have access to personal information needed to perform their functions, but may not use it for other purposes.
2. **Third-Party Service Providers:** We employ other companies and individuals to perform functions on our behalf. Examples include fulfilling orders, delivering packages, sending postal mail and e-mail, removing repetitive information from customer lists, analyzing data, providing marketing assistance, providing search results and links (including paid listings and links), processing credit card payments, and providing customer service. They have access to personal information needed to perform their functions, but may not use it for other purposes.

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3. **Promotional Offers:** Sometimes we send offers to selected groups ofsubscribers on behalf of other businesses. When we do this, we do not give that business your name and address.
4. **Business Transfers:** As we continue to develop our business, we might sell or buy companies, information, subsidiaries, or business units. In such transactions, customer information generally is one of the transferred business assets, but it remains subject to promises made in a pre-existing Privacy Notice (unless, of course, the customer consents otherwise). Also, in the unlikely event that the company or substantially all of its assets are acquired, customer information will of course be one of the transferred assets.
5. **Protection of the Service and Others:** We release account and other personal information when we believe release is appropriate to comply with the law; enforce or apply our conditions of use and other agreements; or protect the rights, property, or safety of the Service, our users, or others. This includes exchanging information with other companies and organizations for fraud protection and credit risk reduction. This does not include selling, renting, sharing, or otherwise disclosing personally identifiable information from customers for commercial purposes in violation of the commitments set forth in this Privacy Notice.
6. **With Your Consent:** Other than as set out above, you will receive notice when information about you might go to third parties, and you will have an opportunity to choose not to share the information.

6) LINKED INTERNET WEB SITES

The Websites may include hyperlinks or data that can take you to a third party website, document, file, or other materials. These third party sites will contain their own, different privacy provisions. We encourage you to review the privacy policy of any company before

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submitting Personal Information to those sites. We are not responsible for the collection, use, or disclosure of information collected through these other web sites, and we expressly disclaim any and all liability related to such collection, use, or disclosure.

7) HOW SECURE IS INFORMATION ABOUT ME?

We cannot guarantee the security of PII. By using our Websites, you acknowledge and agree that we make no such guarantees, and that you use our Websites at your own risk.

8) CREDIT CARD TRANSACTIONS

In order to most efficiently serve you, credit card transactions and order fulfillment are handled by established third-party banking, processing agents and distribution institutions. They receive the information needed to verify and authorize your credit card or other payment information and to process and ship your order.

9) WHAT CHOICES DO I HAVE?

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1. You can always choose not to provide information, even though it might be needed to make a reservation or investment, join as a member, or partake in our offerings, products, and services.
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Our Websites is not directed towards children 13 years of age or under and we do not knowingly collect any information from children 13 years of age or under through the Websites.

11) CHANGES TO THIS PRIVACY POLICY

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If you have any concern about privacy on our Websites, please contact us with a thorough description, and we will try to resolve it. Our business changes constantly, and our Privacy Notice and the Conditions of Use will change also. We may e-mail periodic reminders of our notices and conditions, but you should check our Websites frequently to see recent changes. Unless stated otherwise, our current Privacy Notice applies to all information that we have about you and your account. We stand behind the promises we make and will never materially change our policies and practices to make them less protective of customer information collected in the past without the consent of affected users, customers or shareholders.

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SEC DISCLOSURE: NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

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LEGION M

FACEBOOK FEED from 8/14/16 to 8/21/16:

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Search in Legion M - Members Only Terri

booked to work any projects yet so if there are any hang outs being thought of it would be awesome to meet up :)
But I do have a Birthday Party on the 10th so that's a not a good day..
Paul Scanlan Jeff Annison

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Nicole Robey
August 21 · Louisville, KY

The episode is finally up where I interview **Jeff Annison** from **Legion M**! Such a great conversation and now you too can give it a listen! Available on iTunes by searching for **Girl Gone Geek** or using this link below.

If you are interested check out some of my other episodes as well as like my Facebook page.

GIRL GONE GEEK
LEGION M
64. Legion M
DESTINATION NATION NETWORK

64. Legion M | The Destination
This week, Nicole talks with Jeff Annison, founder of Legion M, the first fan-owne...
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Chris Brolo Lewis
August 22

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I'm from Birmingham, AL and I am glad to be a part of this. I started out investing in stocks back in 2003. I've made a little money and lost a little in the start of my investment ventures. I learned over the years how to make good choices and I think this is a solid investment. I work hard everyday to earn a paycheck and I feel confident I made the right decision. I am a Marvel fan and I love movies, so I had to support the Legion M movement. 😎

Paul Scanlan and 45 others

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Mel Vee

August 18 · Minneapolis, MN

Maybe I'm blind, and/or dumb, but, I cannot seem to find any link that takes me to an investor page. I want to invest, not just be a member... is there a current investment round happening?

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Chris Largent

August 19

Now to get my ride on and flick some Legion M cards to spread the word.

LEGION
LEGION

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I'm from Birmingham, AL and I am glad to be a part of this. I started out investing in stocks back in 2003. I've made a little money and lost a little in the start of my investment ventures. I learned over the years how to
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JW Knight
I'm sorry to say that you missed the first round. The second round is being worked on with a very tentative date of November maybe. Stick around and you'll be among the first to know when it's happening.
August 18 · Edited · Like · 4 · Reply
Mel Vee
Dammit... i JUST heard about this and tried to jump in asap... crap!
August 18 · Like · Reply
JW Knight
You can get in on the next round. Jeff Annison said that they are trying to keep the shares down a little for new investors as they try to reach 1 million investors.
August 18 · Like · Reply
Mel Vee
Will future investors have the same co-ownership memberships as the initial round investors?
August 18 · Like · Reply
JW Knight
I honestly don't know. But I'm sure Jeff Annison can answer that. I haven't seen anything about it.
August 18 · Like · 1 · Reply
JW Knight
I'm like the parrots I breed. I only repeat things :)
August 18 · Like · 1 · Reply
Terri Piñon
They are looking to keep the minimum investment at $100 to make it easier for folks to invest, but the price per share will most likely be higher.
August 18 · Like · 1 · Reply
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I'm from Birmingham, AL and I am glad to be a part of this. I started out investing in stocks back in 2003. I've made a little money and lost a little in the start of my investment ventures. I learned over the years how to
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Nicole Robey
Mel Vee JW Knightbased on my podcast with Jeff the benefits will
Likely be the same. I'll have it posted Saturday and will share it on the page as well
August 18 · Edited · Like · 1 · Reply
Barnaby Zelman
Price per share is irrelevant in that the valuation of the company is what matters. You can have a $1mm value company with 1,000 shares worth $1,000 each or a million shares worth $1 each. It's all relative.
August 19 · Like · 1 · Reply
Karen Cee
Mel Vee the stock they'll be selling in the next round is the exact same type of stock they offered in the first round, so you won't miss out on anything except bragging rights. ;)
August 19 · Like · Reply
Barnaby Zelman
Casey Bay If the valuation is higher (likely per the company's comments) then you'll get less stock for the same money invested in this round. Ie. each successive round gets more expensive in real purchasing terms.
August 19 · Like · Reply
Karen Cee
Barnaby Zelman that's a very good point. They will most likely get fewer shares for the money. I was responding more to Mel's question as to whether the ownership perks would be the same in both rounds.
August 19 · Like · 2 · Reply
Barnaby Zelman
Tks Casey Bay, yeah I missed that. Of course we all hope shares get more expensive over time. That's how we know we're gaining value in our early seed round investments.
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I'm from Birmingham, AL and I am glad to be a part of this. I started out investing in stocks back in 2003. I've made a little money and lost a little in the start of my investment ventures. I learned over the years how to
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Sue Green
The WeFunder page for Legion M closed on Aug 14. That's when the first round ended.
August 18 · Like · Reply
Mel Vee
I missed it :(
August 18 · Like · Reply
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Randy A. Mazin
Yeah you missed it
August 18 · Like · Reply
Tanya Wade
Not blind nor dumb.
August 18 · Like · 1 · Reply
Paul Scanlan
Sorry **Mel**, this round closed on Sunday and was significantly oversubscribed. But fear not, we will open up another round of investment in the near future. In the meantime, you can follow along in here and if you haven't already, you can sign up for the mailing list to be informed of events and future financings at (http://thelegionm.com/join-legion-m/#join).
LEGION M | FAN-OWNED HOLLYWOOD STUD...
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Legion M is a new startup built from the ground...
August 19 · Like · 1 · Reply
Mel Vee
Done and done :)
August 19 · Like · Reply
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Brennan de Soto
August 19

BTW, Legion M. When you get your name tags post a pic, so we can see what they how they look like.
Thanks, Bren

5

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Frank Bergman
August 18 · Fort Lauderdale, FL

I ordered my free Legion M gear awhile ago and still haven't received it yet. I contacted support about it but they never responded to me. Is anyone else have this problem?

4 16 Comments

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Beth Alonso
August 19

Will the next round of investment opportunities in about November be Title III CF again, or Reg. A+ or what?

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Robert Weisfeld
August 19

Anyone on here know anything on Riverfire Productions they make name badges

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Paul Scanlan
Almost definitely Reg A+
August 19 · Like · 6 · Reply
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LEGION

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Nicole Robey

August 15 · Floyds Knobs, IN

Tonight I have the pleasure of interviewing Jeff from Legion M on my podcast. I have some questions in mind but I wanted to toss out to the group any suggestions you may have on things you would like to know!

Once the podcast goes live I'll post all the information here. My podcast is called girl gone geek and is available on iTunes and Google play

Update: Jeff was a pleasure to interview and I was able to ask some of your questions below. Be on the lookout for my post in the next couple days with a link to the podcast.

Jeff Annison and 18 others 19 Comments

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Laurie Hegg Caebe

August 13

I rounded each of my accounts up to avoid the $2 per hundred rebate. Its not much but it soothes me. Plus if we all did it. 😮

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Debbie Starr Jackson

August 14 · Roy, UT

WHO HERE IS FROM UTAH ?

HUGE LEGION M HUGS DEBBIE

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Anthony Evip

August 15 · San Diego

Another interesting read

LEGION
T COMPANY
STOOPBOT

Legion M: The Next Big Thing In Fan Funded Content

Legion M founders Paul Scanlan and Jeff Anniston are out to disrupt the world of...

comiconverse.com

Paul Scanlan and 63 others · 1 Comment

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Mitch Higgins

August 15 · Stockton

Hello Legion M, I thought I'd share a webseries project I produced with everyone.

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Jodi Yamashiro
August 30

Icons-Writers
I'd like to see J.K. Rowling.

13 2 Comments

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Wendy Burk
August 30

We missed the initial investment period. Does anyone kno we if/when anither one will be? Would like to invest.

Paul Scanlan and 6 others 4 Comments

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Aaron B. Wheeler shared **Jeff Annison**'s post.
August 30 · Pasadena

Legion M need Beta-Testers for the new Forum.

Jeff Annison ▶ Legion M - Members Only
August 23 · Clayton ·

Forum Update!

Thanks to the tireless efforts of **Casey Bay**, we are... Continue Reading

LEGION
M

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August 30
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Terri Piñon
Hi, Wendy! Yes we have another round in November
August 30 · Like · 3 · Reply
Pete Yagmin
For those of us who did, will this provide the opportunity to further invest?
August 30 · Like · 2 · Reply
Alexander Jetton
Pete...Since the cap will be at 50 million on second round, i'm sure there will be room for new people and second investments (in voice of Pippin from Lord of the Rings - "We've had one, yes. What about second investment?" ;)
August 30 · Like · 2 · Reply
Pete Yagmin
I had hoped to invest more, but I waited until the last min which led to bad timing.
August 30 · Like · Reply
Michael Fogarty
Each time it opens, we will have a chance to invest more as others can first time buy in then too. Until we reach our cap limits that is and then it will close to everyone.
August 31 · Like · 2 · Reply
Timothy L. Gregory
Cool, another round in November. I'll invest when it opens up, please keep me updated. :)
August 31 · Like · 1 · Reply
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August 30
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second investments (in voice of Pippin from Lord of the Rings - "We've had one, yes. What about second investment?" ;)
August 30 · Like · 2 · Reply
Pete Yagmin
I had hoped to invest more, but I waited until the last min which led to bad timing.
August 30 · Like · Reply
Michael Fogarty
Each time it opens, we will have a chance to invest more as others can first time buy in then too. Until we reach our cap limits that is and then it will close to everyone.
August 31 · Like · 2 · Reply
Timothy L. Gregory
Cool, another round in November. I'll invest when it opens up, please keep me updated. :)
August 31 · Like · 1 · Reply
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Robert Gremillion
They talk about that in their video from last Wednesday.
August 30 · Like · 1 · Reply
William Crockett
When the sec paperwork is filed and approved then there will be another round for investment. They are estimating that it will happen about November.
August 30 · Like · 2 · Reply
Wendy Burk
Thank you for the info.
August 31 · Like · Reply
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5 Career Secrets of Hollywood Executives (That Work in Any Industry)

Learn From Hollywood Success Stories - The Muse: These tips will help you no m...

themuse.com

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Anthony Evip

August 31

Now hear this!!!!

LEGION

younghollywood.com

Paul Scanlan and 25 others 6 Shares

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Laurie Hegg Caebe

August 31

Please pick the Iconic brains of Robert Redford and the available cast of Monte Python.

David Baxter and 12 others 2 Comments

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Terri Feldman Lubaroff was live.
August 27

Legion

COMIC CON
hero
COMIC CON

You, Paul Scanlan and 133 others 90 Comments 670 Views

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Aaron B. Wheeler was live.

August 27

Palm Spring Comic Con - Legion M Panel

solar
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CON
WEEKLY
EGION

You, David Baxter and 23 others

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Alexander Jetton
August 27
Incase anyone missed this one...
Legion M - Opening the Gates to Hollywood! Chicago Panel 2016
Jeff Annison & David Baxter discuss Opening the Doors to Hollywood with Legion M, the worlds first fan owned...
YOUTUBE.COM
Paul Scanlan and 8 others
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Eric Vidischak
August 27 · Purgitsville, WV
There used to be a company called Yoostar.
The idea was using a webcam and software to insert yourself into movie clips.
I think the idea would work now using a VR setup.
Just a thought I had...take fir a grain of salt..lol
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Aaron B. Wheeler

August 26 · Palm Springs

Treat for Legion M Family... Live Stream coming soon... 10mins

You, Paul Scanlan and 10 others — 3 Comments

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Jimmie Jones

August 26

Hello Fellow Legion M members. I host **Erosion Factory Radio Show** and on Wednesday August 24th I interviewed Mr. **Paul Scanlan**. I didn't want the airing of the interview to interfer with the legion toast so I did not mention it. but tomorrow, Saturday August 27th, the episode in it's entirety replays as the Erosion Factory Radio Show **Saturday Replay**. Mr. Scanlan and I cover alot of ground and discuss alot about Legion M in our one on one interview.

If you'd be interested in Hearing our conversation, tune into Beyond The Dawn Radio, Saturday August 27th 4pm - 8pm pdt from anywhere in the world @: www.beyondthedawnstudios.com

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Kat Cole

August 25

Look what was waiting for me when I got home! 😎

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armour battle vehicle, even more so into an Transformer Autobot?

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Frances Arlene Roebuck Rampey
August 24 · Fuquay-Varina, NC

I love the Icon project, seems like this spin on virtual reality is a step towards the concept of holograms in the future. Footage can probably be used to create those once the technology is there. One day we could take our grandchildren to a museum or hall of icons where they could see them real as life talking about their achievements, wishes and hopes for future generations. Now if only we could capture icons who left the world too soon.

David Baxter and 11 others · 9 Comments

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Heath Buckmaster
August 25

Is there any update on when additional funding rounds might be available? I'd love to get some of this cool swag, but unfortunately didn't get in in time.

Paul Scanlan and 1 other · 4 Comments

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Sreecharan Sankaranarayanan
August 25

Hey guys! I watched about 40 minutes of the livestream and would love to watch the rest. Any idea when the YouTube link will be posted?

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Angel Guzman
Last thing they said is it might be November
August 25 · Edited · Like · 2 · Reply
William Crockett
They are guessing about November. It depends when they finish up with the sec. They believe but are going to check to see to make sure people who already contributed this first round will be able to contribute in the next one.
August 25 · Like · 1 · Reply
MeriJewel Burr
You can get the swag even if you didn't invest.
August 25 · Like · Reply
Paul Scanlan
We are hoping later this year Heath. In the meantime, you are welcome to come along for the ride and if you haven't already, you can sign up for free at http://thelegionm.com/join-legion-m/#join. that will also ensure that you are notified when the next round opens!
LEGION M | FAN-OWNED HOLLYWOOD STUD...
thelegionm.com
Legion M is a new startup built from the ground...
August 25 · Like · 1 · Reply
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people in as best they can. But $1MM is the limit the SEC enforces, so I'm sure a lot of requests will have to be returned. 🙁
August 22 · Like · 1 · Reply
Josie Borisow
That actually kind of makes me a bit angry. I don't want a refund!
August 22 · Like · 1 · Reply
Jeff Annison
Justin McDavitt - can you forward the chain to team@thelegionm.com? I'd like to see the issue. Any increases up to the deadline should have been accepted. Let us know what the issue is--Wefunder has been real good at trying to iron out all the issues.
August 23 · Like · 2 · Reply
Justin McDavitt
Absolutely! Thank you for looking into this.
August 23 · Like · Reply
Terri Piñon
Oh yay! Hopefully you can get in still!!
August 23 · Like · 1 · Reply
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Beth Alonso
As I understand it, there is a plan for a new round in a few months, and if that is a Reg A+ offering rather than a crowdfunding offering, the limits are a LOT larger compared to this last one. How much of a limit will depend on the tier used (there are 2) and there will be business considerations because that kind of offering is more expensive to put together.
August 23 · Edited · Like · Reply
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Justin McDavitt
August 22

Not that this adds that much clarity, but I figured I would share part of an e-mail I recieved from WeFunder:

"The final answer seems to be that we are no longer going to process the new increases, so yes it will eventually be cancelled (the increased portion, not the entire investment)."

My last increase request was on the 14th of August .... a couple of hours before it was set to close.

4 4 Comments

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Christopher Delao
August 23

Do we have any interested Conneticut Legion members wanting to meet up?
In the New Haven area?

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Angel Guzman
August 23 · Jacksonville, FL

Swag is now on Laptop. Pics with Laptop on and off. Apple logo lights the center of the M **#thelegionm** @Legionmofficial

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I am sending Facebook Friend requests to anyone in this group within about a two hour drive of the SF Bay area so we can network and support each other on projects. Don't give me friend status response if you don't want to be included. This way you can send email directly to me and others via facebook. I started a similar group in Long Beach a few years ago for former and current local Producers. We can start a similar facebook group in the SF Bay area and No. Cal- strictly for outreach and to advise people of resources and events that have to do with media production and promotion. I look forward to Legion M postings about the organization, their goals and activities.

Jeff Annison and 12 others   11 Comments

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Jack Saat
August 22

YouTuber Laurie Caebe filmed the full Legion M - Opening the Gates to Hollywood! Wizard World Chicago Panel 2016 panel with **Jeff Annison** & **David Baxter** and moderated by **Xander Jeanneret** from **The Library Bards** (An AWESOME nerdy parody band That you really need to check out!) ENJOY! :)

Legion M - Opening the Gates to Hollywood! Chicago Panel 2016
Jeff Annison & David Baxter discuss Opening the Doors to Hollywood with Legion M, the worlds first fan owned...
YOUTUBE.COM

David Baxter and 33 others   10 Comments

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Kristin Gust
August 22

Paul Scanlan or **Jeff Annison** - Can you answer a question for me? I invested in another company via WeFunder and they were asked a question (and replied on WeFunder) regarding section 12(g) of the Exchange Act - which made me curious as to how this will impact Legion M.

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to Hollywood with Legion M, the worlds first fan owned...

YOUTUBE.COM

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Kristin Gust

August 22

Paul Scanlan or **Jeff Annison** - Can you answer a question for me? I invested in another company via WeFunder and they were asked a question (and replied on WeFunder) regarding section 12(g) of the Exchange Act - which made me curious as to how this will impact Legion M.

An excerpt below summarizes what this section addresses:

"Section 12(g) of the Exchange Act requires issuers of securities to register with the SEC and thereby become public reporting companies within 120 days of the end of any fiscal year in which they first have total assets exceeding $1 million and any class of equity securities held of record by 500 or more persons. Rule 12g-1 under the Exchange Act, which was adopted in 1983, raised the $1 million threshold to $10 million, but the 500 shareholder threshold has remained unchanged since it was adopted in 1964. The JOBS Act will raise the $1 million statutory threshold to $10 million and the 500-holder of record threshold to 2,000, or 500 shareholders who are not accredited investors, for most issuers."

Will Legion M be registering with the SEC as a public reporting company? The other company I invested in is a registered B-Corp and it looks like they are planning to stay below this 500 non-accredited shareholder threshold, which I'm absolutely sure we must have blown past.

I'm totally new to investing, but found this information interesting and wanted to learn more about how this impacts Legion M and those of us who invested.

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to Hollywood with Legion M, the worlds first fan owned...
YOUTUBE.COM

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Kristin Gust
On a related note - there is a bill currently sitting before the Senate that would address this and other issues (including raising the Title III fundraising limit to $5 Million)... If you are excited about this JOBS Act funding, call you Senator and ask him/her to support the bill. You can find mo... See More

H.R.4855 - 114th Congress (2015-2016): Fix...
congress.gov
Summary of H.R.4855 - 114th Congress (2015-...

August 22 · Like · 2 · Reply

Barnaby Zelman
As I understand the 3,000+ shareholders via WeFunder are listed as just one investor by Legion M on their capital table.
August 22 · Edited · Like · 1 · Reply

Jeff Annison
Actually, that's not the case. We're not using a Wefund--that whole section of the FAQ doesn't apply to us. In our case, every investor is invested directly into Legion M.
August 22 · Like · 3 · Reply

Barnaby Zelman
Oh, that's interesting. Thanks for the clarification.
August 22 · Like · Reply

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Jeff Annison
There is an exemption for Reg CF and Reg A+ companies as long as our assets are below a certain level--I think it's $50MM. At that point, we'd need to convert to a publicly reporting company, or potentially convert everybody's ownership to "in street name". We've discussed... See More
August 22 · Like · 6 · Reply

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to Hollywood with Legion M, the worlds first fan owned...

YOUTUBE.COM

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Barnaby Zelman
As I understand the 3,000+ shareholders via WeFunder are listed as just one investor by Legion M on their capital table.
August 22 · Edited · Like · 1 · Reply

> **Jeff Annison**
> Actually, that's not the case. We're not using a Wefund--that whole section of the FAQ doesn't apply to us. In our case, every investor is invested directly into Legion M.
> August 22 · Like · 3 · Reply
>
> **Barnaby Zelman**
> Oh, that's interesting. Thanks for the clarification.
> August 22 · Like · Reply
>
> Write a reply...

Jeff Annison
There is an exemption for Reg CF and Reg A+ companies as long as our assets are below a certain level--I think it's $50MM. At that point, we'd need to convert to a publicly reporting company, or potentially convert everybody's ownership to "in street name". We've discussed this extensively with our SEC counsel, and they believe they've got a path for us.

You are correct, we blew past 2000 non-accredited investors this round. :)
August 22 · Like · 6 · Reply

Kristin Gust
Okay - Thank you **Jeff**, for the clarification. I'm excited for the day that we are beyond that asset cap and have to worry about publicly reporting. :-) Good to know you've got a good team looking at the future in this aspect as well as the creative one!
August 22 · Like · 3 · Reply

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Jennifer Hector

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My bike helmet sporting my Legion M allegiance. 🤓

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Dean Hawkey

September 5

Legion Mention in this article.

crowdfunding
equity

Here's what the first quarter of Regulation Crowdfunding has taught us

The first quarter of Regulation Crowdfunding has come to an end, and it has yield...

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Cindy Mitchell Lopez

September 5

This is my tiara that I get to wear for Special occasions and Video conferencing for work! Now I get to wear my name tag too!

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MEET JOJO...

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Steven Winston
September 5

I may have missed this, but what's the difference between "Member" and "Co-Owner"?

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David Baxter shared **In The Moment**'s **video.**
September 5

For those who care about the craft of acting.

In The Moment
September 4 ·

All Actors must see! Dustin Hoffman teaches his Masterclass!

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MeriJewel Burr
Co-Owners are investors.
September 5 · Like · 1 · Reply
JW Knight
A member is someone who has nothing invested into the company, but wants to hang out here.
September 5 · Like · 2 · Reply
Steven Winston
That's what I was thinking, just wanted to make sure
September 5 · Like · Reply
Beth Alonso
A lot of people missed the last funding round, so they joined as members. That way they will be able to know more about what's happening before the next round of funding (estimated in about November).
September 5 · Edited · Like · 2 · Reply
Jeff Annison
There will also always be people that are intrigued, but want more information before investing. And as Beth Alonso mentioned, there are also a lot of people who want to invest, but currently are not able to because we don't have a round open. We feel there's no better way for them to see what the Legion is all about than to join as a free member. Hopefully they will get as excited as the rest of us are.
Also, there will always be people who can't afford to invest, but want to contribute in other ways, and we think that's cool too. Free members don't participate in the financial upside if the company is makes $$, but they can be a part of making the company successful and enjoy some of the non-monetary rewards, which is a win-win for everybody.
September 5 · Edited · Like · 10 · Reply
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John G Grivas feeling excited.

September 2 · Livonia, MI

Went to the Michigan Secretary of State and ordered my LEGIONM license plate today

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Paul Scanlan updated the description.

September 1

This is a closed group exclusively for Legion M Shareholders and Members.

SEC DISCLOSURES:
THIS SITE MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS T... See More

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Larissa Rasor feeling excited.

September 4

Founding Members represent! 💃 🍾 😎

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Michael Fogarty
September 2

I am Pissed off.. WeFunder says they won't accept any increases from me. I paid BEFORE THE DEADLINE.. what? is my money not good enough as everyone else's?

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Paul Scanlan
August 29

Thank you to everyone for joining the Legion M Worldwide Toast and Update last week. We are grateful for such a strong turn out. For those of you who missed it or had to leave early, here is the recording of the event. We look forward to many more toasts as we continue our journey "Onward and Upward!"

Legion M
Worldwide Virtual Toast and Q&A
August 24, 2016
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Paul Scanlan
August 29

Thank you to everyone for joining the Legion M Worldwide Toast and Update last week. We are grateful for such a strong turn out. For those of you who missed it or had to leave early, here is the recording of the event. We look forward to many more toasts as we continue our journey "Onward and Upward!"

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Jeff Annison
September 2 · Clayton

Just a heads up that we're getting close to wrapping up the round with Wefunder. They are working hard to make sure all the payments get processed and any outstanding issues are taken care of. If you get an e-mail saying your investment was cancelled or will be cancelled, please let us know ASAP at support@thelegionm.com. The deadline for them to receive your check/wire/ACH is end of day on Tuesday.

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you who missed it or had to leave early, here is the recording of the event. We look forward to many more toasts as we continue our journey "Onward and Upward!"

Comments Done

Sharon Henagar
I was wondering why it had not been taken out yet. Good to know
September 3 · Like · Reply

Jeff Annison
As long as it's 'Pending' it should be OK. But if you get a cancellation notice or anything please let us know ASAP. We will likely be the first company to fully close a MM round, so we're still blazing a trail and dealing with the challenges that come with that.
September 3 · Like · 2 · Reply

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Sue Green
Hopefully, Wefunder is accommodating those in different time zones.
September 3 · Like · Reply

Ramona Snyder
Do you know what the pricing will be for the next round and what the minimum investment will be? I got in on the first round but asking for someone who didn't.
September 3 · Like · Reply

Jeff Annison
Not 100% sure. We expect the minimum to be similar to last round ($100) but nothing is certain yet.
September 3 · Like · 4 · Reply

Kortney Watkins
Hopefully the next round is October 1st; I'll be ready to upgrade from member to investor by then.
September 3 · Like · Reply

Barnaby Zelman
Jeff Annison What SEC crowd funding regulation will the next round be under, will it be open to accredited

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September 3

Just for a Saturday chuckle

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you who missed it or had to leave early, here is the recording of the event. We look forward to many more toasts as we continue our journey "Onward and Upward!"

Comments Done

Kortney Watkins
Hopefully the next round is October 1st; I'll be ready to upgrade from member to investor by then.
September 3 · Like · Reply

Barnaby Zelman
Jeff Annison What SEC crowd funding regulation will the next round be under, will it be open to accredited only or all, and how much will you attempt to raise, i.e. your target?
September 4 · Like · Reply

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Jane Lohman
I received an email yesterday. I mailed the check yesterday morning. I had increased my buy in and the email quoted the original amount I bought. I figured I screwed something up.
September 3 · Like · Reply

Jane Lohman
FYI....the note said my payment was canceled. They way my account is set up, that should never happen.
September 3 · Like · Reply

Jeff Annison
Jane--please reach out to paulandjeff@thelegionm.com with your info. If you increased the amount before the deadline, Wefunder should be able to honor it. They had an issue on their end, but if you reach out to us ASAP we should be able to resolve before it's too late.
September 3 · Like · 1 · Reply

Jane Lohman
Jeff Annison I will! Thanks!
September 4 · Like · Reply

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September 3
Just for a Saturday chuckle

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Diana Lanham
September 3 · Sammamish, WA
Do you guys have car decals? I didn't see them in the shop. Thanks!
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Shao Lopez
September 3
I just started another Sub-Reddit on our Reddit Site for Legion M
The worlds First Fan Based Entertainment Company • /r/TheLegionM
INTRODUCING THE WORLD'S FIRST FAN-OWNED ENTERTAINMENT COMPANY. Legion M works with top Hollywood creators to make movi...
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September 3 · Worcester, MA
Movie plot?
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Sue Green
Hopefully, Wefunder is accommodating those in different time zones.
September 3 · Like · Reply

Ramona Snyder
Do you know what the pricing will be for the next round and what the minimum investment will be? I got in on the first round but asking for someone who didn't.
September 3 · Like · Reply

Jeff Annison
Not 100% sure. We expect the minimum to be similar to last round ($100) but nothing is certain yet.
September 3 · Like · 4 · Reply

Kortney Watkins
Hopefully the next round is October 1st; I'll be ready to upgrade from member to investor by then.
September 3 · Like · Reply

Barnaby Zelman
Jeff Annison What SEC crowd funding regulation will the next round be under, will it be open to accredited only or all, and how much will you attempt to raise, i.e. your target?
September 4 · Like · Reply

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Jane Lohman
I received an email yesterday. I mailed the check yesterday morning. I had increased my buy in and the email quoted the original amount I bought. I figured I screwed something up.
September 3 · Like · Reply

Jane Lohman

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Jack Saat
September 1
Found this interview with Jeff Annison and David Baxter with Count Midnight at Wizard World Chicago
LegionM Interview with Count Midnight at Wizard World Chicago
Jeff Annison and David Baxter from Legion M and Count Midnight ® discuss their Entertainment Company and t...
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Sandra Hancock
September 1 · Greenville, SC
Anyone else in or around Greenville Sc?
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Cody Holt
August 31
Hey there I'm Cody, and I just joined the group. Nice to meet, whoever is listening at this moment. Eager to be involved in Legion M
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Jack Saat
September 1
Found this interview with Jeff Annison and David Baxter with Count Midnight at Wizard World Chicago
LegionM Interview with Count Midnight at Wizard World Chicago
Jeff Annison and David Baxter from Legion M and Count Midnight ® discuss their Entertainment Company and t...
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Sandra Hancock
September 1 · Greenville, SC
Anyone else in or around Greenville Sc?
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Cody Holt
August 31
Hey there I'm Cody, and I just joined the group. Nice to meet, whoever is listening at this moment. Eager to be involved in Legion M
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August 31
Thanks Young Hollywood!
L E G I O N M
LEGION
Fan-Owned Production Company Legion M Changing the Face of the Creator/Consumer Relationship
www.younghollywood.com
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September 1
FANS OF THE WORLD
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September 1
FANS OF THE WORLD
UNITE!
LEGION M
Jeff Annison talks Legion M, a fan-owned entertainment company
Hypable speaks to co-founder Jeff Annison about Legion M's goals, fan engagem...
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September 1
Hypable
Hype Podcast Special: Legion M Interview
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Karen Salstrom
September 29
Were we investors supposed to receive any material/prospectus? I've received nothing since sending in our money.
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Paul Scanlan and 2 others
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Karen Salstrom Thanks Paul. Feel your frustration. May not be p.c., but will send up a prayer on your behalf. Peace..
Like · Reply · 1 · September 30 at 6:50am
Paul Scanlan Thanks Karen!
Like · Reply · October 1 at 12:25am
Write a reply...
Charles Govey Actually, that was one main concern some people I've talked to have expressed and I'd like to re-iterate on that part of the question... is there a prospectus?
Like · Reply · 1 · September 30 at 11:12pm
Paul Scanlan Thanks Charles. All of the details related to the Title III investment were provided on the Legion M Wefunder page. That round is now closed but the materials are still there in the page. An updated set of materials are being prepared and submitted to the sec to support the next round that we hope to open before the end of the year. Hope that helps!
Like · Reply · October 1 at 12:24am
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Ron C Santiano shared Shami Media Group's photo.
September 27
Fellow Legion M Members - Just wanted to share that got word today from my distributor that my last feature film 'Prophecy of Eve', became their top title of the month on Amazon Prime! Woohoo!
Facebook page:
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September 24
Late night Legion M biz update with Paul and Jeff from Fantastic Fest in Austin. Onward and upward!
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Donnie Ray Stewart Jr. Thanks for the update! Was watching the fights with ya'll live not realizing your right here in Austin! Excited to come out and see you guys at Fantastic Fest!! Would love to shake the bosses hands and share a lil praise & critisism! Welcome to Austin guys!!
Unlike · Reply · 4 · September 24 at 1:19am · Edited
Karin Laine Hi, guys! Great stuff! Glad everything went well so far. Hope to see and meet you both in person at the event in L.A.! I just need my swag to get here (I was a bit late in ordering), so I can get in and join the fun!
Like · Reply · 3 · September 24 at 1:05am
Paul Scanlan Definitely! And if the swag hasn't arrived, don't worry. We got your back.
Like · Reply · 2 · September 24 at 4:32am
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Yu Kaiire Great update, watching at 2am here, just got home from Hollywood. Walked past the Egyptian, left pictures and notes in the thread about that. Marilyn may not fit in the front.
Unlike · Reply · 4 · September 24 at 2:04am
Paul Scanlan Awesome, thanks Yu!
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Terri Piñon This was great guys! Hope you had a safe flight. Can't wait to hear what's poppin' with Alamo!! Love them 😊
Like · Reply · 6 · September 24 at 4:46am

Chris Kepford thank you for update!!!!!!
Like · Reply · 3 · September 24 at 5:12am

Aaron B. Wheeler Awesome guys! Great update! The battles are right up our alley. Knowing you guys you'll find a way to get it on TV. Wish I was there. *Legion M High Five*
Like · Reply · 5 · September 24 at 5:50am

Amie Oldaker Great update. Looking forward to hearing more about the elevator pitch
Like · Reply · 3 · September 24 at 6:27am

Laurie Dionne Thank you for update. You both get praise for all you are doing to move LEGION M so quick)y into the Hollywood scene and making the interest in being a part of the revolution. Special thanks to Terri as well for taking on the not so fun part of the business as without you it would not be so easy to move forward. So a big Thank you to you all. Keep moving strong Legion M.,.
Unlike · Reply · 5 · September 24 at 7:06am

Ricky Hartung Thanks for the update and the videos.
Like · Reply · 4 · September 24 at 7:23am

Screenwriter Antonio Pierre Nielson Thanks. I love it.
Like · Reply · 2 · September 24 at 8:57am

Chris Kepford Are we going to get first dibs at the next round of investing?
Like · Reply · 3 · September 24 at 9:31am

> **Jeff Annison** Yes. Investors and members all get first dibs.
> Like · Reply · 1 · September 25 at 8:52pm
>
> **Chris Kepford** Thanks!!!!
> Like · Reply · September 26 at 2:30am
>
> Write a reply...

Beth Olson OMG! I AM going to be in LA next week!!! I'm shooting an event for work but I'll have to see if we can swing through and say hi before we head back to the NW.
Unlike · Reply · 3 · September 24 at 12:21pm

Suzanne Hooper You guys are freaking AWESOME!!! ❤️ ❤️ ❤️
Unlike · Reply · 2 · September 24 at 6:12pm

Janie Bigham When are the next rounds to invest?? I missed the first posting but want to invest in the next round!
Like · Reply · 1 · September 24 at 6:21pm

> **Aaron B. Wheeler** Hi Janie! In the video, Paul and Jeff said it may not be until December.
> Like · Reply · September 24 at 7:55pm · Edited

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Beth Olson OMG! I AM going to be in LA next week!!! I'm shooting an event for work but I'll have to see if we can swing through and say hi before we head back to the NW.
Unlike · Reply · 3 · September 24 at 12:21pm

Suzanne Hooper You guys are freaking AWESOME!!! ❤️ ❤️ ❤️
Unlike · Reply · 2 · September 24 at 6:12pm

Janie Bigham When are the next rounds to invest?? I missed the first posting but want to invest in the next round!
Like · Reply · 1 · September 24 at 6:21pm

> **Aaron B. Wheeler** Hi Janie! In the video, Paul and Jeff said it may not be until December.
> Like · Reply · September 24 at 7:55pm · Edited

> **Janie Bigham** OK, thanks!
> Like · Reply · 1 · September 24 at 8:11pm
>
> Write a reply...

Barnaby Zelman Flying around to shows... I get it for fundraising, but the next round won't be for a few months, so how about taking a bit of time at the home office to get the first few projects actually "in production" and hopefully generating revenue in early 2017? I just want Legion M to succeed and it won't and can't if money and time isn't put in early to get some product out there. I'm just saying......
Like · Reply · 1 · September 24 at 10:43pm · Edited

> **Barnaby Zelman** Just hope Paul Scanlan and Jeff Annison get the message! It really didn't look good (appearances do matter) to jet off to London for meetings that could have been done via teleconference, or postponed until there's some actual revenue to cover the expenses.
> Like · Reply · September 25 at 4:45am · Edited
>
> **Terri Piñon** Hi Barnaby! Paul explained that his trip to London was paid for by the other company of which he sits on the board. Zero expense! 😊
> Unlike · Reply · 6 · September 25 at 6:09am · Edited
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Louise Werner Marilyn is not pleased about the video in the Uber. As in "Delilah" not pleased.
Like · Reply · 2 · September 25 at 8:33am

Louise Werner replied · 2 Replies

Ken Ostrow Having worked for the Walt Disney Company for many years I can say that sometimes a face to face accomplished MUCH more than just a video call.

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Jeri Loudon
September 25 · Condon, MT
When will people be able to invest again?
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Terri Piñon They mentioned the next round will start up in dec most likely. A very merry Xmas present! 😊
Like · Reply · 4 · September 25 at 11:46am
Christopher Stegeman hopefully it stays open until after Christmas.... that's generally not a time with a lot of free cash.
Like · Reply · 2 · September 25 at 11:48am
Terri Piñon The first round was 3 months. I'm sure the 2nd will be at least that long, if not longer due to our goal increase.
Like · Reply · 3 · September 25 at 11:55am
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Derek Wittman
September 25
Is anyone else excited about Deepwater Horizon? I'm incredibly tempted to see it in IMAX.
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Leon Francis Shelhamer
September 23

Is there speculation of when the next round of funding will start?

SHUT UP AND
TAKE MY MONEY!

David Baxter and 11 others 3 Comments

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Shafin Azim
September 24

Legion Mers.... anyone from Hong Kong??
I'd be happy to be the HK/Asia liaison if you guys would like someone/ don't already have something out there! I'm involved in the arts so would be more than happy to connect :)

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Scott Saycocie
Sometime in November, the last time I saw
September 23 · Like · Reply
Leon Francis Shelhamer
Ok, cool thank you!
September 23 · Like · Reply
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Sharon Henagar
I plan to give more
September 23 · Like · 1 · Reply
Barnaby Zelman
invest...not give, giving is for charity.
September 25 · Like · 1 · Reply
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Louise Werner
Gotta keep that gas tank full!
September 23 · Like · 1 · Reply
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Legion Mers.... anyone from Hong Kong??
I'd be happy to be the HK/Asia liaison if you guys would like someone/
don't already have something out there! I'm involved in the arts so would
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If there is any opportunity for input/feedback from Paul/Jeff, it would be great to lift the veil a bit, and talk about how we are going to make our mark with original content.

Thanks for listening!

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Tanya Laird shared **Digital Jam Limited**'s post.
September 19

enjoy :)

Digital Jam Limited
September 19 ·

We discuss the power of **#crowdfunding** audiences, opening the dialogue for creative **#inclusion** with **#fans** and the evolution of **#audiences** with **Legion M** **Charles Cecil** of **Revo**... Continue Reading

Digital Jam Sessions: The power of evolving audiences
@CharlesCecil of @Revbot is back with @mukiapproved to discuss the evolution of audiences and crowdfunding creativity with...
digitaljamsessions.com

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David Starr
September 18

I want to discuss the theater opening screen card ("credits") for Legion M. I would propose that Marilyn drive onto the screen and ultimately land in a spot where her LEGION M logo shows/places where it should be on the screen and then the car fades out and the word ENTERTAINMENT fades in directly below the LEGION M logo that was previously on the car. This would be in animation (quality of Disney's Beauty and Beast or Looney

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September 20

Word Balloon Network
September 14 ·

Word Balloon
WITH JOHN SIUNTRES

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Fawzan Nagal
September 19

Hey People,

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Jim Morris
September 17

Just watched the movie ARQ on Netflix. Great example of a low budget movie. Only 7 actors and plenty of action. Yea it's a story that's been done before but it's good

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Nina Dee
September 16

Hi gang. I haven't been in the group long, so please forgive if this has already been mentioned, but will there be other opportunities in future to invest?

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Daniel C Fogle
September 17

The Justice League Horror Picture Show. Sounds like a hit to me.

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Beth Alonso
Around November is the latest word.
September 16 · Like · 2 · Reply
Aaron B. Wheeler
Nina, Yes. Hopefully sometime in November.
September 16 · Like · 3 · Reply
MeriJewel Burr
Hi Nina Dee, yes the next round will most likely be in November.
September 16 · Like · 1 · Reply
Christopher E. Greenstein
Looking forward to putting more in!
September 17 · Like · Reply
Nina Dee
Thanks.
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Destiny T Redding

September 14

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Jeff Annison
The forum is close, and one of the great things about it is that it gives us the chance to have multiple rooms. I for one, enjoy perusing different projects when I've got the time. So much fun stuff is shared in here, and I love hanging out with creative people being creative.... See More
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Kristin Gust
Every time you or Paul post or reply I find myself feeling more and more pleased with my decision to invest.
September 14 · Like · 2 · Reply

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Jeff Annison
That said, I also 100% agree that talking about how we can spread the Legion M message is a great use of time. While we're in this lull--which will probably be until Nov/Dec timeframe until the next round opens, it would be great to start developing some of the infrastructure and techniques for getting our message out there.
September 14 · Like · 7 · Reply

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Jason Hoenich
Hollywood notoriously goes dark after mid December - maybe a tagline for our round that month could be along the lines of "even when Hollywood's closed, Legion M is open"
September 15 · Like · Reply

Nicholas Whalley
Oooo... I like it!
September 15 · Like · Reply

Nikki Ackerman

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September 15

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I am sure all of us have reasons for investing in "Legion M," and I think we can all agree that we want change in the movie industry, and we want it NOW! That being said though, there is a time and place to submit your work. Like I said, not the boss, just sharing my thoughts. By the way, I got my mother to invest in the 1st round! I am hoping to do more when the next one comes around, and I hope everyone else will too! I know this will be a great company with many facets, that will display our wide diversity, and maybe, just maybe, we wont have to see another reproduction of "Big, "Switching Places", or "17 Again" only using younger versions.

Honestly, I really can't take much more of it....smh...

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Dean Hawkey
September 15

https://youtu.be/EXNlrXTyxSM

Word Balloon
with JOHN SUNTRES

Lucifer Show Runner Joe Henderson previews season 2 Legion M Co-Founder Paul Scanlan
First up Joe Henderson is back to fill us in on Lucifer's second season. The show is fast funny and filled with...
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Eileen Kaur Alden
September 15

Any Legion M familia in Detroit? Come hang out with **#SuperSikh** and lots of great comic book making folk at the Vault of Midnight Detroit book signing tomorrow and support the coolest diverse comic con -slash- film fest on Saturday aka **#MECCAcon2016**!

MECCA

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Terri Piñon
G-G-G-Good luck!
September 14 · Like · 2 · Reply
Jonny Somethin
The only vlog that matters.
September 14 · Like · 3 · Reply
Aleta Vinas
G-G-G-G-o Paul!
September 14 · Like · 1 · Reply
Herbie Galloway
Paul glad your on our team with such a strong work ethic i will be buying more shares when we start the 2nd round
September 14 · Like · Reply
Magenta Roimata Mudgway
I can't wait to get my share!
KINGSPEECH?!?
Have fun Paul :D
September 14 · Like · Reply
Ellen Gray
Aaaaawesome!
September 14 · Like · Reply
Jane Lohman
I liked "Mr. Holmes" and their eye for casting. FTR, if you guys plan to do anything with Colin Firth, I'm in! LOL
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Paul who obviously have the right team & resources for making LegionM a successful venture!
September 10 · Like · 1 · Reply
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Shao Lopez
As always I know for me personally I really appreciate the constant communication you keep with us the fans/ investors we love you guys keep up the good work
September 9 · Like · 7 · Reply
Jeffrey Holst
Thanks for update I have been wondering about the status of my investment given the over subscribe.
September 9 · Like · 2 · Reply
Beth Alonso
What sort of timeline to learn the number of shares for investors over the minimum, what amount will be refunded, and when that will happen?
September 9 · Like · 1 · Reply
Jeff Annison
It should be pretty soon, Beth Alonso. My guess would be within the next two weeks, but a lot of it is in Wefunder's control.
September 9 · Like · 2 · Reply
Beth Alonso
As you likely may guess from my comment, I put in more than the minimum. I'm in for the long haul on this, so will be anticipating the next round, and likely holding in reserve any refund plus saving up more for that investment opportunity.
September 9 · Like · Reply
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September 6
Now that the official company store is up, our guns are trained on getting
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holding in reserve any refund plus saving up more for that investment opportunity.

September 9 · Like · Reply

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Jonny Somethin
A little dissapointed my investment is likely to be whittled down. I suppose it won't be possible to reinvest in the next round at the same price?
September 9 · Edited · Like · Reply

MeriJewel Burr
No, not at the same price. It will likely have a slight increase per share.
September 9 · Like · Reply

Jonny Somethin
That's what I was afraid of.
September 9 · Like · Reply

MeriJewel Burr
I'm hoping my shares don't get decreased either.
September 9 · Like · Reply

Jonny Somethin
If you invested more than $294 and are not an accredited investor, then your investment will be decreased. That's my understanding at least.
September 9 · Edited · Like · Reply

Jeff Annison
We're trying to make the impact as little as possible, **Jonny Somethin**. We're very fortunate that we've got so many accredited investors, and everybody so far has been willing to move to the accredited round.
September 9 · Like · 1 · Reply

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September 6
Now that the official company store is up, our guns are trained on getting

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Ellen Gray
Not quite there yet, haha! So then I will get a refund back into my account for a few hundred.
September 9 · Like · Reply
Justin McDavitt
An Accredited Investor is a designation established by the SEC (Securities and Exchange Commission) like Sarah Walsh stated. There are two ways to attain this designation 1.) your income has to have been $200,000 (or $300,000 with a spouse) for the previous two years, and you reasonably expect the same for the current year.... OR 2.) you have a net worth over $1 Million dollars, either alone or together with a spouse (excluding the value of your primary residence).
September 9 · Like · Reply
Ellen Gray
Yes, Sarah Walsh explained it well, still not quite there yet. :)
September 9 · Like · Reply
Justin McDavitt
Just pointing out that the designation applies if you meet either requirement.....you do not need to have both requirements at the same time.
September 9 · Edited · Like · 1 · Reply
Jeff Annison
Well said, Sarah Walsh and Justin McDavitt. We don't know for sure how oversubscribed will be (i.e. how much we'll need to trim back the larger investors) Sarah Walsh, but we're trying to make them as small as possible.
September 9 · Like · 1 · Reply
Ellen Gray
I am glad we got more members, I will just add anything I get back into the next round.
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Jeff Annison
September 6
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Jeff Annison
Hopefully nobody is TOO disappointed. First off, were still hoping to minimize the impact. The numbers in the blog post were an example of what would have happened without the Reg D. With the reg d we will be MUCH closer, and we hope to make the trimming back pretty small.

Also note that there's really nothing we could have done to prevent this. There is a provision that would have allowed us to end the round early, but you have to give 5 days notice. By the time we hit 1mm, it was too late to trigger it. The oversubscription all came in the last week.

Bottom line is that the fact we were oversubscribed is really good news for all of us. Hopefully we can pick up the next round right where we left off, and take this to the moon and never look back...

September 9 · Like · 4 · Reply

> **Ellen Gray**
> Isn't every round maxed at $1M? Won't the same thing occur again on next round? As more people hear about is I think the rounds may go to the max quicker. Also many of us may be investing again.
> September 10 · Edited · Like · Reply

> **Barnaby Zelman**
> **Ellen Gray** No, the next round will be Reg. A+ so no million limit.
> September 10 · Like · Reply

> **Ellen Gray**
> Great news, thank you.
> September 10 · Like · Reply

> **Aaron B. Wheeler**
> **Ellen,** Reg A+ $50M limited within a 12 month period. Which includes accredited and non-accredited investors.
> September 10 · Like · Reply

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Great news, thank you.

September 10 · Like · Reply

Aaron B. Wheeler
Ellen, Reg A+ $50M limited within a 12 month period. Which includes accredited and non-accredited investors.

September 10 · Like · Reply

Beth Alonso
Thought I'd read (in an earlier post) there was a rule thing that prevented earlier closing. Thanks for the reiteration.

September 10 · Like · Reply

Beth Alonso
Reg A+ has higher investment limits for non-accredited investors, too.

September 10 · Like · 1 · Reply

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Anthony Evip
I think the better idea is the ones who invested early before the cutoff should not lose their shares its the ones who came in late, its not the early investors fault they came in early than most and should not be the ones who get punished.....no hard feelings just my two cents worth

September 10 · Edited · Like · 3 · Reply

Shao Lopez
Agreed

September 10 · Like · Reply

Jonny Somethin
Yeah, "you snooze, you lose" has apparently turned into "you snooze and people who followed instructions lose" 😁 Oh well, I'll just own a smaller stake in the company I guess. Not a deal breaker.

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September 6

Now that the official company store is up, our guns are trained on getting

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Jeff Annison
September 9 · Clayton

Here's an update with the latest status on closing the Wefunder round. Those guys are working hard, and we're getting close. If you have any issues or concerns, please feel free to contact us at paulandjeff@thelegionm.com.

Wefunder/Seed Round Status and Oversubscription Rules
The latest update on Wefunder and the closing of our Title III round.
thelegionm.com

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Jeff Annison
September 6

Now that the official company store is up, our guns are trained on getting

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Jeff Annison & Paul Scanlan Any updates on applications for moderators and beta testers?
September 6 · Like · 3 · Reply
Jeff Annison
We'll be opening for beta testers soon, and will respond to everyone re: moderators--we we're literally overwhelmed with applications.
September 6 · Like · 6 · Reply
Christopher K Leitz
Jeff Annison good problem to have!
September 7 · Like · 1 · Reply
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Barnaby Zelman
Jeff Annison, when do you expect to notify investors of your choice of first project, be it a low budget movie, TV pilot, whatever..?
September 6 · Like · 1 · Reply
Christopher K Leitz
Probably after the future rounds of funding.
September 6 · Like · 2 · Reply
MeriJewel Burr
First project is Icons. Stan Lee is involved.
September 6 · Like · 3 · Reply
Barnaby Zelman
MeriJewel Burr I'd like more details from the company including budget, timeline for production, potential customers, etc.
September 7 · Like · Reply
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Jack E Curenton
Just put in a name badge co-ower order. thanks Jeff
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September 10 · Clayton

Our friends over at shindig put together a highlight video from the toast. The full video is up at:https://www.youtube.com/watch?v=uuaQRunzdJ8

Shindig | Legion M LIVE Toast and Q&A Highlight
with full event link at the end
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Tom Scanlan
September 9

Wishing you great success!

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Anyone interested?

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Dean Hawkey
September 7

http://deadline.com/2016/05/legion-m-alamo-drafthouse-genre-partnership-stoopid-buddy-studios-1201763241/

ALAMO DRAFTHOUSE CINEMA

Alamo Drafthouse & Legion M Partner On Genre Entertainment Development Stream
deadline.com

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John L. Dacpano Jr.
September 6 · Las Vegas, NV

Don't know if anyone knows about Comikaze but they have booth space available! Is anyone interested?

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A Crimson Man

A live-action sci-fi adventure about fathers & sons, and the invisible wounds of war.

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Joshua Taylor Blake

September 6

Hey Paul/Jeff, I have a question/concern that I know is WAY OFF into the future, but still runs through my mind. I love the idea here, the passion of a lot of the people, but, like you and many, I also want to make money.

I've invested Xdollars and hope the share price goes up. In the current model, there doesn't seem to be an dividend/EPS payout, so the only way to see my return would be to sell after I see what I hope to be 10x/100x share prices years down the road. But I'd really rather continue to be an investor and earn smaller amounts over time.

Again- I know that no one can even think about selling for a year, there really isn't even a market for it, and we don't have any revenue generation yet, but I just want this to be a forward thought when that point does come. I'm not an expert at any of this, but just throwing it out for your thoughts.

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Jerry Seward

September 6

Attended Dragon•Con - had an amazing time! I know there was at least one other Legionnaire here who went. Legion M NEEDS to be there next year!

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Justin Poirier
There is unlikely to ever be a dividend unless the company went IPO and that's years in the future if ever. This just isn't the sort of investment vehicle that will lead to dividends. If you want to earn small amounts over time you'll have to invest in established companies.
September 6 · Like · 6 · Reply

Joshua Taylor Blake
And that makes total sense. I am invested elsewhere in the NYSE. Just wondering what that would look like here if there were any thoughts on it.
September 6 · Like · 1 · Reply

> **Beth Alonso**
> My IPO explanation was not directed at you. I'm not an expert, but from the types of comments and questions, it seems there are a lot of enthusiastic fans on this site who don't have much prior experience with investing. Not a slam, just an observation. We all start out at the beginning.
> September 7 · Like · 2 · Reply
>
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Justin Poirier
Personally I don't think it would make sense anyways, we want the company to reinvest in new projects to grow quickly and diversify, not pay out cash to investors.
September 6 · Like · 9 · Reply

Jeff Annison
What **Justin Poirier** says is correct--it's unlikely we'll pay any dividends in the foreseable future. That said, if we do

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September 6 · Like · 9 · Reply

Jeff Annison
What **Justin Poirier** says is correct--it's unlikely we'll pay any dividends in the foreseeable future. That said, if we do well, the price of the stock will increase over time, so hopefully you will be making money (on paper at least) simply by owning the stock. If you want to pull small amounts of cash out over time, you could always sell your stock a little at a time.

But as you said, those are bridges WAY down the road. We're still working to close this round. :)

September 6 · Like · 9 · Reply

Rob Simons
Start up operations will put profits back to work rather than pay them out as dividends. At some point if there is excess capital, maybe the board will authorize dividends, but that's waaay off in the future.

You are correct in that (for now) your increase in value will come from increases in share price - they will remain unrealized gains until you sell your shares and realize your gain/ loss.

September 6 · Like · 3 · Reply

Joshua Taylor Blake
Thanks all! You've confirmed my thoughts.

September 6 · Like · 1 · Reply

Primarily Badger
Would you provide the ticker symbol?

September 6 · Like · Reply

Justin Poirier

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Justin Poirier
Ticker symbols don't exist for private companies unless they are listed somewhere which Legion M is not. It seems likely some sort of exchange for crowd funded corps might arise but there isn't any yet.
September 6 · Like · Reply
Beth Alonso
This is a private offering and should be looked at as a long-term investment, not something for a relatively quick turn around. In contrast, an "IPO" is an "Initial Public Offering." That may be a step in the future, but it would be quite a way off and only after a lot of project development. It is not a key element of the current business plan that I've seen in the current documentation for Legion M.
September 6 · Like · 2 · Reply
Primarily Badger
Thank you for your response Justin, I had the opportunity to participate in the first round offering. The swag that I have been seeing (shirts, buttons, e.t.c) those are on offer or, are they sent to folks who participated?
September 6 · Like · Reply
Justin Poirier
Stickers are free on the website I believe, shirts and badges are for sale.
September 6 · Like · Reply
Barnaby Zelman
There is a new site building momentum offering a market in pre-IPO shares in start up ventures.
www.dreamfunded.com It might be a place to trade your shares down the road, but before an acquisition or IPO.
DreamFunded | Equity Crowdfunding Platform
dreamfunded.com
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David Baxter shared **Legion M**'s post.
September 6

Great interview!

Legion M
Posted by Paul Scanlan
September 6 ·

Thanks **NerdSync** for the fun interview with cofounder **Paul Scanlan** - we had a blast!

NS PODCAST

105: How Legion M is Changing the Entertainment Industry
This week is a little something different, as Scott sits down with guest Paul Scanlan from "Legion M" to talk about the amazing strides...
soundcloud.com

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Sharon Henagar
September 6

Yay!!!
My name tag came today

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Michael Spangler
November 8 at 6:49am
Where do I see the indicators of increasing value in my investment?
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Terri Piñon Hi Michael! My guess is that we won't be able to track it until there's an official exchange for these type of shares. Last I heard, the exchange would be up within a year. So hopefully by Q3 2017. But another short term clue will be once the 2nd round opens up in Dec. we'll have a sense of where we stand depending on what the share price has risen to by then. Maybe Paul or Jeff will have more insight.
Like · Reply · 4 · November 8 at 7:28am
Michael Spangler I have faith in the concept these gentlemen are developing and feel my investment is well put in that regard.
The proof however, will lie in how they develop it.
I'd like to see another million dollar movie or series come of their efforts.
Like · Reply · 1 · November 8 at 7:33am · Edited
Mike Baker I'll be increasing my investment in Dec since it opens up day before my birthday.
Like · Reply · 2 · November 8 at 7:53am
Michael Spangler I wasn't aware that this company was scheduled for another offering.
Where did you get that information please?
Like · Reply · November 8 at 8:23am
Mike Baker Michael Spangler I remember hearing from a press thing it was Dec 16. But don't quote me on that.
Like · Reply · November 8 at 8:26am
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Zandra Bill Yes a new round for investment will be probably opened before the end of the year.
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Jeri Loudon
November 8 at 11:38am · Condon, MT
When are you having the second round of investment?
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Angel Guzman The last word I seen was they are hoping for mid December
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Jeri Loudon Thank you
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Jeff Annison Jeri Loudon is right on. Really trying to get out in December, but not sure yet. If not, will probably be January.
Like · Reply · 1 · November 9 at 11:20pm
Sharon Henagar Yay can't wait for that
Like · Reply · November 12 at 7:04pm
Angel Guzman Do we know if Round 2 will be with Wefunder or Someone else....
Like · Reply · November 13 at 5:15am
Jeri Loudon I don't want to miss out this time
Like · Reply · November 13 at 3:39pm
Elisha Beatmizer Woods Looking forward to investing
Like · Reply · November 13 at 5:43pm
Parrish Mattison Can't Wait to invest
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again Legion M for doing what you do
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Jeff Annison Awesome, Michael Teige. Good luck!
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Kortney Watkins
Yesterday at 2:13pm · Stone Mountain, GA
I've been waiting for the next round to become an investor. I thought it was supposed to be sometime in October/December. Any updates on that front?
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Terri Piñon Hi, Kortney!! The paperwork has been submitted to the SEC. Now we all wait. As soon as they respond, we'll have a better idea of the actual dates of round 2. We are hoping for mid-December, but wouldn't be surprised if it happens in January. Wefunder has promised to offer a gifting option, so we were hoping to hear back in time to take advantage of that for the holidays. Patiently waiting here too!!
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Chad D'Aigle shared Legion M: Michigan's event.
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Jerry Jr Mungaray
November 8 at 8:43pm
I've noticed lately there have been many Comments on many Posts, a few Times a Week, The Big Question? As we all are waiting for "When is the Next Round of Investment Open" We'll From what I know from My October 16th 2016, Post, it is "December 16th" the Same Day "Star Wars Rogue One" Opens, (Of Course Subject to Change) Just Wandering if Legion M will also mention it in the Forum, as we'll as FB, Just an Idea, as we get Closer can a "Count Down Clock" on how many Days Remain... See More
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Jeff Annison A countdown timer is a great idea, Jerry Jr Mungaray. That said,
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Jeff Annison A countdown timer is a great idea, Jerry Jr Mungaray. That said, we don't yet know when the launch date for the next round will be. We're hoping to be live by Rogue One, but it's not assured. Right now the best we can say is Dec/Jan—we're working really hard to get it out as early as possible, but it's not entirely within our control.
Like · Reply · 2 · November 9 at 9:44am

Jerry Jr Mungaray Hey Jeff Annison, Great to hear from you, Thanks for the Update, We'll wait Patiently, and Continue to put the Word out there, on the Bright Side, More Time to Save. Have a nice day!
Like · Reply · 1 · November 9 at 5:45pm · Edited

Shamier Major I am happy you asked that question Jerry Jr Mungaray. I actually want to know when the next round was coming since I missed the first.
Like · Reply · November 9 at 11:20am

Jerry Jr Mungaray Thanks, Shamier Major, We are all in this Together, 1 Goal! To Make Legion M Entertainment a Successful, Fun, Fan own Company, To Make Legion M a House Hold Name, I Thank You! My Legion M Friend.
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next subjects, so if you have any connections to any icons, please let us know! I don't have a timeline on release on that project yet because we're coordinating with another partner who will be talking a piece of the interview for distribution and we need to all be on the same page before we can nail that down. That deal is in negotiation and will depend upon who else we have lined up as ICONS.

Producing a movie or TV series takes time, from the acquisition of underlying rights to actual financing and production. It can take between 12-24 months on fully packaged projects from first read to release (and often takes longer). As an early-stage company with financing for only the last two months, we are working hard to put together a slate of projects for short-term, mid-term and long-term success. Pitch Elevator is short-term, ICONS is mid-term, and our long-term projects are currently in negotiation for underlying IP and collaboration rights. Nothing we can announce yet, but these are projects without scripts and will be 1-3 year efforts from start to finish. We are also considering several fully packaged projects that could be in production as early as mid-to-late 2017, depending upon Legion M's ability to finance and distribute. This will be dependent on the success of our next round and we will be asking members of The Legion to help get the word out once it launches.

The initial Reg. CF raise was a huge success, and we are able to earmark some of that money raised for production and acquisition; however, much of that raise will be used to finance our Reg. A round, which requires much more stringent disclosures. The Reg. A round will allow us to raise additional financing to use on content production and distribution, which is our goal. We will be asking our investors to help with development on a case-by-case basis, asking for help evaluating our pitches (and eventually screenplay submissions), and giving our investors opportunities to go behind the scenes to learn more about Hollywood and the creative process. We have also started asking people in our private Facebook group and forums to tell us what they want to see. A recent poll came back with overwhelming support for something in the sci-fi/fantasy genres, so we're looking for ideas fulfilling that desire.

We love your idea of quarterly reports on our progress! We plan to do quarterly Shindig Q&A sessions as well as quarterly e-mail updates. In the meantime, we're looking into developing a "project update" page that shareholders can access any time. We'll send out an alert when it's up.

We appreciate your ideas and hope this answers your questions. We encourage you to let us know if you have any more!
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Jerry Jr Mungaray
October 27

Yes Get Ready!!! Save up! **Earlier Post Indicated December 16 th, ** This SECOND ROUND to Invest in Legion M Entertainment would be an opportunity of a "Lifetime" for all Members to be an Investor in a Company that they have heard about and did some research and to join all of us who have something in Common, Being Part of a Hollywood Entertainment Company that we Own and can have a Say and be a Part of, Your Next Big Office Box Movies, that you Helped Produce, Direct, And Funded, as you sit and watch in your Local Movie Theater, with Your Legion M Entertainment Owner/Founder/Investor Badge and T-shirt, I am so excited to be part of Legion M Entertainment!

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Matthew L. Levine Does anyone know if it will be the same $7.00 a share again? Is there a cap on how many shares we can buy?
Like · Reply · 1 · October 28 at 5:18am

Karen Cee Matthew L. Levine the expectation is that the share price will be slightly higher in the next round, but we don't know yet how much higher. Also in the next round, individual investors can invest a maximum of 10% of their net worth, or 10% of their net income, whichever is greater.
Like · Reply · 1 · October 28 at 2:22pm

Daniel Hopkins If we already invested in the first round, will the money we might invest in the second round add to our original investment?
Like · Reply · 1 · October 28 at 1:31pm · Edited

Stormy Mystique Daniel, I would think so. That is how stock generally works.
Like · Reply · 2 · October 28 at 3:54pm · Edited

Daniel Hopkins So we can just add more to our original investment?
Like · Reply · October 28 at 4:27pm

Stormy Mystique Correct. Unless there's some special stipulation regarding cap.
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Kara Kessener I missed the cut off date for investing by a few days! I really wish I could have been let in a couple months ago. When is the next round of investing?!? I'm so eager to join.
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Like · Reply · October 13 at 7:54pm

Barnaby Zelman Mine is still showing in escrow, but it's the Reg. D "spin off" that they did to include more folks in the Reg. CF round. Glad to see they were able to keep as many investors involved as possible.
Like · Reply · 1 · October 13 at 2:37am

Paul Scanlan Shouldn't be long now. Wefunder is working their way through it. Thanks for your patience.
Like · Reply · 1 · October 14 at 12:29am

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Heads up--we just sent e-mails to the 800 investors who were affected by the pro-rata reductions. We ended up approximately $70K over the $1MM cap, which was distributed proportionally amongst the 800 investors who had asked to purchase more than 42 shares.
Thank you to each and every one of you who was affected for your support and understanding--we've worked very hard over the past 8 weeks to minimize the impact.
In the end, we're confident that the value you receive from being in an oversubscribed round (and bringing in all the additional investors) will VASTLY outweigh the pain of getting trimmed back a bit. For more information, check out this blog post:
Pro-Rata Reductions
The final pro-rata reductions have been calculated.
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Beth Alonso Look at your profile on Wefunder for limits under the different types of investments.
Like · Reply · 1 · October 13 at 10:37am
Beth Alonso CF, the last round, is the most limited. Reg. A+ has much higher limits.
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Greg Best Was this showing with or without all the cgi updates? (I kid, of course, thank god!)
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Jody Shuffield Wish I could invest do happy for this new adventure and what exciting opportunities await
Like · Reply · 3 · October 11 at 12:29pm
Paul Scanlan New round will be opening soon.
Like · Reply · 1 · October 11 at 8:52pm
Barnaby Zelman Paul Scanlan On Wefunder, or another platform?
Like · Reply · 1 · October 12 at 12:38am
Paul Scanlan Barnaby, likely with Wefunder but not 100% final yet.
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Jeff Annison
October 10 · Clayton
Just created a thread in the forum looking for elevator music suggestions for the Legion M pitch elevator. If you have any suggestion, please chime in at http://legionm.us/.../foru.../topic/391-call-for-elevator-music/
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This may seem like a funny (pun intended) request, but we need some jokes for a project we're working on. Even better, we're willing to give away some T-shirts to get 'em! If you've got a good go-to joke (PG only, and no more than a couple sentences long), please #HEEDTHECALL! by clicking on the link below:
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Star Wars vs Star Trek?
To all Fan's of One or Both, If you Agree with me why I think they are "BOTH GREAT!! Please May I first Say, To all those who Participated in Legion M Elevator Pitched and Pitched their Idea Movie Fiction and Non-Fiction/Super Hero Idea's, Whether You're Idea Becomes a Hit or a Failure, One thing for sure is you will have a % Percent of Moviegoers who like your Movies and a Percent of Moviegoers who Hate your Movie, by the way after all we all have Dif... See More
MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.
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Jon Cacciatore Excellent Interview Paul and more good publicity. Cant wait till the next offering
Roxanne Deblauwe Great job Paul! You kept the interview on track!
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Barnaby Zelman
When can we expect the next investor update (by direct email of course) with details on what's in production, and timelines for release of first projects? Thanks!
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Jonny Somethin They sent a mass company wide email last week, also posted it here and on the forum. Check your inbox or spam folder.
Did not receive any email. Checked all folders.
Damian Beurer Barnaby Please let me know if you did not receive the company email Paul and Jeff sent out last week. I will get your email via private message and send it to you if you did not
Barnaby Zelman The mass email you refer to did not include any information regarding what's in production, timelines for completion and release, nor any financial updates.
Jonny Somethin It talked about the Pitch Elevator pilot and the status of the second round of funding. That's primarily it right now I think.
I don't think anything is in production hence no updates?
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Barnaby Zelman Jason Hoerich Precisely, that's why a timeline of business activities/projects would be so helpful.
Like · Reply · 2 · November 29 at 2:10am
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Lincoln Farquharson I agree with Barnaby Zelman. Although there was a part in the email about how much was raised, there should be a breakdown or an idea of how the money will be used. also, has there been any email about the role of investors and what exactly are investors entitled to? there may have and I may have missed it.
Like · Reply · 1 · November 28 at 3:33pm
Jeff Annison Hi Barnaby Zelman and Lincoln Farquharson, these are good questions. We've been heads down preparing for the Reg A, but we should do a more formal update. Maybe time for another shindig so people can ask questions?
Like · Reply · 5 · November 29 at 12:21am
Barnaby Zelman Hi Jeff Annison, if you can manage to get into a quarterly update routine it would be terrific!
Like · Reply · 2 · November 29 at 2:20am
Lincoln Farquharson yes, I agree. quarterly reports would be sufficient. they don't have to be lengthy but should outline the things we've mentioned. have you considered hiring someone specifically for the handling of investors? like a board secretary of sorts. this may be premature but as the company grows you will need someone who can manage/assist the investors directly.
Like · Reply · 2 · November 29 at 4:59am
Carlo Macalino Hello Jeff, I PM'ed you regarding written screenplays. Did you get it?
Like · Reply · November 30 at 4:07am
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Terri Feldman Lubaroff Hi Barnaby Zelman and Lincoln Farquharson! Thanks for your questions.
We just finished production on our PITCH ELEVATOR sizzle reel! We have interest from several companies and will be pitching this project as a television series over the next sev... See More
Like · Reply · 8 · November 29 at 3:44pm
Barnaby Zelman You say "much of that raise will be used to finance our Reg. A round". Really? How much of the $1.3mm raised is actually being

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Terri Feldman Lubaroff Hi Barnaby Zelman and Lincoln Farquharson! Thanks for your questions.
We just finished production on our PITCH ELEVATOR sizzle reel! We have interest from several companies and will be pitching this project as a television series over the next several months. We don't know if it will sell into distribution, but feel that the takes we got from our Pitch Elevator Development Meeting with our shareholders on Shindig gave us terrific direction, and we're working hard to craft a compelling take. We received over 400 pitches, and will also be asking The Legion to evaluate them in an online game over the next couple of months. The top ten pitches will be heard by a panel of experts, and one will win a development deal with Legion M. We expect this entire process to end Q2 2017, and we will start development of the winning pitch right away.
You likely recall that we've been in development on our VR series ICONS: Face to Face since August. We have a big announcement coming soon about that series and can say we've moved from development into pre-production on the project. Stan Lee is available in the first couple of months of 2017 to shoot, so that is our goal for pilot production. We're also currently reaching out to our next subjects, so if you have any connections to any icons, please let us know! I don't have a timeline on release on that project yet because we're coordinating with another partner who will be talking a piece of the interview for distribution and we need to all be on the same page before we can nail that down. That deal is in negotiation and will depend upon who else we have lined up as ICONS.
Producing a movie or TV series takes time, from the acquisition of underlying rights to actual financing and production. It can take between 12-24 months on fully packaged projects from first read to release (and often takes longer). As an early-stage company with financing for only the last two months, we are working hard to put together a slate of projects for short-term, mid-term and long-term success. Pitch Elevator is short-term, ICONS is mid-term, and our long-term projects are currently in negotiation for underlying IP and collaboration rights. Nothing we can announce yet, but these are projects without scripts and will be 1-3 year efforts from start to finish. We are also considering several fully packaged projects that could be in production as early as mid-to-late 2017, depending upon Legion M's ability to finance and distribute. This will be dependent on the success of our next round and we will be asking members of The Legion to help get the word out once it launches.
The initial Reg. CF raise was a huge success, and we are able to earmark some of that money raised for production and acquisition; however, much of that raise will be used to finance our Reg. A round, which requires much more stringent disclosures. The Reg. A round will allow us to raise additional financing to use on content production and distribution, which is our goal. We will be asking our investors to help with development on a case-by-case basis, asking for help evaluating our pitches (and eventually screenplay submissions), and giving our investors opportunities to go behind the scenes to learn more

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and giving our investors opportunities to go behind the scenes to learn more about Hollywood and the creative process. We have also started asking people in our private Facebook group and forums to tell us what they want to see. A recent poll came back with overwhelming support for something in the sci-fi/fantasy genres, so we're looking for ideas fulfilling that desire.

We love your idea of quarterly reports on our progress! We plan to do quarterly Shindig Q&A sessions as well as quarterly e-mail updates. In the meantime, we're looking into developing a "project update" page that shareholders can access any time. We'll send out an alert when it's up.

We appreciate your ideas and hope this answers your questions. We encourage you to let us know if you have any more!

Like · Reply · 8 · November 29 at 3:44pm

Barnaby Zelman You say "much of that raise will be used to finance our Reg. A round". Really? How much of the $1.3mm raised is actually being used to prepare the Reg. A offering? I can't imagine it could be more than $100-150k... I'd love to see a budget on how the $1.3mm proceeds are being earmarked. That would be the most helpful as I could then see how much is being spent on salaries, overhead, promotion, and actual production. Hope that can be arranged. After all you're about to ask (invite) us to pony-up much more in the upcoming round, so full transparency will be necessary.

Like · Reply · 1 · November 30 at 3:16pm

Paul Scanlan These are good questions, Barnaby and our goal is to start providing this information in an organized regular update. It's important for us to be transparent for our investors, and we have every intention to do so. We're all hands on deck right now crafting our offering circular and preparing for the Reg A round which has a lot of the info you're asking for. It's not quite ready to share yet, but once it's complete we'll also be in a position to answer your questions in more detail. In the meantime, here's a general answer.

We expect the out-of-pocket costs for a Reg A (legal, accounting, etc.) to be on the order of $100K. But we also need to account for the runway needed to get us through a first closing of the Reg A offering (which includes salaries, overhead, and other operational expenses) plus marketing costs for the Reg A, and a buffer to ensure that we can keep the lights on. Once you factor in all those items, it doesn't leave a lot for development of new projects. The projects we're working on (Icons, Upside, Pitch Elevator, etc.) are all projects that don't require a lot of capital.

We are literally in the top of the first inning, and as we have said in the past, our priority continues to be growing the Legion and our stature. The bigger the Legion gets and the more awareness we create, the better the projects we'll have access to. We have seen this first-hand which is why getting the Reg A out and making it successful is our absolute highest priority. We're spending a small amount of money on developing projects and looking at a few places to make small but smart investments, but the really exciting potential is ahead of us as we put the seed money we raised in the Title III to good use in growing the Legion as large as we can. If we can raise $50M in this next round and

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developing projects and looking at a few places to make small but smart investments, but the really exciting potential is ahead of us as we put the seed money we raised in the Title III to good use in growing the Legion as large as we can. If we can raise $50M in this next round and add 100k new investors in the process, Legion M will be a force to be reckoned with. Hang in there with us as we are aiming high. Onward and upward!

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Lincoln Farquharson Thank you Terri Feldman Lubaroff for this information and this was definitely more substantive than what I have read in the emails.

One area that has largely remained unanswered since the company was founded, and which I have brought up several times prior: Investor's Rights and Benefits. The company has made no real distinction between investor and member and therefore I continue to request clarity.

Do investors get votes? On what subjects? Do we serve in a consultative matter? Who elects members of the board? Is there a board? Do investors get any input in the appointment of CEOs? Are there different tiers for investors? Generally a company has different stock categories that offer different preferences, are we following that model? From what I understand there are essentially no majority shareholders. Most of these conversations happen in private yet public online forums like facebook. I have yet to see a private space for investors.

Like · Reply · 6 · November 29 at 3:59pm

Zandra Bill The forum

Like · Reply · 1 · November 30 at 10:37pm

MariJewel Burr Lincoln have you logged onto the Official Forums yet? There is a Investors only section.

Like · Reply · December 2 at 12:56am

Lincoln Farquharson I don't think either of you are understanding my question.

A company's forum should not be where investors get information about their company. The forum is just that, a forum. Instead we may consider and investor relations page. It is a public page b... See More

Like · Reply · 1 · December 3 at 7:31am

Terri Feldman Lubaroff Hi Lincoln Farquharson! I think I understand your questions and try to address each of them below. I'll also post this in our forums for everyone to see. This is a long post, because the answers are complex. All voices matter at Legion M. The distinction between member and investor is that investors have a financial stake in the success of the company. Investors own shares in Legion M and if we're successful, investors will share in the success. Members are active and valued fans who for whatever reason can't or haven't invested in the company. They will not be able to share in Legion M's potential success from a financial point of view, but they can still come along for the ride.

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Investors with Class A Common Stock get one vote per share on subjects that must be approved by shareholders in our corporate bylaws and under Delaware law. These subjects are generally things that require majority shareholder consent (like authorizing more stock). The company is required to inform shareholders of certain actions as well, even if consent is not required. Please make sure TheLegionM.com's address is not on your SPAM list so you receive these notices and opportunities.

We believe that all shareholders and members have a voice and we want to hear from each and every one. For those who have special expertise on a subject for which we need consulting (or on which you think we could use consulting), yes, we will (and often) ask for some advice. Right now, we use Facebook and our private forums to reach out to shareholders and members to get their opinions — from which voice over they like best in our company trailer to which pitches make it to the final round for Pitch Elevator. On big corporate decisions, we might ask investors for their opinions on certain opportunities, but the final decision will ultimately rest with the corporate officers.

There is a board of directors comprised of the corporate officers (Paul as CEO, CFO and Treasurer, Jeff as President). Legion M's corporate Secretary is Terri Lubaroff, who is tasked with corporate compliance and official communications with shareholders. We have not yet held an election for any other board member, but are discussing the appropriate timing of doing so and fully intend to have some independent board members. Investors do not get input over the appointment of the CEO, but the board does.

Yes, we do follow similar stock categories of other successful companies in order to enable the strong management team to move quickly in a competitive space. Legion M has two categories of stock. Common Class A stock and Common Class B stock are virtually identical with the exception of voting rights, where Class A has one vote per share, while Class B has 10 votes per share. Those with Class B stock are those who were granted stock options as creative allies, advisory board members, employees, angel investors, and founders' stock. All stock options convert into Class A stock when exercised. The majority shareholders are our founders Paul and Jeff, whose shares are subject to the same financial terms as everyone else's.

We thought it might helpful to describe our reasoning for choosing this type of stock structure when we formed the company.

Legion M's Dual Class Stock Structure is similar to that employed by many strong, fast-moving, founder-led companies including Google, Facebook and Berkshire Hathaway. This structure empowers Legion M with strong corporate governance while aligning the interests of its large group of non-professional investors. Because the two classes are financially equivalent, there are no financial differences or preferences between Class A and Class B. We feel it's important for all our shareholder's interests to be aligned, and have intentionally avoided financial preferences in our structure and in our investors (i.e., investors who insist on having financial preferences).

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Our fundamental premise is that the size of our legion of shareholders will determine the strength of our competitive advantage. Our goal is to grow the legion, so we actively seek as many investors as possible by keeping the minimum investment very low while working to simplify the investment process and promoting the offering to the general public rather than focusing on wealthy individuals with previous investment experience. As a result, we expect that a large percentage of our shareholders will be comprised of small, non-professional investors. We anticipate that many of them will be first-time investors with no experience in the world of startups or the entertainment industry. While we believe the votes of these investors will be extremely useful helping us in find, develop, and promote entertainment content, we don't believe they are well suited (nor do we believe that these investors are generally interested) in making decisions regarding corporate governance. We believe both the company and our shareholders will be best served by the experienced governance of seasoned professionals with strong visions for its direction, and as such, have concentrated the voting power in the hands of our founders.

Regarding a private investor page, our lawyers have advised us that we will not be able to have an "investor only" section of our website, forums or social media due to SEC rules. Because we are offering securities, no-one is allowed to have "insider information," and having such a private "investor only" section would be in violation of that. As a company, our goal is transparency — both to our shareholders, and to those who might consider investing in the future.

We hope this answers your questions and encourage you to reach out if you have any others!

Hollywood's New Fan-Owned Entertainment Company

THELEGIONM.COM

Like · Reply · Remove Preview · 2 · 16 hrs

Lincoln Farquharson thank you Terri Feldman Lubaroff
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Jerry Jr Mungaray A Very BIG THANKS to Paul Scanlan and Jeff Annison and Terri Feldman Lubaroff for Viewing and Staying up Date on These Posts, and Thanks for Answering those Detailed Questions from Barnaby Zelman n Lincoln Farquharson, and others for all of us Fans/Members and Investors, who have these same Questions, I am still getting familiar with this Social Network FB, I do understand that Important Information is also in the Forum, but this Legion M Facebook Network is also Very Important it to helps us to Explain To Soon to be Members and Hopefully Investors too, If Legion M Entertainment and all its Already Members and Investors can help Raise $50 Million and get Over 100K plus Investors on this Second Round, We do need to be Motivated and Share some Self Explanatory Advertising Tools, To go out Daily Where ever we are

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Already Members and Investors can help Raise $50 Million and get Over 100K plus Investors on this Second Round, We do need to be Motivated and Share some Self Explanatory Advertising Tools, To go out Daily Where ever we are and Share/Convince those to Become Fans/Members and Become Investors, Maybe some Daily TIPS and a Chart Count on how Many Members and Investors we need to Fulfill our Goal, which will keep Everyone of us Pumped Up and Ready for this Second Round, Especially in all our Already Busy Work and Family Lives, We all are Ready and Willing to move Forward and Onward to make Legion M Entertainment a House Hold Name. Thanks again for coming up with the Idea of Legion M Entertainment.
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David Priest This film is hot! I gotta check this out.
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Steven Winston Loved this series, even the fight with Mike Tyson was well done!
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Kortney Watkins
November 28 at 2:13pm · Stone Mountain, GA
I've been waiting for the next round to become an investor. I thought it was supposed to be sometime in October/December. Any updates on that front?
Like Comment
Jeff Annison and 7 others
Terri Pifion Hi, Kortney!! The paperwork has been submitted to the SEC. Now we all wait. As soon as they respond, we'll have a better idea of the actual dates of round 2. We are hoping for mid-December, but wouldn't be surprised if it happens in January. Wefunder has promised to offer a gifting option, so we were hoping to hear back in time to take advantage of that for the holidays. Patiently waiting here too!!
Like · Reply · 9 · November 28 at 10:58pm
Chris Kepford Me too
Like · Reply · 2 · December 3 at 9:54am
Jerry Jr Mungaray Thanks for that UpDate Terri Pifion
Like · Reply · 4 · December 3 at 10:04am
Chris Kepford Isnt Terri Pifion so great?????
Like · Reply · 2 · December 3 at 8:26pm
Jerry Jr Mungaray Word!!
Like · Reply · 3 · December 3 at 8:47pm
Terri Pifion Oh you guys are silly
Like · Reply · 3 · Yesterday at 6:57am
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Pete Yagmin shared James Gunn's video.
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Zandra Bill Yes a new round for investment will be probably opened before the end of the year.
Like · Reply · November 8 at 9:05am
Shamier Major I have a question. I am new and missed the first round. Did you guys invest on the Legion M site or do you have to go through somewhere else?
Like · Reply · 1 · November 9 at 11:24am
Zandra Bill replied
Wednesday, November 9, 2016 at 11:24am
Jeff Annison There's no place yet, Michael Spangler. Terri Piñon's answer is right on. At some point there will be a secondary market (at least a year off, most likely) which will establish the true value. Once we set a price for the second round that will give some indication, but it's really only paper gains at that point since there's no way to actually sell your shares.
Like · Reply · 1 · November 9 at 11:18pm
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Bob Edwards
November 9 at 1:06pm
I've lost/misplaced/forgot my password to the Legion M Member only web page. How do I reset my password?
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Jeff Annison The password for Legion Confidential is "topsecret". Don't tell anyone...
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December 9 at 4:28pm
When is the next round of investing??? Can't Wait to invest in the company!!!!
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Carrie Berger Rosenthal We'll be here!
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Liz Moore Remember tax time is coming up, time to invest!
Like · Reply · 1 · December 10 at 10:06pm
Zoran Jovicic Never thought of it that way, awesome...
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Tanya Laird
December 11 at 2:49am
ok, its somewhere in the last two hours of MegaPanel: The Special Effect of Games but we did have a bit of a chat about Legion M during the 24hr live stream from Insomnia Gaming Festival shame Paul Scanlan and Jeff Annison weren't able to join us!
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November 28 at 2:13pm · Stone Mountain, GA
I've been waiting for the next round to become an investor. I thought it was supposed to be sometime in October/December. Any updates on that
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November 28 at 2:13pm · Stone Mountain, GA
I've been waiting for the next round to become an investor. I thought it was supposed to be sometime in October/December. Any updates on that front?
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Terri Piñon Hi, Kortney!! The paperwork has been submitted to the SEC. Now we all wait. As soon as they respond, we'll have a better idea of the actual dates of round 2. We are hoping for mid-December, but wouldn't be surprised if it happens in January. Wefunder has promised to offer a gifting option, so we were hoping to hear back in time to take advantage of that for the holidays. Patiently waiting here too!!
Like · Reply · 14 · November 28 at 10:58pm
Chris Kepford Me too
Like · Reply · 2 · December 3 at 9:54am
Jerry Jr Mungaray Thanks for that UpDate Terri Piñon
Like · Reply · 4 · December 3 at 10:04am
Chris Kepford Isnt Terri Piñon so great?????
Like · Reply · 4 · December 3 at 8:25pm
Jerry Jr Mungaray Word!!
Like · Reply · 3 · December 3 at 8:47pm
Terri Piñon Oh you guys are silly
Like · Reply · 3 · December 4 at 6:57am
Parrish Mattison Waiting to do my investment in to legion M!!! Wish I could already be invested in the company!!!
Like · Reply · 3 · December 9 at 4:25pm
Jeff Annison Here's a quick update. At this point it's looking like late January, but even that's still just a guess. We're getting close, but as Damian Beurer, it's a LOT of work. We'd really hoped to have gotten this out by the Holidays. I just keep reminding myself that patience is a virtue...
Like · Reply · 3 · December 9 at 5:28pm
Jeff Annison PS, and Terri Piñon IS indeed so great!
Like · Reply · 2 · December 9 at 5:28pm
Jeff Annison Also, one quick clarification—we haven't formally submitted to the SEC yet. There must have been some confusion at some point--probably when we turned over our docs to our securities lawyers. We're hoping to make the formal submission within the next week or two. Stay tuned...
Like · Reply · 7 · December 9 at 5:33pm
Jerry Jr Mungaray That's What I'm Talking About!!!!
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Jerry Jr Mungaray That's What I'm Talking About!!!! Keeping us Legion M Fans/Members/Investors in the know!! Thanks Jeff Annison, for taking the time to give us this info
Like · Reply · 1 · December 9 at 6:30pm · Edited
Debbie Otto Hicks Yeah. Can't wait to get into round 2!!
Like · Reply · 2 · December 9 at 6:19pm
Evie Marie Warner I just stopped in hoping to get an update. busy lately writing my latest movie. and general madness!
Like · Reply · December 9 at 11:00pm · Edited
Liz Moore Tax return time! I'll be investing again in round 2 !
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December 10 at 2:16pm
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December 6 at 2:26am
In case you missed it, you can now purchase gift cards from Wefunder -- minimum amount is $100 -- and you can use a credit card for the purchase (although there's a surcharge for using it).
https://wefunder.com/gifts
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Terri Piñon Yay!!
Like · Reply · December 6 at 5:39am
Jerry Jr Mungaray Hi Karen Cee, Thanks for this Info, Just Wondering, Is this Gift Card, The same as Purchasing Legion M Shares for the Next Round of Investment (Example Buying Shares for your Kids or Grand Kids in their Name)
Like · Reply · December 6 at 11:46am
Pete Yagmin I'm guessing not - but you can gift it for the purchase of.
Like · Reply · December 6 at 8:45pm
Karen Cee Jerry It's just like any other gift card. You put money into it and the recipient can redeem it for whatever they want at the "store" -- in this case, shares of stock in one or more companies on Wefunder. Check the link above and if you still have questions, you should contact Wefunder directly. I don't have any further info than what they posted.
Like · Reply · December 6 at 10:49pm
Jerry Jr Mungaray Thanks Karen Cee and Pete Yagmin
Like · Reply · December 7 at 7:30am
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Dianamarie Mungaray Awesome!!!
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quickly in a competitive space. Legion M has two categories of stock. Common Class A stock and Common Class B stock are virtually identical with the exception of voting rights, where Class A has one vote per share, while Class B has 10 votes per share. Those with Class B stock are those who were granted stock options as creative allies, advisory board members, employees, angel investors, and founders' stock. All stock options convert into Class A stock when exercised. The majority shareholders are our founders Paul and Jeff, whose shares are subject to the same financial terms as everyone else's.

We thought it might helpful to describe our reasoning for choosing this type of stock structure when we formed the company.

Legion M's Dual Class Stock Structure is similar to that employed by many strong, fast-moving, founder-led companies including Google, Facebook and Berkshire Hathaway. This structure empowers Legion M with strong corporate governance while aligning the interests of its large group of non-professional investors. Because the two classes are financially equivalent, there are no financial differences or preferences between Class A and Class B. We feel it's important for all our shareholder's interests to be aligned, and have intentionally avoided financial preferences in our structure and in our investors (i.e., investors who insist on having financial preferences).

Our fundamental premise is that the size of our legion of shareholders will determine the strength of our competitive advantage. Our goal is to grow the legion, so we actively seek as many investors as possible by keeping the minimum investment very low while working to simplify the investment process and promoting the offering to the general public rather than focusing on wealthy individuals with previous investment experience. As a result, we expect that a large percentage of our shareholders will be comprised of small, non-professional investors. We anticipate that many of them will be first-time investors with no experience in the world of startups or the entertainment industry. While we believe the votes of these investors will be extremely useful helping us in find, develop, and promote entertainment content, we don't believe they are well suited (nor do we believe that these investors are generally interested) in making decisions regarding corporate governance. We believe both the company and our shareholders will be best served by the experienced governance of seasoned professionals with strong visions for its direction, and as such, have concentrated the voting power in the hands of our founders.

Regarding a private investor page, our lawyers have advised us that we will not be able to have an "investor only" section of our website, forums or social media due to SEC rules. Because we are offering securities, no one is allowed to have "insider information," and having such a private "investor only" section would be in violation of that. As a company, our goal is transparency — both to our shareholders, and to those who might consider investing in the future.

We hope this answers your questions and encourage you to reach out if you have any others!

Hollywood's New Fan-Owned

Entertainment Company

THELEGIONM.COM

Like · Reply · Remove Preview · 2 · December 4 at 11:14pm

Lincoln Farquharson thank you Terri Feldman Lubaroff
Like · Reply · December 5 at 4:48am

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Jerry Jr Mungaray A Very BIG THANKS to Paul Scanlan and Jeff Annison and Terri Feldman Lubaroff for Viewing and Staying up Date on These Posts, and Thanks for Answering those Detailed Questions from Barnaby Zelman n Lincoln Farquharson, and others for all of us Fans/Members and Investors, who have those same Questions, I am still getting familiar with this Social Network FB, I do understand that Important Information is also in the Forum, but this Legion M Facebook Network is also Very Important it to helps us to Explain To Soon to be Members and Hopefully Investors too, If Legion M Entertainment and all its Already Members and Investors can help Raise $50 Million and get Over 100K plus Investors on this Second Round, We do need to be Motivated and Share some Self Explanatory Advertising Tools, To go out Daily Where ever we are and Share/Convince those to Become Fans/Members and become Investors, Maybe some Daily TIPS and a Chart Count on how Many Members and Investors we need to Fulfill our Goal, which will keep Everyone of us Pumped Up and Ready for this Second Round, Especially in all our Already Busy Work and Family Lives, We all are Ready and Willing to move Forward and Onward to make Legion M Entertainment a House Hold Name. Thanks again for coming up with the Idea of Legion M Entertainment.
Unlike · Reply · 5 · December 3 at 11:11am

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Angel Guzman shared Elite Striking's video.
November 29 at 8:35am

He didn't get a chance to do an Elevator Pitch.

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December 3 at 6:26pm · Hesperia
LEGION M is amazing and I am glad to be a member of this world. I learned of this company at the Los Angeles Comic Con and had the opportunity to talk with Jeff Annison. If you want to check out that conversation here is a link to that (please don't consider it spam)
Taking The Pitch Elevator To The Top...
(Joshua Gilmore- Staff Writer) In recent years the Hollywood system seems to have grown complacent to the fans that help build their bank accounts and credibility....
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Reuben Leonard
December 2 at 2:28pm
Look at this Great List. WestWorld already a successful remake. Which one should be next?
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Jerry Jr Mungaray
December 1 at 8:13pm
Count Down! I am now Preparing for my Stormtrooper Cosplay Costume for "Star Wars Rogue One" December 16th, A Pefect World Wide Opportunity for all Legion M "Star Wars Fans/Members and Investors" to put out the Word About "Legion M Entertainment" to Get New Members to Join and become Legion M Investors to help Fund our Projects, at the same time, sometime between December 16th And January, Starts The Second Round of Investment!!! "Our Goal is $50 Million" Cap per Jobs Acts, on a Second Round, We would all like to see Legion M's First Premier Movie on the BIG Screen and Number #1 at the Box Office, Our Main Goal is to Have "1 Million Legion M Entertainment Investors" as Jeff Annison Said "We Should Definitely have a Rogue 1 Attack Plan" May the Force Be With Us
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Mike Podue
December 1 at 4:00pm
Looks like this Kick Starter isn't going to make it, too bad its looks interesting
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Legion M just got its first byline published on Huffington Post! Check it out by following the link below, and help us spread the word by liking/tweeting/sharing it from the Huffington Post website!
How Fans Are Becoming The Next Hollywood Power Players
In today's world, almost all of us are fans. That word used to apply only to the hardcore group of movie lovers who poured over details and argued about ...
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December 9 at 2:58pm
I totally agree, check this out
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Jack E Curenton Congratulations Jeff Annison David Baxter
John R Wiles Whenncanni get stock
Legion M Hopefully soon. We are knee deep with the SEC right now. Likely early next year.
Ken Power Nice inroads!
Bryan McKinney Sarah Carey, Josh Goldman, Chris Seekell
Sarah Carey Ummmmm......that's me!!
Josh Goldman That's us!!!
Sarah Carey You know, just incase anyone wants to watch the interview the video is from
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We are excited to share with everyone, one of Legion M's very own Jack E Curenton submission to this years: Star Wars: Rebellion - 'GO ROGUE' fan film contest for Star Wars.
I hope you all enjoy this as much as we did! Congratulations Jack, you and your team did an outstanding job with what little time you had to put this together!!
Feel free to post questions for Jack if you have any about his short film below in the comment section.... See More
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GeekGirl World @geekgirlworld · Nov 4
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Brook Hubbard @LonoXIII · Oct 29

Q&A with Legion M co-founder Paul Scanlan popcultureuncovered.com/2016/10/29/a-q... via @PCUncovered @LegionMOfficial #PaulScanlan

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The Quest Army @davidmpatterson · Oct 16
I am #LegionM! RT @geekpoint0: #LegionM is a pretty incredible #crowdfunding success story. @LegionMOfficial
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Happy 91st Birthday, Angela Lansbury!
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Digital Jam @DigiJamLectures · Sep 24
@CharlesCecil @revbot & @mukiapproved discuss evolution of #audiences, #crowdfunding #creativity w/ @LegionMOfficial bit.ly/digitaljam81
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Digital Jam Ltd @DigitalJamLtd · Sep 23
Join us as we discuss evolution of #audiences, #crowdfunding #creativity w/ @LegionMOfficial bit.ly/digitaljam81
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I ran the @DarkCornerVR gauntlet #FantasticFest and survived -- barely! In my @LegionMOfficial gear.

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Digital Jam Ltd @DigitalJamLtd · Sep 22
We discuss the power of #evolving #audiences with @LegionMOfficial @CharlesCecil of @revbot @mukiapproved bit.ly/digitaljam81

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Digital Jam @DigiJamLectures · Sep 22
We discuss the power of #evolving #audiences with @LegionMOfficial @CharlesCecil of @revbot @mukiapproved bit.ly/digitaljam81

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WITIN RADIO @witinradio · Sep 22
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@CharlesCecil @revbot & @mukiapproved discuss evolution of #audiences, #crowdfunding #creativity w/ @LegionMOfficial bit.ly/digitaljam81
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WITIN RADIO @witinradio · Sep 19
#ICYMI @WizardWorld #Chicago 2016: Interview @LegionMOfficial #WizardWorldChicago #Conlife soundcloud.com/witinradio/wiz… ...
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Digital Jam Ltd @DigitalJamLtd · Sep 19
We discuss the power of #evolving #audiences with @LegionMOfficial @CharlesCecil of @revbot @mukiapproved bit.ly/digitaljam81

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Muki International @mukiapproved · Sep 15
Thanks to the fab rad @DigitalJamLtd & nice to Jam w/ya'll @CharlesCecil @LegionMOfficial #podcasts #tech #VR #Gaming #superfans
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john siuntres @johnwordballoon · Sep 15
Curious about @LegionMOfficial ? the crowdfunded geek media company ? Co-Founder Paul Scanlan lays out their plans on the new WB podcast
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stan lee @TheRealStanLee · Sep 13
Is #trending like having a #cameo on everyone's @twitter? #KingofCameos
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Beta-Testing @LegionMOfficial New Forum for Members and Investors. Looks and Perform Well. Nice Mobile Interface. #IAmLegionM

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Dan Delgado @radiodanshow · Sep 7
I spoke with Jeff Annison of @LegionMOfficial tonight and learned a few things. radiodan.wordpress.com/2016/09/08/the...

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Dan Delgado @radiodanshow · Sep 8

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Dan Delgado @radiodanshow · Sep 8
Great convo about @LegionMOfficial on last night's show.

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Swamp @BlackSwampMedia · Sep 7
@LegionMOfficial Here's @CraigMintz09 carrying the Legion M logo around Attica Raceway. Need a big decal next time.

Dan @SprintFun
I'm happy that I got to take some shots of the 09 and 09x this year, not sure I'll see them again this year!

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LegionM @LegionMOfficial · Aug 31
Thanks @younghollywood for a great article!

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WITIN RADIO @witinradio · Aug 29
#ICYMI @WizardWorld #Chicago 2016: Interview @LegionMOfficial #WizardWorldChicago #Conlife soundcloud.com/witinradio/wiz... ...

Wizard World Chicago 2016: Interview: Legion M
Live from the 2016 Wizard World Chicago Comic Con !
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WITIN RADIO @witinradio · Aug 26
#ICYMI @WizardWorld #Chicago 2016: Interview @LegionMOfficial #WizardWorldChicago #Conlife soundcloud.com/witinradio/wiz...

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Roxanne Deblauwe @RoxanneRoxlins · Aug 25
@J2Jeff and Paul Scanlan, @LegionMOfficial founders celebrate with first round investors world wide!
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Kari Nation @reeluniverse · Aug 25
@SiliconHBO @LegionMOfficial is a fan-owned company! We would love to be in the intro of the show! #SiliconValley #LegionM #companylogo
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Adam Savage @donttrythis · Aug 25

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LegionM @LegionMOfficial · Aug 24
LIVE on #Periscope: Legion M Virtual Toast
Watch on Periscope
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Jack Saat @JackSaat · Aug 22
Full video of the @LegionMOfficial #WizardWorldChicago panel moderated by @Xanderrific from @LibraryBards
Legion M - Opening the Gates to Hollywood! Chica...
Jeff Annison & David Baxter discuss Opening the Doors to Hollywood with Legion M, the worlds first fan owned entertainment company with Xander Jeanneret of t...
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WITIN RADIO @witinradio · Aug 22
#ICYMI @WizardWorld #Chicago 2016: Interview @LegionMOfficial #WizardWorldChicago #Conlife
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our historic million dollar raise!
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(Not So)Small Change @OurSmallChange · Aug 16
.@LegionMOfficial Oversubscribed, Record-Setting $1 Million Equity Crowdfunding Round on @Wefunder finance.yahoo.com/news/legion-m-... - @YahooFinance
Legion M Closes Oversubscribed, Record-Setting $...
Legion M, the world's first fan-owned entertainment company today announced they have raised one million dollars via their Title III crowdfunding offering on Wefun...
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Robert Hoskins @Crowdfunding_PR · Aug 16
@LegionMOfficial Closes Over-Subscribed, Record-Setting $1,000,000 Equity Crowdfunding...
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Nice article on our raise!
Legion M Closes Oversubscribed, Record-Setting $...
Legion M, the world's first fan-owned entertainment company today announced they have raised one million dollars via their Title III crowdfunding offering on Wefun...
finance.yahoo.com
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GoodCrowdInfo @GoodCrowdInfo · Aug 15
Legion M Closes Oversubscribed, Record-Setting $1M #EquityCrowdfunding Round on Wefunder bit.ly/2b9iHOb @LegionMOfficial @Wefunder
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David J Geaney @djgeaney · Aug 14
So excited about @LegionMOfficial that I increased my @Wefunder #investment to 2.5x my original! #LegionM #Startup #Film #Movies #Invest

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Terri Lubaroff @TerriLubaroff · Dec 13
How Fans Are Becoming The Next Hollywood Power Players huffingtonpost.com/entry/how-fans... # via @HuffPostBlog @LegionMOfficial #mpowerfans
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Christopher Emerson @PlanetEmerson · Dec 13
A company I'm invested in, disrupting how stories are told and movies are made! @legionmofficial -

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LegionM @LegionMOfficial · Dec 13
We just got our first byline published on Huffington Post! Help spread the word by sharing it!

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EvilStew Productions @EvilStewFilm · Dec 13
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We just got our first byline published on Huffington Post! Help spread the word by sharing it!
How Fans Are Becoming The Next Hollywood Power Players
In today's world, almost all of us are fans. That word used to apply only to the hardcore group of movie lovers who poured over details and argued ...
huffingtonpost.com
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MarkHamill UK/France @hamill_france · Dec 7
It's all good celebrating Rogue One and the festive season,but please,let's not forget the poor,the homeless, and the lonely this winter...x

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Pete Yagmin @peteyagmin · Dec 12
How Fans Are Becoming The Next Hollywood Power Players huffingtonpost.com/entry/how-fans... via @HuffPostBlog
How Fans Are Becoming The Next Hollywood Power Players
In today's world, almost all of us are fans. That word used to apply only to the hardcore group of movie lovers who poured over details and argued ...
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INTRODUCING THE WORLD'S FIRST FAN-OWNED ENTERTAINMENT COMPANY. Legion M works with top Hollywood creators to make movies, TV, VR and more. We're also the first studio in history built from the ground up to be owned by fans.
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The worlds First Fan Based Entertainment Company
INTRODUCING THE WORLD'S FIRST FAN-OWNED ENTERTAINMENT COMPANY. Legion M works with top Hollywood creators to make movies, TV, VR and more. We're also the first studio in history built from the ground up to be owned by fans.
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33rd Legion Gaming is a friendly and active gaming community which has been active for more than 5 years. We provide a platform for players desiring fun in organized, multiplayer gaming like ARMA and M&B: Napoleonic Wars.
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CORPORATE QUESTIONS ANSWERED!

Started by Terri Lubaroff, Sunday at 11:27 PM

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Terri Lubaroff
Content Acquisition
Legion M
39
18 posts

Posted Sunday at 11:27 PM · Report post

Hi all! There were a few posts on Facebook asking questions about what it means to be an investor in Legion M versus a member. Special thanks to @Lincoln Farquharson @Barnaby Zelman who asked the questions. We already answered Barnaby's questions regarding project updates in another thread, then...

@Lincoln Farquharson wrote:

One area that has largely remained unanswered since the company was founded, and which I have brought up several times prior: Investor's Rights and Benefits. The company has made no real distinction between investor and member and therefore I continue to request clarity.

Do investors get votes? On what subjects? Do we serve in a consultative matter? Who elects members of the board? Is there a board? Do investors get any input in the appointment of CEOs? Are there different tiers for investors? Generally a company has different stock categories that offer different preferences, are we following that model? From what I understand there are essentially no majority shareholders. Most of these conversations happen in private yet public online forums like facebook. I have yet to see a private space for investors

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shareholders. Most of these conversations happen in private yet public online forums like facebook. I have yet to see a private space for investors.

Here was my response that was posted on Facebook:

All voices matter at Legion M. The distinction between member and investor is that investors have a financial stake in the success of the company. Investors own shares in Legion M and if we're successful, investors will share in the success. Members are active and valued fans who for whatever reason can't or haven't invested in the company. They will not be able to share in Legion M's potential success from a financial point of view, but they can still come along for the ride.

Investors with Class A Common Stock get one vote per share on subjects that must be approved by shareholders in our corporate bylaws and under Delaware law. These subjects are generally things that require majority shareholder consent (like authorizing more stock). The company is required to inform shareholders of certain actions as well, even if consent is not required. Please make sure TheLegionM.com's address is not on your SPAM list so you receive these notices and opportunities.

We believe that all shareholders and members have a voice and we want to hear from each and every one. For those who have special expertise on a subject for which we need consulting (or on which you think we could use consulting), yes, we will (and often) ask for some advice. Right now, we use Facebook and our private forums to reach out to shareholders and members to get their opinions — from which voice over they like best in our company trailer to which pitches make it to the final round for Pitch Elevator. On big corporate decisions, we might ask investors for their opinions on certain opportunities, but the final decision will ultimately rest with the corporate officers.

There is a board of directors comprised of the corporate officers (Paul as CEO, CFO and Treasurer, Jeff as President). Legion M's corporate Secretary is Terri Lubaroff, who is tasked with corporate compliance and official communications with shareholders. We have not yet held an election for any other board member, but are discussing the appropriate timing of doing so and fully intend to have some independent board members. Investors do not get input over the appointment of the CEO, but the board does.

Yes, we do follow similar stock categories of other successful companies in order to enable the strong management team to move quickly in a competitive space. Legion M has two categories of stock. Common Class A stock and Common Class B stock are virtually identical with the exception of voting rights, where Class A has one vote per share, while Class B has 10 votes per share. Those with Class B stock are those who were granted stock options as creative allies, advisory board members, employees, angel investors, and founders' stock. All stock options convert into Class A stock when exercised.

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CORPORATE QUESTIONS ANSWERED! - Investor's Lounge - Legion M F... | Screenshot 2016-12-07 16.19.49.png | Screenshot 2016-12-07 16.20.00.png

The majority shareholders are our founders Paul and Jeff, whose shares are subject to the same financial terms as everyone else's.

We thought it might helpful to describe our reasoning for choosing this type of stock structure when we formed the company.

Legion M's Dual Class Stock Structure is similar to that employed by many strong, fast-moving, founder-led companies including Google, Facebook and Berkshire Hathaway. This structure empowers Legion M with strong corporate governance while aligning the interests of its large group of non-professional investors. Because the two classes are financially equivalent, there are no financial differences or preferences between Class A and Class B. We feel it's important for all our shareholder's interests to be aligned, and have intentionally avoided financial preferences in our structure and in our investors (i.e., investors who insist on having financial preferences).

Our fundamental premise is that the size of our legion of shareholders will determine the strength of our competitive advantage. Our goal is to grow the legion, so we actively seek as many investors as possible by keeping the minimum investment very low while working to simplify the investment process and promoting the offering to the general public rather than focusing on wealthy individuals with previous investment experience. As a result, we expect that a large percentage of our shareholders will be comprised of small, non-professional investors. We anticipate that many of them will be first-time investors with no experience in the world of startups or the entertainment industry. While we believe the votes of these investors will be extremely useful helping us in find, develop, and promote entertainment content, we don't believe they are well suited (nor do we believe that these investors are generally interested) in making decisions regarding corporate governance. We believe both the company and our shareholders will be best served by the experienced governance of seasoned professionals with strong visions for its direction, and as such, have concentrated the voting power in the hands of our founders.

Regarding a private investor page, our lawyers have advised us that we will not be able to have an "investor only" section of our website, forums or social media due to SEC rules. Because we are offering securities, no one is allowed to have "insider information," and having such a private "investor only" section would be in violation of that. As a company, our goal is transparency — both to our shareholders, and to those who might consider investing in the future.

We hope this answers your questions and encourage you to reach out if you have any others!

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Jonathan McMahon
Investor
153
103 posts
Austin

Posted Monday at 11:54 AM · Report post

Thank you so much for this info. I was wondering if there were multiple stock categories and how much our votes were worth. This is why so many of us were disappointed to have our shares/votes returned to us a few months ago and then asked to reinvest at a higher price. There are no real surprises other than Paul holding multiple seats on the board, but section 142 of the Delaware General Corporation Law does allow a company to do that. All very interesting and good to know. One of the things I asked about in San Diego was if there would be some kind of annual summary (if not quarterly), which is something I think @Barnaby Zelman and @Lincoln Farquharson have been inquiring about as well. I guess we're kind of getting that now.

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Chris L
Investor
257
112 posts
Greater Chicago Area

Posted Monday at 12:02 PM · Report post

> On 12/4/2016 at 11:27 PM, Terri Lubaroff said:
>
> Regarding a private investor page, our lawyers have advised us that we will not be able to have an "investor only" section of our website, forums or social media due to SEC rules. Because we are offering securities, no one is allowed to have "insider information," and having such a private "investor only" section would be in violation of that. As a company, our goal is transparency — both to our shareholders, and to those who might consider investing in the future.

@Terri Lubaroff One of the "perks" of being a founding investor was sneak peaks of upcoming projects. If I read this correctly, you are stating that this would be a violation of SEC rules?

@Karen C Would that change the current setup we have for this board?

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Karen C
Administrator

Posted Monday at 11:58 PM · Report post

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Karen C
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519
164 posts
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Posted Monday at 11:58 PM · Report post

> On 12/5/2016 at 0:02 PM, Chris L said:
>
> @Terri Lubaroff One of the "perks" of being a founding investor was sneak peaks of upcoming projects. If I read this correctly, you are stating that this would be a violation of SEC rules?
>
> @Karen C Would that change the current setup we have for this board?

Since this is the world's first fan-owned entertainment company, and since the JOBS act is still very new, these are uncharted waters. There will likely be some things they can share with us (e.g., behind-the-scenes Q&A on projects in production), but other things (e.g., unannounced projects) that they cannot. The discussions we've had in this forum so far have primarily been about how Title III (first round) and Title IV (second round) work, and how the money is being used. I may be wrong, but I wouldn't think any of that is problematic.

However, to avoid even the perception of insider info, we may have to make some changes. Jeff alerted me to this possibility a while ago, but I'm waiting for direction on what we need to do, if anything.

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Jonathan McMahon
Investor
153
103 posts

Posted yesterday at 09:37 AM · Report post

Reading over this again, am I correct in thinking we, as Class A shareholders, should have voted on the next round of funding? Maybe it doesn't matter if the majority of the shares seem to be in the hands of the Class B shareholders.

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BigRedFed
Investor

15
6 posts

Posted yesterday at 10:02 AM · Report post

> **On 12/6/2016 at 9:37 AM, Jonathan McMahon said:**
>
> Reading over this again, am I correct in thinking we, as Class A shareholders, should have voted on the next round of funding? Maybe it doesn't matter if the majority of the shares seem to be in the hands of the Class B shareholders.

If I remember correctly, they only sold a portion of the shares and reserved a portion for the next round, so their would be nothing yet to vote on, unless they decide to increase the number of authorized shares of the company. The valuation is 12.6million, at $7/share, that is 1.8 million shares, with 1 million initial funding that is 142857 outstanding shares in the hands of investores. With the founders retaining control, that's 900 thousand to 1 million shares that they likely retain, and 657143 shares of Class A stock unallocated and outstanding as authorized.

Those are off the cuff estimates based on the valuation and share price, backed up a little by the SEC filings to date.

https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001674163&owner=include&count=40&hidefilings=0

Until we are registered on an exchange, it is probably unlikely that the company will go through the cost of fully registering the securities, so until then, number of securities out there, classes and etc, will be a bit ambiguous and hard to pen down unless the company, through their drive for transparency, keeps that information up to date.

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BigRedFed
Investor

Posted yesterday at 10:24 AM · Report post

In regards to the corporate board, I would like to see and hope that they will appoint one board member whom is chosen and elected from the "legion" as the advocate for the common shareholders like ourselves. I'm not sure how such a thing would be structured, but I think it would be a great asset to the company and a unique feature in keeping with the ethos of the company. I want the founders to retain majority control and I want the board of directors to be qualified and helpful in their role, but it would be awesome for the legion to have

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CORPORATE QUESTIO... | 2016-12-07 16.19.49.png | 2016-12-07 16.20.00.png | 2016-12-07 16.20.22.png | 2016-12-07 16.20.31.png | 2016-12-07 16.20.38.png | 2016-12-07 16.20.47.png

an actual authoritative voice at the table chosen from our own ranks.

15
6 posts

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Karen C
Administrator

519
164 posts
San Francisco Bay Area

Posted 16 hours ago · Report post

> **On 12/6/2016 at 10:24 AM, BigRedFed said:**
>
> In regards to the corporate board, I would like to see and hope that they will appoint one board member whom is chosen and elected from the "legion" as the advocate for the common shareholders like ourselves. I'm not sure how such a thing would be structured, but I think it would be a great asset to the company and a unique feature in keeping with the ethos of the company. I want the founders to retain majority control and I want the board of directors to be qualified and helpful in their role, but it would be awesome for the legion to have an actual authoritative voice at the table chosen from our own ranks.

Jeff answered a question about that on the Wefunder Q&A at the end of May. At that time, they liked the idea of having an investor on the board, but I'm not sure if that is still their plan.

> *"We are totally committed to being transparent, and love the idea of having a fan/shareholder representative in our board meetings. That said, corporate governance is not something to be taken lightly, as it is a great deal of responsibility for both the company and the individual - especially as an SEC regulated company.*
>
> *Once this round closes and we have public investors on board, we plan to go through a legal process to add another director, and determine a fair and effective way to select that director."*

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Shao Lopez
Ambassador

Posted 4 hours ago · Report post

okay okay fine .. sheesh .. I'll do it ..

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360
208 posts
Bakersfield, California

Terri Lubaroff
Content Acquisition
Legion M

39
19 posts

Posted just now · Report post

> **On 12/5/2016 at 11:54 AM, Jonathan McMahon said:**
>
> Thank you so much for this info. I was wondering if there were multiple stock categories and how much our votes were worth. This is why so many of us were disappointed to have our shares/votes returned to us a few months ago and then asked to reinvest at a higher price. There are no real surprises other than Paul holding multiple seats on the board, but section 142 of the Delaware General Corporation Law does allow a company to do that. All very interesting and good to know. One of the things I asked about in San Diego was if there would be some kind of annual summary (if not quarterly), which is something I think @Barnaby Zelman and @Lincoln Farquharson have been inquiring about as well. I guess we're kind of getting that now.

@Jonathan McMahon Quick clarification... Paul doesn't hold multiple seats on the board... Paul holds one seat and Jeff holds one seat. Yes, we'll be giving an annual report as of the end of each fiscal year plus whatever the allowable time is to give us in compiling the report, so we'll likely have our first Shareholder meeting/report sometime in late winter/early spring. Hope that helps!

> **On 12/6/2016 at 10:02 AM, BigRedFed said:**
>
> If I remember correctly, they only sold a portion of the shares and reserved a portion for the next round, so their would be nothing yet to vote on, unless they decide to increase the number of authorized shares of the company. The valuation is 12.6million, at $7/share, that is 1.8 million shares, with 1 million initial funding that is 142857 outstanding shares in the hands of investores. With the founders retaining control, that's 900 thousand to 1 million shares that they likely retain, and 657143 shares of Class A stock unallocated and outstanding as authorized.

legionm.us

CORPORATE Q... | 16.19.49.png | 16.20.00.png | 16.20.22.png | 16.20.31.png | 16.20.38.png | 16.20.47.png | 16.21.11.png | 16.21.22.png

> Those are off the cuff estimates based on the valuation and share price, backed up a little by the SEC filings to date.
>
> https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001674163&owner=include&count=40&hidefilings=0
>
> Until we are registered on an exchange, it is probably unlikely that the company will go through the cost of fully registering the securities, so until then, number of securities out there, classes and etc, will be a bit ambiguous and hard to pen down unless the company, through their drive for transparency, keeps that information up to date.

@BigRedFed Without confirming the exact numbers, which I don't currently have in front of me, you're right about the voting. Nice work!

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On 12/5/2016 at 11:54 AM, Jonathan McMahon said:

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Thank you so much for this info. I was wondering if there were multiple stock categories and how much our votes were worth. This is why so many of us were disappointed to have our shares/votes returned to us a few months ago and then asked to reinvest at a higher price. There are no real surprises other than Paul holding multiple seats on the board, but section 142 of the Delaware General Corporation Law does allow a company to do that. All very interesting and good to know. One of the things I asked about in San Diego was if there would be some kind of annual summary (if not quarterly), which is something I think @Barnaby Zelman and @Lincoln Farquharson have been inquiring about as well. I guess we're kind of getting that now.

@Jonathan McMahon Quick clarification... Paul doesn't hold multiple seats on the board... Paul holds one seat and Jeff holds one seat. Yes, we'll be giving an annual report as of the end of each fiscal year plus whatever the allowable time is to give us in compiling the report, so we'll likely have our first Shareholder meeting/report sometime in late winter/early spring. Hope that helps!

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On 12/5/2016 at 11:54 AM, Jonathan McMahon said:

> Thank you so much for this info. I was wondering if there were multiple stock categories and how much our votes were worth. This is why so many of us were disappointed to have our shares/votes returned to us a few months ago and then asked to reinvest at a higher price. There are no real surprises other than Paul holding multiple seats on the board, but section 142 of the Delaware General Corporation Law does allow a company to do that. All very interesting and good to know. One of the things I asked about in San Diego was if there would be some kind of annual summary (if not quarterly), which is something I think @Barnaby Zelman and @Lincoln Farquharson have been inquiring about as well. I guess we're kind of getting that now.

@Jonathan McMahon Quick clarification... Paul doesn't hold multiple seats on the board... Paul holds one seat and Jeff holds one seat. Yes, we'll be giving an annual report as of the end of each fiscal year plus whatever the allowable time is to give us in compiling the report, so we'll likely have our first Shareholder meeting/report sometime in late winter/early spring. Hope that helps!

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FINANCING THE NEXT ROUND

Started by Karen C, Saturday at 10:43 PM

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Karen C
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Posted Saturday at 10:43 PM · Report post

Posted by @Paul Scanlan in the private Facebook group in response to an investor's question:

We're all hands on deck right now crafting our offering circular and preparing for the Reg A round which has a lot of the info you're asking for. It's not quite ready to share yet, but once it's complete we'll also be in a position to answer your questions in more detail. In the meantime, here's a general answer.

We expect the out-of-pocket costs for a Reg A (legal, accounting, etc.) to be on the order of $100K. But we also need to account for the runway needed to get us through a first closing of the Reg A offering (which includes salaries, overhead, and other operational expenses) plus marketing costs for the Reg A, and a buffer to ensure that we can keep the lights on. Once you factor in all those items, it doesn't leave a lot for development of new projects. The projects we're working on (Icons, Upside, Pitch Elevator, etc.) are all projects that don't require a lot of capital.

We are literally in the top of the first inning, and as we have said in the past, our priority continues to be growing the Legion and our stature. The bigger the Legion gets and the more awareness we create, the better the projects we'll have access to. We have seen this

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We are literally in the top of the first inning, and as we have said in the past, our priority continues to be growing the Legion and our stature. The bigger the Legion gets and the more awareness we create, the better the projects we'll have access to. We have seen this first-hand which is why getting the Reg A out and making it successful is our absolute highest priority. We're spending a small amount of money on developing projects and looking at a few places to make small but smart investments, but the really exciting potential is ahead of us as we put the seed money we raised in the Title III to good use in growing the Legion as large as we can. If we can raise $50M in this next round and add 100k new investors in the process, Legion M will be a force to be reckoned with. Hang in there with us as we are aiming high. Onward and upward!

-Paul Scanlan

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Patrick Wiley
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Posted Sunday at 02:35 PM · Report post

What's Upside? I haven't heard about that one.

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Karen C
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Posted Sunday at 02:54 PM · Report post

@Jeff Annison @Damian Beurer Paul mentioned a project called Upside in his post on FB. We haven't heard anything about it -- what can you tell us?

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Pete Yagmin
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Posted Sunday at 06:14 PM · Report post

> On 12/4/2016 at 2:35 PM, Patrick Wiley said:
>
> What's Upside? I haven't heard about that one.

I think he meant Updog.

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Jonathan McMahon
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153
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Posted Sunday at 06:21 PM · Report post

> On 12/4/2016 at 6:14 PM, Pete Yagmin said:
>
> I think he meant Updog.

Disney PIXAR
UP

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Disney · PIXAR
UP
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Terri Lubaroff
Content Acquisition
Legion M

Posted Sunday at 11:21 PM · Report post

@Karen C @Pete Yagmin @Patrick Wiley @Jonathan McMahon UPSIDE is one of our unscripted TV series in development. I don't think we've mentioned it before and we haven't announced it because we're still in early development. Basically, it's SHARK TANK meets the JOBS ACT, and we're meeting with potential creative partners on the idea now, so it will be a while before we have any news or movement on this one. Hope that answers your question!

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Ricky Hartung
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Posted Monday at 09:12 AM · Report post

> On 12/4/2016 at 6:14 PM, Pete Yagmin said:
>
> I think he meant Updog.

Nothing, what's up with you Pete.

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Pete Yagmin
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Posted Monday at 05:00 PM · Report post

> On 12/5/2016 at 9:12 AM, Ricky Hartung said:
>
> Nothing, what's up with you Pete.

Ah! Ya ruined it for me! :-P

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Karen C
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Posted Monday at 11:35 PM · Report post

> **On 12/4/2016 at 11:21 PM, Terri Lubaroff said:**
>
> UPSIDE is one of our unscripted TV series in development. I don't think we've mentioned it before and we haven't announced it because we're still in early development. Basically, it's SHARK TANK meets the JOBS ACT, and we're meeting with potential creative partners on the idea now, so it will be a while before we have any news or movement on this one. Hope that answers your question!

Thanks for the info Terri! 😊

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NEXT ROUND/NEW SHARES

Started by Joshua Taylor Blake, November 4

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Joshua Taylor Blake
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Posted November 4 · Report post

My question is when will new shares no longer be offered? In the future if I wanted to sell some of my shares I'd be worried that no one would because they could just as easily go onto wefunder and buy some.

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Zandra Bill
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Posted November 4 · Report post

> **On 11/4/2016 at 0:31 PM, Joshua Taylor Blake said:**
>
> My question is when will new shares no longer be offered? In the future if I wanted to sell some of my shares I'd be worried that no

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Templepatrick, Northern Ireland

> On 11/4/2016 at 0:31 PM, Joshua Taylor Blake said:
>
> My question is when will new shares no longer be offered? In the future if I wanted to sell some of my shares I'd be worried that no one would because they could just as easily go onto wefunder and buy some.

One for @Jeff Annison and @Paul Scanlan

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Karen C
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Posted November 4 · Report post

> On 11/4/2016 at 0:31 PM, Joshua Taylor Blake said:
>
> My question is when will new shares no longer be offered? In the future if I wanted to sell some of my shares I'd be worried that no one would because they could just as easily go onto wefunder and buy some.

> On 11/4/2016 at 1:14 PM, Zandra Bill said:
>
> One for @Jeff Annison and @Paul Scanlan

Until Jeff or Paul can comment, I'll just repeat some things they've said in the past. The expectation is that shares will continue to be sold for quite some time, because they want to get to 1 million investors. We only have about 3,300 right now. However, whenever they open a new round of fundraising, the expectation is that the share price will be higher than all previous rounds.

Consequently, if you bought shares at $7 each, and wanted to sell at a time when shares were going for $11, you could potentially sell yours at $10 per share. That would still be a profit for you, and a bargain for the buyer.

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Chris L
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257
112 posts
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Posted November 5 · Report post

> On 11/4/2016 at 6:23 PM, Karen C said:
>
> Consequently, if you bought shares at $7 each, and wanted to sell at a time when shares were going for $11, you could potentially sell yours at $10 per share. That would still be a profit for you, and a bargain for the buyer.

Also worth noting is that there is currently no "resale" market for currently owned shares. Still a long way down the road to that point.

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Jeff Annison
Co-founder
Legion M
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Posted November 12 · Report post

This is a good question, and I can provide a little insight. As usual, @Karen C and @Chris L are right on the money.

Let me start by adding that this is ALL speculation. I.e. there's no way to say how plans will change, nothing is set in stone, and a lot of what I'm talking about is outside of Legion M's control.

As I'm sure you know, our long term goal is to reach 1MM shareholders. To do this we'll be fundraising for a LONG time (most likely years), and over many, many rounds. Since the Legion's value and strength comes from it's size, you could make an argument that we should always be fundraising--after all a Legion of 2MM would be twice as powerful as a Legion of 1MM. I'm not necessarily saying we'd do that (we'd only do it if it's in the best interest of our shareholders), but it's a possibility.

However, as Karen mentioned, the fact that we're offering new shares doesn't preclude you from selling yours. In order to sell any of your shares, you'll need 3 things:

- You need the legal ability to sell the shares. For example, due to the JOBS Act, all of the Title III shares are locked up for at least one

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- You need the legal ability to sell the shares. For example, due to the JOBS Act, all of the Title III shares are locked up for at least one year (except in very rare circumstances). Other rounds may have similar restrictions built in.
- You'll need a marketplace to sell the shares. Since the JOBS Act is so new, there aren't any marketplaces for Title III shares yet. Everybody expects some to develop, (and we've heard from companies that working on it) but since there won't be any tradable title III shares for another year, nobody is quite sure how this landscape will develop. Once the lockup expires you could technically try to sell your shares on eBay or something, but we hope/expect there will be a better solution in place by then.
- You'll need a buyer. As Karen mentioned, if we're selling our shares for X and you are willing to sell yours for slightly less than X, you should be able to find a buyer (assuming the previous two conditions have been met). This is the same way that the stock market works--there's always a difference between the "buy" price and the "sell" price.

Bottom line - I expect that it will be at least a year (the operative word is "expect"--your guess is as good as mine) before any secondary market launches, and it may be sometime after that before that marketplace is fully developed. As always, we tell people to look at this over the long term. Our prime goal for Legion M is to create value for the company and increase the value of our shares over time. If we can do that, the rest will take care of itself.

Does that answer your question?

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John Smigle
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Posted November 13 · Report post

I like your answer, and for the record, will not sell my shares. I feel Legion M can be the next Google.

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Shao Lopez
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Posted November 15 (edited) · Report post

The way I look at it is. If you want to sell your shares for less than you paid for them ... CALL ME ! ! ! ! Let me Make a million off your seven dollars.. ...

Edited November 15 by Shao Lopez

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Joshua Taylor Blake
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Posted November 16 · Report post

Completely answers my question, Thank you. I am completely aware of the speculation and how far off in the future that reality actually is. The question popped up and I asked out of curiosity is all.

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Andrew C Laufer
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Posted November 29 · Report post

Do we have a date yet when new shares will be offered? Looking to purchase more. Thx.

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Karen C
Administrator

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Posted November 29 · Report post

> **On 11/29/2016 at 10:28 AM, Andrew C Laufer said:**
>
> Do we have a date yet when new shares will be offered? Looking to purchase more. Thx.

Possibly in late December, but most likely it will be January.

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NEXT ROUND INVESTORS

Started by KrissyJo, September 21

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KrissyJo
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Posted September 21 · Report post

Will the next round still be open to everyone for those of us who would like to invest more? Or does the next round have different investor criteria?

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Justin McDavitt
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Posted September 21 (edited) · Report post

Being able to invest depends on two things; your investing designation (accredited, non-accredited), and your investing dollar limit.

The next round has been stated to be a Reg. A (which would be open to both investor types). So as long as you haven't passed your investment limit for the year you will be able to invest again.

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The next round has been stated to be a Reg. A (which would be open to both investor types). So as long as you haven't passed your investment limit for the year you will be able to invest again.

47
19 posts
Oroville, CA

*Accredited investor= A person that has earned $200,000 a year for the past two years, and reasonably expects to earn the same in the current year, Or has a net-worth of $1,000,000 (excluding the value of their primary residence).

Edited September 22 by Justin McDavitt

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Karen C
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Posted September 22 · Report post

Under Reg A+ individual investors can invest a maximum of 10% of their net worth, or 10% of their net income, whichever is greater. And, investors will be able to self-certify their income or net worth for purposes of the investment limits, so you don't have to prove it.

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KrissyJo
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Posted September 22 · Report post

Thank you! I'm a new investor so it helps to understand how much I can put in 🙂

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Karen C
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Posted September 22 · Report post

> On 9/22/2016 at 11:08 AM, Kristina Hemphill said:
>
> Thank you! I'm a new investor so it helps to understand how much I can put in

Reg A+ and our first round under Reg CF are new to *everybody*, so don't feel bad. Even I had to look it up.

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Shao Lopez
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Posted September 25 · Report post

all the A+, Reg CF, SEC and efghijk stuff makes me wish i better learned my abc's in school.. hehe .. No but seriously This is Super Fun and Exciting to follow.

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Karen C
Administrator

Posted September 25 · Report post

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Karen C
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> On 9/25/2016 at 1:54 PM, Shao Lopez said:
>
> all the A+, Reg CF, SEC and efghijk stuff makes me wish i better learned my abc's in school.. hehe

What do you you expect - it's the government.

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Aaron B Wheeler
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Posted September 28 · Report post

> On 9/22/2016 at 3:16 AM, Karen C said:
>
> Under Reg A+ individual investors can invest a maximum of 10% of their net worth, or 10% of their net income, whichever is greater.

Also added, Within a 12 month period.

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Karen C
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Posted September 28 · Report post

> On 9/28/2016 at 4:14 PM, Aaron B Wheeler said:
>
> Also added, Within a 12 month period.

Yes! Good point.

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Anette Davis
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Posted October 7 · Report post

I was wondering, will they post the next round for current investors first or will it just be open to the public?

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Karen C
Administrator
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Posted October 7 · Report post

> **On 10/7/2016 at 8:13 PM, Anette Davis said:**
>
> I was wondering, will they post the next round for current investors first or will it just be open to the public?

I think it will probably open for everyone at the same time. In the next round they can raise up to $50 million over 12 months, so it won't have the same limitations as the first round.

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Anette Davis
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Posted October 7 · Report post

OK thanx! I know it is going to be like a stampede thats why I was inquiring...lol

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Karen C
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Posted October 10 · Report post

> **On 10/7/2016 at 8:13 PM, Anette Davis said:**
>
> I was wondering, will they post the next round for current investors first or will it just be open to the public?

> **On 10/7/2016 at 8:22 PM, Karen C said:**
>
> I think it will probably open for everyone at the same time. In the next round they can raise up to $50 million over 12 months, so it won't have the same limitations as the first round.

Correction! Paul and Jeff said today that people who had their shares cut back will have first chance at the new round. I'm not sure if the rest of the first round investors will also have a chance to invest before the public or not.

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Andrew C Laufer
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7 posts

Posted October 11 · Report post

> **On 10/10/2016 at 9:48 PM, Karen C said:**
>
> Correction! Paul and Jeff said today that people who had their shares cut back will have first chance at the new round. I'm not sure if the rest of the first round investors will also have a chance to invest before the public or not.

Sweet. Looking forward to putting more in.

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Gary M Starnes
Investor
13
5 posts
Lake Chapala , Mexico

Posted October 11 · Report post

Hola De Mi Casa En Mexico

GREAT ! Works For Me .. Just Found Out My Shares Wer'e Cut Back .. BOOOO !!

Will Be Investing More In The Next Round For Shure

We Will All Be Part Of History In The Making !!

Thanks Jeff & Paul .. Gracius ! GOOOO Legion M !!

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Tiffany
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18 posts

Posted October 12 · Report post

I would love invest more, it depends when the next round opens up though 🙂

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Jeff Annison
Co-founder
Legion M
335
115 posts
Clayton, CA

Posted October 12 · Report post

On 10/11/2016 at 11:14 AM, Gary M Starnes said:

Hola De Mi Casa En Mexico

GREAT ! Works For Me .. Just Found Out My Shares Wer'e Cut Back .. BOOOO !!

Will Be Investing More In The Next Round For Shure

We Will All Be Part Of History In The Making !!

Thanks Jeff & Paul .. Gracius ! GOOOO Legion M !!

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Hola! 🙂

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Gary M Starnes
Investor

13
5 posts
Lake Chapala , Mexico

Posted October 12 · Report post

Jeff .. Hola Mi Amigo

Wishing All The Best For You And Your Family

May Legion M Have Much Success !!

A Proud Investor In Mexico

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John G Grivas
Investor

12
6 posts
Livonia, Michigan

Posted October 13 · Report post

Here's an awesome link explaining Reg. A+ investing : https://www.seedinvest.com/blog/regulation-a-equity-crowdfunding-rules

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Karen C
Administrator

519
164 posts
San Francisco Bay Area

Posted October 13 · Report post

> **On 10/13/2016 at 1:33 PM, John G Grivas said:**
>
> Here's an awesome link explaining Reg. A+ investing : https://www.seedinvest.com/blog/regulation-a-equity-crowdfunding-rules

That's a great article! I especially like:

> 5. **You can advertise your offering:** There is no general solicitation restriction so you can freely advertise and talk about your offering, including at demo days, on television, and via social media.

Under Title III, Paul and Jeff could only answer questions and discuss fundraising on the Wefunder site. Now they can talk about it anywhere, which could make a huge difference in getting the word out.

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Phil Apostolou
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11
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Posted November 10 · Report post

WHEN IS IT, I WANT TO INVEST MOAR!!!

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Jonathan McMahon
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103 posts
Austin

Posted November 10 · Report post

> On 11/10/2016 at 3:52 PM, Phil Apostolou said:
>
> WHEN IS IT, I WANT TO INVEST MOAR!!!

In December or January.

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NEXT INVESTMENT ROUND

Started by Andrew C Laufer, October 28

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Andrew C Laufer
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Posted October 28 · Report post

We have an ETA yet? Thx.

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Jeremy Gamble
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Posted October 28 · Report post

The estimated time is December. However it is of course subject to change.

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Wichita Kansas

Andrew C Laufer
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Posted October 28 · Report post

thx

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WEFUNDER/ROUND CLOSING UPDATE

Started by Jeff Annison, September 10

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Jeff Annison
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Clayton, CA

Posted September 10 · Report post

Wefunder is still working very hard to close out the Title III round. As of this writing, we have over 1.2MM in escrow, with another 50k+ of funds transit. The deadline for funding transactions has now passed, so we expect that within the next few days all the money will be in escrow, and any investment that has not been funded will be cancelled.

As you may know, the limit for a Title III round is 1MM. When we created the Title III round, we established a "no fan left behind" policy, which stated that in the event of an oversubscribed round, we'd use the following rules:

Anybody who purchased 42 ($294) shares or less will keep their entire investment.
Anybody who purchased 43 shares or more will have the amount over 42 shares trimmed back on a pro-rata basis.
The idea here is simple--we want to make sure that EVERYBODY gets a chance to participate in Legion M, and that when push comes to shove, the little guys don't all get squeezed out by the big guys. After all, our power comes from our numbers, so it's in ALL of our best interests to make the Legion as inclusive as possible. Plus, this is just the first fundraising round. Anybody who gets trimmed back in this round will have the opportunity to invest more in the next.

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Chris L
Investor
257
112 posts
Greater Chicago Area

Posted October 3 · Report post

> **On 10/3/2016 at 11:07 AM, Larry Sakin said:**
>
> Hi. Had a question about your next funding round.
>
> I have a friend who is hosting a film festival in Tucson October 15-23rd. Are there marketing packets for potential investors that can be handed out at festivals like this? We might be able to develop some more investor/members this way. Let me know.
>
> Larry Sakin

@Larry Sakin Please submit that event to the calendar and we will add it as a "Community Event".

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Jeff Annison
Co-founder
Legion M
335
115 posts
Clayton, CA

Posted October 3 · Report post

> **On 10/3/2016 at 11:07 AM, Larry Sakin said:**
>
> Hi. Had a question about your next funding round.
>
> I have a friend who is hosting a film festival in Tucson October 15-23rd. Are there marketing packets for potential investors that can be handed out at festivals like this? We might be able to develop some more investor/members this way. Let me know.
>
> Larry Sakin

@David Baxter @Paul Scanlan @Eric Lam, you guys want to respond here? Thanks for asking, @Larry Sakin. We're in a bit of a marketing lull right now since we're not raising money, but those guys can talk to you about potential marketing materials.

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Martine Spaans
Investor
2
1 post

Posted October 3 · Report post

Question: When will investors over 42 shares know if they get trimmed back or not?

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Paulie L
Investor
4
3 posts

Posted October 5 · Report post

You know, I am VERY glad you guys stuck to the 'No fan left behind'. I'm one if the many, many people who could only risk the minimum, and would really have hated to be cast away like an undersized minnow because my pockets weren't deep enough.

Here's to a very bright future for ALL of us!

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Jonathan McMahon
Investor
153

Posted October 5 · Report post

> **On 10/3/2016 at 5:53 PM, Martine Spaans said:**
>
> Question: When will investors over 42 shares know if they get trimmed back or not?

We already know investors who bought more than 42 shares will get trimmed back. At this point it's more a question of "how much?" I doubt we'll know until all those accounts are fully closed and out of escrow.

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Lalit Vadlamani
Investor
0
2 posts

Posted October 5 · Report post

Hi, I invested more than the minimum, but have not heard anything further from Wefunder - any idea when they will be asking for accredited investor proof? Thanks

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Karen C
Administrator
519
164 posts
San Francisco Bay Area

Posted October 5 · Report post

> On 10/5/2016 at 6:13 PM, Lalit Vadlamani said:
>
> Hi, I invested more than the minimum, but have not heard anything further from Wefunder - any idea when they will be asking for accredited investor proof? Thanks

In the United States, to be considered an accredited investor, you must have a net worth of at least one million US dollars, excluding the value of your primary residence, or have income at least $200,000 each year for the last two years (or $300,000 combined income if married) and have the expectation to make the same amount this year.

In order for Wefunder to have contacted you about moving to the other round, you would have to have told them that you were accredited, via your Wefunder profile. If you are an accredited investor and want to move your money from the Reg CF to the Reg D, you should contact Wefunder immediately to see if it's still possible to do so.

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Eric Lam
Business Operations
Legion M

Posted October 8 · Report post

@Larry Sakin We currently don't have any marketing packets or one sheets. Only promo cards that are business size but they will need to

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Business Operations
Legion M
6
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@Larry Sakin We currently don't have any marketing packets or one sheets. Only promo cards that are business size but they will need to be updated once we start funding again. I can still send you some promo cards if you think that will help. Please email me a good shipping address, eric@thelegionm.com

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Sue Green
Investor
7
6 posts

Posted October 9 · Report post

How do I return Legion M swag and investor t-shirts(which I haven't received yet)? I still haven't received a response from Wefunder about the names of the politicians who've invested with US taxpayer dollars. I've left the FB group because I sensed many members/investors supported Obama, Yes, I'm getting political now. In 2008 JCPenny, a bundler/supporter of Obama and insurance division based in Lincolnshire, IL, forced me out of work because I was Caucasian and over 40. I went from full-time to no time. I couldn't receive unemployment because I didn't make $300/week in AZ. Everywhere I applied in 2009 had the "are you between 18-40?" which violated the age and ethnic discrimination workplace laws passed by Congress in the 1980's. I want to uninvest in a company that's "supported" by individuals who've promoted Obamacare and workplace discrimination employment. I could go on...

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MeriJewel
Ambassador

Posted October 9 (edited) · Report post

> On 10/9/2016 at 3:14 PM, Sue Green said:
>
> How do I return Legion M swag and investor t-shirts(which I haven't received yet)? I still haven't received a response from Wefunder about the names of the politicians who've invested with US taxpayer dollars. I've left the FB group because I sensed many

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MeriJewel
Ambassador
316
200 posts
Central Coast, California

Posted October 9 (edited) · Report post

> **On 10/9/2016 at 3:14 PM, Sue Green said:**
>
> How do I return Legion M swag and investor t-shirts(which I haven't received yet)? I still haven't received a response from Wefunder about the names of the politicians who've invested with US taxpayer dollars. I've left the FB group because I sensed many members/investors supported Obama, Yes, I'm getting political now. In 2008 JCPenny, a bundler/supporter of Obama and insurance division based in Lincolnshire, IL, forced me out of work because I was Caucasian and over 40. I went from full-time to no time. I couldn't receive unemployment because I didn't make $300/week in AZ. Everywhere I applied in 2009 had the "are you between 18-40?" which violated the age and ethnic discrimination workplace laws passed by Congress in the 1980's. I want to uninvest in a company that's "supported" by individuals who've promoted Obamacare and workplace discrimination employment. I could go on...

Hi Sue, glad to see you made it to the forum! 🙂

Regarding Wefunder, I think there might be some confusion. Please understand that Wefunder is a platform that various companies can use to allow people like you and me to make investments. Wefunder sends out emails with updates on these different companies on how they are doing, etc. They also send out emails to let people know of new companies that have signed up. You're get their emails because you created a Wefunder account in order to invest in Legion M. I believe the email you were upset about on Friday was just one of these emails introducing a new company. That company choose to market the way they did, by showing who all uses their product currently. Which is expected for a start-up company to do. If their email updates on the various companies are bothering you, you can go to their site and opt out of their emails.

Please keep in mind that company is not associated with Legion M, and Wefunder is just the platform that was used to allowed us to invest in Legion M. We are not associated with them. So if you had planned on attending a Legion M meet-up, feel free to do so! 🙂

Edited October 9 by MeriJewel

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Karen C
Administrator
519
164 posts
San Francisco Bay Area

Posted October 9 · Report post

> **On 10/9/2016 at 3:14 PM, Sue Green said:**
>
> How do I return Legion M swag and investor t-shirts(which I haven't received yet)?

@Sue Green I've just sent a PM to @Eric Lam and you to see how this can be accomplished. I'm sorry that you've been disappointed in your investment. Let me know if you want your account here to be deleted as well, after you get a response from Eric.

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Sue Green
Investor
7
6 posts

Posted October 11 · Report post

Did anyone else receive the update TODAY from Wefunder stating investor money was deposited? The email also said that $2.00 was refunded to my bank account, but I haven't seen that deposit. There was also an attachment dating Sept 28 which was so confusing and I'm good with legal documents. I received an email Oct 10 stating that the t-shirt money was refunded to my bank account but nothing there yet. I'll give it a few more days...

I still want to exit Legion M.

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Karen C
Administrator

Posted October 11 · Report post

> **On 10/11/2016 at 6:33 PM, Sue Green said:**
>
> Did anyone else receive the update TODAY from Wefunder stating investor money was deposited? The email also said that $2.00 was refunded to my bank account, but I haven't seen that deposit. There was also an attachment dating Sept 28 which was so

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519
164 posts
San Francisco Bay Area

> confusing and I'm good with legal documents. I received an email Oct 10 stating that the t-shirt money was refunded to my bank account but nothing there yet. I'll give it a few more days...
>
> I still want to exit Legion M.

Hi Sue, yes the investment round officially closed today and escrow has been closed. If you paid directly from your bank account, any refunds will go back to that account and should be there by Friday, according to Wefunder. The t-shirt refund will also likely take a few days to show up.

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Sue Green
Investor

7
6 posts

Posted October 14 · Report post

Both the t-shirt refund and the Wefunder refund($2) has been deposited. The rest is in limbo. I'll be at Phoenix Comicon Fan Fest Oct 22-23 handing out promo cards but not having a meet up per se. I'll be spending most of my time in the exhibition hall and actor panels.

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PRO RATA REDUCTIONS

Started by Jeff Annison, October 10

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Jeff Annison
Co-founder
Legion M
335
115 posts
Clayton, CA

Posted October 10 · Report post

Heads up--we just sent e-mails to the 800 investors who were affected by the pro-rata reductions. We ended up approximately $70K over the $1MM cap, which was distributed proportionally amongst the 800 investors who had asked to purchase more than 42 shares.

Thank you to each and every one of you who was affected for your support and understanding--we've worked very hard over the past 8 weeks to minimize the impact.

In the end, we're confident that the value you receive from being in an oversubscribed round (and bringing in all the additional investors) will VASTLY outweigh the pain of getting trimmed back a bit. For more information, check out this blog post: http://thelegionm.com/shareholder-updates/2016/10/10/pro-rata-reductions

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Justin McDavitt
Ambassador

Posted October 10 · Report post

Got the e-mail, and saw the reduction on WeFunder. Thank you for the update! Onward and Upward!

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Justin McDavitt
Ambassador

Posted October 10 · Report post

Got the e-mail, and saw the reduction on WeFunder. Thank you for the update! Onward and Upward!

47
19 posts
Oroville, CA

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Angel Guzman
Investor
19
11 posts
Jacksonville Florida

Posted October 10 · Report post

Yes. I was 1 of the many that got this email. It sucks that's my investment was cut a little but I understand it was a business decision that needed to be made. This doesn't change my feelings about the company. We will be 1 million strong. I intend to invest more in the Second Round and support passing the word about our company.

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PRO-RATA REDUCTIONS

October 10, 2016

by Jeff Annison

As mentioned in a previous post, we've been working very hard with Wefunder to resolve our oversubscription issues and close the round. We're getting very close and have made a huge amount of progress, including moving about $175K worth of investment out of the Title III and into a parallel Reg D round open to accredited investors.

Ultimately, we ended up about 70K oversubscribed, and needed to be trim back about 800 investors. To that end, we sent out 800 e-mails this AM that looked like this:

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Dear Investor;

Thank you for supporting Legion M with your investment. As you may have heard, over 3,100 enthusiastic investors like yourself came together to make Legion M the most popular Title III offering in US history, establishing our company as a break-out success story for the JOBS Act.

Momentum in the final week of our campaign drove the committed investment dollars for this round over the $1 Million cap set by the SEC. Our round became oversubscribed, triggering rules we had in place to manage an oversubscription (you can read more about these rules here, if you'd like).

We've spent the past 8 weeks doing everything in our power to reduce the impact of the oversubscription. After exhausting all practical mechanisms, we've ended up about $70K over the cap, which means we need to trim about $70k worth of investments from 800 investors like yourself.

As per the rules we filed with the SEC, your original investment of $<<Investment Amount>> has been adjusted down to $<<Final Investment Amount After Adjustment>>. You will receive a refund from Wefunder for the difference of $<<Pro Rata Reduction>>.

The good news is that the vast majority of your investment will convert to a stock that has proven to be in very high demand. Also, the fact that we used a "pro-rata reduction"

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policy (as opposed to a "first come, first served" policy) means that we have over 500 additional investors helping us push Legion M forward. This is just the first round--for us to be successful we need as many people as possible on board.

In the coming months we will open another investment round, and we'll be giving first priority to you and all the other investors that were trimmed back in the seed round.

Thank you again for believing in Legion M. We're sorry we need to trim back your investment, but we hope you understand the reasons why, and realize how hard we've worked to minimize the impact. We thank you for your patience and understanding, and look forward to making history together!

If you have any questions, please send mail to paulandjeff@thelegionm.com.

Best,

Paul Scanlan and Jeff Annison
Cofounders, Legion M

The e-mail pretty much says it all. As a company, we are extremely fortunate to be in this position. We're bummed for the 800 individual investors who were trimmed back, but glad that we were able to minimize the impact. The worst case scenario was a 13% reduction for a couple investors--for most it was less than 7%. In the end, we believe that the value those

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investors receive from holding an oversubscribed stock will more than offset the pain of the reduced investment amount.

As always, if you have any questions, please let us know!

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TAX QUESTION

Started by Chris L, September 12

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Chris L
Investor
257
112 posts
Greater Chicago Area

Posted September 12 · Report post

If the amount is higher for the second round on a per share basis, does the value of the shares of the initial round increase (therefore affecting tax liability)?

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Jeff Annison
Co-founder
Legion M

Posted September 12 · Report post

On 9/12/2016 at 8:01 AM, Christopher Leitz said:

If the amount is higher for the second round on a per share basis, does the value of the shares of the initial round increase (therefore

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Jeff Annison
Co-founder
Legion M
335
115 posts
Clayton, CA

Posted September 12 · Report post

> **On 9/12/2016 at 8:01 AM, Christopher Leitz said:**
>
> If the amount is higher for the second round on a per share basis, does the value of the shares of the initial round increase (therefore affecting tax liability)?

Yes, @Christopher Leitz - the shares we're selling in the second round (and any subsequent round) are the same as the ones we sold in the first round, so as the value goes up, the value of the shares you already own goes up as well. That said, in every case I'm aware of (I'm not an expert on tax law, or know what your situation is) the value of your shares doesn't have tax liability until you sell them. Then you'll need to pay either short or long term capital gains on them.

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xhawkini
Investor
52
12 posts
Raleigh, NC

Posted September 12 · Report post

> **On 9/12/2016 at 9:40 AM, Jeff Annison said:**
>
> @Christopher Leitz That said, in every case I'm aware of (I'm not an expert on tax law, or know what your situation is) the value of your shares doesn't have tax liability until you sell them. Then you'll need to pay either short or long term capital gains on them.

This is correct, you don't have any tax liability when you buy, or during ownership, only at the point of selling. If the value goes up, then you owe capital gains tax as @Jeff Annison points out. If it goes down, and you sell, you have a capital loss which comes in handy at tax time so eases the burden 😊

@Jeff Annison - are we being capped at $1 million for the second round as in the first?

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Karen C
Administrator
519
164 posts
San Francisco Bay Area

Posted September 12 · Report post

> **On 9/12/2016 at 7:30 PM, Matthew Hawkins said:**
>
> are we being capped at $1 million for the second round as in the first?

This round was under Title III, Reg CF -- which only allowed $1m. Most likely, the next round will be under Title IV, Reg A+ which allows $50m over a 12 month period.

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Shao Lopez
Ambassador
360
208 posts
Bakersfield, California

Posted September 12 · Report post

> **On 9/12/2016 at 7:40 PM, Karen C said:**
>
> This round was under Title III, Reg CF -- which only allowed $1m. Most likely, the next round will be under Title IV, Reg A+ which allows $50m over a 12 month period.

Well as fast as we broke the Million mark I am sure excited to see what we can do with a 50M Cap..

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Lyon
Investor

Posted October 5 · Report post

I know I'm going to invest again and wish I got more in the 1st round

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Shao Lopez
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208 posts
Bakersfield, California

Posted October 6 · Report post

> On 10/5/2016 at 5:47 PM, Lyon said:
>
> I know I'm going to invest again and wish I got more in the 1st round

Yep .. I for one am 100% positive your not the only one.

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John G Grivas
Investor
12
6 posts
Livonia, Michigan

Posted October 9 · Report post

$50 million cap is pretty exciting - pretty sure it won't take 12 months to break through that!!! Saving all my pennies for the next round (well almost ... been buying some of the Legion swag - gotta promote this baby!!!)

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Topic	Stats	Last post
CORPORATE QUESTIONS ANSWERED! By Terri Lubaroff, Sunday at 11:27 PM	9 replies, 46 views	Terri Lubaroff, 1 hour ago
Financing the Next Round By Karen C, Saturday at 10:43 PM	8 replies, 53 views	Karen C, Monday at 11:35 PM
Next Round/New Shares By Joshua Taylor Blake, November 4	9 replies, 115 views	Karen C, November 29
Next Round Investors By KrissyJo, September 21	21 replies, 278 views	Jonathan McMahon, November 10
Cyber Security | Content Protection Guidelines By Jason Hoenich, October 6	9 replies, 117 views	Chris L, November 3

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Next Investment Round By Andrew C Laufer, October 28	2 replies 35 views	Andrew C Laufer October 28
Wefunder/Round Closing Update By Jeff Annison, September 10	15 replies 278 views	Sue Green October 14
Pro Rata Reductions By Jeff Annison, October 10	2 replies 60 views	Angel Guzman October 10
First round of investments went through! By Jeff Annison, September 24	10 replies 147 views	Justin McDavitt October 10
Tax Question By Chris L, September 12	7 replies 142 views	John G Grivas October 9
Value By Mark B Cleveland, October 4	4 replies 78 views	Christopher Greenstein October 4

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THIS SITE MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED

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By Chris L, September 12 142 views October 9

Value
By Mark B Cleveland, October 4
4 replies 78 views Christopher Greenstein October 4

SEC DISCLOSURE

THIS SITE MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

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VALUE

Started by Mark B Cleveland, October 4

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Mark B Cleveland
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Posted October 4 · Report post

Do we have an idea of what the current value per share is?

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Chris L
Investor

Posted October 4 · Report post

> On 10/4/2016 at 8:19 PM, Mark B Cleveland said:
>
> Do we have an idea of what the current value per share is?

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Chris L
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Posted October 4 · Report post

> On 10/4/2016 at 8:19 PM, Mark B Cleveland said:
>
> Do we have an idea of what the current value per share is?

257
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$7

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Jonathan McMahon
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Posted October 4 · Report post

That $7 number will likely go up when the next round of funding begins in December.

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MeriJewel
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Posted October 4 · Report post

Jeff and Paul have stated they are preparing for another round to hopefully launch in December. I don't have inside knowledge on what the shares will be selling for at that time. I'm hoping a couple dollars more than they were in the first round. 😉

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Christopher Greenstein
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Posted October 4 · Report post

I'm hoping it stays low enough in this next round for me to raise my amount by a lot...

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CORPORATE QUESTIONS ANSWER...
By Terri Lubaroff
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SEC DISCLOSURE

THIS SITE MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

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Investors Only - Legion M Forum | Home - Dropbox

Investor's Lounge
News, information and discussions for Legion M investors only.
107 posts
CORPORATE QUESTIONS ANSWER...
By Terri Lubaroff
1 hour ago

SEC DISCLOSURE

THIS SITE MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

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PRESS ON LEGION M

Started by David Baxter, October 12

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David Baxter
Content Development
Legion M
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Posted October 12 · Report post

This is where news in the press on Legion M can be shared.

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MeriJewel

Posted November 26 (edited) · Report post

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MeriJewel
Ambassador
316
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Central Coast, California

Posted November 26 (edited) · Report post

LA Times:

http://www.latimes.com/entertainment/envelope/cotown/la-et-ct-legion-m-startup-20160701-snap-story.html

Yahoo !

https://www.yahoo.com/tv/alamo-drafthouse-legion-m-partner-190006637.html

http://finance.yahoo.com/news/legion-m-announces-title-iii-195659526.html

https://www.yahoo.com/movies/startup-legion-m-launches-crowdfunded-studio-lets-fans-140018408.html

Deadline.com article (Alamo Drafthouse & Legion M Partner On Genre Entertainment Development Stream) :

http://deadline.com/2016/05/legion-m-alamo-drafthouse-genre-partnership-stoopid-buddy-studios-1201763241/

Edited November 26 by MeriJewel

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MeriJewel

Posted November 26 (edited) · Report post

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MeriJewel
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Posted November 26 (edited) · Report post

NASDAQ.com

http://www.nasdaq.com/article/legion-m-lets-fans-own-a-piece-of-the-hollywood-action-cm595926

Variety.com

http://variety.com/t/legion-m/

http://variety.com/2016/digital/news/alamo-drafthouse-legion-m-crowdfunding-1201783770/

http://variety.com/2016/digital/news/legion-m-crowdfunded-studio-jobs-act-1201726003/

Edited November 26 by MeriJewel

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MeriJewel
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Posted November 26 (edited) · Report post

The Nerdist

http://nerdist.com/legion-m-pitch-elevator-gives-you-a-shot-at-a-15000-development-deal/

The Street

https://www.thestreet.com/story/13534708/1/fan-owned-legion-m-takes-on-the-hollywood-studios.html

https://www.thestreet.com/video/13534695/how-legion-m-plans-to-take-down-the-hollywood-studios.html

Elementary Politics

https://elementarypolitics.com/2016/06/10/the-future-of-entertainment-fan-owned-and-legion-m-operated/

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MeriJewel
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Posted November 26 (edited) · Report post

NerdSync Podcast:

NerdSync Podcast
105: How Legion M is Changing the Entertainment Industry
SOUNDCLOUD
Share
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https://soundcloud.com/nerdsyncpodcast/legion-m

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Nikki Ackerman
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Posted November 26 · Report post

Pop Culture Uncovered

https://popcultureuncovered.com/2016/10/29/a-q-and-a-with-legion-m-co-founder-paul-scanlan/

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MeriJewel
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Posted November 26 (edited) · Report post

VCNewsDaily.com:

http://www.vcnewsdaily.com/legion-m/venture-capital-funding/ppqwsqhrnz

Daily Bruin

http://dailybruin.com/2016/04/08/fans-get-a-say-in-film-production-with-alums-startup-legion-m/

Filmmaker Magazine

https://filmmakermagazine.com/98634-alamo-drafthouse-partners-fan-owned-studio-legion-m/

Planet 5D

http://blog.planet5d.com/2016/06/legion-m-the-first-hollywood-studio-owned-by-fans/

Edited November 26 by MeriJewel

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MeriJewel
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Posted November 26 (edited) · Report post

Bleeding Cool:

http://www.bleedingcool.com/2016/03/09/legion-m-looks-to-create-the-worlds-first-fan-owned-entertainment-company/#!

BirthMoviesDeath

http://birthmoviesdeath.com/2016/05/27/alamo-drafthouse-is-teaming-up-with-legion-m

FastCoCreate

https://www.fastcocreate.com/3057606/introducing-the-worlds-first-fan-owned-entertainment-company

Edited November 26 by MeriJewel

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MeriJewel
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Posted November 26 (edited) · Report post

Hypable (podcast)

http://www.hypable.com/legion-m-fan-owned-entertainment-company-interview/

Crowd Fund Insider:

https://www.crowdfundinsider.com/2016/05/85681-legion-m-announces-title-iii-crowdfund-offering-on-wefunder/

http://www.crowdfundinsider.com/2016/03/82607-brief-legion-m-one-of-worlds-first-fan-owned-entertainment-companies-launches-today/

Animation Magazine

legionm.us
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Animation Magazine

http://www.animationmagazine.net/features/first-fan-owned-studio-legion-m-launches/

Nuke The Fridge

http://nukethefridge.com/2016/10/25/legion-m/

Edited November 26 by MeriJewel

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MeriJewel
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Posted November 26 (edited) · Report post

YouTube:

TWiT Netcast Network:

Legion M
LEGION
TWiT Bits

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TWiT@
SILICON VALLEY COMIC CON 2016

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Home > Forums > Members and Investors > Official Company News > Project Updates 11/29   Since Last Visit   ✔ Mark site read

PROJECT UPDATES 11/29

Started by Karen C, November 30

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Karen C
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Posted November 30 · Report post

Posted by @Terri Lubaroff in the private Facebook group in response to investor questions:

We just finished production on our PITCH ELEVATOR sizzle reel! We have interest from several companies and will be pitching this project as a television series over the next several months. We don't know if it will sell into distribution, but feel that the takes we got from our Pitch Elevator Development Meeting with our shareholders on Shindig gave us terrific direction, and we're working hard to craft a compelling take. We received over 400 pitches, and will also be asking The Legion to evaluate them in an online game over the next couple of months. The top ten pitches will be heard by a panel of experts, and one will win a development deal with Legion M. We expect this entire process to end Q2 2017, and we will start development of the winning pitch right away.

You likely recall that we've been in development on our VR series ICONS: Face to Face since August. We have a big announcement coming soon about that series and can say we've moved from development into pre-production on the project. Stan Lee is available in the first couple of months of 2017 to shoot, so that is our goal for pilot production. We're also currently reaching out to our next subjects, so if you have any connections to any icons, please let us know! I don't have a timeline on release on that project yet because we're

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if you have any connections to any icons, please let us know! I don't have a timeline on release on that project yet because we're coordinating with another partner who will be talking a piece of the interview for distribution and we need to all be on the same page before we can nail that down. That deal is in negotiation and will depend upon who else we have lined up as ICONS.

Producing a movie or TV series takes time, from the acquisition of underlying rights to actual financing and production. It can take between 12-24 months on fully packaged projects from first read to release (and often takes longer). As an early-stage company with financing for only the last two months, we are working hard to put together a slate of projects for short-term, mid-term and long-term success. Pitch Elevator is short-term, ICONS is mid-term, and our long-term projects are currently in negotiation for underlying IP and collaboration rights. Nothing we can announce yet, but these are projects without scripts and will be 1-3 year efforts from start to finish. We are also considering several fully packaged projects that could be in production as early as mid-to-late 2017, depending upon Legion M's ability to finance and distribute. This will be dependent on the success of our next round and we will be asking members of The Legion to help get the word out once it launches.

The initial Reg. CF raise was a huge success, and we are able to earmark some of that money raised for production and acquisition; however, much of that raise will be used to finance our Reg. A round, which requires much more stringent disclosures. The Reg. A round will allow us to raise additional financing to use on content production and distribution, which is our goal. We will be asking our investors to help with development on a case-by-case basis, asking for help evaluating our pitches (and eventually screenplay submissions), and giving our investors opportunities to go behind the scenes to learn more about Hollywood and the creative process. We have also started asking people in our private Facebook group and forums to tell us what they want to see. A recent poll came back with overwhelming support for something in the sci-fi/fantasy genres, so we're looking for ideas fulfilling that desire.

We love your idea of quarterly reports on our progress! We plan to do quarterly Shindig Q&A sessions as well as quarterly e-mail updates. In the meantime, we're looking into developing a "project update" page that shareholders can access any time. We'll send out an alert when it's up.

We appreciate your ideas and hope this answers your questions. We encourage you to let us know if you have any more!

-Terri Lubaroff

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Jazz
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Posted November 30 · Report post

Sci-fi fantasy for the win! Whoohoo! YES!

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Pete Yagmin
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148 posts
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Posted November 30 · Report post

Is @Terri Lubaroff active here on the forums or should I direct my questions to her on Facebook (please no)?

I'm curious as to if and when might we be able to see the sizzle reel for Pitch Elevator?

With regards to the ICONS VR project, what caliber of stardom would you consider to be an icon? Are we talking Steven Spielberg over Guillermo del Toro? Stephen King vs Joe Hill?
I may have access to some people, but they're not necessarily Stan Lee or Quentin Tarantino.

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Terri Lubaroff
Content Acquisition
Legion M
40
19 posts

Posted November 30 · Report post

Hi Pete Yagmin!

The sizzle for Pitch Elevator is in editing and I'm not sure of the timeline on it yet. We will keep everyone up to date as soon as we have an idea.

All of those names would qualify as "icons," except for Joe Hill, who is amazing writer, but not quite at ICON level -- yet (despite his dad ;-)). If you have access to some people, let us know who you'd be willing to reach out to!

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Thanks for the follow-up.

Best,

T.

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Pete Yagmin
Investor
252
148 posts
Boston, MA

Posted November 30 · Report post

> On 11/30/2016 at 6:28 PM, Terri Lubaroff said:
>
> Hi Pete Yagmin!
>
> The sizzle for Pitch Elevator is in editing and I'm not sure of the timeline on it yet. We will keep everyone up to date as soon as we have an idea.
>
> All of those names would qualify as "icons," except for Joe Hill, who is amazing writer, but not quite at ICON level -- yet (despite his dad ;-)). If you have access to some people, let us know who you'd be willing to reach out to!
>
> Thanks for the follow-up.
>
> Best,
>
> T.

Thanks Terri! I'm not that familiar with the ICONS project, so that's what I was looking for - a comparative baseline. 🙂

-p

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252
148 posts
Boston, MA

> have an idea.
>
> All of those names would qualify as "icons," except for Joe Hill, who is amazing writer, but not quite at ICON level -- yet (despite his dad ;-)). If you have access to some people, let us know who you'd be willing to reach out to!
>
> Thanks for the follow-up.
>
> Best,
>
> T.

Thanks Terri! I'm not that familiar with the ICONS project, so that's what I was looking for - a comparative baseline.

-p

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NOV 24 UPDATE

Started by Karen C, November 24

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Karen C
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San Francisco Bay Area

Posted November 24 · Report post

Happy Thanksgiving from Legion M

LEGION
M

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Hello Legion Family,

A gaggle of updates from your motivated Legion M team just in time for Thanksgiving! Some of this may be old news for those of you already in the Facebook group. BTW, if you aren't already in, please get in the private Facebook group and join the Legion M Forums! It's the best way to keep up to date on the latest Legion M developments and get to know the rest of the Legion M community.

Now, on with the updates…

LEGION M PITCH ELEVATOR & STAN LEE'S LA COMIC CON!
We blew the doors off Stan Lee's Los Angeles Comic Con with the maiden voyage of the Legion M Pitch Elevator. Following through on our pledge to open the gates of Hollywood, Legion M introduced the Pitch Elevator at SLLACC to give anyone with an idea for a movie or TV show the opportunity to get their project heard and potentially even produced!

Inside an actual working elevator on the show floor over Halloween weekend, fans were invited to compete for $4,000 in cash prizes and a potential development deal with Legion M worth $15,000. If you have a great idea there's still time--entries are open through Nov 28!

Needless to say, the show was a total success. We did over 20 press interviews, 2 great panels, and even had the Legendary Stan Lee drop by on Saturday afternoon to say hello to his favorite new company! The Pitch Elevator was one of the highlights of the show--we had a line most of the weekend with over 200 pitches inside the elevator and tons more coming from our online submissions page.

But most of all, we were completely blown away by the amazing support from the Legion M community. We had more than 25 members volunteer to staff our booth, making the event even more spectacular. Without all the help, there's no way we could have made such a big impact.

Thank you again to **Aaron B. Wheeler, Maria Moye, Yu Kailin, Phil Silverman, Mateo Gomez, Kristi A Fojtik, Hudson Miller, Jamie Cha, Anthony Young, AR Andrade, Artemis Bell, Sung Chang, Jonathan McMahon, Roxanne Deblauwe, Amber Elliott, John Lilly, Stephanie Nicole Yarnovich, Andrew Wheeler, Kendra Wheeler, Thomas**

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Moore, Chris Brown, Shao Lopez, Tony Deblauwe, Wendy Elliott, Debbie Starr Jackson, Rachel Anft, Dave Elliott and **Lucy Vigil** for your amazing support.

And special thanks to **Maude Garrett, Jacquie Lopez, Tamara Krinsky** for hosting at our booth and **Audrey Kearns, Tom DeSanto, John and BJo Trimble, Kerry O'Quinn, Christian Parkes, Gaston Dominguez-Letelier,** and **David Brooks** for joining our panels.

EXPANDING TEAM!
Your hard driving Legion M team is expanding right before your eyes. We put out a casting call for the community manager and were blown away by the interest and caliber of the candidates that braved our applicant challenge and submitted their creative materials. We had a blast reviewing all the entries and after careful review, we made a unanimous decision to bring on Damian Beurer.

Some of you may already know Damian from his illustrious 10+ year career in the Nerd Fandom world, most recently creative director at Wizard World, but also the Producer and host of the popular and massively viral Super Power Beatdown. If you've been watching closely, you may have already seen Damian as the host of our Pitch Elevator video. Damian's mad skills on and off camera (hosting and production), and massive experience with online community management make him the perfect addition to our family. We also had the good fortune of getting to know Damian as he jumped in to help with the Pitch Elevator videos and we experienced first-hand how fun, collaborative and talented he is. Please join us in giving Damian a hearty Legion M welcome.

Legion M Welcomes New Community Manager/Ring Leader

legionm.us

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Legion M Welcomes New Community Manager/Ring Leader
LEGION M

FINANCE UPDATES!

The oversubscribed Title III financing round is officially closed with a combined raise of ~$1.28M – this includes the Title III maxed out at $1M plus the parallel Reg D round we opened with accredited investors to minimize the amount we needed to scale back. Thank you to everyone for your patience and support on this first round, and expect to see a notice from eShares in the coming weeks regarding your electronic shares account.

With the delay in closing the first round, we are a bit behind on the Reg A, but we are working hard and the end is in sight. We hope to be submitting the final materials to the SEC soon, and then we're at their mercy. Our original goal was to get out in time for the holidays and we're not giving up on it, but unless the SEC has a miracle turnaround it's going to be hard at this point. Wefunder says they will have support for gifting

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which we think could be a really cool opportunity this holiday season. We are running fast to get this done and are super excited to take the Legion to the next level with this round.

LEGION M MERCHANDISE UPDATE

Thank you to everyone for your amazing support of the Legion M Official Storefront. Shirts have been flying off the shelves and we love seeing all the pictures posted in Facebook. Remember, all the profits from this store go directly to Legion M, so it's great a way to support your company and spread the word about Legion M! Look for some new items coming soon!

STUFFED WITH THANKFULNESS THIS THANKSGIVING!

Finally, with Thanksgiving upon us we wanted to take a moment to express our heartfelt gratitude for all the amazing support we've received.

We are thankful to each and every member of the Legion community for sharing our vision and helping make it happen.

We are thankful for the Legion M team, and the tireless work they do every day.

We are thankful for our creative allies and advisors working to make this dream a reality.

We are thankful to every Legion M investor for trusting us with their hard-earned money.

We are thankful for the JOBS Act for making this opportunity possible.

We are thankful to our families for enduring our fixation and for the encouragement and sacrifices they make for us.

Lastly, we are thankful to the entire entertainment industry for welcoming our movement and community with open arms.

We have a lot to be thankful for, but nothing more so than the wonderful community that has developed around Legion M. Thank you for joining and becoming a part of our lives. It's hard to believe how far we have come in just 8 short months -- we can't to see where it goes from here! We are looking forward to putting a massive dent in the universe.

In the meantime, we wish everyone in Legion M a happy and thankful Thanksgiving.

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Onward and Upward!

Paul Scanlan and Jeff Annison
Cofounders, Legion M

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Mike Fray
Investor
10
8 posts
Southern CA

Posted November 24 · Report post

And a happy Thanksgiving to you and everyone at Legion M! Hope it was a nice holiday for everyone.

Quick question about the pitch: Can we make them using PowerPoint as long as it's saved as a movie file?

Have a good night!

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Shao Lopez
Ambassador
360

Posted November 25 · Report post

Good question lets ask @Damian Beurer

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legionm.us

Bakersfield, California

Damian Beurer
Community Manager
Legion M
92
25 posts
Los Angeles, CA

Posted November 28 · Report post

> **On 11/24/2016 at 5:08 PM, Mike Fray said:**
>
> And a happy Thanksgiving to you and everyone at Legion M! Hope it was a nice holiday for everyone.
>
> Quick question about the pitch: Can we make them using PowerPoint as long as it's saved as a movie file?
>
> Have a good night!

Yes you can, but it would be helpful to see your face and enthusiasm and hear your passion for your pitch! Sorry for the late response!!!!!

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Mike Fray
Investor
10
8 posts
Southern CA

Posted November 28 (edited) · Report post

> **On 11/28/2016 at 4:43 PM, Damian Beurer said:**
>
> Yes you can, but it would be helpful to see your face and enthusiasm and hear your passion for your pitch! Sorry for the late response!!!!!

@Damian Beurer Thanks for the reply! Unfortunately I already submitted my two pitches earlier today. My voice is in both videos, but no face shots. I suppose I could submit a photo if you really want to see my ugly mug. 🙂 Just let me know.

Edited November 28 by Mike Fray

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Damian Beurer
Community Manager
Legion M

92
25 posts
Los Angeles, CA

Posted November 28 · Report post

> **On 11/28/2016 at 4:57 PM, Mike Fray said:**
>
> @Damian Beurer Thanks for the reply! Unfortunately I already submitted my two pitches earlier today. My voice is in both videos, but no face shots. I suppose I could submit a photo if you really want to see my ugly mug. 🙂 Just let me know.

Mike, you are adorable, but that is not needed.

If anyone needs to reach me FASTER than a posted message, just email me at DAMIAN@THELEGIONM.COM

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SEPT 30 INVESTOR UPDATE

Started by Karen C, October 1

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Karen C
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164 posts
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Posted October 1 · Report post

A ton of great updates from an energized and hard riding Legion M team! Some of this may be old news for those of you in the Facebook group. If you aren't already, get in the Facebook group! It's the best way to keep up to date on the latest Legion M developments and get to know the rest of the Legion M community.

FANTASTIC FEST

We are fresh back from Fantastic Fest in Austin where our partner Alamo Drafthouse hosted an absolutely amazing film festival packed with up-and-coming creators, celebrities, movie premieres, networking opportunities, and a marketplace for independent films. We sponsored the terrifyingly good VR experiences from Dark Corner, and had the chance to catch up with many Legion M peeps enjoying VIP "front of the line" privileges reserved for members of Legion M. The more time we spend with the Alamo team, the more excited we get about the potential of this partnership. We're eager to double down on this relationship and hope to have some exciting announcements to make soon.

While in Austin, we also recorded an quick vlog business update, which you can watch here.

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WE ARE HIRING!

One of the most common questions we get is whether Legion M is hiring. Now, for the first time, our answer is YES! We're looking for a rockstar Community Manager/Ringleader to help manage our social media and support/empower our growing community. If you (or someone you know) has a fun/engaging personality, enjoy spending all day on social media, love to set up events/organize volunteers, are passionate about the future of fan-owned entertainment, and want to get in on the ground floor of something AMAZING, please apply now!

INVESTMENT UPDATE

Late last week, we received the first installment of funds from the Title III raise. Wefunder deposited $500k into our account, with the rest coming once the round is fully closed. We're close to wrapping this up, and hope (it's not under our control at this point) to have a final update next week for all of our new investors.

At the same time, preparation for the next investment round is running at full throttle. Our goal is to launch in December in time for the holidays, but the timing will depend heavily on how quickly things proceed with our SEC filings. We'll keep you updated on how this progresses.

FORUMS

At long last, our new forums are ready to launch! We're going to use a staged rollout, so keep your eyes open for an invitation. Once you receive the invite, you'll be able to log in, set up your profile, and join the discussion! This will be a big upgrade from our Facebook group, as we have plenty of room for discussions about Legion M, local meetups, project workgroups, a Pitch Room, and pretty much anything anybody wants to talk about. The forum also has great features that allow you to personalize your experience by selecting which forums, topics and people you'd like to follow.

We're very excited about the new forums, and even more excited about how they were built. This initiative has been one of the finest examples of Legion M collaboration and greatness to date. We put out the call for help and were overwhelmed by more than 150 volunteers willing to contribute with a broad range of expertise. We have been blown away with the quality and quantity of support. The forums have truly been built **by** the community, **for** the community, and we couldn't be more pleased.

With that in mind, we'd like to give a huge shout-out to the forum team for all the hard work that's been (and will be) required to bring this forum to life!

Forum Lead
Karen Clifford

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Ambassadors
MeriJewel Burr
Aaron Wheeler
Justin McDavitt
Kristina Hemphill
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Terri Pinon
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Moderators
Chris Leitz
Brad Rosenthal
John Smigle
Jonathan McMahon
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Admin/Design
John Colley
Dean Hawkey
John Smigle
Pete Yagmin

BEYOND FEST

Beyond Fest is an LA based film festival that starts today and runs for the next 1.5 weeks. Once again, Legion M is sponsoring the VR experience developed by Dark Corner. If you are in or around the LA area, please be sure to stop by and don't be shy, go straight to the front of the VR line--no badge required--just

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tell them you are with Legion M. Also, say hi to Marilyn (who will be parked in front of the Egyptian Theatre starting on Saturday). Paul and Jeff will be in town Tues-Thurs of next week, and David and Terri will around for parts of the festival as well.

ELEVATOR PITCH

We have an exciting new initiative (codename *Elevator Pitch*) that we're kicking off at Stan Lee's LA Comic Con (formerly know as Comikaze) on Oct 28-30 at the LA Convention Center. It's an ambitious project involving a pitch competition, online game, and reality TV show pilot all rolled into one. In true Legion M fashion, we're going to take you behind the scenes on this project, starting with an online video conference next week with renowned visual effects developer Fon Davis (formerly of ILM and Disney, and a Master Builder on ABC's BattleBots TV Series).

To learn more, simply go to the project page at www.thelegionm.com/elevator-pitch.

MERCHANDISE UPDATE

We've had fantastic feedback on our first line of Official Legion M merchandise, with close to $15K worth of sales in the first few weeks. We've got more items coming, but don't miss out on your chance to get limited edition Legion M shirts. All the profits from this store go directly to Legion M, so it's great a way to support your company!

THANK YOU!

In closing, we are grateful for all the support we've had from this amazing community. We couldn't be more excited about the traction and impact we're making on the space. The Legion M name is getting out there, and everyone we meet loves our model and wants to get involved. If you haven't already, join the members-only Facebook group, and let's keep building toward greatness!

Onward and upward,

Paul Scanlan and Jeff Annison

Cofounders, Legion M

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Kevin Tostado

Investor

3

1 post

San Diego, CA

Posted October 7 · Report post

Congrats on getting the first round of funding from WeFunder!

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Andrew C Laufer

Investor

1

7 posts

Posted October 10 · Report post

Definitely pumped to be a part of this. What type of proof of ownership do we get? Generally companies don't send stock certificates in the mail any longer. Thx.

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Chris L

Investor

257

112 posts

Greater Chicago Area

Posted October 10 · Report post

> On 10/10/2016 at 6:54 PM, Andrew C Laufer said:
>
> Definitely pumped to be a part of this. What type of proof of ownership do we get? Generally companies don't send stock certificates in the mail any longer. Thx.

Check your Wefunder account portfolio.

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BACKSTAGE
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Introductions
By Karen C, September 9
231 replies
2,169 views
Ken Janssens
November 29
Me and My Swag
By Karen C, September 9
38 replies
551 views
Larissa Rasor
November 1
Share Your Story
By Karen C, October 1
4 replies
114 views
MeriJewel
October 17
Official Staff Directory
By MeriJewel, October 7
3 replies
107 views
Pete Yagmin
October 11
Merchandise & Free Swag
By Karen C, September 10
0 replies
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Karen C
September 10
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SXSW Conference & Festivals
By Jonathan McMahon, Saturday at 08:26 PM
2 replies
17 views
Damian Beurer
4 hours ago
"Co-Owner" name for Investors
By Pete Yagmin, November 29
15 replies
39 views
Sreecharan Sankaranarayanan
10 hours ago
Wefunder Gift Cards - Now Available
By Karen C, Tuesday at 02:14 AM
4 replies
22 views
Karen C
17 hours ago
Man Seeking Jokes
By Jeff Annison, Monday at 01:49 PM
7 replies
31 views
webjocky
Monday at 07:43 PM
Update main website - Press
By John Smigle, November 7
11 replies
129 views
Shao Lopez
Monday at 12:09 PM
Other Conventions?
By Stormy Mystique, October 18
9 replies
90 views
Matan Goldstein
November 29
Momentum
By Karen C, October 24
23 replies
150 views
Michelle P. Carter
November 29
Forum Member Competition
By Laurie Caebe, October 7
4 replies
88 views
MeriJewel
November 26
Legion M in 5 years and where are you in it?
By Shao Lopez, September 13
4 replies
108 views
Caith Donovan
November 26
WGA Signatory?
By Nikki Ackerman, November 15
2 replies
29 views
Robin
November 16
Policy against Islamophobia?
By A. David Lewis, October 10
11 replies
164 views
David Starr
October 26
Legion M Families
9 replies
MeriJewel

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By KrissyJo, September 26 — 92 views — October 1

- **Podcast - Legion M Co-Founder Paul Scanlan**
  By Dean Hawkey, September 15 — 0 replies, 41 views — Dean Hawkey, September 15

SEC DISCLOSURE

THIS SITE MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

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Home > Forums > Members and Investors > Backstage > Wefunder Gift Cards - Now Available — Since Last Visit — Mark site read

WEFUNDER GIFT CARDS - NOW AVAILABLE

Started by Karen C, Tuesday at 02:14 AM

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Karen C
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164 posts
San Francisco Bay Area

Posted Tuesday at 02:14 AM · Report post

In case you missed it, you can now purchase gift cards from Wefunder -- minimum amount is $100 -- and you can use a **credit card** for the purchase (although there's a surcharge for using it). Even if you don't buy for someone else, you could always put it on your own wish list. 🙂

https://wefunder.com/gifts

WEFUNDER GIFT CARDS

Give the gift of investing this holiday season.

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San Francisco Bay Area

WEFUNDER GIFT CARDS

Give the gift of investing this holiday season.

You can buy Wefunder gift cards with a credit card or via bank transfer. Surprise your loved ones with the gift of investing in their favorite local businesses and the startups they love.

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Jonathan McMahon
Investor
153
103 posts

Posted Tuesday at 09:27 AM · Report post

Do we know for certain that Legion M will be using Wefunder for the next round?

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---

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Chris L
Investor
257
112 posts
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Posted Tuesday at 12:39 PM · Report post

> On 12/6/2016 at 9:27 AM, Jonathan McMahon said:
>
> Do we know for certain that Legion M will be using Wefunder for the next round?

I'm 98% sure I read that was the case...

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Jonathan McMahon
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Posted Tuesday at 01:00 PM · Report post

> On 12/6/2016 at 0:39 PM, Chris L said:
>
> I'm 98% sure I read that was the case...

I remember being told that was the intent but it wasn't set in stone yet. I was just wondering.

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Karen C
Administrator
519

Posted 17 hours ago · Report post

> On 12/6/2016 at 9:27 AM, Jonathan McMahon said:
>
> Do we know for certain that Legion M will be using Wefunder for the next round?

In the last newsletter (Nov 24), they imply that Wefunder will be used:

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Administrator

519

164 posts

San Francisco Bay Area

> On 12/6/2016 at 9:27 AM, Jonathan McMahon said:
>
> Do we know for certain that Legion M will be using Wefunder for the next round?

In the last newsletter (Nov 24), they imply that Wefunder will be used:

> Quote
>
> Our original goal was to get out in time for the holidays and we're not giving up on it, but unless the SEC has a miracle turnaround it's going to be hard at this point. Wefunder says they will have support for gifting which we think could be a really cool opportunity this holiday season.

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UPDATE MAIN WEBSITE - PRESS

Started by John Smigle, November 7

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John Smigle

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In front of computer

Posted November 7 · Report post

On the Legion M website, there is not ant current events, or press releases. If we want to grow, we need some new fresh press releases.

http://thelegionm.com/press/#press-contacts

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Jonathan McMahon

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Posted November 7 · Report post

Huh. Didn't they just hire a new firm to handle this kind of thing?

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John Smigle
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Posted November 7 · Report post

DRAFT HOUSE
DINNER
MOVIES
DRINKS
EVENTS

LEGION M JOINS FORCES WITH ALAMO DRAFTHOUSE PAVING NEW PATHS FOR CREATIVE FILMMAKERS

May 29, 2016

FANS OF THE WORLD
UNITE!
LEGION M

$1,000,000 IN RESERVATIONS

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I would like to see new news, like Comicon, or when I was with David Starr at 27 Matches. Which made me the first Legion M Founder in a Legion M supported film. There are some good things going on we need to spread the word about. To me old news means nothing is happening, though we know it is. We need to showcase, and get people talking. The next round of investments are coming here, think how an investor feels if there is no current press releases.

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Pete Yagmin
Investor
252
148 posts
Boston, MA

Posted November 7 · Report post

> **On 11/7/2016 at 11:21 AM, Jonathan McMahon said:**
>
> Huh. Didn't they just hire a new firm to handle this kind of thing?

I'm wondering if this wouldn't be something the new social media person would handle. While the PR firm can get you leads, it's not up to them to update our website for us. It's probably just lack of person-power at the moment.

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John Smigle
Investor
109
55 posts
In front of computer

Posted November 7 · Report post

I was thinking the same @Pete Yagmin

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MeriJewel
Ambassador

316
200 posts
Central Coast, California

Posted November 26 · Report post

@Damian Beurer Do you have any feedback?

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Damian Beurer
Community Manager
Legion M

92
25 posts
Los Angeles, CA

Posted November 28 · Report post

> On 11/7/2016 at 11:10 AM, John Smigle said:
>
> On the Legion M website, there is not ant current events, or press releases. If we want to grow, we need some new fresh press releases.
>
> http://thelegionm.com/press/#press-contacts

Way to call me out without actually saying my name John.

There is a LOT going on, almost too much at the moment. Currently I am helping with prepping for the second round, which is eating up a LOT of my time. I am also editing the Elevator pitches from SLLACC and downloading and organizing all of the online submissions. We will have over 400 total when all is said and done, and with only me doing this its taking longer than it should.

One of the biggest issues is if we post about a project we are working on, like the Stargate franchise, and it falls through, we look foolish posting about it. So the team is working REALLY hard on some pretty epic properties, but we cant really share anything yet because nothing is signed and no deals have been made. Trust me, once things get rolling we will have PLENTY to post about!

legionm.us

As far as 27 Matches goes, we really cannot say this was a LEGION M project because we are not attached to it. (As far as I know). And it would make us look kind of like amateurish to post about it on our company page as news trying to ride the coat tails of an investor. As great as an achievement that it IS, we need to be more practical about what we post.

(good lord I sound like a downer!!!) I'm not I promise!!!!

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Shao Lopez
Ambassador

360
209 posts
Bakersfield, California

Posted November 29 · Report post

Down with the Downer ... BACK IN THE TRUNK I SAY ! ! !

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Pete Yagmin
Investor

252

Posted November 29 · Report post

> On 11/28/2016 at 5:11 PM, Damian Beurer said:
>
> As far as 27 Matches goes, we really cannot say this was a LEGION M project because we are not attached to it. (As far as I know). And it would make us look kind of like amateurish to post about it on our company page as news trying to ride the coat tails of an investor. As great as an achievement that it IS, we need to be more practical about what we post.

legionm.us

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Boston, MA

I wonder David Starr had said something about 27 Matches that sparked this thread on Facebook about people producing things and putting the Legion M name on it.

The enthusiasm of the community is great and there's lots of great ideas - but at the same time it seems like a bit of an Achilles Heel (if that makes sense).

I've been catching up on your catching up here in the community, @Damian Beurer and I like the cut of your jib. You seem well suited for the job. 😎

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Damian Beurer
Community Manager
Legion M

92
25 posts
Los Angeles, CA

Posted November 29 · Report post

Thanks @Pete Yagmin Very kind of you to say so. If you have any suggestions on things that I could do better I am always open to suggestions!

As far as people putting the LEGION M name on their projects, I think it would be wise to ask first before doing so. It's just the right thing to do! 😊

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Chris L
Investor

Posted Monday at 11:52 AM · Report post

@Damian Beurer I've split out the Co-owner name discussion to a separate thread so this can go back to the updating website press discussion.

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257
112 posts
Greater Chicago Area

Shao Lopez
Ambassador

360
209 posts
Bakersfield, California

Posted Monday at 12:09 PM (edited) · Report post

> On 11/28/2016 at 5:11 PM, Damian Beurer said:
>
> (good lord I sound like a downer!!!) I'm not I promise!!!!

Down with the Downer ! ! !! BACK IN THE TRUNK I SAY ! !

Edited Monday at 12:09 PM by Shao Lopez

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Damian Beurer
Community Manager
Legion M
96
29 posts
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Posted November 28 · Report post

> On 11/26/2016 at 7:09 PM, MeriJewel said:
>
> @Damian Beurer Do you have any ideas or concerns regarding members wanting to represent Legion M at conventions? Is this something that can be addressed?

We CAN and DO plan on having Legion M representatives at conventions!!!!

We just need to set up rules and guidelines and vet people before we do this. Also we will want to allocate funds to the team for meals, cost of the booth or table etc... Right now EVERYONE is focused on prepping for the second round getting started. We WILL do this and we will make it happen. What we need to do is come up with a REALLY solid list of shows that we want to have a presence at, a list of volunteers that would like to be a part of that team, and present a solid case to Jeff and Paul as to why Legion M would benefit from having a team at that particular set of shows.

Like I said before, we just need to be frugal with the first round, and ALL the money we have from fund raising.

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Matan Goldstein
Member
21
19 posts

Posted November 29 · Report post

> On 11/28/2016 at 5:16 PM, Damian Beurer said:
>
> We CAN and DO plan on having Legion M representatives at conventions!!!!
>
> We just need to set up rules and guidelines and vet people before we do this. Also we will want to allocate funds to the team for meals, cost of the booth or table etc... Right now EVERYONE is focused on prepping for the second round getting started. We WILL do this and we will make it happen. What we need to do is come up with a REALLY solid list of shows that we want to have a presence

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Matan Goldstein
Member
21
19 posts

Posted November 29 · Report post

> On 11/28/2016 at 5:16 PM, Damian Beurer said:
>
> We CAN and DO plan on having Legion M representatives at conventions!!!!
>
> We just need to set up rules and guidelines and vet people before we do this. Also we will want to allocate funds to the team for meals, cost of the booth or table etc... Right now EVERYONE is focused on prepping for the second round getting started. We WILL do this and we will make it happen. What we need to do is come up with a REALLY solid list of shows that we want to have a presence at, a list of volunteers that would like to be a part of that team, and present a solid case to Jeff and Paul as to why Legion M would benefit from having a team at that particular set of shows.
>
> Like I said before, we just need to be frugal with the first round, and ALL the money we have from fund raising.

This! All of this! To make sure we get the right people involved is absolutely CRITICAL. It's great to see so many enthusiastic people that are a part of Legion M, but it is absolutely necessary to make sure there are the right people in the right places or else things can get crazy and chaotic quickly. I believe the current decisions have been perfect and allocating the money appropriately will set us up to bigger and better things when more funds come in. I know that when the beacon is lit for assistance and volunteering @Michelle P. Carter and I will be among the first to answer the call.

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MOMENTUM

Started by Karen C, October 24

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24 posts in this topic

Karen C
Administrator
524
165 posts
San Francisco Bay Area

Posted October 24 · Report post

What do you think Legion M should do to get the momentum going again when the next round opens up?

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Zandra Bill
Ambassador

Posted October 24 · Report post

@Karen C I think an emphasis on the current projects and how exciting they are such as the icons and the pitch elevator and showing how involved the membership is in decision-making and development.

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@Karen C I think an emphasis on the current projects and how exciting they are such as the icons and the pitch elevator and showing how involved the membership is in decision-making and development.

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211
139 posts
Templepatrick, Northern Ireland

Shao Lopez
Ambassador
363
209 posts
Bakersfield, California

Posted October 24 · Report post

In my experience with anything like FB and Forums .. momentum comes and goes like waves. it's force is just know to be changed by the moon. So if you want to alter the course We need threads of interaction. Once we get those types of threads started then we can start linking them through FB. In which will increase the momentum here.

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Aaron B Wheeler
Ambassador
152
51 posts
Pasadena, CA - The Crown City

Posted October 24 · Report post

It would be nice to do pitches outside of LACC, like at Meltdown. Just to keep up the promotion during the first part of 2nd round. They have a podcasting booth that records video.

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Karen C
Administrator

524
165 posts
San Francisco Bay Area

Posted October 24 · Report post

Those are all good points! Let's break it down a little more:

1) What should Legion M do to motivate the existing investors and members to go out and promote LM when the round opens?

2) And what can those investors and members do to stir up some buzz and bring in new investors?

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MeriJewel
Ambassador

317
200 posts
Central Coast, California

Posted October 24 · Report post

> On 10/24/2016 at 4:42 PM, Aaron B Wheeler said:
>
> It would be nice to do pitches outside of LACC, like at Meltdown. Just to keep up the promotion during the first part of 2nd round. They have a podcasting booth that records video.

I agree with @Aaron B Wheeler. The Pitch Elevator should travel around to different conventions. We should publicize and hype it up to get everyone excited to see where it's going next so they all get a chance to pitch their ideas! That way it's sure to get enough footage for the TV Series.

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MeriJewel
Ambassador

Posted October 24 (edited) · Report post

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MeriJewel
Ambassador

317
200 posts
Central Coast, California

Posted October 24 (edited) · Report post

> On 10/24/2016 at 5:44 PM, Karen C said:
>
> - Those are all good points! Let's break it down a little more:
>   - 1) What should Legion M do to motivate the existing investors and members to go out and promote LM when the round opens?
>   - 2) And what can those investors and members do to stir up some buzz and bring in new investors?

Brainstorming ideas:

- Have a contest on who can sign up the most people?
- Contest on most creative advertising ideas (not just ideas but actual things people have done)
  - Decorate car
  - Informational Meetings in a tourist spot
  - Take out an ad in the local paper
  - Kiosk
  - Any individual ways that people can come up with, do, submit proof
- Twitter Campaign
  - Everyone that tweets a specific thing every day gets an entry to win something (Shirts, stickers, lunch with the founders, etc)
  - Come up with different ideas (Similar to @Aaron Wheeler did for trying to get Legion on the show, Silicon Valley - Or make it an official campaign), etc
  - Nominate Legion M for a Shorty Award on Twitter
  - Target certain companies or actors on Twitter to make them aware of Legion M
- Facebook Campaign
  - Share the page to make the Likes go up. Once it reaches 10K likes, a special bonus for members/investors, giveaway, etc
  - #hashtag games?
- Meetups
  - Which region can have the most meetings and sign up the most people

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- Legion M Mixers
    - You're a writer? Come meet illustrators for your book! You're an illustrator? Come meet..... etc
    - How to become an "Extra" workshop
    - Etc.
- Continue more on Aaron's idea of the Legion Does Good.

Edited October 24 by MeriJewel

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MeriJewel
Ambassador
317
200 posts
Central Coast, California

Posted October 25 (edited) · Report post

- Legion M Super Hero Search
    - Casting Call to Legion M investors/members to become the Superhero faces of Legion M (Replace the stock photos)
- Kits for local conventions
    - What can I take to my local convention to spread the word?
- Posters/Backdrops with celebrities posing with Legion M
- Shindig with a Star!
    - Stan Lee
    - Seth Green
    - etc...

Edited October 25 by MeriJewel

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Karen C
Administrator
524
165 posts
San Francisco Bay Area

Posted October 25 · Report post

Great ideas!! Keep 'em coming!

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Jeff Annison
Co-founder
Legion M
343
119 posts
Clayton, CA

Posted October 25 · Report post

This is a great thread. And def a going to be a hot topic pretty soon.

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Nikki Ackerman
Investor

Posted October 26 · Report post

There's River City Comic Expo here in June. We have a large indie film community here that would be perfect for the Pitch Elevator! And I would be glad to volunteer.

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Nikki Ackerman
Investor
93
111 posts
Little Rock, AR

Posted October 26 · Report post

> On 10/25/2016 at 7:32 PM, MeriJewel said:
>
> - Legion M Super Hero Search
>   - Casting Call to Legion M investors/members to become the Superhero faces of Legion M (Replace the stock photos) **(<-- Yeah that would be AWESOME! I'd thrown my hat in the ring!!)**
> - Kits for local conventions
>   - What can I take to my local convention to spread the word? **(<-- Like this one too! My press pass last year was on a blah lanyard. A Legion M lanyard would be great and a big pin to add to it. Or have a bag full of pins attached to business cards to hand out at conventions, like pin traders at Disney.)**
> - Posters/Backdrops with celebrities posing with Legion M **(<-- A fab idea!)**
> - Shindig with a Star! **(<-- A fab idea too!)**
>   - Stan Lee
>   - Seth Green
>   - etc...

All great ideas!

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Chris L
Investor

Posted October 31 · Report post

> On 10/24/2016 at 7:47 PM, MeriJewel said:
>
> Decorate car

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260
113 posts
Greater Chicago Area

I may or may not have read that and said "Detonate car" and I was all like, "wut????????????"

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Jonathan McMahon
Investor
158
107 posts
Austin

Posted October 31 · Report post

As much fun as I had in LA last weekend, and I understand the convenience in terms of proximity, I would strongly encourage the leadership to tour the elevator or other promotional events outside of California. I understand Fon and his people are in charge of assembling and disassembling the elevator so this may be a bit problematic, but if we can't tour the actual set we can at least employ some of the types of ideas @MeriJewel suggested above in a sort of traveling "road show." Look at those poll results of where our investors are living (I'm sure more scientific data is available from Wefunder). I suggest going to cons in the most relatively untapped regions. If you just google the top ten largest cons you get a number of markets where we probably need a little more exposure. Events like,

- Emerald City Comic-Con (ECCC) (Seattle)
- C2E2 (Chicago)
- Heroes Con (Charlotte)
- Dragon Con (Atlanta)
- Mega Con (Orlando)

... and there are a few other relatively decent-sized cons I can think of too.

Comic publishers tour their talent around the country all the time. They bring one or two writers, artists to sign autographs and a few execs to do portfolio reviews. Perhaps The Legion could do the same thing with some of our creative partners. I feel like this is an especially more flexible and reasonable option than spending tons of cash getting huge booths at cons. You can hit a few big ones east of the Rockies.

- Jim Hanley's Universe (NYC)
- Austin Books and Comics (Austin)
- Tate's Comics (South Florida)

legionm.us

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We also have a tremendous opportunity to set up in Alamo Drafthouse lobbies in any of their locations across the country. We could even explore the possibility of piggybacking on their Rolling Road Show, which tours around and gives moviegoers very unique experiences.

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Damian Beurer
Community Manager
Legion M

96
29 posts
Los Angeles, CA

Posted November 1 · Report post

These are all good ideas!

I am sure the folks making decisions about where the elevator goes next is cost effective before shipping it all over the country. Its NOT cheap to get convention space, so they want to make sure the money the company was entrusted with is spent properly and effectively!

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Karen C
Administrator

524
165 posts
San Francisco Bay Area

Posted November 2 · Report post

Those are good suggestions @Jonathan McMahon !

Admittedly it's not going to be cheap or easy to set up the Elevator at numerous locations. On the other hand, it isn't purely a promotional tool. They are hoping to make a TV series from the footage they get at each con, so the ultimate cost will need to be weighed against both the promotional value, and the potential benefits of the TV content.

To explore the idea further, though, if Legion M was attending a convention without the elevator, what other things could they do to draw a crowd? Jonathan mentioned bringing talent from our creative partners. LM had success with that at Silicon Valley CC when they had live demos of the Robot Chicken animation equipment. Who else might be interesting?

legionm.us

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Nikki Ackerman
Investor

93
111 posts
Little Rock, AR

Posted November 3 (edited) · Report post

> **On 10/31/2016 at 11:40 PM, Jonathan McMahon said:**
>
> Comic publishers tour their talent around the country all the time. They bring one or two writers, artists to sign autographs and a few execs to do portfolio reviews. Perhaps The Legion could do the same thing with some of our creative partners. I feel like this is an especially more flexible and reasonable option than spending tons of cash getting huge booths at cons. You can hit a few big ones east of the Rockies.
>
> - Jim Hanley's Universe (NYC)
> - Austin Books and Comics (Austin) (**<-- I would make every attempt to get down there to volunteer for this!**)
> - Tate's Comics (South Florida)
> - Challengers or Chicago Comics (Chicago)
>
> We also have a tremendous opportunity to set up in Alamo Drafthouse lobbies in any of their locations across the country. We could even explore the possibility of piggybacking on their Rolling Road Show, which tours around and gives moviegoers very unique experiences.

> **On 11/2/2016 at 2:00 AM, Karen C said:**
>
> MeriJewel suggested doing a search for people to be our new LM Super Hero mascots -- maybe that could be done at the various cons.
>
> What else could be a big draw?

Auditions for Super Hero mascots... that sounds like a winner! What a better place to search than cons?

legionm.us
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Auditions for Super Hero mascots ... that sounds like a winner! What a better place to search than cons?

Edited November 3 by Nikki Ackerman

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Jonathan McMahon
Investor
158
107 posts
Austin

Posted November 13 · Report post

> On 11/3/2016 at 10:01 AM, Nikki Ackerman said:
>
> Auditions for Super Hero mascots ... that sounds like a winner! What a better place to search than cons?

Do we want those to be live people right off the bat or maybe see how they do in print form or something first?

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Nikki Ackerman
Investor
93
111 posts
Little Rock, AR

Posted November 13 · Report post

> On 11/13/2016 at 9:43 AM, Jonathan McMahon said:
>
> Do we want those to be live people right off the bat or maybe see how they do in print form or something first?

Good point... a good digital camera with a small green screen and photoshop could give a quick idea of how someone would look in print.

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legionm.us
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MeriJewel
Ambassador
317
200 posts
Central Coast, California

Posted November 26 · Report post

@Damian Beurer In your new role, will you be looking into any of these ideas? What is in the works? How can we keep the momentum going? I think it would be great to have a few things ready and in the works for when the second round opens up soon that will attract new members/investors. We all want to be able to help out in some way. 🙂

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Damian Beurer
Community Manager
Legion M
96
29 posts
Los Angeles, CA

Posted November 28 · Report post

> On 10/31/2016 at 11:40 PM, Jonathan McMahon said:
>
> As much fun as I had in LA last weekend, and I understand the convenience in terms of proximity, I would strongly encourage the leadership to tour the elevator or other promotional events outside of California. I understand Fon and his people are in charge of assembling and disassembling the elevator so this may be a bit problematic, but if we can't tour the actual set we can at least employ some of the types of ideas @MeriJewel suggested above in a sort of traveling "road show." Look at those poll results of where our investors are living (I'm sure more scientific data is available from Wefunder). I suggest going to cons in the most relatively untapped regions. If you just google the top ten largest cons you get a number of markets where we probably need a little more exposure. Events like,
>
> - Emerald City Comic-Con (ECCC) (Seattle)
> - C2E2 (Chicago)
> - Heroes Con (Charlotte)
> - Dragon Con (Atlanta)
> - Mega Con (Orlando)
>
> ... and there are a few other relatively decent-sized cons I can think of too.

legionm.us

Momentum -... | 08.37.15.png | 08.37.24.png | 08.37.36.png | 08.37.46.png | 08.37.55.png | 08.38.03.png | 08.38.11.png | 08.38.19.png | 08.38.28.png

> Comic publishers tour their talent around the country all the time. They bring one or two writers, artists to sign autographs and a few execs to do portfolio reviews. Perhaps The Legion could do the same thing with some of our creative partners. I feel like this is an especially more flexible and reasonable option than spending tons of cash getting huge booths at cons. You can hit a few big ones east of the Rockies.
>
> - Jim Hanley's Universe (NYC)
> - Austin Books and Comics (Austin)
> - Tate's Comics (South Florida)
> - Challengers or Chicago Comics (Chicago)
>
> We also have a tremendous opportunity to set up in Alamo Drafthouse lobbies in any of their locations across the country. We could even explore the possibility of piggybacking on their Rolling Road Show, which tours around and gives moviegoers very unique experiences.

These are all excellent ideas. The ONE thing stopping this is properly allocating funds and not "wasting" investors money. The pitch elevator is HUGE and would be costly to travel around. I have a few ideas to lower costs and make us going to shows more affordable, but until we are 100% ready to start the next round of fund raising I want to be as frugal as possible with the hard earned money we (yes I invested too) have from the first round.

I worked for Wizard World Comic Con for almost 4 years and know the ins and outs of conventions and the costs associated with them really well. And honestly they are EXPENSIVE!!!!

We will definitely be going to more shows, but we will do so wisely and with the utmost consideration for the funds everyone has invested. The LAST thing I want is for people to get pissed off that we are blowing money that should be used appropriately elsewhere.

D

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Damian Beurer
Community Manager
Legion M

96
29 posts
Los Angeles, CA

Posted November 28 · Report post

> **On 11/26/2016 at 6:57 PM, MeriJewel said:**
>
> @Damian Beurer In your new role, will you be looking into any of these ideas? What is in the works? How can we keep the momentum going? I think it would be great to have a few things ready and in the works for when the second round opens up soon that will attract new members/investors. We all want to be able to help out in some way. 🙂

I love the ideas that are coming in, I REALLY do. I just have to be the voice of reason and be Mr Practical when all I really want to do is run with these ideas.

Jeff and Paul will be meeting with the rest of the team this week and we will discuss what we will be doing for the second round. Right now I am up to my earlobes in elevator pitches and editing them to be voted on.

I LOVE this enthusiasm and I loathe telling everyone to hurry up and wait. We will have answers soon and I CANNOT wait to utilize all of your talents to help out!

One of the things I want to do is start either a series of blog posts or videos educating everyone on how hollywood works and why things happen the way they do, along with the various positions on a set and why they are the way they are, example: Whats the difference between a Line Producer and an Executive Director? What IS a bestboy and what is a Grip? Stuff like that. Its a little elementary, but at the same time a lot of people have NO IDEA what these folks do and why they are needed.

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Nikki Ackerman
Investor

Posted November 29 · Report post

> **On 11/28/2016 at 5:03 PM, Damian Beurer said:**

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Nikki Ackerman
Investor
93
111 posts
Little Rock, AR

Posted November 29 · Report post

> **On 11/28/2016 at 5:03 PM, Damian Beurer said:**
>
> One of the things I want to do is start either a series of blog posts or videos educating everyone on how Hollywood works and why things happen the way they do, along with the various positions on a set and why they are the way they are, example: Whats the difference between a Line Producer and an Executive Director? What IS a bestboy and what is a Grip? Stuff like that. Its a little elementary, but at the same time a lot of people have NO IDEA what these folks do and why they are needed.

YES! That would be fantastic to have a glossary/primer. Most people know the above the line jobs, time to shed light on the rest of the credits! 🙂

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Michelle P. Carter
Member
24
24 posts

Posted November 29 · Report post

> **On 11/29/2016 at 10:12 AM, Nikki Ackerman said:**
>
> > **On 11/28/2016 at 5:03 PM, Damian Beurer said:**
> >
> > One of the things I want to do is start either a series of blog posts or videos educating everyone on how hollywood works and why things happen the way they do, along with the various positions on a set and why they are the way they are, example: Whats the difference between a Line Producer and an Executive Director? What IS a bestboy and what is a Grip? Stuff like that. Its a little elementary, but at the same time a lot of people have NO IDEA what these folks do and why they are needed.
>
> YES! That would be fantastic to have a glossary/primer. Most people know the above the line jobs, time to shed light on the rest of the credits! 🙂

I love this idea, too! I've had to answer these questions many times when watching the credits in a movie theatre with others. Including

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24
24 posts

On 11/28/2016 at 5:03 PM, Damian Beurer said:

One of the things I want to do is start either a series of blog posts or videos educating everyone on how hollywood works and why things happen the way they do, along with the various positions on a set and why they are the way they are, example: Whats the difference between a Line Producer and an Executive Director? What IS a bestboy and what is a Grip? Stuff like that. Its a little elementary, but at the same time a lot of people have NO IDEA what these folks do and why they are needed.

YES! That would be fantastic to have a glossary/primer. Most people know the above the line jobs, time to shed light on the rest of the credits! 🙂

I love this idea, too! I've had to answer these questions many times when watching the credits in a movie theatre with others. Including on my first date with @Matan Goldstein. 🙂

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Dean Hawkey
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Lucifer Show Runner Joe Henderson previews season 2 Legion M Co-Founder Paul Scanlan
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Damian Beurer
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Posted 13 hours ago · Report post
As far as I know we are not hiring at the moment and probably not until after the second round kicks into gear. As SOON as that changes Jeff and Paul will let everyone know!
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Chris L 260
Started conversation: Monday at 12:13 PM · Report
Since I just read through Terri's post about SEC rules on "private info":
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Regarding a private investor page, our lawyers have advised us that we will not be able to have an "investor only" section of our website, forums or social media due to SEC rules. Because we are offering securities, no one is allowed to have "insider information," and having such a private "investor only" section would be in violation of that. As a company, our goal is transparency — both to our shareholders, and to those who might

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> "investor only" section would be in violation of that. As a company, our goal is transparency — both to our shareholders, and to those who might consider investing in the future.

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I thought it would be good to privately ask about our current setup here and how that might be in violation of SEC rules.

Are any of the below points in violation of the law?

- All threads are hidden from public view and only people with accounts can view the information.
- Members can only be added if they officially sign up for an account through the website or invest and are added by a Legion M admin (creating an account is not a public function).
- We currently have an investors only section of the forums (members cannot see this information).
- The Forum Team has their own internal discussion section. From time to time members of the Board (Jeff) has provided updates to the future of the company. Do the forum volunteers need to be classified as unpaid employees to prevent any conflict from insider information since many (all?) volunteers are investors?

Not trying to create unnecessary work here, but I want to make sure that I'm doing my part on the forum team to ensure everything is on the "up and up" with the space we've volunteered to manage.

Thanks,
Chris

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Damian Beurer 96
Replied: 20 hours ago · Report

Jeff and Terri are looking into this.

thanks again

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Jeff Annison 343
Replied: 13 hours ago · Report

This is a great question, Chris, and thank you asking it, as well as identifying the different scenarios in the forum we need to consider.

Just so everybody is clear, what's at stake here is the potential for any of our investors to get "insider" information that isn't available to the public and unfairly influences your decision to either buy or sell shares in the company. At the moment there is no way to buy or sell shares, so it's not really a concern. But in the future -- especially once a secondary market exists -- it will be.

Fortunately, I believe the answer is pretty straightforward. Our lawyers have told us that because anyone can join as a member, anything we publish in "members only" forums can be considered public information. So the only substantive change I think we'll need to make is changing the permissions of the "investor only" room to make it viewable by all members. It will also be great to sync the databases of our members and forums so we can take out that manual step. It's on my list--would like to close that before we launch our next round.

I don't think the closed internal discussion sections are a problem. You just need to stop me if I start to tell you something juicy. 😉

It's kind of a bummer, in that we'd like to have private rooms/discussions/updates that are only available to investors. It's just something we have to deal with. If you think about it, there's nothing that would prevent our worst competitors/enemies from investing $100 and getting access to everything, so it's not like we could share our death star plans anyway (shoot--I just let a juicy one slip!).

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David Baxter
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This is where news in the press on Legion M can be shared.
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WEFUNDER GIFT CARDS - NOW AVAILABLE

Started by Karen C, December 6

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Karen C
Administrator
546
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Posted December 6 · Report post

In case you missed it, you can now purchase gift cards from Wefunder -- minimum amount is $100 -- and you can use a **credit card** for the purchase (although there's a surcharge for using it). Even if you don't buy for someone else, you could always put it on your own wish list. 🙂

https://wefunder.com/gifts

WEFUNDER GIFT CARDS
Give the gift of investing this holiday season.

You can buy Wefunder gift cards with a **credit card** or **via bank transfer**. Surprise your loved ones with the gift of investing in their favorite local businesses and the startups they love.

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Jonathan McMahon
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Posted December 6 · Report post

Do we know for certain that Legion M will be using Wefunder for the next round?

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Chris L
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Posted December 6 · Report post

> On 12/6/2016 at 9:27 AM, Jonathan McMahon said:
>
> Do we know for certain that Legion M will be using Wefunder for the next round?

I'm 98% sure I read that was the case...

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Jonathan McMahon
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Posted December 6 · Report post

> On 12/6/2016 at 0:39 PM, Chris L said:
>
> I'm 98% sure I read that was the case...

I remember being told that was the intent but it wasn't set in stone yet. I was just wondering.

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Karen C
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Posted December 6 · Report post

> On 12/6/2016 at 9:27 AM, Jonathan McMahon said:

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Karen C
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Posted December 6 · Report post

> On 12/6/2016 at 9:27 AM, Jonathan McMahon said:
>
> Do we know for certain that Legion M will be using Wefunder for the next round?

In the last newsletter (Nov 24), they imply that Wefunder will be used:

> Quote
>
> Our original goal was to get out in time for the holidays and we're not giving up on it, but unless the SEC has a miracle turnaround it's going to be hard at this point. Wefunder says they will have support for gifting which we think could be a really cool opportunity this holiday season.

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Sreecharan Sankaranarayanan
Investor

Posted Friday at 05:35 PM · Report post

From Jeff and Paul's comments about WeFunder, I get the feeling that the overall experience was extremely positive and WeFunder is staffed by some hardworking people. I'd be willing to bet that the relationship will continue.

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EXCITED ABOUT OPPORTUNITIES WITH LEGION M

Started by Destiny, October 1

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Destiny
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Posted October 1 · Report post

Good Evening, everyone! I know I am not the only one that is excited about the new opportunity to work for Legion M! I look forward to seeing more job postings on the site and being an ambassador for Legion M!

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MeriJewel
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Posted October 1 · Report post

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MeriJewel
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Posted October 1 · Report post

Hi Destiny! Welcome to the Legion M team! I'm super excited as well! We are going to do great things!

I AM LEGION M!

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Aaron B Wheeler
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153
51 posts
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Posted October 1 · Report post

So, you want to be an M-Bass, Great! I look forward to seeing more of you in the FORUM OF AWESOMENESS! *ECHO*

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Shao Lopez
Ambassador

Posted October 1 · Report post

> On 10/1/2016 at 7:02 PM, Destiny Wilcox said:
>
> Good Evening, everyone! I know I am not the only one that is excited about the new opportunity to work for Legion M! I look forward to seeing more job postings on the site and being an ambassador for Legion M!

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Wooooooo Yeah ! ! .... So Glad to see your activity @Destiny Wilcox Keep it up ! ...

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Destiny
Investor

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Posted October 1 · Report post

lol. Just want to make sure I am picking the forums in which I want to be involved! So does this mean we can opt out of the Facebook Group?

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MeriJewel
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319
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Posted October 1 · Report post

> **On 10/1/2016 at 7:15 PM, Destiny Wilcox said:**
>
> lol. Just want to make sure I am picking the forums in which I want to be involved! So does this mean we can opt out of the Facebook Group?

@Destiny Wilcox you can if you want too, as both will be updated.

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Destiny
Investor

Posted October 1 · Report post

P.S., is that Pikachu as Deadpool?!

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Aaron B Wheeler
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Posted October 1 · Report post

I'm double screening right now! *LOL I got it like that! Hehehe

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Pamela Duckmanton
Investor

Posted October 19 · Report post

Is there such a job as checking for continuity? I have no training, but I seem to notice this all the time.

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Campbell
Investor

Is there a specific area in the forum, which lists job opportunities with Legion M?

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Shao Lopez
Ambassador
371
210 posts
Bakersfield, California

Posted December 7 · Report post

I think the best person to answer that would be @Damian Beurer as for as actual positions in Legion M to answer your questions

But we do have

http://legionm.us/forum/forums/forum/59-the-casting-office-positions-available/

and

http://legionm.us/forum/forums/forum/41-talent-pool/

Those two places can offer you a wide avenue of decisions to look at while we await the official from Damian.

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Pete Yagmin
Investor
264
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Posted October 20 · Report post

> **On 10/19/2016 at 2:02 PM, Pamela Duckmanton said:**
>
> Is there such a job as checking for continuity? I have no training, but I seem to notice this all the time.

Hi Pamela,
What you're describing is the job of a script supervisor.

Script Supervisors in film and television work as part of the camera department to make sure that the production has continuous verbal and visual integrity. They must ensure that when different takes and scenes are finally edited the production does not contain distracting continuity errors.

https://www.media-match.com/usa/media/jobtypes/script-supervisor-jobs-402772.php

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Pamela Duckmanton
Investor
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5 posts

Posted October 24 · Report post

Thanks for that information Pete!

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Damian Beurer
Community Manager
Legion M

Posted December 7 · Report post

As far as I know we are not hiring at the moment and probably not until after the second round kicks into gear. As SOON as that changes Jeff and Paul will let everyone know!

Damian

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113
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